    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 7, 1997
                                                       REGISTRATION NO. 33-99994
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENT)

                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               WILLIAM POLK CAREY
                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:

                          MICHAEL B. POLLACK, ESQUIRE
                            REED SMITH SHAW & MCCLAY
                             2500 ONE LIBERTY PLACE
                        PHILADELPHIA, PENNSYLVANIA 19103

            DATE OF COMMENCEMENT OF SALE TO PUBLIC: February 2, 1996

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933 check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(C) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================
                                            PROPOSED MAXIMUM   PROPOSED MAXIMUM
TITLE OF SECURITIES        AMOUNT BEING       OPENING PRICE        AGGREGATE          AMOUNT OF
BEING REGISTERED            REGISTERED          PER SHARE       OFFERING PRICE    REGISTRATION FEE
----------------------------------------------------------------------------------------------------
Common Stock............     20,000,000          $10.00          $200,000,000        $68,965.52
====================================================================================================



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

LOGO                                                                        LOGO

                        CORPORATE PROPERTY ASSOCIATES 12
                                  INCORPORATED
                   A Real Estate Investment Trust Offering a
                       Maximum of $200,000,000 in Shares
                                 $10 per Share
                              Minimum Investment:
                                   250 Shares
                      200 shares for IRAs and Keogh Plans
              (Minimum investment may be higher in certain states)

     Corporate Property Associates 12 Incorporated (the "Company") is a real estate investment trust ("REIT") under Federal tax laws. This Prospectus describes an investment in the Shares of the Company. The Company may sell as much as $200,000,000 in Shares.

     The Company intends to use investors' money together with borrowed money to purchase industrial and commercial real estate properties ("Properties"). Generally, Properties will be leased to one tenant deemed to be creditworthy by the Company's advisor under a lease that will in most cases require the tenant to pay all of the costs of maintenance, insurance and real estate taxes. Between approximately 86% and 87% of the total amount of the money raised in the Offering is expected to be used to purchase this type of real estate, and the balance is expected to be used for working capital, fees and expenses.

     Purchasing the Company's Shares involves certain risks. Investors should be aware that:

     -- There are market risks associated with investments in real estate, including the potential for a decrease in the value of the Properties.

     -- The Company could lose its investment in a Property if it does not repay the money it borrows to purchase that Property.

     -- If a Shareholder must sell his or her Shares in the near future, it is likely that a Shareholder will have to sell them for less than $10 per Share.

     -- There is a potential for a reduction in the Company's cash flow and its rate of distributions to Shareholders in the event that a tenant becomes subject to bankruptcy proceedings or otherwise fails to fulfill its monetary obligations to the Company. Certain tenants of prior Corporate Property Associates programs have become subject to bankruptcy proceedings or have failed to fulfill their monetary obligations to these prior programs.

     SEE THE "RISK FACTORS" SECTION BEGINNING ON PAGE 10 OF THIS PROSPECTUS FOR A COMPLETE DISCUSSION OF THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE COMPANY. AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.

     THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THE COMPANY IS NOT PERMITTED.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                      PRICE                  SELLING               PROCEEDS TO
                                                    TO PUBLIC             COMMISSION(1)            COMPANY(2)
--------------------------------------------------------------------------------------------------------------------
Per Share                                         $         10             $      0.60            $       9.40
--------------------------------------------------------------------------------------------------------------------
Total Maximum                                     $200,000,000             $12,000,000            $188,000,000
====================================================================================================================

                                                   (footnotes on following page)

                          CAREY FINANCIAL CORPORATION
                The date of this Prospectus is October 21, 1996.

Footnotes for outside front cover page:

(1) The Company will pay certain fees and expense reimbursements to the Sales Agent and Selected Dealers in addition to the Selling Commission. See "The Offering" section of this Prospectus for a complete description of the amount and terms of such fees and expense reimbursements.

(2) Proceeds calculated before deducting certain Organization and Offering Expenses (excluding selling commissions) payable by the Company, which expenses (other than the Annual Servicing Fees payable to the Sales Agent described in "The Offering" section of this Prospectus) are estimated to be approximately $7,327,000 if 20,000,000 Shares are sold. To the extent all Organization and Offering Expenses (excluding selling commissions, Servicing Fees and fees paid or expenses reimbursed to the Selected Dealers) exceed 3.5% of the Gross Offering Proceeds, the excess expenses will be paid by Carey Property Advisors (the "Advisor"). See "The Offering".

     The money accepted by the Sales Agent and Selected Dealers from the sale of Shares will be promptly deposited into an interest bearing escrow account at The United States Trust Company of New York. The interest earned in this account will be paid to investors. Money will be transferred from the escrow account to the Company from time to time. Investors who have purchased Shares will become Shareholders when their funds are transferred from the escrow account to the Company's account. The Company may sell its Shares until they have all been sold, unless it decides to stop selling them sooner. See "Terms of the Offering" and "The Offering -- Escrow Arrangements."

                               TABLE OF CONTENTS

                                                                                             PAGE
                                                                                             -----
Prospectus Summary........................................................................       4
Risk Factors..............................................................................      10
     Real Estate Investment Risks.........................................................      10
     Corporate Investment Risks...........................................................      15
     Tax Risks............................................................................      17
     Other Investment Risks...............................................................      18
Terms of the Offering.....................................................................      19
Estimated Use of Proceeds.................................................................      21
Dividends.................................................................................      22
Management Compensation...................................................................      23
Conflicts of Interest.....................................................................      30
Prior Offerings by Affiliates.............................................................      35
Management................................................................................      39
     Directors and Executive Officers of the Company......................................      41
     The Advisor..........................................................................      44
     Directors and Principal Officers of Carey Fiduciary Advisors, Inc. ..................      44
     Shareholdings........................................................................      46
     Management Decisions.................................................................      46
     Limited Liability and Indemnification of Directors, Officers, Employees And Other
      Agents..............................................................................      46
     The Advisory Agreement...............................................................      47
Investment Procedures, Objectives and Policies............................................      49
     Investment Procedures................................................................      49
     Investment Objectives................................................................      52
     Types of Investments.................................................................      53
     Use of Borrowing.....................................................................      58
     Other Investment Policies............................................................      59
          General.........................................................................      59
          Holding Period for Investments and Application of Proceeds of Sales or
         Refinancings.....................................................................      60
     Investment Limitations...............................................................      61
     Change in Investment Objectives and Limitations......................................      62
Holders of Shares of the Company..........................................................      62
Management Discussion and Analysis of Financial Condition.................................      62
Description of Properties.................................................................      68
Income Tax Aspects........................................................................     100
ERISA Considerations......................................................................     110
Description of Shares.....................................................................     113
     General Description of Shares........................................................     113
     Meetings and Special Voting Requirements.............................................     114
     Restriction on Ownership of Shares...................................................     115
     Dividends............................................................................     115
     Repurchase of Shares.................................................................     116
     Redemption of Shares.................................................................     116
     Restrictions on Roll-up Transactions.................................................     117
     Transfer Agent.......................................................................     118
The Offering..............................................................................     118
     Escrow Arrangements..................................................................     121
Reports to Shareholders...................................................................     122
Legal Opinions............................................................................     122
Experts...................................................................................     122
Sales Literature..........................................................................     123
Further Information.......................................................................     123
Glossary..................................................................................     123
Financial Statements......................................................................     F-1
Prior Performance Tables -- Exhibit A.....................................................     A-1
Specimen CPA(R):12 Order Form -- Exhibit B................................................     B-1
Supplement dated January 27, 1997.........................................................     S-1

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. The more detailed information following this summary is set forth in the same order as the topics appearing in this summary. Investors are encouraged to read this Prospectus for a complete explanation of an investment in the Company.

RISK FACTORS

     An investment in the Company has many risks. The "Risk Factors" section of this Prospectus contains a detailed discussion of the most important risks. The risk factors are organized into Real Estate Investment Risks (the risks associated with types of investments in real estate that the Company will make), Corporate Investment Risks (the risks associated with an investment in a corporation), Tax Risks (the risks arising from compliance with the real estate investment trust tax laws as they apply to the Company) and Other Investment Risks. Please refer to the "Risk Factors" section for a more detailed discussion of the risks summarized below:

     Real Estate Investment Risks

     -- Risks of investing in real estate occupied by a single tenant, the credit of which is subject to change. Certain tenants of prior CPA(R) Programs have become subject to bankruptcy proceedings or have failed to fulfill their monetary obligations to the affected programs. Three of the eleven prior CPA(R) Programs have had to reduce the rate of distributions to their partners as a result of bankruptcy filings by tenants. The distribution rate of CPA(R):7 now exceeds the rate in effect before the reductions while the distribution rate of CPA(R):1 and CPA(R):5 have not reached the rate in effect before the reduction.

     -- The risk that the future value of real estate cannot be predicted and that investors cannot be sure that they will get their capital back.

     -- Risks of investing in real estate that is subject to mortgage debt, including the risk that a lender can foreclose on Properties on which it holds a mortgage if the Company does not repay the mortgage loan or comply with other requirements of the mortgage.

     -- The risk of not being able to find suitable investments for the Company.

     Corporate Investment Risks

     -- The risk that an investor will not be able to sell his or her investment because there will be no organized market for the Shares and the risk that if a Shareholder does sell his or her Shares in the near future, it is likely that he or she will have to sell them for less than $10 per Share.

     -- Reliance on the Advisor and the Board, which together will exercise all management rights subject only to the ability of the Shareholders to elect the Board.

     -- Management and their affiliates will receive significant amounts of compensation for services rendered to the Company.

     -- Risk of exercise by Shareholders of certain voting rights, including the right to elect the Board and the right to amend the Company's governing documents, which may be exercised by Shareholders holding a majority of the Shares even if holders of 49% of the Shares object. The Company's investment objectives cannot be changed without the approval of the Shareholders holding a majority of the Shares but the Board may change the techniques used by the Company to achieve the objectives without Shareholder approval.

     Tax Risks

     -- Risks of the Company not qualifying as a real estate investment trust.

TERMS OF THE OFFERING

     The Company is offering its shares on a "best efforts" basis, which means that no one is guaranteeing how much capital will be raised. As of September 19, 1996 the Company had raised approximately $131,137,398 (net of discounts) (including $200,000 invested by the Advisor) from the sale of Shares in this Offering and a previous offering. The Company may sell as much as $200,000,000 in Shares in this Offering.

     Investors must satisfy certain financial requirements in order to purchase Shares. Please refer to the section of this Prospectus entitled "Terms of the Offering" for a detailed explanation of these requirements.

ESTIMATED USE OF PROCEEDS

     The money raised in this offering will be combined with borrowed money to purchase real estate and to pay all of the Company's expenses. Between approximately 86% and 87% of the money raised in the Offering is expected to be invested in real estate and the rest will be used for working capital and to pay expenses and fees to the sponsor of the Offering and other entities. A detailed breakdown of the Company's estimates of the use of the capital raised in the Offering is provided in the "Estimated Use of Proceeds" section of this Prospectus.

MANAGEMENT COMPENSATION

     Carey Property Advisors is the Company's Advisor. The Advisor will manage the business of the Company under the direction of the board of directors of the Company (the "Board"). The Company will pay the Advisor and certain affiliated companies certain fees for these services and will reimburse the Advisor for certain expenses. Outlined below are the most significant items of compensation.

     -- For identifying, structuring and arranging the financing for real estate acquisitions, the Advisor or its affiliates will be paid acquisition fees not to exceed in the aggregate 2.5% of the total purchase price of all Properties purchased by the Company. With respect to each such Property, the Advisor or its affiliates will also be paid a fee (the "Subordinated Acquisition Fee") which, when aggregated with all other Subordinated Acquisition Fees, shall not exceed 2.0% of the total purchase price of all Properties purchased by the Company, together with interest on the unpaid portion of such Acquisition Fee at the rate of 7% per annum from the date of acquisition of such Property until such portion is paid. Such Acquisition Fee and accrued interest is payable in equal annual installments on January 1 of each of the eight calendar years following the first anniversary of the date such Property was purchased. The portion of any Subordinated Acquisition Fee payable in any year, and interest thereon, shall accrue but will be withheld by the Company for such year unless Shareholders are paid dividends ("Dividends") at a cumulative non-compounded return of at least 7% per year. Any such withheld portion of such Acquisition Fee and interest shall be payable in the year following the year for which Shareholders are paid Dividends at a cumulative non-compounded return of at least 7% per year.

     -- The Advisor will be paid an annual fee, payable on a monthly basis, for services rendered under the advisory agreement for asset management services (the "Asset Management Fee") of .5% of the Company's Average Invested Assets (generally, the total amount invested in real estate). The Advisor will also be paid a subordinated annual fee, payable on a quarterly basis, for such services (the "Performance Fee") of .5% of the Company's Average Invested Assets, which will accrue but will be withheld for any quarter by the Company unless Shareholders are paid Dividends at a cumulative non-compounded return of at least 7% per year through such quarter. Any such withheld Performance Fee shall be payable at the end of the quarter through which Shareholders are paid Dividends at a cumulative non-compounded return of at least 7% per year.

     -- The Advisor will be paid 15% of any appreciation in the value of the real estate when the Company sells a Property. This fee will be paid only after the Company has returned all of the money invested by Shareholders plus a cumulative non-compounded return of 7% per year.

     There are many additional conditions and restrictions on the payment of fees to the Advisor. There are also a number of other, smaller items of compensation and expense reimbursement that the Advisor and its affiliates may receive during the life of the Company. For a more complete explanation of the fees and expenses and an estimate of the dollar amount of these payments, please see the "Management Compensation" section of this Prospectus.

CONFLICTS OF INTEREST

     The Advisor will have certain conflicts of interest in its management of the Company. These conflicts will arise primarily from the involvement of the Advisor and its affiliates in other activities that may conflict with those of the Company. The directors of the Company that are independent of the Advisor are responsible for monitoring the Advisor's activities and must approve all of the Advisor's actions that involve a potential conflict. The "Conflicts of Interests" section of this Prospectus more fully explains the significant conflicts of interests.

PRIOR OFFERINGS BY AFFILIATES

     The Advisor and its Affiliates manage the Company and manage 11 existing real estate investment programs, each using (or at one time using) a derivative of the name "Corporate Property Associates" ("CPA(R)") (collectively, the "CPA(R) Programs"), that together have purchased properties over the past 16 years costing in excess of 1.3 billion dollars. The CPA(R) Programs own real estate that is similar to the real estate that the Company has purchased and intends to purchase. A narrative discussion of the performance of the CPA(R) Programs can be found in the section of this Prospectus entitled "Prior Offerings by Affiliates." Exhibit A of this Prospectus includes tables that provide certain statistical information as well as information on the performance of the CPA(R) Programs.

MANAGEMENT

     The Board will oversee the management of the Company. The Board will consist of a minimum of three directors. A majority of the directors will be independent of the Advisor and will have responsibility for reviewing the performance of the Advisor. The directors will be elected to the Board annually by the Shareholders.

     The Company has retained the Advisor to manage the Company and to select the Company's real estate investments. All investment decisions made by the Advisor must be approved unanimously by the Advisor's investment committee (the "Investment Committee"). The following people serve on the Investment Committee:

     -- George E. Stoddard, Chairman, was formerly responsible for the direct corporate investments of The Equitable Life Assurance Society of the United States and has been involved with the CPA(R) Programs for over 12 years.

     -- Frank J. Hoenemeyer, Vice Chairman, was formerly Vice Chairman, Director and Chief Investment Officer of the Prudential Insurance Company of America and had responsibility for Prudential's investment portfolio.

     -- Madelon DeVoe Talley is a former Governor of the National Association of
        Securities Dealers, Inc. ("NASD") and is a former chief investment officer of the New York State Common Retirement Fund.

     -- Dr. Lawrence R. Klein, an alternate member of the Investment Committee, won the Nobel Prize in economics in 1980 and is Benjamin Franklin Professor Emeritus at the University of Pennsylvania.

     For the background of the individuals responsible for the management of the Company and a more detailed description of the responsibilities of the Advisor, please see the "Management" section of this Prospectus. For more information on fees payable to the Advisor or its affiliates, please see the "Management Compensation" section of this Prospectus.

     Both the Company and the Advisor have offices at 50 Rockefeller Plaza, New York, New York 10020, (212) 492-1100.

INVESTMENT PROCEDURES, OBJECTIVES AND POLICIES

     The Company's investment objectives are:

     -- TO PAY QUARTERLY DIVIDENDS AT AN INCREASING RATE THAT FOR TAXABLE
        SHAREHOLDERS MAY BE PARTIALLY FREE FROM CURRENT TAXATION. The Company's dividend rate is calculated by dividing the Company's quarterly cash dividend from operations by the amount raised in the Offering and previous offerings less amounts returned to investors from the sale of Properties and Cash from Financings. Although the cash amount of a dividend may go down during the life of the Company, the dividend rate may continue to increase. If the total amount received by the Company from the sale of Properties is less than the total amount invested in the Company, a portion of the Dividends paid by the Company will represent a return of the money originally invested in the Company and not a return on the investment. There can be no assurance that the Company will pay regular dividends or that the dividend rate will increase. The quarterly rate of increases of prior CPA(R) Programs has generally ranged from .01% to .25% with an average quarterly increase of .02%. While prior CPA(R) Programs have occasionally used working capital to pay a portion of certain dividends, cash flows from operating activities have generally exceeded dividends paid.

     -- TO PURCHASE A PORTFOLIO OF REAL ESTATE THAT WILL INCREASE IN VALUE. An individual investing directly in real estate would not have to pay the organization and offering expenses expected to be paid by the Company (approximately 9.84% to 10.50% of the Gross Offering Proceeds). Therefore, the Company must realize a greater level of operating income from, and/or appreciation in the value of, its real estate in order for an investor to realize the same return he would realize if he invested directly in, and operated, the real estate purchased by the Company. Of the 53 properties sold as of December 31, 1995 by the CPA(R) Programs, all but 14 of such properties were sold for consideration equal to or in excess of the applicable CPA(R) Program's total investment in such properties, including acquisition costs. The net gain realized from the sale of these 53 properties by the CPA(R) Programs has been in excess of $14,880,000 on total equity invested of approximately $48,669,000. This net gain figure does not take into account organization and offering expenses which averaged 12% of the Gross Offering Proceeds for prior CPA(R) Programs. Please see the "Prior Performance by Affiliates" and the Appendix A for a complete discussion of the prior performance of the CPA(R) Programs.

     -- TO INCREASE THE COMPANY'S EQUITY IN ITS REAL ESTATE BY MAKING REGULAR
        MORTGAGE PRINCIPAL PAYMENTS. The Company will realize its objective of increasing its equity in its Properties by making regular mortgage principal payments from income generated from the Properties only if Properties are sold by the Company for an amount equal to or greater than the original equity investment plus the remaining mortgage balance. The average annual mortgage amortization for the CPA(R) Programs has been $16,360,000.

     The Company will seek to achieve these objectives by purchasing industrial and commercial properties. The amount of money raised by the Company in the Offering and borrowed from lenders will affect the number of Properties the Company will be able to purchase. The more Properties the Company purchases, the more diversified it will be and the less it will be affected by any single Property that does not perform as expected. As of September 30, 1996, the Company had purchased interests in 43 Properties located in 15 states and leased to 14 companies.

     In most cases, at the time a Property is purchased by the Company, it will be leased to a single corporate tenant. Sometimes, the tenant will also be the seller of the Property and will have occupied the Property before it is purchased by the Company. The Investment Committee will evaluate the financial strength or creditworthiness of each of the Company's tenants. The Company's leases will in most cases require the tenants to pay all of the Property's maintenance, insurance and real estate tax costs.

     Generally, the Company will borrow a portion of the purchase price of a Property. The Company will seek to borrow about 60% but not more than 75% of the total appraised value of all Properties it purchases. The percentage borrowed by the Company for any particular Property purchased may be more or less than 75%. Higher amounts of borrowing will require higher payments and may have an adverse effect on the Company's ability to profit from its investment in the Property. The Company generally will borrow money on a non-recourse basis which means that if the Company is unwilling or unable to repay such borrowed money, the lender will be permitted to foreclose only on the Property or Properties purchased with the borrowed money. This protects the remainder of the Properties should one Property not perform as expected. As of September 19, 1996, the Company, through its subsidiaries, has borrowed on a limited recourse basis approximately $69,578,000, which represents approximately 51.6% of the total purchase price of the Properties it has purchased.

     The Company may also lend money or design a transaction in a manner that will be treated legally as a loan by the Company. If an entity that borrows from the Company is unable to repay the money it has borrowed, the Company will be able to foreclose on real estate owned by the borrower. While the Company does not expect loans to make up a significant portion of its investment portfolio, no limit has been placed on the amount of the Company's funds which may be invested in loans. The Company expects that all loans made will be secured by real property.

     While the Company intends to hold each Property it acquires for an extended period of time, circumstances may require the early sale of certain Property. In such an event, the Company may reinvest proceeds from the sales of Properties. The Company may also reinvest proceeds of the sales of Properties in the event the shares are listed on a National Securities Exchange or are included for quotation on Nasdaq. If the shares are not listed, the Properties are expected to be liquidated beginning five to ten years after the net proceeds of the Offering are substantially invested.

     The Company's investment objectives cannot be changed without the approval of the Shareholders holding a majority of the Shares. While the Company intends to achieve its objectives by purchasing single-tenant, net leased property, the Company's investment policies may vary as new techniques develop. The techniques used by the Company to achieve its objectives may, with some limitations, be changed by the Board (including a majority of the Independent Directors) without the approval of the Shareholders. Any such change may affect the types of non-real estate short term investments in which the Company invests during the interim periods in which capital is not fully invested in Properties.

DESCRIPTION OF PROPERTIES

     The Company has purchased interests in 43 Properties. Please refer to the "Description of Properties" section of this Prospectus for a description of such Properties. The Advisor is currently evaluating other potential Property acquisitions. When it appears likely that the Company will purchase one or more additional Properties, a description of such Properties will be made available to all potential investors in a document called a supplement. Investors should not assume that transactions described in a supplement will necessarily be completed. It is possible that after the supplement is distributed, the Company or seller will decide not to complete the sale.

INCOME TAX ASPECTS

     The section of this Prospectus entitled "Income Tax Aspects" includes a discussion of the tax issues which may be important to investors. The section also includes a discussion of the many rules the Company will have to follow in order to be treated as a REIT. The Company must be treated as a REIT in order to avoid paying federal income taxes on dividends paid to Shareholders.

ERISA CONSIDERATIONS

     The section of this Prospectus entitled "ERISA Considerations" describes the effect the purchase of Shares will have on retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing Shares for a retirement plan should read this section very carefully.

DESCRIPTION OF SHARES

     General

     The Company will not issue stock certificates. A Shareholder's investment will be recorded on the books of the Company. A Shareholder wishing to transfer his or her Shares will be required to send only an executed form to the Company. The Company will provide the required form upon request. The Company has paid and expects to continue to pay dividends quarterly. The Board will determine the amount of any dividends to be paid by the Company.

     Shareholder Voting Rights and Limitations

     A meeting of Shareholders is held each year for the election of directors. Other business matters may be presented at the annual meeting or at special Shareholder meetings. Shareholders are entitled to one vote for each Share owned on all matters that must be voted on by Shareholders, including the election of directors. Shareholders who are in the minority on questions presented for Shareholder vote at a duly held meeting at which a quorum is present will be bound by the decision of the majority on the question voted upon.

     Shareholder approval is required under Maryland law and the Company's articles of incorporation and bylaws (the "Organizational Documents") for certain types of transactions and corporate action. Generally, the Organizational Documents may be amended upon a vote of Shareholders holding a majority of the Shares, although the amendment of certain provisions requires higher than a majority vote. Shareholders holding a majority of the Shares must approve a merger or a sale or other disposition of substantially all of the Company's assets other than in the ordinary course of business. Shareholders objecting to the terms of a merger, sale or other disposition of substantially all of Company's assets have the right to petition a court for the appraisal and payment of the fair value of their Shares in certain instances. Shareholders holding a majority of the Shares are required to approve the voluntary dissolution of the Company.

     Limitation on Share Ownership

     The articles of incorporation of the Company (the "Articles of Incorporation") restrict ownership by one Person of more than 9.8% of the outstanding Shares. See "Description of Shares -- Restriction on Ownership of Shares." These restrictions are designed to facilitate compliance with certain Share accumulation restrictions imposed on REITs by the Internal Revenue Code of 1986, as amended (the "Code").

     For a more complete description of the Shares, including certain limitations on the ownership of Shares, please refer to the "Description of Shares" section of this Prospectus.

THE OFFERING

     The section of this Prospectus called "The Offering" describes the manner in which the Company will sell its Shares and the fees and expenses the Company will pay in connection with the Offering. This section also describes discounts available to investors who are interested in investing more than $250,000 in the Company and to investors of certain CPA(R) Programs upon the occurrence of certain events.

GLOSSARY

     Words in this Prospectus that are capitalized are defined in the "Glossary" section. In order to make this Prospectus easier to read, a simplified definition of certain capitalized words has been provided. These simplified definitions do not convey all of the intricacies of the defined word and investors are encouraged to refer to the "Glossary" section for the complete definition.

                                  RISK FACTORS

     An investment in the Company involves various risk factors including risk factors related to investing in real estate, risk factors related to investing in a corporation, tax risks and other general investment risks. In addition to the factors set forth elsewhere herein, prospective investors should consider the following:

REAL ESTATE INVESTMENT RISKS

     Risks of Real Property Investments. Real property investments are subject to varying degrees of risk. Real estate values are affected by changes in the general economic climate, local conditions such as an oversupply of space or reduction in demand for real estate in the area and competition from other available space. Real estate values are also affected by such factors as government regulations and changes in zoning or tax laws, interest rate levels, the availability of financing and potential liability under environmental and other laws. These factors may cause the Properties to decrease in value and may make it difficult for the Company to sell Properties. See "Investment Procedures, Objectives and Policies."

     Dependence on Tenants. In leases with single tenants, the financial failure of a tenant could result in the termination of its lease with the Company which, in turn, might cause a reduction of the cash flow of the Company and/or decrease the value of the Property leased to such tenant. If a tenant defaults on its lease payments to the Company, the Company would lose the net cash flow from such tenant, but might be able to use cash generated from other Properties to meet the mortgage payments, if any, on such Property in order to prevent a foreclosure. If a lease is terminated, there can be no assurance that the Company will be able to lease the Property for the rent previously received or sell the Property without incurring a loss. The Company could also experience delays in enforcing its rights against tenants. Certain CPA(R) Programs have experienced adverse developments including the filing by tenants for protection from creditors under Chapter 11 of Title 11 of the United States Code, as amended (the "Bankruptcy Code") and involvement in litigation. Three CPA(R) Programs have had to reduce the rate of distributions to their partners as a result of adverse developments involving tenants. See "Prior Offerings by Affiliates."

     In addition, the Company may enter into or acquire net leases with tenants for Properties that are specially suited to the particular needs of a tenant. Any such Property may require renovations or lease payment concessions in order to lease it to another tenant if the current lease is terminated or not renewed. The Company may also have difficulty selling a special purpose Property to a party other than the tenant for which the Property was designed.

     As of December 31, 1995, revenues from Best Buy Co., Inc., Etec Systems, Inc., Gensia, Inc., Applied BioScience International, Inc. and DelMonte Corporation represented approximately 19%, 14%, 14%, 13% and 13% respectively of the Company's revenue on an annualized basis.

     Bankruptcy of Tenants. The financial failure of a tenant could cause the tenant to become the subject of bankruptcy proceedings. Under bankruptcy law, a tenant has the option of continuing or terminating any unexpired lease. If the tenant continues its lease with the Company, the tenant must cure all defaults under the lease and provide the Company with adequate assurance of its future performance under the lease. If the tenant terminates the lease, the Company's claim for breach of the lease (absent collateral securing the claim) would be treated as a general unsecured claim. The amount of the claim would be capped at the amount owed for unpaid pre-petition lease payments unrelated to the termination, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed the amount of three years' lease payments).

     Although the Company believes that each of its net lease transactions will be a "true lease" for purposes of bankruptcy law, depending on the terms of the lease transaction, including the length of the lease and terms providing for the repurchase of a Property by the tenant, it is possible that a bankruptcy court could recharacterize a net lease transaction as a secured lending transaction. If a transaction were recharacterized as a secured lending transaction, the Company would not be treated as the owner of the Property, but might have certain additional rights as a secured creditor.

     Risks Associated with Borrowing. Most of the Company's acquisitions of Properties will be made by borrowing a portion of the purchase price thereof and securing the loan with a mortgage on such Property. Although the use of leverage may increase the Company's rate of return on its investments and allow the Company to make more investments than it otherwise could, it presents an element of risk in the event that the cash flow from lease payments on its Properties are insufficient to meet its debt payment obligations. Certain loans may not be fully paid by the time the net leases (not including renewal periods) on applicable Properties expire. If a tenant does not renew its lease with respect to any Property, the Company may not have sufficient cash flow to make the required debt payments with respect to such Property unless it is able to re-lease such Property. If the Company does not make its debt payments as required, a lender could foreclose on the Property or Properties securing such debt, and the Company could lose part or all of its investment in such Properties.

     Lenders to the Company may seek to impose restrictions on future borrowings, distributions and operating policies of the Company. It is not possible to ascertain in advance what restrictions may be imposed. In connection with a mortgage loan with respect to any Property, the lender may also seek to include as an event of default or an event requiring the immediate prepayment of the loan the termination or replacement of the Advisor. See "Investment Procedures, Objectives and Policies -- Use of Borrowing."

     Risk of Balloon Payment Obligations. The Company has financed the acquisition of some Properties and intends to finance the acquisition of additional Properties in part with debt obligations that will provide for the repayment of principal, in whole or in part, in a lump-sum or "balloon" payment at maturity. The ability of the Company to make a balloon payment at maturity may be dependent on the Company's ability to obtain adequate refinancing of the balloon payment at such time or to sell the Property, both of which are dependent on economic conditions in general and the value of the Property in particular at such time. There is no assurance that the Company will be able to refinance the balloon payment or that the terms of any new loan will be as favorable as the prior loan. If the Company is unable to refinance the balloon payment, the Company may be forced to sell the Property securing payment thereof (or another Property). There is no assurance that the proceeds of any such sale would be sufficient to make the balloon payment. Any such refinancing or sale may affect the rate of return to Shareholders and such sale may affect the projected time of disposition of the Company's assets. To the extent that Properties are subject to balloon mortgages, the Company's objective of increasing equity through the reduction of mortgage debt on such Properties may be more difficult to achieve. See "Investment Procedures, Objectives and Policies."

     Delay in Investment in Real Estate. The return on an investment in the Company will depend, in part, on how quickly the Company is able to locate and acquire suitable Properties. The Company's acquisition of a proposed Property could be delayed by an inability to obtain financing as a result of either the unattractiveness of financial or other terms of such financing or the lack of lenders providing financing on any terms. There can be no assurance that the equity raised by the Company in this Offering will be fully committed to Property investments in a timely manner. See "Income Tax Aspects -- Requirements for Qualification as a REIT." Prior to acquiring Properties, the Company's capital will be invested generally in U.S. government securities, certificates of deposit from financial institutions having a net worth of at least $100,000,000 or other short-term investments that are easily convertible into cash ("Permitted Temporary Investments"). See "Investment Procedures, Objectives and Policies." The rate of return on Permitted Temporary Investments may be less than the returns from investments in Properties.

     The Company's ability to invest the proceeds of the Offering promptly in desirable income-producing investments may be adversely affected by a decline in the interest rates on long-term corporate debt securities and by an increase in corporate liquidity, as potential tenants may prefer to raise capital by issuing debt securities or using cash rather than entering into net lease transactions. Changes to tax laws and changes to laws affecting corporate acquisitions and reorganizations may also reduce the number of Properties the Company can purchase.

     Through September 19, 1996, the Company had invested approximately $134,752,000 in Properties and had approximately $49,150,000 available for investment. The Advisor is in the process of evaluating several potential acquisitions, completion of which is subject to various conditions. The Company will use a portion of available cash for these or other such acquisitions. The Company has also obtained mortgage financing of approximately $69,578,000 which it has used in making Property investments.

     Competition for Investments. In connection with the making of investments, the Company may experience significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, limited partnerships, other REITs and other entities with objectives similar to those of the Company (including certain Affiliates of the Company) and which may have greater financial resources or experience. See "Conflicts of Interest." An increase in the availability of funds for real estate investment may increase competition in the making of investments and may reduce the yields available to the Company. Competition for investments could reduce the return which the Company might otherwise be able to obtain.

     Risk of Purchasing Property in Connection With Acquisitions, Recapitalizations and Other Financial Restructurings. A significant portion of Property acquisitions are expected to be made in connection with acquisitions, recapitalizations and other financial restructurings. In some of these transactions, an acquiring entity may purchase all or substantially all of the stock or assets of a company, and the acquired company or its successor may become obligated on the substantial loans necessary to finance the acquisition. The Company may act as one of several sources of financing by purchasing real property from the seller or buyer of the subject company and net-leasing it to such company or its successor in interest (the lessee) or by making Loans to such entities secured by real estate. The lessee or borrower typically will have substantially greater debt and a substantially lower net worth than the company had prior to the transaction. Consequently, the lessee or borrower may be particularly vulnerable to adverse conditions in its business or industry, adverse economic conditions generally and increases in interest rates, which increases may directly or indirectly result in higher payments under the debt portion of the lessee's lease with the Company and higher debt service payments under the lessee's loans. In addition, the lessee's payment of rent and debt service may prevent the lessee from investing in new equipment and from devoting resources to research and development or making other expenditures which are necessary to keep the lessee competitive in its industry. Furthermore, if the lessee or borrower has new management, it will be more difficult for the Advisor to determine the likelihood of the lessee's or borrower's being successful in its business and of being able to pay rents throughout the term of a lease with the Company.

     Risks Related to Making Loans. The Advisor may structure a Company investment as a Loan in situations in which a standard net lease transaction would have an adverse impact on the seller of a Property or would be otherwise inappropriate for the Company. All Loans are subject to some degree of risk, including the risk of a default by the borrower on the Loan which could require the Company to foreclose on the Property in order to protect its investment. Under certain circumstances, the Company may not be able to foreclose on a Property subject to a Loan and therefore may be unable to acquire an equity interest in the Property. The borrower's ability to make Loan payments and the amount the Company may realize after a default will be dependent upon the risks generally associated with mortgage lending including, without limitation, general or local economic conditions, neighborhood property values, interest rates, real estate tax rates, other operating expenses, the supply of and demand for properties of the type involved, the inability of the borrower to obtain or maintain full occupancy of the property, zoning laws, rent control laws, other governmental rules and fiscal policies and acts of God. Additionally, the principal amount of Loans made by the Company generally will be repaid, in whole or part, in lump-sum "balloon" payments. Accordingly, the borrower's ability to make such payment may be dependent upon its ability to obtain refinancing. See "Investment Procedures, Objectives and Policies." In the case of a leasehold Loan, a default under the lease could result in the loss of the Company's investment, unless the Company has the right and ability to cure such default.

     As described under "Investment Procedures, Objectives and Policies," the Company may make some Loans which provide for, in addition to payments of base interest, payment of a portion of the rental increases and/or the appreciation of the Property securing repayment of the Loan (the "Underlying Real Property"), or options to acquire an equity interest in the Underlying Real Property. See "Income Tax Aspects -- Requirements for Qualification as a REIT." Loans of this type are called "participating loans" or "participations." In seeking such participations, the Company may, in some cases, accept a lower base rent or interest rate than that available in non-participating Loans or leases in order to obtain such a participation and the potentially greater benefit that could result from such portion of the increased value of the Underlying Real Property. The value of any participation which the Company may be able to obtain will depend upon future increases in either revenues or the value of the Underlying Real Property and on the factors inherent in any real estate investment, as described above. Accordingly, there can be no assurance that any amounts will be realized from the Company's participations. The Company does not anticipate that the amounts it will receive from any participations will be significant in the early years of any investment.

     The amount of interest which may be charged by the Company on its Loans may be limited by state usury laws. Such laws impose penalties on the making of loans with excessive interest rates, including making such debt unenforceable. While the Company does not intend to make Loans at excessive interest rates, there are uncertainties in determining the legality of interest rates, which may be increased as a result of questions as to the treatment as interest of the equity participations the Company may seek.

     It is also possible that, as a result of the Company's interest in the rents or proceeds from a sale, financing or refinancing, a court in a bankruptcy or similar proceeding may treat the Company as a partner or joint venturer with the borrower or lessee, and the Company, accordingly, would lose the priority its security interest would otherwise have given it in such situation.

     Risks of Joint Ventures. The Company may participate in joint ventures with non-affiliated Persons. See "Investment Procedures, Objectives and Policies." An investment by the Company in a joint venture which owns properties, rather than the Company investing directly in such properties, may involve certain risks, including the possibility that the Company's joint venture partner may become bankrupt, may have economic or business interests or goals which are inconsistent with the business interests or goals of the Company, or may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives. Actions by the Company's joint venture partner might, among other things, result in subjecting property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement, expose the Company to liabilities of the joint venture in excess of its proportionate share of such liabilities, or have other adverse consequences for the Company. In a case where the joint venturers each own a 50% interest in a venture, they may not be able to agree on matters relating to the properties owned by the venture. Although each joint venturer will have a right of first refusal to purchase the other venturer's interest in a property if a sale thereof is desired, the joint venturer may not have sufficient resources to exercise its right of first refusal.

     The Company has participated and may from time to time participate jointly with publicly-registered investment programs or other entities sponsored by the Advisor or one of its Affiliates in investments as tenants-in-common or in some other joint venture arrangement. The risks of such joint ownership may be similar to those mentioned above for joint ventures and, in the case of a tenancy-in-common, each co-tenant normally has the right, if an unresolvable dispute arises, to seek partition of the property, which partition might decrease the value of each portion of the divided property. The Company or the Advisor may also experience difficulty in enforcing the rights of the Company in a joint venture with an Affiliate due to the fiduciary obligation the Advisor or the Board may owe to the other partner in such joint venture.

     Potential Environmental Liabilities. Under various Federal and state environmental laws, current or former owners of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property, or may be held liable to governmental entities or to third parties for property damage and for investigation and clean up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contamination, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The Company will generally seek to include a provision in its leases providing that the tenant is responsible for all environmental liabilities and for compliance with environmental regulation. Such a provision, however, does not eliminate the Company's statutory liability or preclude claims against the Company by governmental authorities or persons who are not parties to the lease. The

Company's leases may also provide a basis for the Company to recover from the tenant damages or costs for which the Company has been found liable. The cost of an investigation and clean up of site contamination can be substantial, and the fact that the property is or has been contaminated, even if remediated, may adversely affect the value of the property and the owner's ability to sell or lease the property or to borrow using the property as collateral. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and cost that it incurs in connection with the contamination, and certain state and environmental laws provide that such lien has priority over all other encumbrances on the property or that a lien can be imposed on any other property owned by the liable party. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from the environmental contamination emanating from the site.

     Other Federal, state and local laws and regulations govern the removal or encapsulation of asbestos-containing material when such material is in poor condition in the event of building, remodeling, renovation or demolition. Still other Federal, state and local statutes and regulations may require the removal or upgrade of underground storage tanks that are out of service or are out of compliance. In addition, Federal, state and local laws, regulations and ordinances may impose prohibitions, limitations and operational standards on, or require permits and approvals in connection with, the discharge of waste, wastewater and other water pollutants, the emission of air pollutants, the operation of air polluting equipment, the generation and management of materials classified as hazardous waste and workplace health and safety. Non-compliance with environmental or health and safety requirements may also result in the need to cease or alter operations at a property, which could affect the financial health of a tenant and its ability to make lease payments. Furthermore, if there is a violation of such a requirement in connection with the tenant's operations, it is possible that the Company, as the owner of the property, could be held accountable by governmental authorities for such violation and could be required to correct the violation.

     Risk of Providing Financing to Purchasers of Company's Properties. The Company may find it necessary or desirable to provide financing to purchasers of Properties it wishes to sell. This financing may cause any intended liquidation of the Company to be delayed beyond the time of the disposition of Properties and until such time as any loans are repaid or sold. The Company may find it necessary to provide financing in circumstances where lenders are not willing to make loans secured by commercial real estate or may find it desirable where a purchaser is willing to pay a higher price for the Property than it would without the financing. See "Risks Related to Making Loans" above for a discussion of the risks associated generally with making loans.

     Risk of Incurring Uninsured Losses. The Company typically will require tenants to maintain liability and casualty insurance of the kind that is customarily obtained for similar properties. However, certain disaster-type insurance (covering events of a catastrophic nature, such as earthquakes) may not be available or may only be available at rates that, in the opinion of the Advisor, are prohibitive. In the event that an uninsured disaster should occur, or in the event a tenant does not maintain the required insurance and a loss occurs, the Company could suffer a loss of the capital invested in, as well as anticipated profits from, the damaged or destroyed Property. If the loss involves a liability claim, the loss may extend to the other assets of the Company or the subsidiary that owns the Property affected by the loss.

     Casualty and Condemnation Related to Lease Terminations. The leases of Properties generally permit the tenant to terminate its lease in the event of a substantial casualty or a taking by eminent domain of a substantial portion of a Property. Should these events occur, the Company generally will be compensated by insurance proceeds in the case of insured casualties or a condemnation award in the case of a taking by eminent domain. There can be no assurance that any such insurance proceeds or condemnation award will equal the value of the Property or the Company's investment in the Property. Any such lease termination could adversely affect the Company's cash flow and the diversification of its net lease investments.

     Risk of Investment in Real Property Located Outside the United States. The Company has the authority to invest proceeds of the Offering in Property located outside the United States. Such investments may be affected by factors peculiar to the laws of the jurisdiction in which such Property is located, including but not limited to, land use and zoning laws, environmental laws, laws relating to the foreign ownership of property and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within such country to the person's or corporation's country of origin. These laws may expose the Company to risks that are different from and in addition to those commonly found in the United States. In addition, such foreign investments could be subject to the risks of adverse market conditions due to changes in national or local economic conditions, changes in interest rates and in the availability, cost and terms of mortgage funds resulting from varying national economic policies, changes in real estate and other tax rates and other operating expenses in particular countries and changing governmental rules and policies.

     Accounting for Net Lease Transactions. Under certain accounting standards, leases are classified for financial reporting purposes as either capital leases or operating leases, with capital leases required to appear as assets and liabilities on a lessee's balance sheet. Transactions in which the Company acquires a deed to a Property may or may not be recognized as a sale for financial reporting purposes due to the inclusion of certain provisions in the lease of the Property. These accounting standards might make sale-leaseback transactions less desirable for the seller-tenant that wants to treat a sale-leaseback with the Company as an operating lease and, therefore, might reduce the prospective number of Properties available for net lease investment.

     Risk of Ground Leases. In certain transactions, the Company's interest in the land constituting part of the Property may be acquired by means of a long-term ground lease from the tenant or an unrelated third party. The Company's continued quiet enjoyment and possession of the land as lessee could be affected adversely by challenges resulting from the ground lessor's financial failure. Furthermore, the Company's interest in a Property may be acquired by acquiring the interest as a ground sublessee under a ground sublease. The Company's continued quiet enjoyment and possession of the land could be adversely affected in the event the original ground lessee, from whom the Company's interest would arise, defaulted on its obligations under the original ground lease.

CORPORATE INVESTMENT RISKS

     Risk of Unspecified Investment of Proceeds of the Offering. The Company's ability to achieve its stated investment objectives and to continue to pay Dividends depends upon the performance of the Advisor in the acquisition of investments for the Company. In general, shareholders will have no opportunity to evaluate the transaction terms and other relevant economic or financial data concerning investments to be made by the Company other than those described herein. There can be no assurance (i) that acquired Properties will be desirable income-producing properties; or, (ii) that desirable income-producing properties will be available on economically attractive terms. In addition, the profitability of the company could be affected by the amount of available funds. A smaller amount of Gross Offering Proceeds may result in the acquisition of fewer properties and less diversification of the Company's real estate portfolio, thereby increasing the potential impact of any investment which performs below expectations.

     Risk of Lack of Diversification. The potential profitability of the Company could be affected by the amount of funds from the Offering at its disposal. As of September 19, 1996, the Company had raised approximately $131,137,398 (net of discounts) from the sale of Shares in this Offering and a previous offering, and owns 43 properties in 15 states leased to 14 tenants. Although there can be no assurance that the Company will be able to raise additional funds, the Company will not raise more than $200,000,000 in this Offering. Furthermore, there can be no assurance that the Company will be able to achieve its leverage objective of borrowing approximately 60% of the aggregate purchase price of all Properties purchased. The Company may be unable to obtain mortgage financing on commercially attractive terms because of the decreased number of commercial banks making mortgage loans secured by commercial real property generally and, more specifically, loans secured by single-tenant net-leased commercial real property of the type in which the Company intends to invest. There can be no assurance that lending sources will continue to make loans on commercially attractive terms. The CPA(R) Programs have had leverage goals similar to the Company's (60%) but have achieved leverage of approximately 57%. If the Company is unable to attain its leverage objective because financing is difficult or costly to obtain, the Company may be limited to investing in fewer Properties.

     The investment of a smaller sum of money may result in the acquisition of fewer Properties and, accordingly, less diversification of the Company's real estate portfolio than the investment of a larger sum in a greater number of Properties. Lack of diversification will increase the potential adverse effect on the Company of a single under-performing investment.

     Lack of Liquidity of Shares. Shareholders may not be able to sell their Shares promptly at a desired price; therefore, the Shares should be considered as a long-term investment only. Currently there is no public market for the Shares. The Company may apply to list the Shares for trading on a national securities exchange or include them for quotation on Nasdaq if the Board (including a majority of the Independent Directors) deems such listing or quotation to be in the best interests of the Shareholders. However, there can be no assurance that the Company will apply to have the Shares listed or included for quotation, that any such application will be made before the passage of a significant period of time, that any application will be accepted or, even if accepted, that a public market will develop. In any event, it is unlikely that the Company will apply to have the Shares listed or included for quotation before the proceeds of the Offering are fully invested. In the event the Shares are listed, Shareholders may be able to sell their Shares only through the national securities exchange on which the Shares are listed or through Nasdaq. There can be no assurance that the price a Shareholder would receive in a sale on an exchange or on Nasdaq will be representative of the value of the Properties owned by the Company or that it will equal or exceed the amount a Shareholder paid for the Shares. Historically, shares of real estate companies have traded at a discount to their proportionate interest in the appraised value of the issuer's underlying assets.

     If the Board decides to list the Shares, the business of the Company may continue indefinitely and the Company may reinvest the proceeds of the sale of Properties instead of distributing such proceeds to the Shareholders. In that case, the Shareholders would be totally dependent upon the securities market for the return of their initial investment in the Company.

     Under certain circumstances, the Company may prevent the transfer and/or accumulation of Shares in order to protect the status of the Company as a REIT and as otherwise deemed by the Board to be in the best interests of the Shareholders. See "Description of Shares -- Restriction on Ownership of Shares."

     Risk of Unspecified Investments. Except for the Properties acquired by the Company or the Properties the Company indicates it intends to acquire and describes in a supplement to this Prospectus, purchasers of Shares will not have an opportunity to evaluate the terms of the transaction or the relevant economic or financial data affecting the investments to be acquired by the Company. Moreover, the ability of the Company to accomplish its stated investment objectives and the timing of the receipt by Shareholders of Dividends are dependent upon the success and timing of the Advisor's acquisition of investments for the Company. There can be no assurance that any Properties which have been or may be acquired will be desirable income-producing properties or will increase in value, or that desirable income-producing properties will be available or can be acquired on economically attractive terms.

     Reliance on Management. Investors will be relying entirely on the management ability of the Advisor and on the oversight of the Board. Shareholders have no right or power to take part in the management of the Company except through the exercise of their shareholder voting rights. Thus, no prospective investor should purchase any of the Shares offered hereby unless the prospective investor is willing to entrust all aspects of the management of the Company to the Advisor and the Board. See "Management" for a discussion of the experience of the directors and officers in real estate investments. Also see "Conflicts of Interests" for a discussion of the possible realization by the Advisor and its Affiliates of substantial commissions, fees, compensation and other income and for a discussion of various other conflicts of interest.

     The Articles of Incorporation restrict ownership of more than 9.8% of the outstanding Shares by one Person. See "Description of Shares -- Restriction on Ownership of Shares." These restrictions may discourage a Change of Control of the Company and may deter individuals or entities from making tender offers for Shares, which offers might be financially attractive to Shareholders or which may cause a change in the management of the Company.

     Shareholders' Votes. Shareholders may take certain actions, including approving most amendments to the Articles of Incorporation and Bylaws, by a vote of a majority of the Shares voted. Certain provisions designed to preserve the Company's status as a REIT cannot be amended without a "supermajority" vote of 66 2/3% of the Shares entitled to vote. All actions taken, if approved by the holders of the requisite number of Shares at a duly held meeting at which a quorum is present, would be binding on all Shareholders. Certain of these provisions may discourage or make it more difficult for a Person to acquire control of the Company or to effect a change in the operation of the Company. The Board has the power to cause the issuance of additional Shares without obtaining Shareholder approval.

     Limited Liability of Officers and Directors. The Articles of Incorporation provides that a director's liability to the Company for monetary damages will be limited. In addition, the Company is obligated under the Articles of Incorporation and Bylaws to indemnify its directors and officers and may indemnify its employees and other agents against certain liabilities incurred in connection with their service in such capacities. The Company will execute indemnification agreements with each director which will indemnify the directors against any such liabilities they incur. Each of these measures could reduce the legal remedies available to the Company and the Shareholders against such individuals. See "Management -- Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents."

     Necessity for Updating Registration Statement. In order for the Company to purchase shares pursuant to the redemption provisions described in this Prospectus (see "Description of Shares -- Redemption of Shares"), the Company will be required to maintain an effective registration statement with the SEC. An updated registration statement is required to include updated general and financial information contained in this Prospectus. This obligation could result in substantial expense to the Company. Although the Company intends to maintain an effective registration statement, there can be no assurance that the Company will maintain an effective registration statement. If the Company does not maintain a current registration statement, the Company may not be able to redeem Shares.

TAX RISKS

     REIT Status for Tax Purposes. The Company was organized and intends to continue to conduct its operations to enable it to qualify as and be taxed as a REIT. If the Company continues to qualify as a REIT, it will be entitled to a deduction for dividends paid to Shareholders and, therefore, will not be required to pay Federal income tax on any income it distributes to the Shareholders. The Company will be required to pay Federal income tax on income it retains or reinvests, certain income or gain with respect to Foreclosure Property (generally Property the Company acquires as a result of a default by a borrower or tenant with respect to which it files an election with the IRS), income from Prohibited Transactions (generally, sales of certain property held primarily for sale to customers in the ordinary course of business), and if the Company fails certain prescribed income tests, the amount of income by which such tests were failed. Additionally, the Company may be required to pay an alternative minimum tax and/or an excise tax. See "Income Tax
Aspects -- Taxation of the Company."

     In order to qualify as a REIT, the Company must satisfy certain highly technical requirements. See "Income Tax Aspects -- Requirements for Qualification as a REIT" and "Income Tax Aspects -- Statement of Stock Ownership." Failure to satisfy these qualification requirements would prevent the Company's qualification as a REIT, in which case the Company would be taxable as a corporation.

     In addition, should the Company have difficulties locating suitable Properties and investing the proceeds of the Offering within one year of receipt, the Company could be disqualified as a REIT, could be subject to tax or could be delayed in qualifying as a REIT. See "Income Tax
Aspects -- Requirements for Qualification as a REIT." To avoid such disqualification or delay, the Company may temporarily invest all or a portion of the proceeds in other types of assets that generate qualifying REIT income. See "Investment Procedures, Objectives and Policies."

     To qualify as a REIT, the Company is required to distribute its Distributable REIT Taxable Income (generally, 95% of its taxable income less its net capital gains). See "Income Tax Aspects -- Requirements for Qualification as a REIT -- Distribution Requirement." If in any year, the Company fails to distribute its Distributable REIT Taxable Income, it would not qualify as a REIT and would be taxed as a corporation unless the failure results from an adjustment by the IRS to its REIT Taxable Income. In that event, the Company could satisfy the distribution requirement by distributing the amount of the adjustment. It is possible that the Company could be required to borrow funds or liquidate a portion of its investments in order to pay its expenses, make the required distributions to Shareholders, or satisfy its tax liabilities. There can be no assurance that such funds will be available to the extent, and at the time, required by the Company to maintain its REIT status. See "Income Tax
Aspects -- Requirements for Qualification as a REIT."

     If the Company were to be taxed as a corporation, the Company would not be permitted to deduct an amount equal to the Dividends paid to Shareholders and any payment of tax by the Company could substantially reduce the funds available for distribution to Shareholders or for reinvestment. In that event, a portion of Dividends may be a return of capital and Shareholders may be entitled to a refund of taxes paid on Dividends. To the extent that Dividends had been made in anticipation of the Company's qualification as a REIT, the Company might be required to borrow additional funds or to liquidate certain of its investments in order to pay the applicable tax. Moreover, should the Company's election to be taxed as a REIT be terminated or voluntarily revoked, the Company may not be able to elect to be treated as a REIT until the fifth taxable year following the termination of its election unless it satisfies certain conditions. See "Income Tax Aspects -- Termination of REIT Status."

     Changes in Tax Laws. The discussions of the Federal income tax aspects of the Offering are based on current law, including the Code, the Regulations issued thereunder, certain administrative interpretations thereof and court decisions. Consequently, future events (including those arising from legislative and administrative proposals that are or in the future may be under consideration) that modify or otherwise affect those provisions may result in treatment for Federal income tax purposes of the Company and the Shareholders that is materially and adversely different from that described in this Prospectus, both for taxable years arising before and after such events. There is no assurance that future legislation and administrative interpretations will not be retroactive in effect.

OTHER INVESTMENT RISKS

     Risk of Insufficient Working Capital. There can be no assurance that the Company will have sufficient working capital. A deficiency of working capital might be caused by a decrease in gross revenues, by an increase in expenses, by an uninsured casualty to a Property or by other unanticipated events. There is no assurance that the Company will be able to borrow money for working capital purposes. Loan covenants and other restrictions included in the Company's financing agreements relating to the acquisition of Properties may restrict the Company's ability to borrow for such purposes or its ability to draw funds from working capital reserves.

     Investments in Non-Real Estate Assets. The Company will invest Offering proceeds in Permitted Temporary Investments for a period of up to one year pending the investment of such proceeds in real estate and in assets other than real estate which generate qualifying REIT income (which, it is anticipated, will consist primarily of mortgage-backed securities guaranteed by GNMA, FNMA or FHLMC and, subject to certain holding period restrictions, equity interests in other REITs). On a permanent basis, the Company will be required to limit its investment in qualifying "non-real estate" assets to 10% of the net proceeds of the Offering.

     Permitted Temporary Investments are generally interest rate sensitive financial instruments and their value generally will decrease if market interest rates increase. Thus, if the Company sells its interest in such securities when interest rates are higher than at the time when the securities initially were acquired, the Company would likely receive less in such a sale than the amount it initially paid. Conversely, if market interest rates decline, the underlying mortgages may be prepaid and the Company may not be able to reinvest the proceeds at interest rates as favorable as previously obtained.

     Investment by Pension or Profit-Sharing Trusts, Keoghs or IRAs. In considering an investment in the Company of the assets of a pension, profit sharing, 401(k), Keogh or other retirement plan or IRA

("Benefit Plans"), a fiduciary with respect to such a Benefit Plan should consider, among other things, (i) whether the investment is consistent with applicable provisions of ERISA or the Code, (ii) whether the investment will produce unrelated business taxable income, as defined in Section 512 of the Code ("UBTI"), to the Benefit Plan, and (iii) the need to value the assets of the Benefit Plan annually.

     In certain circumstances, the assets of the Company could be considered assets of Benefit Plans subject to ERISA and Section 4975 of the Code. If that were the case, certain contemplated transactions between the Company and the Advisor and its Affiliates might be considered "prohibited transactions" under the Code and ERISA. The parties engaging in such transactions could become subject to penalties and excise taxes. Additionally, the Advisor could be considered a fiduciary under ERISA, subject to the conditions, restrictions and prohibitions of Part 4 of Title I of ERISA and the fiduciaries for each investing Benefit Plan could be considered to have made an improper delegation of fiduciary responsibilities to the Advisor. IRAs also could be said to have permitted an improper commingling of IRA assets with other assets.

     The Company has obtained an opinion of Reed Smith Shaw & McClay (which opinion is based on the facts and assumptions described in this Prospectus, on the Articles of Incorporation and on certain representations) that the assets of the Company should not be treated under current ERISA law and regulations as plan assets of a Benefit Plan which purchases Shares. The opinion is not binding on the IRS or on the Department of Labor.

     There can be no assurance that the objective of preventing the assets of the Company from being deemed, for purposes of ERISA and the Code, plan assets of those Benefit Plans which purchase Shares will be attained. Even if the Company complies with such regulations and the assets of the Company are not considered plan assets, a prohibited transaction could occur if the Company, CFA, any Selected Dealer, the Escrow Agent or any of their Affiliates is a fiduciary (within the meaning of ERISA) with respect to the purchase by a Benefit Plan. Thus, unless an administrative or statutory exemption applies, Shares should not be purchased if any of the above Persons referred to in the immediately preceding sentence is a fiduciary (within the meaning of ERISA) with respect to such purchase.

     Plans subject to ERISA and the Code and other exempt organizations are urged to pay particular attention to the sections of this Prospectus entitled "Income Tax Aspects -- Taxation of Tax -- Exempt Entities" and "ERISA Considerations" before purchasing Shares.

     Investment Company Act of 1940. The Board of Directors intends to conduct the operation of the Company so that it will not be subject to regulation under the Investment Company Act of 1940. As a result, the Company may have to forego certain investments which could produce a more favorable return to the Company. If the Company fails to qualify for an exemption from registration as an investment company, it will be subject to numerous restrictions under the Investment Company Act of 1940. A failure to qualify for an exemption under the Investment Company Act of 1940 could have a material adverse effect on the Shareholders.

     Dilution. Because investors will pay the same price per Share during the Offering, the value of Shares acquired by Shareholders will be diluted upon purchase of the Shares by Shareholders purchasing Shares subsequently if investments previously acquired by the Company have appreciated in value. Conversely, if investments previously acquired by the Company have depreciated in value, the value of the Shares purchased by a Shareholder later in the Offering will be diluted immediately upon the purchase of the Shares. The Board may authorize the issuance of Shares in addition to Shares issued pursuant to the Offering or may issue other types of securities, thereby resulting in possible dilution of the equity of the Shareholders.

                             TERMS OF THE OFFERING

     A maximum of 20,000,000 Shares are being offered to the public on a "best efforts" basis by the Sales Agent and Selected Dealers (which means that no one is guaranteeing the amount of capital that will be raised). The Company sold 8,139,742 Shares in a previous offering and through September 19, 1996 sold 4,976,979 in this offering. The price of the Shares is $10 per Share, subject to certain discounts. See "The

Offering." The minimum subscription is 250 Shares (200 Shares for an Individual Retirement Account ("IRA") or a Self-Employed Retirement Plan ("Keogh Plan") except for Minnesota investors and Iowa tax-exempt investors who must make a minimum investment of 250 Shares). Payment in full is due on transmittal of an order by an investor or by such investor's authorized representative. Payments will be deposited promptly in an interest-bearing escrow account maintained with the United States Trust Company of New York (the "Escrow Agent") until such funds are released as described below. Such funds will be held in trust for the benefit of investors to be used for the purposes set forth in this Prospectus. Orders must be accepted or rejected by the Company within 30 days of their receipt. An investor whose order for Shares has been accepted by the Company has no right to withdraw his investment. See "The Offering." The acceptance of orders by the Company imposes no obligation on the Company to issue Shares. The Sales Agent and the Selected Dealers may not complete a sale of Shares to an investor until at least five business days after the date the investor receives a copy of this Prospectus. Each investor will be sent a confirmation of his or her purchase.

     Shares will be issued periodically (but not less often than quarterly), as agreed between the Company and the Sales Agent, until the termination of the Offering. Investors will receive the proportionate share of interest earned on their funds for the period such funds are held in escrow. All such interest earned on the escrowed funds will be paid to Shareholders within 15 days of each issuance of Shares. The Offering will terminate at the time all Shares being offered are sold, unless sooner terminated by the Company.

     The Company has established suitability standards for initial Shareholders and subsequent transferees. These suitability standards require that a Shareholder have either (i) a net worth of at least $150,000 or (ii) a gross annual income of at least $45,000 and a net worth of at least $45,000. Missouri residents must have either (i) a net worth of at least $250,000 or (ii) a gross annual income of $75,000 and a net worth of at least $75,000. North Carolina residents must have either (i) a minimum net worth of at least $225,000 or (ii) a taxable income of at least $60,000 and a net worth of at least $60,000. A Michigan or Pennsylvania resident's investment in the Company may not exceed 10% of such resident's net worth. Computations of net worth for purposes of each of the above suitability standards exclude the value of a Shareholder's home, furnishings and automobiles. In the case of sales to fiduciary accounts, the foregoing standards must be met by the fiduciary account, by the Person who directly or indirectly supplied the funds for the purchase of the Shares or by the beneficiary of the account. These suitability standards are intended to ensure that, given the long-term nature of an investment in the Company, the Company's investment objectives and the relative illiquidity of the Shares, a purchase of Shares is an appropriate investment for certain investors. Each Selected Dealer must make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Shareholder based on information provided by the Shareholder regarding the Shareholder's financial situation and investment objectives. Each Selected Dealer shall maintain records of the information used to determine that an investment in the Shares is suitable and appropriate for a shareholder. Each Selected Dealer will maintain these records for at least six years.

                           ESTIMATED USE OF PROCEEDS

     The following table presents information about how the money raised in the Offering will be used. Information is provided assuming the maximum number of Shares are sold. Many of the numbers in the table are estimates because all expenses cannot be determined precisely at this time. The actual use of the capital raised by the Company is likely to be different than the figures presented in the table. The Company expects that between approximately 86% and 87% of the money invested by Shareholders will be used to buy real estate, while the remaining 13% to 14% will be used for working capital and to pay expenses and fees, including the payment of fees to and expenses of certain Affiliates of the Sponsor of the Company.

                                                                        MAXIMUM OFFERING
                                                                   SALE OF 20,000,000 SHARES
                                                                --------------------------------
                                                                                   PERCENT OF
                                                                                 PUBLIC OFFERING
                                                                   AMOUNT           PROCEEDS
                                                                ------------     ---------------
    Public Offering Proceeds..................................  $200,000,000          100.00%
                                                                ------------     ---------------
    Less Offering Expenses:
      Selling Commissions(1)..................................    12,000,000            6.00%
      Other Organization and Offering
         Expenses(2)..........................................     7,327,000            3.66%
                                                                ------------     ---------------
    Total Offering Expenses...................................    19,327,000            9.66%
                                                                ------------     ---------------
    Amount of Public Offering Proceeds
      Available for Investment................................  $180,673,000           90.34%
                                                                ============     =============
      *Acquisition Fees(3)....................................     4,441,825            2.22%
    Acquisition Expenses(4)...................................     1,000,000            0.50%
    Working Capital Reserve...................................     2,000,000            1.00%
                                                                ------------     ---------------
    Total Proceeds to be Invested in
      Real Estate.............................................  $173,231,175           86.62%
                                                                ============     =============

---------------
 * Subordinated Acquisition Fees, which are intended to be paid from the Company's funds from operations and not from proceeds of the Offering, have not been included in the table. Subordinated Acquisition Fees (excluding interest thereon), will not exceed 2% of the aggregate purchase price of the properties. Assuming the Company does not borrow money to purchase Properties, the Subordinated Acquisition Fees will not exceed $3,553,000 (1.77% of the Public Offering Proceeds), in the event the Maximum Offering is achieved, which fees, with respect to any Property, are payable in equal amounts over an eight-year period following the acquisition of a Property, assuming the Preferred Return has been paid. Other terms of the Subordinated Acquisition Fees are described in the "Management Compensation" section of this Prospectus.

(1) The Company will pay a selling commission of $0.60 per Share sold (except that no commission will be paid with respect to any Shares sold to the Advisor, its Affiliates, the Selected Dealers or any of their employees for their own accounts). Such selling commissions will be reduced in the event of volume discounts and in the event of sales to investors of certain CPA(R) Programs under certain circumstances, in each case as further described in "The Offering." This does not include Annual Servicing Fees payable to the Sales Agent which will be paid from funds from operations of the Company and not from proceeds of the Offering. See "The Offering" and "Management Compensation."

(2) Other Organization and Offering Expenses represent all expenses incurred in connection with the formation, qualification and registration of the Company and in marketing and distributing the Shares under applicable Federal and state law, and any other expenses actually incurred and directly related to the offering and sale of the Shares, except selling commissions and Servicing Fees. See "The Offering" for a complete description of the fees and expense reimbursements payable to the Sales Agent and the Selected Dealers. In no event shall the total underwriting compensation to be paid to the Sales Agent and Selected Dealers in connection with the Offering, including selling commissions, Annual Servicing Fees and expense reimbursements, exceed 10% of the Gross Offering Proceeds, except that an additional 0.50% of gross proceeds from sales made by the Sales Agent and each Selected Dealer may be paid for bona fide due diligence expenses. See "The Offering." To the extent all Organization and Offering Expenses (excluding selling commissions, Annual Servicing Fees, and any fees paid and expenses reimbursed to the Selected Dealers or paid on behalf of the Selected Dealers) exceed 3.5% of the Gross Offering Proceeds, the excess will be paid by the Advisor with no recourse by or reimbursement to the Advisor. See "The Offering" and "Management Compensation."

(3) Acquisition Fees include all fees and commissions paid by any party to any party in connection with the purchase, development or construction of Properties, except any Development Fee or Construction Fee paid to a Person who is not an Affiliate of the Company in connection with the actual development and construction of a project after the Company's acquisition of the land. See "Glossary" for complete definitions of "Acquisition Fees," "Development Fee" and "Construction Fee." Acquisition Fees do not include Acquisition Expenses. For purposes of the table only, Subordinated Acquisition Fees have not been included as part of Acquisition Fees because such fees will be paid from funds from operations of the Company. The presentation in the table is based on the assumption that the Company will not borrow any money to purchase Properties. Although it is assumed that all the foregoing fees will be paid by the sellers of Property, sellers generally fix the selling price at a level sufficient to cover the cost of any Acquisition Fee so that, in effect, the Company, as purchaser, will bear such fee as part of the purchase price. The Company will not purchase any Property that has a Total Property Cost (generally, the sum of the costs of purchasing, developing, constructing and improving the Property plus the Acquisition Fees paid in connection with such Property) in excess of such Property's appraised value. See "Management Compensation" for a complete description of the terms, conditions and limitations of the payment of fees to the Advisor and its Affiliates.

(4) Acquisition Expenses represent an estimate of all expenses related to the selection and acquisition of Properties by the Company, whether or not such Properties are acquired, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on Property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses. Acquisition Expenses do not include Acquisition Fees.

                                   DIVIDENDS

     Since July 1994, the Company has paid the following dividends to shareholders who held their shares for the full quarter preceding the payment of the dividend:

                                         DATE                            AMOUNT
                ------------------------------------------------------  --------
                July 1994.............................................  $.120995
                October 1994..........................................  $.17675
                January 1995..........................................  $.18125
                April 1995............................................  $.1875
                July 1995.............................................  $.19375
                October 1995..........................................  $.20025
                January 1996..........................................  $.2005
                April 1996............................................  $.20075
                July 1996.............................................  $.201

     Largely because of deductions for depreciation, on a GAAP basis, the dividends paid in 1994 were a return of capital. Of the 1995 dividends paid and the 1996 dividends paid through June 1996, $.23 and $.13 per share were return of capital, respectively.

                            MANAGEMENT COMPENSATION

     The following table sets forth the type and, to the extent possible, estimates of the amounts of all fees, compensation, income, distributions and other payments that the Advisor and its Affiliates will or may receive in connection with the Offering and the operation of the Company. Such payments initially will result from non-arm's-length bargaining. See "Conflicts of Interest."

        Entity Receiving                  Form and Method
          Compensation                    of Compensation                    Estimated Amount
----------------------------------------------------------------------------------------------------
                                  ORGANIZATION AND OFFERING STAGE

Advisor and its Affiliates         Reimbursement for Organiza-        The actual amounts to be paid
                                   tion and Offering Expenses,        will depend upon the actual
                                   including identified               amount of Organization and Of-
                                   wholesaling expenses incurred      fering Expenses incurred by
                                   on behalf of the Company;          the Advisor and its Affiliates
                                   provided, however, that if the     in connection with this
                                   aggregate of all Organization      Offering which is not
                                   and Offering Expenses              determinable at this time.
                                   (excluding selling com-            Such expenses (other than An-
                                   missions, Annual Servicing         nual Servicing Fees) are esti-
                                   Fees and any fees paid or          mated to be $7,327,000 if
                                   expenses reimbursed to the         20,000,000 Shares are sold.
                                   Selected Dealers) or paid on
                                   behalf of the Selected Dealers
                                   exceeds 3.5% of the Gross
                                   Offering Proceeds, the Advisor
                                   will be responsible for the
                                   excess.

Sales Agent                        Selling commissions equal to       The estimated amount payable
                                   $0.60 per Share sold. The          to the Sales Agent is
                                   Sales Agent may, in turn,          $12,000,000 if 20,000,000
                                   reallow a selling commission       Shares are sold in this
                                   of up to the full amount of        Offering, all or a portion of
                                   such commissions to Selected       which will be reallowed to the
                                   Dealers.                           Selected Dealers.

                                         ACQUISITION STAGE

Advisor or its Affiliates          Interest on loans made to the      The actual amount of loans
                                   Company. On short-term loans,      made to the Company by the
                                   the interest rate will be the      Advisor or its Affiliates is
                                   lesser of (i) 1% above the         not determinable at this time.
                                   prime rate of interest charged     Accordingly, the actual amount
                                   from time to time by The Bank      of interest payable to the
                                   of New York and (ii) the rate      Advisor and its Affiliates, if
                                   that would be charged to the       any, is not determinable at
                                   Company by unrelated lending       this time.
                                   institutions on comparable
                                   loans for the same purpose in
                                   the locality of the Property.
                                   See "Conflicts of Interest"
                                   and "Investment Objectives and
                                   Policies."

        Entity Receiving                  Form and Method
          Compensation                    of Compensation                    Estimated Amount
----------------------------------------------------------------------------------------------------
Advisor or its Affiliates          Acquisition Fees (other than       The actual amount to be paid
                                   Subordinated Acquisition           to the Advisor and its
                                   Fees). Total Acquisition Fees      Affiliates will depend upon
                                   (which include real estate         the aggregate Total Property
                                   brokerage fees, mortgage           Cost of the Properties, which
                                   placement fees, lease-up fees      in turn is dependent upon the
                                   and transaction structuring        Gross Offering Proceeds and
                                   fees), other than Subordi-         the amount of mortgage financ-
                                   nated Acquisition Fees,            ing used by the Company in ac-
                                   payable by either sellers of       quiring the Properties, and
                                   Property or the Company may        accordingly is not
                                   not exceed 2.5% of the             determinable at this time. If
                                   aggregate purchase price of        the Properties acquired from
                                   the Properties. (1)(2)             the proceeds of this Offering
                                                                      are 60% leveraged, such
                                                                      Acquisition Fees payable to
                                                                      the Advisor or its Affiliates
                                                                      are estimated to be
                                                                      approximately $10,794,000 if
                                                                      20,000,000 Shares are sold.
                                                                      See "Conflicts of Interest."

Advisor or its Affiliates          Subordinated Acquisition Fees.     The actual amount to be paid
                                   Total Subordinated Acquisition     to the Advisor and its
                                   Fees payable by either the         Affiliates will depend upon
                                   sellers of Properties or the       the aggregate Total Property
                                   Company may not exceed 2.0% of     Cost of the Properties
                                   the aggregate purchase price       acquired with the proceeds of
                                   of the Properties and, with        this Offering, which in turn
                                   respect to each Property, are      is dependent upon the Gross
                                   payable in equal annual            Offering Proceeds of this
                                   installments on January 1 of       Offering and the amount of
                                   each of the eight calendar         mortgage financing used by the
                                   years commencing with January      Company in acquiring the
                                   1 following the first an-          Properties, and accordingly is
                                   niversary of the date such         not determinable at this time.
                                   Property was purchased. The        If the Properties acquired
                                   unpaid portion of the              with the proceeds of this
                                   Subordinated Acquisition Fee       Offering are 60% leveraged,
                                   with respect to any Property       Subordinated Acquisition Fees
                                   will bear interest at the rate     payable to the Advisor or its
                                   of 7% per annum from the date      Affiliates by sellers of
                                   of acquisition of such Prop-       Properties are estimated to be
                                   erty until such portion is         approximately $8,655,000 if
                                   paid. Such accrued interest is     20,000,000 Shares are sold.
                                   payable on the date of each        See "Conflicts of Interest."
                                   annual installment of such
                                   Fees. The Company's portion of
                                   the Subordinated Acquisition
                                   Fee payable in any year, and
                                   accrued interest thereon, will
                                   be subordinated to the
                                   Preferred Return. All Subor-
                                   dinated Acquisition Fees, and
                                   accrued interest thereon,
                                   shall become due and payable
                                   at such time the Shares become
                                   listed for trading on a
                                   national securities exchange
                                   or included for quotation on
                                   Nasdaq. (1)(2)

        Entity Receiving                  Form and Method
          Compensation                    of Compensation                    Estimated Amount
----------------------------------------------------------------------------------------------------
                                         OPERATIONAL STAGE

Advisor and its Affiliates         Reimbursement for Company          Not determinable at this time.
                                   expenses incurred in               From the Company's inception
                                   connection with the                through December 31, 1995, the
                                   administration of the Company.     Company had incurred expense
                                   The amounts of any such            reimbursements payable to the
                                   reimbursement will not exceed      Advisor of $1,207,976.
                                   amounts which would be paid to
                                   non-affiliated third parties
                                   in the same locality for sim-
                                   ilar products. The Operating
                                   Expenses of the Company may
                                   not exceed the 2%/25% Guide-
                                   lines in any 12-month period.
                                   To the extent that the Company
                                   incurs Operating Expenses in
                                   excess of the 2%/25% Guide-
                                   lines and the Independent Di-
                                   rectors find that such excess
                                   expenses were the result of
                                   unusual and nonrecurring
                                   factors, the Advisor may be
                                   reimbursed in future years for
                                   the full amount of such excess
                                   expenses, or any portion
                                   thereof, but only to the
                                   extent such reimbursement
                                   would not cause the Company's
                                   Operating Expenses to exceed
                                   the 2%/25% Guidelines in any
                                   such year.

Advisor                            Asset Management Fee, payable      If the maximum number of
                                   monthly in an amount equal to      Shares is sold and the Company
                                   one-twelfth of .5% of the          achieves its borrowing goal of
                                   Average Invested Assets for        60%, Average Invested Assets
                                   the preceding month. The Asset     as a result of this Offering
                                   Management Fee must fall           would be approximately
                                   within the 2%/25% Guidelines.      $444,183,000 and the annual
                                   Payment of the Asset Manage-       Asset Management Fee on such
                                   ment Fee will be deferred if       assets would be approximately
                                   the Operating Expenses of the      $2,221,000.
                                   Company exceed the 2%/25%
                                   Guidelines. (2)(3)(4)(5)

        Entity Receiving                  Form and Method
          Compensation                    of Compensation                    Estimated Amount
----------------------------------------------------------------------------------------------------
Advisor                            Performance Fee, calculated        If the maximum number of
                                   monthly on the basis of one-       Shares is sold and the Company
                                   twelfth of .5% of the Average      achieves its borrowing goal of
                                   Invested Assets for the            60%, Average Invested Assets
                                   preceding month, payable           as a result of this Offering
                                   quarterly. Payment of this Fee     would be approximately
                                   for any quarter will be            $444,183,000 and the annual
                                   subordinated to the Preferred      Performance Fee on such assets
                                   Return. The Performance Fee        would be approximately
                                   must fall within the 2%/25%        $2,221,000.
                                   Guidelines. Payment of this
                                   Fee will also be deferred if
                                   the Operating Expenses of the
                                   Company exceed the 2%/25%
                                   Guidelines. (2)(3) (4)(5)

Advisor                            Loan Refinancing Fee. Fees         The actual amount to be paid
                                   payable by either the tenant       to the Advisor will depend
                                   of a Property or the Company       upon the aggregate amount of
                                   may not exceed 1% of the           the refinancing obtained by
                                   principal amount of any            the Company. As of December
                                   refinancing obtained by the        31, 1995, the Advisor has been
                                   Company for which the Advisor      paid Loan Refinancing Fees of
                                   renders substantial services       $33,750.
                                   and for which no fees are paid
                                   to a third party. The Loan
                                   Refinancing Fee will be
                                   payable only if (i) the new
                                   loan is approved by the Inde-
                                   pendent Directors as being in
                                   the best interests of the Com-
                                   pany, (ii) payment of the fee
                                   is approved by a majority of
                                   the Independent Directors, and
                                   (iii) the terms of the new
                                   loan represent an improvement
                                   over the terms of the
                                   refinanced loan, the new loan
                                   materially increases the total
                                   debt secured by a particular
                                   Property, or the maturity date
                                   of the refinanced loan (which
                                   must have had an initial term
                                   of five years or more) is less
                                   than one year from the date of
                                   the refinancing. See
                                   "Conflicts of Interest."

        Entity Receiving                  Form and Method
          Compensation                    of Compensation                    Estimated Amount
----------------------------------------------------------------------------------------------------
Sales Agent                        Annual Servicing Fee with re-      The estimated amounts payable
                                   spect to all Shares sold to        to the Sales Agent for each
                                   clients of the Sales Agent or      year following the termination
                                   Selected Dealers in this           of the Offering will be
                                   Offering payable on each April     $300,000, if 20,000,000 Shares
                                   15, commencing on April 15,        are sold. The maximum
                                   1998, in an amount equal to        estimated aggregate amounts
                                   .15% of the Gross Offering         payable to the Sales Agent
                                   Proceeds. The Company will not     following termination of the
                                   pay the portion of the Annual      Offering will be approxi-
                                   Servicing Fee for any year         mately $2,140,000, if
                                   which, if paid, would cause        20,000,000 Shares are sold.
                                   the total underwriting
                                   compensation paid to the Sales
                                   Agent and Selected Dealers in
                                   connection with the Offering
                                   to be equal to or to exceed
                                   10% of the Gross Offering Pro-
                                   ceeds. No portion of the
                                   Annual Servicing Fee will
                                   accrue in any year in which
                                   the Company is liquidated or
                                   the Shares become publicly
                                   traded. The Sales Agent may,
                                   in turn, reallow to any
                                   Selected Dealer the portion of
                                   any Annual Servicing Fee at-
                                   tributable to Shares held by
                                   clients of such Selected
                                   Dealer.

                                         LIQUIDATION STAGE

Advisor or its Affiliates          Subordinated Disposition Fee       Not determinable at this time.
                                   in an amount equal to the          No such fee has been paid to
                                   lesser of (i) 50% of the           the Advisor or its Affiliates
                                   Competitive Real Estate            as of December 31, 1995.
                                   Commission and (ii) 3% of the
                                   Contract Sales Price of a
                                   Property (if the Advisor or an
                                   Affiliate provides a
                                   substantial amount of services
                                   in the sale of a Property).
                                   The Subordinated Disposition
                                   Fee shall be deferred until
                                   Shareholders have received
                                   total Dividends equal to 100%
                                   of Initial Investor Capital
                                   plus a 6% Cumulative Return
                                   commencing with the Initial
                                   Closing Date for each
                                   Offering. To the extent that
                                   the Subordinated Disposition
                                   Fee is not currently paid by
                                   the Company because of the

        Entity Receiving                  Form and Method
          Compensation                    of Compensation                    Estimated Amount
----------------------------------------------------------------------------------------------------
Advisor and its Affiliates         Subordinated Incentive Fee         The actual amount to be re-
                                   shall be payable in an amount      ceived will depend upon the
                                   equal to 15% of the balance        results of the Company's
                                   from Cash from Sales and           operations and the amounts re-
                                   Financings remaining after the     ceived upon the sale or other
                                   Shareholders have received         disposition of the Properties
                                   Dividends totaling 100% of         and are not determinable at
                                   Initial Investor Capital plus      this time.
                                   the Preferred Return. (6)

---------------
(1) The total Acquisition Fees (not including Subordinated Acquisition Fees) payable to the Advisor and its Affiliates or paid by the Company may not exceed 2.5% of the aggregate Total Property Cost of all Properties purchased by the Company with the proceeds of this Offering unless a majority of the Board (including a majority of the Independent Directors) not otherwise interested in any transaction approve such excess as being commercially competitive, fair and reasonable to the Company. The total of all Acquisition Fees (including Subordinated Acquisition Fees and interest thereon) and Acquisition Expenses paid by the Company shall be reasonable and shall not exceed an amount equal to 6% of the aggregate Contract Purchase Price of all properties purchased by the Company with the proceeds of this Offering, unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in any transaction approves fees in excess of this limit as being commercially competitive, fair and reasonable to the Company.

(2) The Company's objective is to achieve total borrowings of approximately 60% of the purchase price of all Properties. The CPA(R) Programs have had similar leverage goals but have achieved leverage of only approximately 57%. As of September 19, 1996, the Company had achieved leverage of 51.6%. The actual leverage percentage achieved by the Company will impact the amount of Acquisition Fees earned by the Advisor because such fees are based primarily on the total dollars invested in Properties and the amount available for such investment will be affected by the amount of the Company's total borrowings (i.e., the higher the leverage percentage, the more funds available for investment in Properties). If the maximum Offering of 20,000,000 Shares is sold and the Properties are 75% leveraged, Acquisition Fees (not including Subordinated Acquisition Fees) payable to the Advisor or its Affiliates as a result of this Offering (assuming an aggregate Total Property Cost of all Properties of approximately $711,000,000) are estimated to be approximately $17,270,000 and Subordinated Acquisition Fees are estimated to be approximately $13,847,000. The Company does not expect its Properties to be 75% leveraged. The advisory agreement between the Company and the Advisor (the "Advisory Agreement") provides that the Advisor will not earn Acquisition Fees or Subordinated Acquisition Fees on the reinvestment of proceeds from the sale or refinancing of Properties, unless the Shares are publicly-traded or are expected to be publicly-traded.

(3) There are currently no specific arrangements for the provision of Property management services to the Company by the Advisor. Such services shall be provided by the Advisor or an Affiliate only if a Property becomes vacant or requires more active management than contemplated at the time such Property is acquired. However, if the Advisor deems such services to be necessary in order to preserve the value of the Property, the Advisor or its Affiliates, with the approval of the Board (including a majority of the Independent Directors), may provide such services. The maximum Property management fee which may be paid to the Advisor or an Affiliate will be 6% of gross revenues from commercial Properties and 5% of gross revenues from residential Properties (plus reimbursed expenses), where such entity performs property management and leasing, re-leasing and leasing related services, or 3% of gross revenues, where such entity provides only property management services. In the case of industrial and commercial Properties which are leased for ten or more years on a triple net lease basis, the maximum Property management fee from such leases shall be 1% of the Company's gross revenues over the term of each lease plus a one-time leasing fee of 3% of the total base rents payable for the first five years of the lease term payable in five equal annual installments. In no event may the Property management fees paid to the Advisor or its Affiliates exceed the usual and customary amounts charged for similar services in the same geographic region.

(4) If at any time the Shares become listed on a national securities exchange or included for quotation on Nasdaq, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life. A majority of the Independent Directors must approve the new fee structure negotiated with the Advisor. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant, including but not limited to: (a) the size of the advisory fee in relation to the size, composition and profitability of the Company's portfolio; (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (c) the rates charged to other REITs and to investors other than REITs by Advisors performing similar services; (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (e) the quality and extent of service and advice furnished by the Advisor; (f) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
    (g) the quality of the portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board, including a majority of the Independent Directors, may not approve a new fee structure that is, in its judgment, more favorable to the Advisor than the current fee structure.

(5) Following the termination of the Advisory Agreement by the Company, the Advisor shall be entitled to receive payment of any earned but unpaid compensation and expense reimbursements, including Organization and Offering Expenses and Subordinated Acquisition Fees, Asset Management Fees, Performance Fees, Loan Refinancing Fees and Subordinated Disposition Fees accrued as of such date. If the Advisory Agreement is terminated (i) in connection with a Change of Control of the Company, (ii) by the Company for any reason other than Cause (as defined in "Management -- The Advisory Agreement") or (iii) by the Advisor for Good Reason (as defined in "Management -- The Advisory Agreement"), the Advisor also shall be entitled to the payment of the Termination Fee and any Subordinated Acquisition Fees that have not accrued. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the effective date of the termination. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Termination Fee shall be paid in 12 equal quarterly installments with interest on the unpaid balance. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Termination Fee is incurred which relate to the appreciation of the Properties (a) shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective Properties during which such terminated Advisor provided services to the Company, (b) shall not be due and payable until the Property to which such fees relate is sold or refinanced, and (c) shall not bear interest until the Property to which such fees relate is sold or refinanced. The Advisor shall not be entitled to payment of the Termination Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure appropriate for a perpetual-life entity in the event the Shares are listed on a national securities exchange or are included for quotation on Nasdaq.

(6) In the event the Shares are listed on a national securities exchange or included for quotation on Nasdaq, the Advisor shall be paid the Subordinated Incentive Fee in an amount equal to 12% of the excess (the "Excess Return") of (A) the sum (the "Hypothetical Return") of (i) the market value of the Company, measured by taking the average closing price or bid and asked price, as the case may be, over a period, beginning 180 days after listing of the Shares, of 30 days during which the Shares are traded (the "Market Value") plus (ii) the total of the Dividends paid to Shareholders from the Initial Closing Date until the date the Shares are listed or included for quotation over (B) the sum of (i) 100% of Initial Investor Capital and (ii) the total amount of the Dividends required to be paid to Shareholders in order to pay the Preferred Return through the date the Market Value is determined. The Subordinated Incentive Fee shall be increased to 13% if the Hypothetical Return is an amount sufficient to return to investors 100% of Initial Investor Capital plus a Cumulative Return of 8% or more but less than 9%; 14% if the Hypothetical Return is an amount sufficient to return 100% of Initial Investor Capital plus a Cumulative Return of 9% or more but less than 10%; and 15% if the Hypothetical Return is an amount sufficient to return 100% of Initial Investor Capital plus a Cumulative Return of 10% or more. The Cumulative Return shall be measured from the Initial Closing Date through the last day on which the Market Value is determined. The Subordinated Incentive Fee may only be paid if the average closing price of the Shares over any consecutive three-month period ending within 24 months of the date of listing is sufficient, when added to Dividends previously paid from the Initial Closing Date through the end of such three-month period, to return 100% of Initial Investor Capital plus a 6% Cumulative Return from the Initial Closing Date through the last day of such three-month period. The Company shall have the option to pay such fee in the form of cash, a promissory note or any combination thereof. In the event the Subordinated Incentive Fee is paid to the Advisor as a result of the listing of the Shares, no Termination Fee will be paid to the Advisor if the Advisory Agreement is terminated after such listing.

                             CONFLICTS OF INTEREST

     Various conflicts of interest may arise in the operation of the Company's business. The Independent Directors will determine the manner in which the Company will participate in any transaction, will have an obligation to function on behalf of the Company in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the Shareholders. Possible conflicts of interest include the following:

     Receipt of Commissions, Fees and Other Compensation by the Advisor and its Affiliates. A transaction involving the purchase, financing, lease and sale of any Property by the Company may result in the immediate realization by the Advisor and its Affiliates of substantial commissions, fees, compensation and other income. Subject to the Advisory Agreement, the Advisor has discretion with respect to all decisions relating to any such transaction, except to the extent such transaction involves Affiliates of the Advisor or relates to the making or purchasing of any Loans on behalf of the Company, in which case such transaction must be approved by a majority of the Independent Directors. Potential conflicts may arise in connection with the determination by the Advisor (on behalf of the Company) of whether to hold or sell a Property, as such determination could impact the timing and amount of fees payable to the Advisor. The Company may purchase, sell or finance Properties through certain Affiliates of the Advisor engaged in the real estate brokerage business or through other Affiliates of the Company.

     Non-Arm's-Length Agreements. Except as otherwise provided below, all agreements and arrangements, including those relating to compensation, between the Company and the Advisor or any of its Affiliates will not be the result of arm's-length negotiations. Certain provisions of the bylaws of the Company (the

"Bylaws"), however, target generally potential conflicts which might otherwise result from such agreements and arrangements by, among other things, requiring that compensation to the Advisor and its Affiliates be approved by a majority of the Independent Directors and that terms of future transactions with Affiliates be no less favorable to the Company than terms which could be obtained from unaffiliated entities providing similar services as an ongoing activity in the same geographical location.

     Purchases and Loans from Affiliates. The Company may purchase Properties from Affiliates of the Advisor if such purchase is consistent with the Investment Procedures, Objectives and Policies of the Company and if certain other conditions are met. See "Investment Procedures, Objectives and Policies." The Company also may borrow funds from the Advisor or its Affiliates (a) if, at any time when proceeds of the Offering are being held by the Escrow Agent, the Company does not have sufficient funds to provide the equity portion of a particular investment and (b) to provide the debt portion of a particular investment if (i) the Company is unable to obtain a permanent loan at such time or, in the judgment of the Board, it is not in the best interest of the Company to obtain a permanent loan at the interest rates then prevailing and (ii) the Board has reason to believe that the Company will be able to obtain a permanent loan on or prior to the end of the loan term provided by the Advisor or such Affiliate. See "Investment Procedures, Objectives and Policies." The Company may borrow funds on a short-term basis from the Advisor or its Affiliates.

     The Company may not invest in other REITs advised or managed, directly or through Affiliates, by the Sponsor, its subsidiaries or William P. Carey and with respect to which the Sponsor, its subsidiaries or William P. Carey receive separate fees, and will not sell Properties to the Sponsor, the Advisor or any director or any of their respective Affiliates, except in the case of an exercise of a right of first refusal by an affiliated joint venture partner.

     Every transaction entered into between the Company and the Advisor or its Affiliates is subject to an inherent conflict of interest. The Board may encounter conflicts of interest in enforcing rights of the Company against any Affiliate in the event of a default by or disagreement with such Affiliate or in invoking powers, rights or options pursuant to any agreement between the Company and such Affiliates. Each transaction between the Company and the Advisor or any of its Affiliates must be approved by a majority of the Independent Directors who are otherwise disinterested in the transaction as being fair and reasonable to the Company and on terms and conditions no less favorable to the Company than those available from unaffiliated third parties.

     Competition with the Company from Affiliates of the Advisor in the Purchase, Sale, Lease and Operation of Properties. W.P. Carey & Co., Inc. ("W.P. Carey & Co.") specializes in providing lease financing services to major corporations and, therefore, may be in competition with the Company with respect to Properties, potential purchasers, sellers and lessees of Properties, and mortgage financing for Properties. W.P. Carey & Co., its subsidiaries and William P. Carey currently manage or advise public and private real estate investment partnerships and REITs whose investment and rate of return objectives are substantially similar to those of the Company. In addition, they expect to manage or advise, directly or through Affiliates, additional REITs, public and private investment partnerships and other investment entities.

     The CPA(R) Programs have investment policies similar to those of the Company and, therefore, may be in competition with the Company for Properties, potential purchasers, sellers and lessees of Properties, and mortgage financing for Properties. Affiliates of the Advisor intend to offer interests in other REITs, partnerships or public or private investment entities, some of which may have similar investment objectives as the Company and may be in a position to acquire Properties at the same time as the Company. Affiliates of the Advisor may have an ownership interest in such other REITS.

     The Advisor will use best efforts to present suitable investments to the Company consistent with the investment Procedures, Objectives and Policies of the Company. However, the Advisor is not restricted from advising or managing other entities, any of which may have investment objectives similar to those of the Company. If the Advisor or any of its Affiliates is presented with a potential investment in a Property which might be made by more than one investment entity which it advises or manages, the decision as to the suitability of such Property for investment by a particular entity will be based upon a review of the investment portfolio of each such entity and upon factors such as cash flow from the Property, the effect of the acquisition thereof on the diversification of each entity's portfolio, rental payments during any renewal period, the estimated income tax effects of the purchase on each entity, the amount of equity required to make the investment, the policies of each entity relating to leverage, the funds of each entity available for investment, the length of time such funds have been available for investment and the manner in which the potential investment can be structured by each entity. Consideration will be given to joint ownership (e.g., tenancy-in-common or joint venture arrangement) of a particular Property determined to be suitable for more than one investment entity in order to achieve diversification of each entity's portfolio and efficient completion of an entity's portfolio. In such joint ownership, the investment of each entity will be on substantially similar terms and conditions, compensation to the organizer of each investment entity will be similar and each investment entity will have a right of first refusal to purchase the interest of the other if a sale of that interest is contemplated. See "Risk Factors -- Real Estate Investment Risks -- Risks of Joint Ventures." To the extent that a particular Property might be determined to be suitable for more than one investment entity, priority generally will be given to the investment entity having uninvested funds for the longest period of time. It is the responsibility of the directors (including the Independent Directors) to insure that the method used to allocate transactions is applied fairly to the Company.

     Adjacent Properties. Although it is not expected to occur, if the Advisor or any of its Affiliates acquires Properties that are adjacent to those of the Company, the value of such Properties may be enhanced by the interests of the Company. It also is possible that such Properties could be in competition with those of the Company for prospective tenants.

     Competition with the Company from Affiliates of the Advisor for the Time and Services of Officers and Directors. The Company will depend on the Board and the Advisor for the operation of the Company and for the acquisition, operation and disposition of its investments. Most officers of Carey Fiduciary Advisors, Inc. ("CFA"), the general partner of the Advisor, are also officers, directors and/or employees of W.P. Carey & Co. The general partners of the CPA(R) Programs are Affiliates of the Advisor, and CFA is the general partner of the Advisor to CPA(R):10 and CIP(TM). The Advisor serves in the same advisory capacity for CPA(R):10 and CIP(TM). The Advisor has entered into the Advisory Agreement with the Company pursuant to which it will perform certain functions relating to the investment of the Company's funds and the day-to-day management of the Company. See "Management -- The Advisory Agreement." Certain officers of Affiliates of the Advisor will be performing similar services for the CPA(R) Programs and may perform such services for REITs, partnerships or other investment entities offered in the future by Affiliates of the Advisor. CFA, the Advisor and their Affiliates will devote such time to the affairs of the Company as they, within their sole discretion, exercised in good faith, determine to be necessary for the benefit of the Company and the Shareholders. See "Management." Neither the Sales Agent, the Advisor nor any of their Affiliates are restricted in any manner as a result of their connection with the Company and the Offering from acting as general partner, advisor, underwriter, selling agent or broker-dealer in public or private offerings of securities in REITs, real estate partnerships or other entities which may have objectives similar to those of the Company and which are sponsored by Affiliated or non-Affiliated Persons. The Independent Directors also serve in similar capacities on the board of directors of CPA(R):10 and CIP(TM) (except for Mr. Lodge who serves only on the Board of CIP(TM)).

     Affiliated Sales Agent. The Sales Agent, a subsidiary of W.P. Carey & Co. and an Affiliate of the Advisor, will receive a selling commission for each Share sold by it (except for sales made to the Advisor, its employees or its Affiliates) and Annual Servicing Fees with respect to Shares held by its clients, and will receive reimbursement for certain expenses. See "The Offering."

     Common Counsel. Reed Smith Shaw & McClay, counsel for the Company in connection with the Offering, is also counsel to the Advisor, the Sales Agent and various Affiliates, including the CPA(R) Programs and W.P. Carey & Co. In the event any legal controversy arises in which the interests of the Company appear to be in conflict with those of the Advisor, the Sales Agent or their Affiliates, other counsel will be retained for one or more parties. Michael B. Pollack, Senior Vice President and Secretary of the Company, is a partner in Reed Smith Shaw & McClay. See "Management" and "Legal Opinions."

     Advisor's and Selected Dealers' Ownership Interest in the Company. For the purpose of providing the initial capitalization of the Company, the Advisor has acquired 20,000 Shares, constituting approximately 0.15% of the outstanding Shares as of September 19, 1996. If the maximum number of Shares are sold in the Offering, the Advisor will own less than 0.1% of the Shares. The Advisor and its Affiliates and employees, and the Selected Dealers and their employees are not restricted from acquiring Shares and may purchase an unlimited number of Shares on the same terms and conditions as the Shareholders except that such purchases shall be net of commissions. In addition, if the Advisor purchases additional Shares for investment, the Advisor could own a percentage of Shares greater than such amounts. Any Shares owned by the Advisor or the Affiliates of the Advisor can be expected to be voted in the Advisor's interest in matters requiring the approval of the holders of a majority of the Shares and any other matter submitted to a vote of the Shareholders. There are instances in which Shares held by the Advisor, the Company's directors or their Affiliates will not be permitted to vote. See "Management" and "Shareholders" sections of this Prospectus for further details.

     The following chart shows the relationship among the Advisor, its general partner, its Affiliates and the Company. See "Management."



                                    [CHART]

                         PRIOR OFFERINGS BY AFFILIATES

     THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. IN ADDITION, THE INCLUSION OF THE TABLES REFERENCED HEREIN AS EXHIBITS TO THIS PROSPECTUS DOES NOT IMPLY OR INDICATE IN ANY MANNER THAT THE COMPANY WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES WITH RESPECT TO CASH FLOW, TAXABLE INCOME OR OTHER FACTORS, NOR DOES IT IMPLY OR INDICATE THAT PURCHASERS OF SHARES WILL EXPERIENCE RETURNS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE REAL ESTATE PROGRAMS REFERRED TO IN SUCH TABLES. SHAREHOLDERS WHO PURCHASE SHARES IN THE COMPANY WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF SUCH REAL ESTATE PROGRAMS (UNLESS THEY ARE ALSO INVESTORS IN THOSE REAL ESTATE PROGRAMS).

     Affiliates of the Advisor have organized Corporate Property Associates, a California limited partnership ("CPA(R):1"), Corporate Property Associates 2, a California limited partnership ("CPA(R):2"), Corporate Property Associates 3, a California limited partnership ("CPA(R):3"), Corporate Property Associates 4, a California limited partnership ("CPA(R):4"), Corporate Property Associates 5, a California limited partnership ("CPA(R):5"), Corporate Property Associates
6 -- a California limited partnership ("CPA(R):6"), Corporate Property Associates 7, -- a California limited partnership ("CPA(R):7"), Corporate Property Associates 8, L.P., a Delaware limited partnership ("CPA(R):8"), Corporate Property Associates 9, L.P., a Delaware limited partnership ("CPA(R):9"), Corporate Property Associates 10 Incorporated, a Maryland corporation ("CPA(R):10"), and Carey Institutional Properties Incorporated; a Maryland corporation ("CIP(TM)"), (collectively, the "CPA(R) Programs") during the past 18 years and continue to serve as their general partners or advisor. The primary investment objectives of the CPA(R) Programs are similar to those of the Company.

     As of December 31, 1995, the CPA(R) Programs had raised a total of approximately $692,769,000 from approximately 38,500 investors. Through that date, the CPA(R) Programs originally had purchased a total of 358 properties, at an aggregate purchase price of approximately $1,310,217,000 (including capitalized costs of approximately $25,761,000), which consists of equity investments of approximately $557,721,000 and mortgage financing of approximately $752,496,000. All of the properties purchased are industrial or commercial properties. Of the properties owned (on the basis of purchase price, including additional capitalized costs) as of December 31, 1995: 30.06% are manufacturing plants; 22.60% are office buildings and research facilities; 19.26% are retail stores; 15.65% are distribution centers and warehouses and 12.43% are hotels and restaurants. Of the properties currently owned by the CPA(R) Programs: 94 are located in the Southwest; 86 are located in the Midwest; 67 are located in the Southeast; 36 are located in the Pacific coast states; 32 are located in the Northeast; and 9 are located in the Mountain states.

     When acquired by the CPA(R) Programs, approximately 18.44% of the properties had newly constructed buildings and approximately 81.56% had previously constructed buildings (percentage determined on the basis of purchase price, including additional capitalized costs). Substantially all of the properties were fully constructed when purchased by the CPA(R) Programs. When purchased by the CPA(R) Programs, all of the properties were single-tenant commercial, industrial and governmental real property (or interests therein). The CPA(R) Programs have made no Loans or participating Loans and have entered into 28 joint ventures with affiliated programs (24% of all transactions entered into by the CPA(R) Programs). More detailed information with respect to investments by the CPA(R) Programs is separately presented in tabular form for the CPA(R) Programs in Exhibit 99 to Part II of the Registration Statement. Upon request, the Company will provide, at no fee, copies of such Exhibit.

     The CPA(R) Programs have had similar leverage goals to that of the Company (60% of Total Property Cost of all properties purchased) but on average have achieved leverage of approximately 57%. For fully invested CPA(R) Programs, the approximate percentage of leverage achieved is as follows: CPA(R):1 -- 59%; CPA(R):2 -- 56%; CPA(R):3 -- 53%; CPA(R):4 -- 54%; CPA(R):5 -- 57%;
CPA(R):6 -- 58%; CPA(R):7 -- 54%; CPA(R):8 -- 54%; CPA(R):9 -- 60%;
CPA(R):10 -- 63%; and CIP(TM) -- 61%.

     Forty-four complete properties and unimproved portions of nine other properties purchased by the CPA(R) Programs had been sold as of December 31, 1995. All but 14 of such properties were sold for consideration equal to or in excess of the applicable CPA(R) Program's total investment in such properties, including acquisition costs. The properties sold were originally purchased for a total purchase price of approximately $123,015,000 and an initial equity investment of approximately $48,669,000. Approximately $137,897,000 was received from the sale of these properties (plus approximately $1,906,000 in additional consideration received in connection with such sales) while net proceeds received (after expenses and the repayment of mortgages) were approximately $78,632,000. No purchase money obligations were received by the Company in connection with the sale of such properties. More detailed information with respect to the properties sold by the CPA(R) Programs between January 1, 1992 and December 31, 1995 is presented in tabular form in Table V (Sales or Dispositions of Properties) in Exhibit A to this Prospectus.

     The CPA(R) Programs have adopted investment policies which are designed to reduce the risk of occurrence of adverse business developments as well as to mitigate the effects of any adverse business development. In selecting investments, factors such as the creditworthiness of a tenant, the condition and use of the property, and geographic and industry diversification are considered in order to reduce the risk of adverse business developments to the CPA(R) Programs. As part of the property selection process, the CPA(R) Programs often attempt to select properties which are necessary to the operations of a tenant so that, in the event that such tenant undergoes a reorganization due to bankruptcy, the lease provisions are less likely to be modified. In addition, in order to minimize their exposure, the CPA(R) Programs also attempt to utilize nonrecourse mortgage financing.

     Certain CPA(R) Programs have experienced adverse business developments which have included the filing by certain tenants for protection from creditors under the Bankruptcy Code, the vacating of facilities by a tenant at the end of an initial lease term, and litigation with tenants involving lease defaults and sales of properties. These developments have caused a reduction in cash flow and/or an increase in administrative expenses of the affected CPA(R) Programs for certain periods of time, but, with three exceptions described below, have not caused the affected CPA(R) Programs to reduce their rate of distributions to partners. See Table III (Operating Results of Prior Programs) in Exhibit A to this Prospectus for overall results of operations of the affected CPA(R) Programs.

     The general partners of the affected CPA(R) Programs have undertaken a number of measures to mitigate the adverse effects of certain adverse business developments, such as re-leasing properties vacated by initial tenants; refinancing mortgage loans and restructuring terms of existing mortgage loans; restructuring lease terms; selling properties; and, in the case of litigation, vigorously defending the interests of affected CPA(R) Programs and, where appropriate, settling litigation. Of the approximately 150 tenants with which the CPA(R) Programs have entered into leases, 15 have subsequently sought protection from creditors in bankruptcy. Properties formerly leased to nine of these tenants have been re-leased or sold. Four other tenants have affirmed their leases and the leases of the remaining two tenants are currently the subject of negotiations described below.

     Most CPA(R) Programs in which adverse developments have occurred have been able to meet their obligations and maintain distributions to their partners, primarily as a result of the efforts of the general partners described above and below and the existence of a working capital reserve established at the inception of each CPA(R) Program. Although several CPA(R) Programs have experienced the types of adverse business developments described above, only three CPA(R)Programs, CPA(R):1, CPA(R):5 and CPA(R):7, have had to reduce the rate of distributions to their partners as a result of adverse developments. The adverse developments which were primarily responsible for causing these reductions in the rate of distributions are, in the case of CPA(R):1, the bankruptcy filing by Storage Technology, in the case of CPA(R):5 the sale of two properties and in the case of CPA(R):7, the bankruptcy filings of Yellow Front Stores, Inc. and NV Ryan L.P. The reductions in distribution rates in each of CPA(R):1, CPA(R):5 and CPA(R):7 were followed by increases in the distribution rates. The distribution rate of CPA(R):7 now exceeds the rate in effect before the reductions while the distribution rate of CPA(R):1 and CPA(R):5 have not reached the rate in effect before the reduction.

     Most of the adverse developments which have occurred have been resolved. These include the filings for protection from creditors under the Bankruptcy Code by the following tenants of the following CPA(R) Programs: Saxon Industries, Inc. (CPA(R):1 and CPA(R):2); Storage Technology Corporation (CPA(R):1); The Leslie Fay Company (CPA(R):3); Knudsen Corporation (CPA(R):3 and CPA(R):4); Gulf Consolidated Services, Inc. (CPA(R):4); Three Guys Inc. Ltd. (CPA(R):4); Williams Hand Tool, Inc. (CPA(R):5); American Trim Products Inc. (CPA(R):5); Yellow Front Stores, Inc. (CPA(R):7); NVRyan L.P. (CPA(R):7, CPA(R):8 and CPA(R):9); Harvest Food, Inc. (CPA(R):10 and CIP(TM); and SportsTown, Inc. (CIP(TM)). The management of these programs have addressed these bankruptcies primarily by re-leasing the properties to new tenants or by restructuring the original leases at a reduced rental. Certain of the properties have been sold at a loss or transferred in exchange for a release of the related mortgage debt. In the case of the bankruptcy filing by Saxon Industries, Inc., however, its two leases were affirmed in bankruptcy. In the case of the bankruptcy filing by Knudsen Corporation, seven of the eight properties which had been leased to Knudsen Corporation were sold at a gain, generating more than enough cash to retire the entire mortgage debt on all eight properties. The remaining property was leased to a new tenant. In addition, as a result of vigorous litigation efforts pursued by the general partners, certain programs have been awarded substantial awards from bankruptcy settlements. CPA(R):1 received a settlement of cash and securities with a market value of approximately $2.5 million in connection with the Storage Technology Corporation bankruptcy. CPA(R):7 and CPA(R):8 were paid a restructuring fee of $2.6 million in exchange for amending certain leases and CPA(R):9 received approximately $456,000, in each case in connection with settlement of bankruptcy claims against NVRyan L.P.

     In May 1995, CPA(R):3 reached a settlement resolving all outstanding issues in its dispute with Leslie Fay and National Union (the "Settlement Agreement"). In June, 1995, the Settlement Agreement was approved by the Bankruptcy Court. As a result of this settlement, the Partnership received a total of $18,839,749 for the termination of Leslie Fay's interest in the Property and $2,000,000 in exchange for the sale of the property. The Partnership made a special distribution of $50.00 per Unit in July, 1992 and $120 in October 1995 and has not yet determined how it will use the remaining proceeds of the settlement with Leslie Fay and National Union and the sale of the property.

     The deterioration in financial condition of certain tenants has in certain cases caused the affected CPA(R) Programs to assume the business operations of these tenants. Such situations include the assumption of operations for three hotels formerly leased to affiliates of Landmark Hotel Corporation ("Landmark") by CPA(R):5 and CPA(R):6, for two hotels formerly leased to Integra -- a Hotel and Restaurant Company ("Integra") by CPA(R):4, CPA(R):6, CPA(R):7 and CPA(R):8, and for a food service facility formerly leased to HL Associates ("HL") by CPA(R):7. The leases with respect to the hotels formerly leased to Landmark and for the food service facility formerly leased to HL have been terminated. HL and Integra filed for protection under the Bankruptcy Code in November 1988 and July 1992, respectively. The assumption of business operations of these tenants was undertaken in order to protect the investment in these properties for future sales or re-leasing. Cash flow from all but two of the hotels formerly leased to Landmark has been more than sufficient to fund the debt service on such properties. One hotel formerly leased to Integra is currently the subject of ongoing negotiations for a bankruptcy settlement from Integra. Business operations of this hotel was assumed in August 1992. This hotel located in Livonia, Michigan, owned by CPA(R):6 and CPA(R):7, has been generating cash flow in excess of rental income from the lease when it was in effect, with the excess accruing to the benefit of these programs. In addition, the CPA(R) Programs involved have assumed responsibility for making capital improvements to the hotel. The outcome of the bankruptcy negotiations cannot be predicted at this time. The food service facility has been sold by CPA(R):7 and the hotel located in Kenner, Louisiana owned by CPA(R):4 and CPA(R):8 has been sold.

     Certain developments that have occurred are in the process of being resolved but have not yet been finally resolved. These include the filing for protection from creditors under the Bankruptcy Code by New

Valley Corporation (formerly Western Union, hereinafter "New Valley") (CPA(R):2 and CPA(R):3) and Integra. There can be no assurance that either of these developments will be resolved satisfactorily. The ultimate impact of these developments will not be finally determined until they have been resolved.

     New Valley has agreed to affirm two of its three leases with CPA(R):2 and CPA(R):3. New Valley ceased paying rent on the disaffirmed lease, for a property in Moorestown, N.J., in August 1991. Rent income on the disaffirmed lease represented approximately 8.73% and 9.06% of the lease revenues for CPA(R):2 and CPA(R):3, respectively in 1994. A bankruptcy settlement payment is expected from New Valley in connection with termination of the Moorestown lease.

     Additional information concerning the CPA(R) Programs is set forth in tabular form in Exhibit A to this Prospectus. See "Experience in Raising and Investing Funds" in Table I; "Compensation to Sponsor" in Table II; "Operating Results of Prior Programs" in Table III; and "Sales or Dispositions of Properties" in Table V. In addition, upon request, the Company will provide, at no fee, the most recent annual report (on Form 10-K) filed by any of the CPA(R) Programs and, at a reasonable fee, the exhibits to such annual report.

                                   MANAGEMENT

     The Company will operate under the direction of the Board, the members of which are accountable to the Company and its Shareholders as fiduciaries. A majority of the Independent Directors and a majority of the directors have reviewed and ratified the Articles of Incorporation and have adopted the Bylaws. The Board will be responsible for the management and control of the affairs of the Company; however, the Board will retain the Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the Board's supervision. The Company currently has five directors; it must have at least three and may have no more than nine directors.

     A majority of the Board must be comprised of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. An Independent Director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any material business or professional relationship with, or serve as an officer or director of, the Sponsor, the Advisor or any of their Affiliates, except that an Independent Director may serve as a director, officer or trustee for not more than two other REITs organized by the Sponsor or advised by the Advisor. Each of the Independent Directors serve as an Independent Director of two previous CPA(R) Programs and one served as a director of an affiliate of the Advisor from 1987 to 1990. The total compensation paid to the directors during 1994 was $30,000 and in 1995 was $38,750. Except to carry out the responsibilities of director, an Independent Director may not perform material services for the Company. Two of the directors are Affiliates of the Advisor and three are Independent Directors. Proposed transactions are often discussed before being brought to a final Board of Director's vote. During these discussions, Independent Directors often offer ideas for ways in which deals can be changed to make them acceptable and these suggestions are taken into consideration on structuring transactions. No Independent Director of any prior CPA(R) program has ever voted against a property acquisition recommendation on a final vote. Each director will hold office until the next annual meeting of Shareholders or until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent director.

     Any director may resign at any time and may be removed with or without cause by the Shareholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of such proposed removal. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if the director shall be removed.

     Unless filled by a vote of the stockholders as permitted by Maryland law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and, (a) in the case of a director who is not an Independent Director (an "Affiliated Director"), by a vote of a majority of the remaining Affiliated Directors, or
(b) in the case of an Independent Director, by a vote of a majority of the remaining Independent Directors (unless, in the case of clause (a) or (b), there are no remaining Affiliated Directors or Independent Directors, as the case may be, to so fill a vacancy, in which case a majority vote of the remaining directors shall be sufficient). If at any time there shall be no Independent or Affiliated Directors in office, successor directors shall be elected by the Shareholders. Each director will be bound by the Articles of Incorporation and Bylaws.

     The directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The directors will meet quarterly or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on the Advisor. The Board is empowered to fix the compensation of all officers that it selects and shall pay remuneration to directors for services rendered to the Company in any other capacity. Initially, the Company intends to pay to each Independent Director a quarterly fee of $2,750 and a meeting fee of $1,000 per meeting. The aggregate compensation payable to the Independent Directors as a group for 1996 will be approximately $60,000. The Company will not pay any compensation to the officers or directors of the Company who also serve as officers or directors of the Advisor.

     The general investment and borrowing policies of the Company are set forth in this Prospectus. The directors shall establish further written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are in the best interest of the Shareholders and are fulfilled. Until modified by the directors, the Company shall follow the policies on investments and borrowings set forth in this Prospectus.

     The Board is also responsible for reviewing the fees and expenses of the Company on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interests of the Shareholders. In addition, a majority of the Independent Directors and a majority of directors not otherwise interested in the transaction must approve all transactions with the Advisor or its Affiliates. The Independent Directors also will be responsible for reviewing the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other REITs and other investors by advisers performing similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account.

     Neither the directors nor their Affiliates will vote or consent to the voting of Shares they now own or hereafter acquire on matters submitted to the shareholders regarding either (i) the removal of the Advisor, any director or any Affiliate; or (ii) any transaction between the Company and the Advisor, any director or any Affiliate.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The directors and executive officers of the Company are as follows:

                       NAME                                        OFFICE
    -------------------------------------------  -------------------------------------------
    William P. Carey...........................  Chairman of the Board and Director
    Francis J. Carey...........................  President
    Ralph G. Coburn............................  Director*
    H. Cabot Lodge III.........................  Director and Vice Chairman
    William Ruder..............................  Director*
    Charles C. Townsend........................  Director*
    Warren G. Wintrub..........................  Director*
    George E. Stoddard.........................  Senior Executive Vice President
    Barclay G. Jones III.......................  Executive Vice President
    Claude Fernandez...........................  Executive Vice President and Chief
                                                   Administrative Officer
    Michael B. Pollack.........................  Senior Vice President
    H. Augustus Carey..........................  Senior Vice President -- Marketing
    John J. Park...............................  Senior Vice President -- Finance and
                                                   Treasurer
    Anthony S. Mohl............................  Senior Vice President -- Property
                                                   Management
    Debra E. Bigler............................  First Vice President and Regional Director
    Ted G. Lagreid.............................  First Vice President and Regional Director
    Michael D. Roberts.........................  First Vice President and Controller

---------------
* Independent Director

     The following is a biographical summary of the experience of the directors and executive officers of the Company.

     William P. Carey, age 66, Chairman and Chief Executive Officer, has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W.P. Carey & Co., Inc. ("W.P. Carey & Co.") in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Motteley (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb Rhoades & Co. (now Lehman Brothers), head of Real Estate and Private Placements, Director of Corporate Finance and Vice Chairman of the Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania's Wharton School of Finance, Mr. Carey is a Governor of the National Association of Real Estate Investment Trusts (NAREIT). He also serves on the boards of The Johns Hopkins University and its medical school, Templeton College of Oxford University, The James A. Baker III Institute for Public Policy at Rice University and other educational and philanthropic institutions. He founded the Visiting Committee to the Economics Department of the University of Pennsylvania and co-founded with Dr. Lawrence R. Klein the Economics Research Institute at that university. Mr. Carey also serves as Chairman of the Board and Chief Executive Officer of CPA(R):10 and CIP(TM). Mr. Carey is the brother of Francis J. Carey and an uncle of H. Augustus Carey.

     Francis J. Carey, age 70, was elected President and Managing Director of W.P. Carey & Co. in April 1987. He served as a member of the Executive Committee and Board of Managers of the Western Savings Bank of Philadelphia from 1970 until its takeover by another bank in 1982 and is a former chairman of the Real Property, Probate and Trust Section of the Pennsylvania Bar Association. Mr. Carey has been a director of W.P. Carey & Co. since its founding in 1973. Mr. Carey served as a member of the Board of Overseers of the School of Arts and Sciences at the University of Pennsylvania from 1983 to 1990 and has served as a member of the board of trustees of the Investment Program Association since 1990. A real estate lawyer with more than 35 years' experience, he holds A.B. and J.D. degrees from the University of

Pennsylvania. Mr. Carey also serves as a director and as President of CPA(R):10 and CIP(TM). Mr. Carey is the father of H. Augustus Carey and the brother of William P. Carey.

     Ralph G. Coburn, Rear Admiral USNR (Ret.), age 86, is former President and Chief Executive Officer of Hubbard Real Estate Investments (now HRE Properties) ("Hubbard"), a $100,000,000 equity REIT sponsored by Merrill Lynch and listed on the New York Stock Exchange. While with Hubbard, he was also Senior Vice President and a director of Merrill Lynch Hubbard, Inc., advisor to Hubbard and a specialist in real estate and corporate finance. With Merrill Lynch Hubbard's predecessor corporation, Admiral Coburn had been engaged in a diversity of real estate activity for more than 20 years. A graduate of Harvard College, Harvard Law School and the Naval War College, Admiral Coburn previously served as managing director of the National Association of Real Estate Investment Trusts, Washington, DC, representing the multi-billion dollar REIT industry, and also has been counsel to a Washington law firm and an independent consultant to a Boston real estate firm. Admiral Coburn serves as a director of CPA(R):10 and CIP(TM).

     H. Cabot Lodge, age 40, is the Chairman of Superconducting Core Technologies, a position he has held since March, 1995. Mr. Lodge joined W.P. Carey & Co. as Assistant to the Chairman in August 1983 and served as Executive Vice President and Managing Director of the Company through September 1995. Mr. Lodge received his B.A. degree from Harvard University in 1978 and his M.B.A. from Harvard Business School in 1983. Prior to attending business school, he served as a research consultant and regional director of Harbridge House Inc. from June 1978 to July 1981. Mr. Lodge also serves as a director of CIP(TM).

     William Ruder, age 73, is Chairman of the Board of William Ruder Incorporated, a consulting firm founded in 1981. From 1948 to 1981, Mr. Ruder was in partnership with David Finn at the firm of Ruder & Finn, an international public relations company. He is a former Assistant Secretary of Commerce of the United States and is on the board of directors of the United Nations Association of the United States of America, Junior Achievement and the Council on Economic Priorities. He is a member of the Board of Overseers of the Wharton School of the University of Pennsylvania and has also served as a consultant to the Communications Advisory Board to the White House Press Secretary, the Committee for Economic Development and the Office of Overseas Schools for the U.S. State Department. Mr. Ruder is a Tobe Lecturer at Harvard Graduate School of Business and is associated with several other business, civic and cultural organizations. He received a B.S.S. degree from the City College of New York. Mr. Ruder served as a director of W.P. Carey & Co. from 1987 to 1990. He also is a director of CPA(R):10 and CIP(TM).

     Charles C. Townsend, Jr., age 68, currently is an Advisory Director of Morgan Stanley & Co., having held such position since 1979. Mr. Townsend was Partner and Managing Director of Morgan Stanley & Co. from 1963 to 1978 and served as Chairman of Morgan Stanley Realty Corporation from 1977 to 1982. Mr. Townsend holds a B.S.E.E. from Princeton University and an M.B.A. from Harvard University. Mr. Townsend also currently serves as an Independent Director of CPA:10 and CIP(TM).

     Warren G. Wintrub, age 62, retired in 1992 from Coopers & Lybrand after 35 years. Mr. Wintrub was elected a partner in Coopers & Lybrand in 1963 and specialized in tax matters and served on that firm's Executive Committee from 1976 to 1992 and as a Chairman of its Retirement Committee from 1979 to 1992. Mr. Wintrub holds a B.S. degree from Ohio State University and an LL.B. from Harvard Law School. He currently serves as a director of Chromcraft Revington, Inc. and Getty Petroleum Co. Mr. Wintrub is also a director of CPA(R):10 and CIP(TM).

     George E. Stoddard, age 79, was until 1979 officer-in-charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States ("Equitable"), with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an A.B. degree from Brigham Young University, an M.B.A. from Harvard Business School and an LL.B. from Fordham University Law School. Mr. Stoddard also serves as a Managing Director of W.P. Carey & Co.

     Barclay G. Jones III, age 35, is an Executive Vice President and Managing Director of W.P. Carey & Co. Mr. Jones joined W.P. Carey & Co. as Assistant to the President in July 1982 after his graduation from the Wharton School of the University of Pennsylvania where he majored in Finance and Economics.

Mr. Jones has served as a director of W.P. Carey & Co. since April 1992 and is a director of the Wharton School Club of New York.

     Claude Fernandez, age 44, joined W.P. Carey & Co. as Assistant Controller in March 1983, was elected Controller in July 1983, Vice President in April 1986 and is now a Managing Director, Senior Vice President and Chief Administrative Officer. Prior to joining W.P. Carey & Co., Mr. Fernandez was associated with Coldwell Banker, Inc. in New York for two years and with Arthur Andersen & Co. in New York for over three years. Mr. Fernandez, a Certified Public Accountant, received his B.S. degree in accounting from New York University in 1975 and his M.B.A. in Finance from Columbia University Graduate School of Business in 1981.

     Michael B. Pollack, age 38, is a partner in the law firm of Reed Smith Shaw & McClay, counsel for the Company. Mr. Pollack joined Reed Smith Shaw & McClay in September 1983. He graduated from the Wharton School of the University of Pennsylvania and attended Boston University Law School and the University of Pennsylvania Law School, graduating from the former in 1983. Mr. Pollack was elected Vice President and Secretary of W.P. Carey & Co. in April 1987, First Vice President in July 1990 and Senior Vice President in April 1996.

     H. Augustus Carey, age 39, returned to W.P. Carey & Co. as a Vice President in August 1988 and was elected First Vice President in April 1992 and Senior Vice President in October 1995. Mr. Carey previously worked for W.P. Carey & Co. from 1979 to 1981 as Assistant to the President. From 1984 to 1987, Mr. Carey served as a loan officer in the North American Department of Kleinwort Benson Limited in London, England. He received his A.B. in Asian Studies from Amherst College in 1979 and a M.Phil. in Management Studies from Oxford University in 1984. He is the son of Francis J. Carey and the nephew of William P. Carey.

     John J. Park, age 32, became a First Vice President of W.P. Carey & Co. in April 1993 and Senior Vice President in October, 1995. Mr. Park joined W.P. Carey & Co. as an Investment Analyst in December 1987 and became a Vice President in July 1991. Mr. Park received his undergraduate degree from the Massachusetts Institute of Technology in 1986 and an M.B.A. from New York University in 1991.

     Anthony S. Mohl, age 34, became a Senior Vice President in April 1996. Mr. Mohl joined W.P. Carey & Co. as Assistant to the President in September 1987 after receiving an M.B.A. from the Columbia University Graduate School of Business and became a Second Vice President in January 1990. Mr. Mohl was employed as an analyst in the strategic planning group of Kurt Salmon Associates after receiving an undergraduate degree from Wesleyan University.

     Debra E. Bigler, age 43, became Vice President and Marketing Director of W.P. Carey & Co. in July 1991 and a First Vice President in October, 1995. A regional marketing director responsible for investor services in the south and south central United States, Ms. Bigler joined W.P. Carey & Co. in March 1989 as Assistant Marketing Director. Ms. Bigler was employed as a Marketing Associate with E.F. Hutton & Company Inc. from July 1980 to January 1989.

     Ted G. Lagreid, age 43, joined W.P. Carey & Co. in 1994 and became a First Vice President in October, 1995. Mr. Lagreid is a regional marketing director responsible for investor services in the western United States. Prior to joining the firm, he was employed by the Shurgard Capital Group, then for SunAmerica where he was an executive in its mutual funds group. He earned an A.B. from the University of Washington, received an M.P.A. from the University of Puget Sound and then spent eight years in the city of Seattle's Department of Community Development. Mr. Lagreid was a commissioner of the City of Oakland, California, having served on its Community and Economic Development Advisory Commission.

     Michael D. Roberts, age 44, joined W.P. Carey & Co. in April 1989 as a Second Vice President and Assistant Controller and was named Vice President and Controller in October 1989 and First Vice President in July 1990. From August 1980 to February 1983 and from September 1983 to April 1989, he was employed by Coopers & Lybrand and held the position of Audit Manager at the time of his departure. A Certified Public Accountant, Mr. Roberts received his undergraduate degree from Brandeis University and his M.B.A. from Northeastern University.

     Certain of the directors and officers of the Company act as directors or officers of the general partners of other CPA(R) Programs and may own partnership interests in such CPA(R) Programs.

THE ADVISOR

     Carey Property Advisors (the "Advisor") will serve as the advisor to the Company. The general partner of the Advisor is Carey Fiduciary Advisors, Inc. ("CFA"), a Pennsylvania corporation wholly-owned by William P. Carey. The Company has entered into an advisory agreement with the Advisor (the "Advisory Agreement") pursuant to which the Advisor will manage the Company's day-to-day affairs and will monitor the Company's assets and income so that the Company will comply with the REIT provisions of the Code. This may include the purchase or disposition of investments of the Company as well as the structuring of the receipt of income from these investments. The Advisor and its Affiliates will receive certain fees and compensation from the Offering, the investment of the proceeds therefrom and the management and disposition of the Company's assets. See "Management Compensation."

     CFA is authorized to issue 5,000 shares of common stock, $0.01 par value, 1,000 of which are outstanding. All of CFA's outstanding shares of stock are owned by William P. Carey. As of December 31, 1994, CFA had total assets of $302,460 and shareholder's equity of $228,537.

     W.P. Carey & Co. is a private company that specializes in arranging private financing for major corporations, principally net lease financings of real property, and the officers of W.P. Carey & Co. have an extensive background in this area. Properties financed with the assistance of W.P. Carey & Co. have included office buildings, manufacturing plants, distribution and retail facilities, warehouses, movie theaters and hotels.

DIRECTORS AND PRINCIPAL OFFICERS OF CAREY FIDUCIARY ADVISORS, INC.

     The directors and principal officers of CFA are as follows:

                  NAME                                           OFFICE
    ---------------------------------  ----------------------------------------------------------
    William P. Carey.................  Chairman of the Board and Director
    Francis J. Carey.................  President and Director
    George E. Stoddard...............  Chairman of the Investment Committee and Director
    Raymond S. Clark.................  Chairman of the Executive Committee and Director
    Frank J. Hoenemeyer..............  Vice Chairman of the Investment Committee and Director
    Lawrence R. Klein................  Chairman of the Economic Policy Committee and Director
    Madelon DeVoe Talley.............  Vice Chairman and Director
    Barclay G. Jones III.............  Executive Vice President and Director
    Claude Fernandez.................  Executive Vice President and Chief Administrative Officer
    H. Augustus Carey................  Senior Vice President -- Marketing
    Anthony S. Mohl..................  Senior Vice President -- Property Management
    Michael B. Pollack...............  Senior Vice President and Secretary
    John J. Park.....................  Senior Vice President -- Acquisitions and Treasurer
    Debra E. Bigler..................  First Vice President and Regional Director
    Ted G. Lagreid...................  First Vice President and Regional Director
    Michael D. Roberts...............  First Vice President and Controller
    David S. Eberle..................  Vice President and Regional Director
    Mary Ann Kelly...................  Vice President and Regional Director
    David W. Marvin..................  Vice President and Regional Director
    Gordon J. Whiting................  Vice President -- Acquisitions

     Information regarding Messrs. W. P. Carey, F. J. Carey, Stoddard, Jones, Fernandez, Roberts, H. A. Carey, Park, Altmann, Lagreid, Mohl and Roberts and Ms. Bigler is set forth under "Management -- Directors and Principal Officers of the Company."

     Raymond S. Clark, age 82, is former President and Chief Executive Officer of the Canton Company of Baltimore and the Canton Railroad Company. A graduate of Harvard University and Yale Law School, he is currently a director and Chairman of the Executive Committee of W.P. Carey & Co. and served as Chairman of the Board of W.P. Carey & Co. from its founding in 1973 until 1987. He is past Chairman of the Maryland Industrial Development Financing Authority. Mr. Clark is the brother-in-law of William P. Carey and Francis J. Carey.

     Frank J. Hoenemeyer, age 76, was Vice Chairman, Director and Chief Investment Officer of The Prudential Insurance Company of America until his retirement in November 1984. As Chief Investment Officer he was responsible for all of Prudential's investments in stocks, bonds, private placements, leveraged buyouts, venture capital, real estate ownership and mortgages. Mr. Hoenemeyer was graduated with a B.S. in Economics from Xavier University, Cincinnati, Ohio and an M.B.A. from the Wharton School of the University of Pennsylvania, and joined Prudential in 1947. Under his direction as Chief Investment Officer, Prudential built the world's largest real estate and securities investment portfolio (valued at over $200 billion in 1989) and became a leader in investments including the purchase and development of real estate, leveraged buyouts and venture capital. Mr. Hoenemeyer serves on the Boards of American International Group and Mitsui Trust Bank (U.S.A.) and is formerly a director of Corporate Property Investors, a $3 billion private real estate investment trust. He has also been active in community affairs and at present is Chairman of the Turrell Fund and a Trustee and Chairman of the Finance Committee of the Robert Wood Johnson Foundation.

     Dr. Lawrence R. Klein, age 76, is the Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School, having joined the faculty of the University in 1958. He is a holder of earned degrees from the University of California at Berkeley and the Massachusetts Institute of Technology and has been awarded the Alfred Nobel Memorial Prize in Economic Sciences as well as a number of honorary degrees. Founder of Wharton Econometric Forecasting Associates, Inc., Dr. Klein has been counselor to various corporations, governments and government agencies, including the Federal Reserve Board and the President's Council of Economic Advisers. Dr. Klein joined W.P. Carey & Co. in 1984 as Chairman of the Economic Policy Committee and as a director.

     Madelon DeVoe Talley, age 64, served as a managing director of Rothschild, Inc. and as the President of its asset management division from 1982 to 1984. From 1978 to 1982, Mrs. Talley was the chief investment officer of the multi-billion dollar New York State Common Retirement Fund. She was Director of International Investments for the Dreyfus Corporation as well as Vice President of its money management division from 1975 to 1977. She is formerly a member of the Board of Governors of the NASD, and is formerly a member of Investment Board of the New York State Employees Retirement Systems as well as a Trustee of The New York State Teachers Retirement Systems. She also serves on the board of directors of Biocraft Laboratories, a New York Stock Exchange company, and as a director of W.P. Carey & Co.

     Michael B. Pollack, age 38, is a partner in the law firm of Reed Smith Shaw & McClay, counsel for the Company. Mr. Pollack joined Reed Smith Shaw & McClay in September 1983. He graduated from the Wharton School of the University of Pennsylvania and attended Boston University Law School and the University of Pennsylvania Law School, graduating from the former in 1983. Mr. Pollack was elected Vice President and Secretary of W.P. Carey & Co. in April 1987, First Vice President in July 1990 and Senior Vice President in April 1996.

     David S. Eberle, age 29, joined W.P. Carey & Co., Inc. in 1995 as Vice President and Regional Director for the Midwest region. Previous to joining W.P. Carey he was Manager, Wholesale Sales for Bowen Real Estate Group located in Portland, Oregon and was responsible for the entire United States. Mr. Eberle received his B.S. in Management from St. John's University.

     Mary Ann Kelly, age 35, joined W.P. Carey & Co. in 1995 as a regional marketing director for the mountain states area. She was previously employed by Related Capital Company as a regional director in the southeastern United States. Ms. Kelly received her B.B.A. from Hofstra University where she concentrated in International Business.

     David W. Marvin, age 43, joined W.P. Carey & Co. in 1995 as a regional marketing director for the northeastern United States. Previously he spent 15 years at Prudential-Bache and Kidder-Peabody, as well as was a national director of sales with Cigna Corporation. Mr. Marvin received his B.A. from the University of Massachusetts at Amherst.

     Gordon J. Whiting, age 30, became a Vice President of W.P. Carey & Co. in October 1995. Mr. Whiting joined W.P. Carey & Co. as a Second Vice President in September 1994 after receiving his M.B.A. from the Columbia University Graduate School of Business where he concentrated in finance. Mr. Whiting founded an import/export company based in Hong Kong after receiving his B.S. from Cornell University.

     The principal officers of CFA and the offices to which they have been elected substantially are the same as those for the Company. All of the officers and directors of CFA have been elected to serve until the next annual meeting of CFA to be held in 1996.

SHAREHOLDINGS

     The Advisor currently owns 20,000 Shares, which constituted 0.15% of the outstanding Shares as of September 19, 1996. The Advisor may not sell any of these Shares during the period it serves as the advisor to the Company. Furthermore, any resale of the 20,000 Shares that the Advisor currently owns and the resale of any Shares which may be acquired by Affiliates of the Company are subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although the Advisor is not prohibited from acquiring additional Shares, the Advisor has no options or warrants to acquire any additional Shares and has no current plans to acquire additional Shares. There is no limitation on the ability of the Advisor or its Affiliates to resell any Shares they may acquire in the future. If 20,000,000 Shares are sold, the Advisor will own less than 0.1% of the Shares. The Advisor has agreed to abstain from voting any Shares it now owns or hereafter acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

MANAGEMENT DECISIONS

     All of the activities of the Advisor will be managed by CFA. The primary responsibility for the selection of Company investments and the negotiation for such investments will reside in William P. Carey, Francis J. Carey, George E. Stoddard and Barclay G. Jones III, all of whom are officers or directors of CFA. Each potential Company investment will be submitted for review to the Investment Committee. George E. Stoddard, Chairman, Frank J. Hoenemeyer and Madelon DeVoe Talley currently serve as members of the Investment Committee. Lawrence R. Klein currently serves as an alternate member of the Investment Committee and may replace another member in the event a member is absent or disqualified from any meeting. The board of directors of CFA (the "CFA Board") has empowered the Investment Committee to authorize and approve Company investments on behalf of CFA between meetings of the CFA Board, provided that the members of the committee agree unanimously on the action to be taken. However, the CFA Board retains ultimate authority to authorize and approve Company investments on behalf of the Advisor and may make such investments on behalf of the Company without the approval of, and irrespective of any adverse recommendation by, the Investment Committee or any other Person, except the Board of the Company.

LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

     The Organizational Documents limit the personal liability of the Company's directors and officers for monetary damages to the fullest extent permitted under current Maryland law and provide that a director or officer may be indemnified to the fullest extent required or permitted by Maryland law. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established: (a) the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;
(b) the director or officer actually received an improper personal benefit in money, property or services; or (c) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful. Such indemnification or any agreement to hold harmless is recoverable only out of the assets of the Company and not from the Shareholders.

     This provision does not reduce the exposure of directors and officers to liability under Federal or state securities laws, nor does it limit the Shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to the Company or its Shareholders, although such equitable remedies may not be an effective remedy in certain circumstances.

     Notwithstanding the foregoing, the directors, the Advisor and their Affiliates will be indemnified by the Company for losses arising from the operation of the Company only if all of the following conditions are met: (a) the directors, the Advisor or their Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (b) the directors, the Advisor or their Affiliates were acting on behalf of or performing services for the Company; (c) such liability or loss was not the result of negligence or misconduct by the directors, the Advisor or their Affiliates; and (d) such indemnification or agreement to hold harmless is recoverable only out of the Company's net assets and not from its stockholders. The Sponsor has separately agreed to indemnify the Independent Directors against all liabilities and expenses and to advance expenses arising out of each Independent Director's activities on behalf of the Company to the extent such activities satisfy the Maryland law standards for indemnification.

     In addition to any indemnification to which directors and officers shall be entitled pursuant to the General Corporation Law of Maryland, the Organizational Documents provide that the Company shall indemnify other employees and agents to such extent as shall be authorized by the Directors, whether they are serving the Company or, at the Company's request, any other entity. The Company has agreed to indemnify and hold harmless the Advisor and its Affiliates performing services for the Company from certain claims and liabilities arising out of the performance of its obligations under the Advisory Agreement. As a result, the Company and its Shareholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in the Advisory Agreement.

     The Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of the directors, officers, the Advisor or their Affiliates will not be allowed for certain liabilities arising from or out of a violation of state or Federal securities laws. Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (a) approves the settlement and finds that indemnification of the settlement and related costs should be made, or (b) there has been a dismissal with prejudice or a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves such indemnification.

THE ADVISORY AGREEMENT

     Many of the services to be performed by the Advisor and its Affiliates in managing the day-to-day activities of the Company are summarized below. This summary is provided to illustrate the various functions which the Advisor and its Affiliates will perform for the Company and it is not intended to include all of the services which may be provided by third parties to the Company.

     The term of the Advisory Agreement ends on December 31, 1996 and thereafter will be automatically renewed for successive one-year periods unless either party shall give the other party notice of non-renewal not less than 60 days before the end of any such period. Additionally, the Advisory Agreement may be terminated (a) immediately by the Company for "Cause" or upon the bankruptcy of the Advisor or a material breach of the Advisory Agreement by the Advisor, (b) without Cause by a majority of the Independent Directors or Shareholders upon 60 days' notice, or
(c) immediately with Good Reason by the Advisor. "Good Reason" is defined in the Advisory Agreement to mean either (i) any failure to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under the Advisory Agreement, or (ii) any material breach of the Advisory Agreement of any nature whatsoever by the Company. "Cause" is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor or a breach of the Advisory Agreement by the Advisor.

     The Advisor and its Affiliates expect to engage in other business ventures and, as such, their resources will not be dedicated exclusively to the business of the Company. However, pursuant to the Advisory Agreement, the Advisor must devote sufficient resources to the administration of the Company to discharge its obligations. The Advisory Agreement is not assignable or transferable by either party without the consent of the other party, except that the Advisor may assign the Advisory Agreement to an Affiliate that has a net worth of $5,000,000 or more or for whom the Sponsor agrees to guarantee its obligations to the Company and either the Advisor or the Company may assign or transfer the Agreement to a successor entity.

     Under the terms of the Advisory Agreement, the Advisor undertakes to use its best efforts to present to the Company investment opportunities consistent with the investment policies and objectives of the Company as adopted by the Board. In its performance of this undertaking, the Advisor, either directly or indirectly by engaging an Affiliate, shall (at all times subject to the continuing and exclusive authority of the Board over the management of the Company and to compliance with the Organizational Documents):

          (i) find, present and recommend to the Company a continuing series of real estate investment opportunities consistent with the Company's investment policies and objectives;

          (ii) provide advice to, and act on behalf of, the Company with respect to the acquisition, financing, refinancing, holding, leasing and disposition of real estate investments;

          (iii) make investments on behalf of the Company in compliance with the investment Procedures, Objectives and Policies of the Company;

          (iv) take such action and obtain such services as may be necessary to effectuate the acquisition, financing, refinancing, holding, leasing and disposition of real estate investments; and

          (v) provide day-to-day management of business activities of the Company and such other administrative services for the Company as may be requested by the Board.

     The Board has authorized the Advisor to make investments in any Property on behalf of the Company without the approval of the Board if the following conditions are satisfied:

          (a) the Advisor must obtain an appraisal for the Property indicating that the Total Property Cost of the Property does not exceed the appraised value of the Property; and

          (b) the Advisor must provide the Company with a representation that the Property, in conjunction with the Company's other investments and proposed investments, is reasonably expected to fulfill the Company's investment Procedures, Objectives and Policies as established by the Board and then in effect.

     The Advisor may not make any Loans on behalf of the Company without the prior approval of a majority of the Independent Directors. The actual terms and conditions of transactions involving investments in Properties shall be determined in the sole discretion of the Advisor, subject at all times to compliance with the foregoing requirements. The Advisor shall notify the Board of all proposed transactions before such transactions are completed.

     Certain types of transactions require the prior approval of the Board, including a majority of the Independent Directors, including the following: (i) investments in Properties in respect of which the requirements specified above have not been satisfied, (ii) investments made through joint venture arrangements with Affiliates of the Advisor, (iii) investments which are not contemplated by the terms of this Prospectus, (iv) transactions that present issues which involve conflicts of interest for the Advisor (other than conflicts involving the payment of fees or the reimbursement of expenses), (v) investments in equity securities (other than warrants acquired in connection with net lease transactions) and (vi) the lease of assets to the Sponsor, any director or the Advisor.

     The Company will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, but not limited to: (i) Organization and Offering Expenses, which are defined to include expenses attributable to preparing the Registration Statement, formation and organization of the Company, qualification of the Shares for sale in the states, escrow arrangements, Commission and NASD filing fees and expenses attributable to selling the Shares (including but not limited to selling commissions, advertising expenses, expense reimbursement, counsel and accounting fees), (ii) the annual cost of goods and materials used by the Company and obtained from entities not affiliated with the Sponsor, including brokerage fees paid in connection with the purchase and sale of securities, (iii) administrative services (including personnel costs, provided, however that no reimbursement shall be made for costs of personnel to the extent that such personnel are used in transactions for which the Advisor receives a separate fee), (iv) rent, depreciation, leasehold improvement costs, utilities or other administrative items generally constituting the Advisor's overhead, and (v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of Properties.

     The Advisor shall reimburse the Company at least annually for the amount by which Operating Expenses of the Company exceed the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income). To the extent that Operating Expenses payable or reimbursable by the Company exceed the 2%/25% Guidelines and the Independent Directors determine that such excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount of such excess expenses, or any portion thereof, but only to the extent such reimbursement would not cause the Company's Operating Expenses to exceed the 2%/25% Guidelines in any such year. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses (for the 12 months then ended) exceed the 2%/25% Guidelines, there shall be sent to the Shareholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that such excess expenses were justified.

     The Advisor or its Affiliates will be paid certain fees in connection with services provided to the Company. See "Management Compensation." In the event the Advisory Agreement is not renewed by the Company or is terminated without Cause by the Company or with Good Reason by the Advisor, the Advisor will be paid all accrued and unpaid fees and expense reimbursements, any unaccrued Subordinated Acquisition Fees and in certain circumstances will also be paid a Termination Fee. See "Management Compensation." The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

                 INVESTMENT PROCEDURES, OBJECTIVES AND POLICIES

INVESTMENT PROCEDURES

     The business of the Company is to invest primarily in single-tenant commercial, industrial and governmental real property (or interests therein), either existing or under construction or development, and personal and mixed property connected therewith. Generally, properties will be net leased to entities deemed creditworthy by the Advisor, including governmental units, under leases which will be full recourse obligations of such tenants or their Affiliates.

     TRANSACTION ORIGINATION

     In analyzing potential acquisitions, the Advisor reviews and structures many aspects of a transaction, including the tenant, the real estate and the lease to determine whether a potential acquisition can be structured to satisfy the Company's acquisition criteria. The aspects of a transaction which are reviewed and structured by the Advisor include the following:

     -- Tenant Evaluation. The Advisor subjects each potential tenant to an extensive evaluation of its credit, management, position within its industry, operating history and profitability. The Advisor seeks tenants it believes will have stable or improving credit. The Advisor specializes in identifying companies whose credit will improve over time. By leasing properties to such tenants, the Company can generally charge rent that is higher than the rent charged to tenants with recognized credit and thereby enhance its current return from such properties as compared with properties leased to companies whose credit potential has already been recognized by the market. Furthermore, if a tenant's credit does improve, the value of the Company's properties leased to such tenant will likely increase (if all other factors affecting value remain unchanged). The Advisor may also seek to enhance the likelihood of a tenant's lease obligations being satisfied, such as through a letter of credit or a guaranty of lease obligations from the tenant's corporate parent. Such credit enhancement provides the Company with additional financial security.

     -- Leases with Increasing Rent. The Advisor seeks to include clauses in its leases that provide for increases in rent over the term of the leases. These increases are generally tied to increases in certain indices such as the consumer price index; in the case of retail stores, participation in gross sales above a stated level; mandated rental increases on specific dates; and by other methods. The Advisor seeks to avoid entering into leases that provide for contractual reductions in rents during their primary term.

     -- Properties Important to Tenant Operations. The Advisor generally seeks to acquire properties with operations that are essential or important to the ongoing operations of the tenant. The Advisor believes that such properties provide better protection in the event a tenant files for bankruptcy, since leases on properties essential or important to the operations of a bankrupt tenant are less likely to be rejected, and thereby terminated, by a bankrupt tenant. The Advisor also seeks to assess the income, cash flow and profitability of the business conducted at the property so that, if the tenant is unable to operate its business, the Company can either continue operating the business conducted at the property or re-let the property to another entity in the industry which can operate the property profitably.

     -- Lease Provisions that Enhance and Protect Value.  When appropriate, the
        Advisor attempts to include provisions in its leases that require its consent to certain tenant activity or require the tenant to satisfy certain operating tests. These provisions include, for example, operational and financial covenants of the tenant, prohibitions on a change in control of the tenant and indemnification from the tenant against environmental and other contingent liabilities. Including these provisions in its leases protects the Company's investment from changes in the operating and financial characteristics of a tenant that may impact its ability to satisfy its obligations to the Company or could reduce the value of the Company's properties.

     -- Diversification. The Advisor attempts to diversify its portfolio of properties to avoid dependence on any one particular tenant, type of facility, geographic location and tenant industry. By diversifying its portfolio, the Advisor reduces the adverse effect on the Company of a single under-performing investment or a downturn in any particular industry.

     The Advisor employs a variety of other strategies in connection with its acquisitions. These strategies include attempting to obtain equity enhancements in connection with transactions. Typically such equity enhancements involve warrants to purchase stock of the tenant to whom the property is leased. Negotiating equity enhancements helps the Company to achieve its goal of increasing funds available for the payment of Dividends. Other strategies include performing evaluations of the physical condition of properties and performing environmental surveys in an attempt to determine potential environmental liabilities associated with a property prior to its acquisition. Occasionally, the Company grants to the tenant a right to purchase the Property leased by the tenant, in which cases, the option purchase price is generally the greater of the Contract Purchase Price and the fair market value of the Property.

     ACQUISITION AND UNDERWRITING PROCESS

     The Advisor's Acquisition and Asset Management Department, headed by Barclay G. Jones, has the primary responsibility for the origination and negotiation of acquisitions of properties. Members of this Department will identify potential acquisitions and conduct negotiations with sellers and tenants. Members of the Acquisition and Asset Management Department generally structure the terms of any financing that the Company may use to acquire a property.

     As a transaction is structured, it is evaluated by George E. Stoddard, Chairman of the Advisor's Investment Committee, with respect to the potential tenant's credit, business prospects, position within its industry and other characteristics important to the long-term value of the property and the capability of the tenant to meet its lease obligations. Before a property is acquired, the transaction is reviewed by the Advisor's Investment Committee to ensure that it satisfies the Company's investment criteria. Aspects of the transaction that are typically reviewed by the Investment Committee include the expected financial returns, the creditworthiness of the tenant, the real estate characteristics and the lease terms.

     An acquisition must be approved by the Investment Committee before it can be completed by the Company. The Company believes that the Investment Committee review process gives it a unique competitive advantage over other net lease companies because of the substantial experience and perspective that the Investment Committee has in evaluating the blend of corporate credit, real estate and lease terms that combine to make an acceptable risk.

     The Investment Committee is not directly involved in originating or negotiating potential acquisitions, but instead functions as a separate and final step in the acquisition process. The Advisor places special emphasis on having experienced individuals serve on its Investment Committee and does not invest in a transaction unless it is approved by the Investment Committee.

     The following people serve on the Investment Committee:

     -- George E. Stoddard, Chairman, was formerly responsible for the direct corporate investments of The Equitable Life Assurance Society of the United States and has been involved with the CPA(R) Programs for over 16 years.

     -- Frank J. Hoenemeyer, Vice Chairman, was formerly Vice Chairman, Director and Chief Investment Officer of The Prudential Insurance Company of America. As Chief Investment Officer, Mr. Hoenemeyer was responsible for all of Prudential's investments, including stocks, bonds, private placements, real estate and mortgages.

     -- Madelon DeVoe Talley, was formerly a member of the Board of Governors of the NASD and was formerly Chief Investment Officer of the New York State Employees Retirement System with responsibility for all its investments, including stocks, bonds, real estate and mortgages. Mrs. Talley has also served as a Trustee of the New York State Employees Retirement System and as a member of its Investment Board. Mrs. Talley has held a variety of senior positions in the investment and asset management business.

     -- Lawrence R. Klein, alternate member, is Benjamin Franklin Professor of
        Economics Emeritus at the University of Pennsylvania and its Wharton School. Dr. Klein has been awarded the Alfred Nobel Memorial Prize in Economic Sciences and currently advises various governments and government agencies.

     Each Property purchased by the Company will be appraised by an Independent Appraiser and the Company will not purchase any Property that has a Total Property Cost (the purchase price of the Property plus all Acquisition Fees) which is in excess of its appraised value. Such appraisals may take into consideration, among other things, the terms and conditions of the particular lease transaction, the quality of the lessee's credit and the conditions of the credit markets at the time the lease transaction is negotiated. The appraised value may be greater than the construction cost or the replacement cost of a Property, and the actual sale price of a Property if sold by the Company may be greater or less than the appraised value.

INVESTMENT OBJECTIVES

     The Company's objectives are:

     -- TO PAY QUARTERLY DIVIDENDS AT AN INCREASING RATE THAT FOR TAXABLE
        SHAREHOLDERS MAY BE PARTIALLY FREE FROM CURRENT TAXATION. The Company's dividend rate is calculated by dividing the Company's quarterly cash dividend from operations by the amount raised in the Offering less amounts returned to investors from the sale of Properties and Cash from Financings. Although the cash amount of a dividend may go down during the life of the Company, the dividend rate may continue to increase. If the total amount received by the Company from the sale of its Properties is less than the total amount invested in the Company, a portion of the Dividends paid by the Company will represent a return of the money originally invested in the Company and not a return on the investment. There can be no assurance that the Company will pay regular dividends or that the dividend rate will increase. The quarterly rate of increases of prior CPA(R) Programs has generally ranged from .01% to .25% with an average quarterly increase of .02%. While prior CPA(R) Programs have occasionally used working capital to pay a portion of certain dividends, cash flows from operating activities have generally exceeded dividends paid. See "Dividends."

     -- TO PURCHASE A PORTFOLIO OF REAL ESTATE THAT WILL INCREASE IN VALUE. An individual investing directly in real estate would not have to pay the organization and offering expenses expected to be paid by the Company (approximately 9.62% to 10.50% of the Gross Offering Proceeds). Therefore, the Company must realize a greater level of operating income from, and/or appreciation in the value of, its real estate in order for an investor to realize the same return he would realize if he invested directly in, and operated, the real estate purchased by the Company. Of the 53 properties sold by the CPA(R) Programs, all but 14 of such properties were sold for consideration equal to or in excess of the applicable CPA(R) Program's total investment in such properties, including acquisition costs. The net gain realized from the sale of these 52 properties by the CPA(R) Programs has been in excess of $14,880,000 on total equity invested of approximately $44,814,000. This net gain figure does not take into account organization and offering expenses which averaged 12% of the Gross Offering Proceeds for prior CPA(R) Programs. Please see the "Prior Performance by Affiliates" and the Appendix A for a complete discussion of the prior performance of the CPA(R) Programs.

     -- TO INCREASE THE COMPANY'S EQUITY IN ITS REAL ESTATE BY MAKING REGULAR
        MORTGAGE PRINCIPAL PAYMENTS. The Company will realize its objective of increasing its equity in its Properties by making regular mortgage principal payments from income generated from the Properties only if Properties are sold by the Company for an amount equal to or greater than the original equity investment plus the remaining mortgage balance. The average annual mortgage amortization for the CPA(R) Programs is $16,360,000.

     There can be no assurance that all or any of these objectives will be achieved or that all of these objectives will be achieved with respect to each Property. See "Prior Offerings by Affiliates" for a description of the CPA(R) Programs' experience in making investments similar to the investment objectives of the Company. See "Risk Factors" for a description of risks associated with the Company's investments. The Company also may make Loans on income-producing Properties, which Loans may have some form of equity participation.

     The primary investment objectives of the CPA(R) Programs are similar to those of the Company. The CPA(R) Programs have not been fully liquidated so it is not possible to fully determine whether or not the CPA(R) Programs have satisfied the objective of purchasing real estate that will increase in value.

     All but three of the CPA(R) Programs have paid quarterly dividends at an increasing rate since their inception. The increases have been between .01% and 4% on an annual basis in any quarter in which there has been an increase, with the majority of increases ranging between .01% and .05%. Only CPA(R):1, CPA(R):5 and CPA(R):7 have had to reduce their distribution rates as a result of certain adverse developments described in "Prior Offerings by Affiliates," and the resulting reduction of cash flow. The distribution rate of CPA(R):7 now exceeds the rate in effect before the reduction.

     Each of the fully invested CPA(R) Programs have been able to make regular mortgage principal payments. The amount of debt repaid by the fully invested CPA(R) Programs from funds generated by operations range from approximately $300,000 to $1,950,000 per year. The CPA(R) Programs that have owned property for a longer period have generally repaid a greater percentage of their debt. More detailed information with respect to the performance of the CPA(R) Programs is separately presented in tabular form in Exhibit A to this Prospectus.

     In making Property investments, the Advisor will consider such relevant real estate and financial factors as:

     -- creditworthiness of a tenant,

     -- safety of principal,

     -- income and cash flow expected to be generated by a particular Property,

     -- terms of proposed leases, including any provision for periodic rent increases,

     -- importance of the Property to a tenant,

     -- profitability of activities conducted at the Property,

     -- prospects for possible long-term appreciation,

     -- condition and use of the Property,

     -- location of the Property,

     -- current appraised value of the Property,

     -- prospects for long-range liquidity,

     -- geographic and industry diversification, and

     -- relation of the Property to the Company's portfolio.

In evaluating a possible investment by the Company, the creditworthiness of a tenant generally will be a more significant factor than the value of the Property absent the lease with such tenant. While the Advisor will select tenants it believes are creditworthy, tenants will not be required to meet any minimum rating established by an independent credit rating agency. The Advisor's and the Investment Committee's standards for determining whether a particular tenant is creditworthy vary in accordance with a variety of factors relating to specific prospective tenants. Those standards cannot be adequately described in this Prospectus.

TYPES OF INVESTMENTS

     The Company may make investments in several types of properties or other real estate related investments. The Advisor will be responsible for the selection of Properties for the Company, subject in some cases to the approval of the Board. See "Management." While investments may be made in various types of Property, the Advisor intends to make substantially all the Company's investments in income-producing Property which is, upon acquisition, improved or being developed or which is being or will be developed within a reasonable period after its acquisition. Investments will not be restricted as to geographical areas, but it is expected that most of the investments will be made within the United States. See "Risk Factors -- Real Estate Investment
Risks -- Risks of Investment in Real Property Located

Outside the United States." With the exception of proposed investments described in a supplement to this Prospectus, prospective investors will not be able to evaluate the merits of the Company's investments or the terms of any dispositions. See "Risk Factors -- Corporate Investment Risks -- Reliance on Management."

  Investments in Properties

     It is anticipated that many of the Properties purchased by the Company will be acquired from entities that simultaneously will lease the Properties from the Company. Such sale-leaseback transactions provide the lessee company with a source of capital as an alternative to other financing sources such as borrowing, mortgaging real property, issuing bonds or selling shares of common stock. The prospects for the seller/lessee's enterprise and the financial strength of the seller/lessee will be important aspects of the sale and leaseback of a Property, particularly a Property specifically suited to the needs of the lessee. The Advisor will examine the financial statements of the lessee, if available, to evaluate the financial capability of the lessee and its ability to perform the terms of the purchase and leaseback agreement and, where appropriate, will examine the available operating results of Properties to determine whether or not projected rental levels are likely to be met. Whether a prospective tenant of the Company is creditworthy will be determined by the Advisor or the Board. Creditworthy does not necessarily mean "investment grade."

     It is also anticipated that some of the Company's sale-leasebacks will be in conjunction with acquisitions, recapitalizations and other financial restructurings. In some of these transactions, the acquiring entities typically purchase all or substantially all of the stock or assets of a company, and the acquired company or its successor in interest becomes obligated on the substantial loans necessary to finance the acquisition. The Company may act as one of several sources of financing for such transactions by purchasing real property from the seller of the subject company and net leasing it to such company or its successor in interest (the lessee). See "Risk Factors -- Real Estate Investment Risks -- Risk of Purchasing Property in Connection with Acquisitions, Recapitalizations and Other Financial Restructurings."

     No more than 20% of the net proceeds derived from the Offering will be applied to the purchase of land where the Company's purchase is exclusive of the buildings and improvements thereon or to be constructed thereon. In the event the Company purchases Property exclusive of the buildings and improvements thereon (where such buildings and improvements are owned by unaffiliated parties) and such land is securing a mortgage loan to the building owner, the Company may have to make mortgage payments in order to prevent a default under such mortgage and the foreclosure of the fee interest.

     The Company intends to exercise due diligence to discover potential environmental liabilities prior to the acquisition of any Property, although there can be no assurance that hazardous substances or wastes (as defined by present or future Federal or state laws or regulations) will not be discovered on the Property. See "Risk Factors -- Real Estate Investment Risks -- Potential Environmental Liabilities." The Company will also consider factors peculiar to the laws of foreign countries, in addition to the risk normally associated with real property investments, when considering an investment located outside the United States. See "Risk Factors -- Real Estate Investment Risks -- Risk of Investment in Real Property located Outside the United States."

     In selecting Properties in which to make investments, the Advisor will consider the extent to which a particular Property may generate depreciation. Depreciation deductions may reduce income generated by the Company which may enable the Company to pay Dividends which are partially free from current taxation. The Company will depreciate its real properties for tax purposes on a straight line basis over a 40-year period, except where the Code requires a different depreciation period, as it may with respect to Property leased to governments and to foreign lessees. See "Income Tax Aspects."

     The Advisor may structure certain lease transactions so that such leases will not be recognized as leases for Federal income tax purposes. To the extent a lease is not considered a lease for Federal income tax purposes, the Company would not be able to depreciate the Property subject to such a lease and may lose certain other tax benefits. See "Income Tax Aspects -- Sale-Leaseback Transactions." In structuring such lease transactions, the Advisor will attempt to obtain additional consideration from the tenant to compensate the Company for any lost tax benefits; however, there can be no assurance that any such additional consideration will be received, or, if received, that it will be sufficient to fully compensate the Company for lost tax benefits.

  Investments in Loans

     The Advisor may structure a Company investment as a Loan in situations in which a standard net lease transaction would have an adverse impact on the seller of a Property or otherwise would be inappropriate for the Company. The Advisor would attempt to structure any such Loan in a manner that would provide the Company with an economic return similar to that which the Company could expect to receive had the investment been structured as a net lease transaction. Any transaction structured as a Loan must otherwise meet the Company's investment criteria. The directors (including a majority of the Independent Directors) must approve any transaction structured as a Loan.

     Some of the Loans made, purchased or otherwise acquired by the Company, in addition to providing for base interest at a fixed or variable rate, may be combined with provisions permitting the Company to participate in the economic benefits of any increase in the gross revenues of the Underlying Real Property (the property securing repayment of the Loan), usually above a base amount which may be subject to adjustment upon an increase in real estate taxes or other events and/or any increase in the value of the Underlying Real Property as though the Company were an equity owner of a portion of the Property. In addition, it is possible that the participations may take other forms where available or deemed appropriate. See "Income Tax Aspects -- Requirements for Qualification as a REIT." The forms and extent of the participations to be received by the Company will vary with each transaction depending on such factors as the equity investment, if any, of the borrower, credit support provided by the borrower, the interest rate on the Company's Loans and the anticipated and actual cash flow from the Underlying Real Property. The Company's Loans may include first mortgage Loans, leasehold mortgage Loans and conventional mortgage Loans without equity enhancements. Loans are not expected to comprise a significant portion of the Company's portfolio. The amount of interest which may be charged by the Company on its Loans may be limited by state usury laws. The Company will, however, prior to investing in a Loan, obtain an opinion of counsel that its participation in a Loan will not result in such Loan's being made at a usurious interest rate.

     The Loans will be secured by various types of real property as well as personal or mixed property connected therewith. The Loans generally will be secured by property with a demonstrable income-producing potential. In determining whether to make Loans, the Advisor will analyze relevant property and financial factors which in some cases may include such factors as the condition and use of the subject property, its income-producing capacity and the quality, experience and creditworthiness of the owner of the property.

     The Company anticipates that its Loans will either (i) include provisions permitting the Company to cause the entire unpaid principal amount to become due within 15 years or (ii) be fully amortized within such period. The Company's mortgage activity may consist of the origination of Loans or the purchase of existing Loans. The Company may make both long-term and short-term Loans. The Company will not make or invest in Loans that are subordinate to any mortgage held by the Sponsor, the Advisor, the directors or their Affiliates.

     The Company will require that a mortgagee's title insurance policy or commitment as to the lien priority of a mortgage or the condition of title be obtained. The Company will receive independent appraisals for Underlying Real Property, which shall be maintained in the Company's records for at least five years and shall be available for inspection and duplication by any Shareholder. However, the Advisor generally will rely on its own independent analysis and not exclusively on such appraisals in determining whether to make a particular Loan. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. The Company will not make Loans where the amount advanced by the Company plus the amount of any existing Loans that are equal or senior to the Company's Loan exceeds 100% of the appraised value of the Underlying Real Property. See "Income Tax

Aspects -- Sale-Leaseback Transactions." In making Loans that exceed 85% of the appraised value of any Underlying Real Property, the Advisor will consider such additional underwriting criteria as the net worth of the borrower, the borrower's credit rating, if any, the anticipated cash flow of the borrower, any additional collateral provided by the borrower and other factors the Advisor deems appropriate. See "Risk Factors -- Real Estate Investment Risks -- Risk Related to Making Loans."

  Joint Ventures and Wholly-Owned Subsidiaries

     The Company may enter into joint ventures or general partnerships and other participations with real estate developers, owners and others (but not involving the Advisor or its Affiliates except as discussed below) for the purpose of obtaining an equity interest in a particular Property or Properties in accordance with the Company's investment policies. Such investments permit the Company to own interests in large Properties without unduly restricting diversification and, therefore, add flexibility in structuring the Company's portfolio. The Company will not enter into a joint venture to make an investment that it would not be permitted to make on its own. In making such equity investments with third parties, the Company is prohibited from participating with non-affiliates unless it acquires a controlling interest in such investment. A "controlling interest" is defined in the Bylaws to mean an equity interest possessing the power to direct or cause the direction of the management and policies of the joint venture or general partnership. The Bylaws provide that in transactions in which both non-affiliated entities and Affiliates of the Company are participants, a controlling interest is determined by aggregating the equity interests of the Company and any Affiliate participating in the transaction, provided the Affiliate has investment objectives substantially similar to those of the Company. See "Risk Factors -- Real Estate Investment Risks -- Risks of Joint Ventures."

     The Company has made five joint investments with CIP(TM) and may from time to time participate jointly with publicly registered investment programs or other entities sponsored or managed by the Advisor or one of its Affiliates in investments as tenants-in-common or in some other joint venture arrangement. Joint ventures with such affiliated programs will be permitted only if (i) a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Company, (ii) the affiliated program or entity makes its investment on substantially the same terms and conditions as the Company, and (iii) the Company and the affiliated program or entity each have a right of first refusal to purchase the investment if the other program wishes to sell the investment. It is not likely that the Company will have money available to exercise this right of first refusal and the Company has made no determination as to whether it would borrow funds or liquidate assets in order to exercise any option. The Company will not otherwise participate in joint investments with the Advisor or its Affiliates. The cost of structuring joint investments will be shared ratably by the participating investors and the Company.

     The Company has to date formed 16 wholly-owned subsidiaries and may form additional wholly-owned subsidiary corporations to purchase Properties in some jurisdictions where the acquisition of Properties through the use of such an entity would have a beneficial effect on the Company's taxable income for state tax purposes or for other reasons deemed by the Advisor to be beneficial to the Company. Such subsidiary corporations would be formed for the sole purpose of acquiring a specific Property or Properties located in one or more states and would have organizational documents (a) that are substantially similar to the Organizational Documents of the Company, (b) that comply with all applicable NASAA Guidelines, and (c) that comply with the applicable terms and conditions set forth in this Prospectus. The Company may make loans to its wholly-owned subsidiaries and guaranty the obligations of such subsidiaries.

  Other Investments

     The Company also may invest up to 10% of the net proceeds of the Offering in unimproved or non-income-producing real property and in Equity Interests (except that investment in Equity Interests in the aggregate shall not exceed 5% of the net proceeds of the Offering). "Equity Interests" are defined generally to mean stock, warrants or other rights to purchase the stock of, or other interests in, a tenant of a Property, an entity to which the Company makes a Loan, or a parent or controlling Person of a borrower or tenant. The Company will invest in unimproved or non-income-producing Property which the Advisor believes will appreciate in value or the acquisition of which will increase the value of an adjoining or neighboring properties of the Company. There can be no assurance, however, that such expectations will be realized. The Company anticipates that most Equity Interests will be "restricted securities" as defined in Rule 144 promulgated under the Securities Act. Under this rule, the Company may be prohibited from reselling restricted securities without limitation until it has fully paid for and held the securities for three years. The issuer of Equity Interests in which the Company invests may never register such interests under the Securities Act. Whether an issuer registers its securities under such Act may depend on the success of its operations.

     The Company will exercise warrants or other rights to purchase stock only if the value of the stock at the time such rights are exercised exceeds the exercise price. Payment of the exercise price shall not be deemed an investment subject to the above described limitations. The Company may borrow funds to pay the exercise price on warrants or other rights or may pay such exercise price from funds held for working capital and then repay the loan or replenish the working capital upon the sale of the securities or interests purchased. The Company may not pay Dividends out of the proceeds of the sale of such interests until any funds borrowed to purchase such interest have been fully repaid. The Advisor will invest in Equity Interests which the Advisor believes will appreciate in value. There can be no assurance, however, that such expectation will be realized.

     The Company will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and are appropriately recorded in the applicable chain of title, provided, however, that in no event shall investments in such contracts exceed 1% of total assets.

     There can be no assurance as to when the Company's capital may be fully invested in Properties. See "Income Tax Aspects -- Requirements for Qualification as a REIT." As of September 19, 1996, the Company has invested approximately $65,174,000 and had approximately $49,150,000 in net offering proceeds available to it for investment in Properties. The Advisor is in the process of evaluating several potential acquisitions, completion of which is subject to various conditions. The Company will use a portion of available cash for these or other such acquisitions. Pending future investment, the balance of the proceeds of the Offering will be invested in Permitted Temporary Investments, which are defined to mean short-term U.S. Government securities, bank certificates of deposit and other short-term liquid investments. To maintain its REIT status, the Company also may invest in securities that qualify as "real estate assets" and produce qualifying income under the REIT Provisions of the Code. The Company expects that such securities will consist primarily of shares issued by other REITs and mortgage-backed securities guaranteed by GNMA, FNMA or FHLMC. Any investments in other REITs in which the Sponsor, Advisor or any director is an Affiliate must be approved as being fair and reasonable by a majority of the directors (including a majority of the Independent Directors) who are not otherwise interested in the transaction. If all the proceeds derived from the Offering are not invested or committed to be invested by the Company prior to the expiration of the later of twenty-four months after the date of this Prospectus or one year after the termination of the Offering, then the proceeds not so invested or committed will, promptly after the expiration of such period, be distributed pro rata to the Shareholders as a return of capital, without any deductions for Organizational and Offering Expenses or Acquisition Expenses. For the purpose of the foregoing provision, funds will be deemed to have been committed to investment within such period and will not be returned to Shareholders to the extent written agreements in principle have been executed at any time prior to the expiration of such period, regardless of whether such investments are consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, regardless of whether any such payments are made.

     If at any time the character of the Company's investments would cause the Company to be deemed an "investment company" for purposes of the Investment Company Act of 1940, the Company shall take such action as is necessary in order to ensure that the Company is not deemed to be such an "investment company." The Advisor will continually review the Company's investment activity to attempt to ensure that the Company does not come within the application of the Investment Company Act of 1940. Among other things, they will attempt to monitor the proportion of the Company's portfolio which is placed in various investments so that the Company does not come within the definition of an investment company under such Act. The Company has been advised by counsel that if it is operated in accordance with the description of its proposed business in this Prospectus, it will not be deemed an "investment company" for purposes of the Investment Company Act of 1940.

     The Company's working capital and other reserves will be invested in Permitted Temporary Investments. The Advisor will evaluate such factors as the relative risks and rate of return, the Company's cash needs and other appropriate considerations when making short-term investments on behalf of the Company. The rate of return of Permitted Temporary Investments may be less than or greater than would be obtainable from real estate investments.

     The Company may purchase Property from the Sponsor, the Advisor, the directors or their Affiliates only if (i) a majority of the Independent Directors and a majority of the directors who otherwise are not interested in the transaction approve such transaction as being fair and reasonable to the Company, (ii) the Property was acquired by such Sponsor, Advisor, director or Affiliate for the purpose of facilitating its purchase by the Company, facilitating the borrowing of money or the obtaining of financing for the Company or any other purpose related to the business of the Company, (iii) the Property is purchased by the Company for a price no greater than the cost to such Affiliate (provided, however, that such price may be greater than the cost to such Affiliate, but in no event more than the appraised value, if such Affiliate has taken significant action or has made an additional investment with regard to the Property after its purchase which action or investment has increased the value of the Property), and (iv) there is no adverse difference in the interest rates of the loans secured by the Property at the time acquired by such Sponsor, Advisor, director or Affiliate and at the time purchased by the Company nor any other detriment arising out of such transaction to the Company. The Company will receive all profits or losses from any Property held on an interim basis by the Sponsor, Advisor, director or Affiliate thereof (other than an Affiliate that is a public program or entity).

     The Company will not sell Properties to the Sponsor, the Advisor, a director or any Affiliate of any of the foregoing except pursuant to the exercise of a right of first refusal by an affiliated joint venture partner.

USE OF BORROWING

     While one of the Company's investment objectives will be diversification, the number of different Properties the Company can acquire will be affected by the amount of funds available to it. Since the final amount of funds the Company will ultimately raise in this Offering is uncertain, the full extent of the Company's actual operations cannot be determined at this time. The Company's goal, subject to the availability of mortgage financing, is to borrow approximately 60% of the purchase price of all Properties but there is no limit on borrowings on individual Properties. As of September 19, 1996, the Company had obtained approximately $69,578,000 in mortgage financing, which represents 51.6% of the approximately $134,752,000 Total Property Costs of the Company's investments.

     The ability of the Company to increase its diversification through borrowing could be adversely impacted by the reduced availability of financing secured by commercial real estate generally and specifically by single-tenant net-leased real property, whether due to fewer financing sources, such as commercial banks and insurance companies, or due to the reduced lending activity by those sources continuing in that line of business. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, the Company may purchase certain Properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time if and when interest rates fall. While the number of lenders making loans secured by commercial real estate has decreased in recent years, the CPA(R) Programs have not encountered significant difficulty in obtaining mortgage financing from institutional lenders such as insurance companies to replace financing which previously might have been obtained from commercial banks or savings and loans. However, there can be no assurance that the Company will be able to achieve its borrowing objective.

     There is no limitation on the amount the Company may invest in any single improved Property or on the amount the Company can borrow for the purchase of any Property. Aggregate borrowings as of the time that the net proceeds of the Offering have been fully invested and at the time of each subsequent borrowing may not exceed 75% of the value of all Properties unless such excess is approved by a majority of the Independent Directors and disclosed to Shareholders in the next quarterly report of the Company, along with the reason for such excess. For purposes of determining the maximum allowable amounts of indebtedness, "value" means the lesser of (i) the total appraised value of the Properties as reflected in the most recently obtained appraisal for each Property and (ii) the total value of the assets of the Company as reflected in the most recently completed Valuation.

     It is expected that, by operating on a leveraged basis, the Company will have more funds available and, therefore, will make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although the Company's liability for the repayment of indebtedness is expected to be limited to the value of the Property securing such liability and the rents or profits derived therefrom, leveraging increases risks to the Company because mortgage principal and interest payments as well as other fixed charges must be paid in order to prevent foreclosure on such Properties by mortgagees regardless of the generation of income by Properties. See "Risk Factors -- Real Estate Investment Risks -- Risks Associated with Borrowing." To the extent that the Company does not obtain mortgage loans on its Properties, its ability to acquire additional Properties will be restricted. The Advisor will use its best efforts to obtain financing on the most favorable terms available to the Company. Lenders may have recourse to other assets of the Company in certain limited circumstances not related to the repayment of the indebtedness.

     Lenders may also seek to include in the terms of mortgage loans provisions making the termination or replacement of the Advisor an event of default or an event requiring the immediate repayment of the full outstanding balance of the loan. The Company will not agree to the inclusion of such provisions and will attempt to negotiate loan terms allowing the Company to replace or terminate the Advisor if such action is ordered by the Board. Such replacement or termination may, however, require the prior consent of the mortgage lenders.

     The Advisor will refinance Properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it profitable to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of such refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of such refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

OTHER INVESTMENT POLICIES

     General

     If at any time the Company does not have sufficient funds to provide that portion of the Total Property Cost of any Property normally paid out of Offering proceeds but would have sufficient funds if it could use the Offering proceeds being held in escrow, funds may be borrowed from Affiliates of the Advisor or from third parties on a short-term basis. Any such financing obtained from the Advisor or its Affiliates may not have terms less advantageous to the Company than those available from independent third parties and may not require a prepayment charge or penalty. The interest rate charged on any such financing obtained from the Advisor or its Affiliates will be equal to the lesser of 1% above the prime rate of interest announced by The Bank of New York or the rate that would be charged to the Company by unrelated lending institutions on comparable loans for the same purpose. See "Conflicts of Interest -- Purchases and Loans from Affiliates." The Company may assign, as security for borrowings made from third parties, its right to receive up to 85% of the Offering proceeds being held in escrow (excluding interest and amounts held on behalf of qualified plans and IRAs). See "The Offering -- Escrow Arrangements."

     At any time, subject to the approval of a majority of the Independent Directors, the Company may borrow funds from Affiliates of either the Advisor or third parties on a short-term basis sufficient to provide the portion of the Total Property Cost of any Property not paid with net Offering proceeds (i.e., the debt portion) if (i) the Company is unable to obtain a permanent loan or, in the judgment of the Company or the Advisor, it is not in the best interests of the Company to obtain a permanent loan at the interest rates then prevailing and (ii) the Advisor has reason to believe that the Company will be able to obtain a permanent loan on or prior to the end of the loan term. Such short-term loans may be fully or partially amortized, may provide for the payment of interest only during the term of the loan or may provide for the payment of principal and interest only upon maturity. In addition, such loans may be secured by a first or junior mortgage on the Property to be acquired or by a pledge of or security interest in the Offering proceeds that are being held in escrow which are to be received from the sale of Shares by the Company. Any short-term loan from Affiliates of the Advisor will bear interest at a rate equal to the lesser of 1% above the prime rate of interest charged by The Bank of New York or the rate that would be charged to the Company by unrelated lending institutions on comparable loans for the same purpose in the locality of the Property. See "Conflicts of Interest -- Loans from Affiliates."

  Holding Period for Investments and Application of Proceeds of Sales or Refinancings

     The Company intends to hold each Property it acquires (including Properties and partnership interests held by wholly-owned subsidiaries and Properties owned by joint ventures in which the Company has an interest) for an extended period. However, certain circumstances might arise which could result in the early sale of certain Properties. A Property may be sold before the end of the expected holding period of such Property if (i) the lessee has involuntarily liquidated,
(ii) in the judgment of the Advisor, the value of a Property might decline radically, (iii) an opportunity has arisen to improve other Properties (e.g., to buy property adjacent to or abutting another Property owned by the Company),
(iv) the Company can increase cash flow through the disposition of the Property,
(v) the lessee is in default under the lease, or (vi) in the judgment of the Company or the Advisor, the sale of the Property is in the best interests of the Company. The Advisor may receive real estate commissions on the sale of a Property.

     The determination of whether a particular Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation for the Company. No assurance can be given that the foregoing objective will be realized. Also, the sales price of a Property which is net leased will be determined in large part by the amount of rent payable under such lease. However, to the extent that the seller of a Property to the Company has a repurchase option at a formula price, the Company may be limited in its realization of any appreciation by the option price. In connection with sales of Properties by the Company, purchase money obligations (i.e., the Company would "lend" the purchaser a portion of the purchase price by allowing the purchaser to pay less than the full purchase price in cash) may be taken by the Company as partial or full payment. In such instances, the Company's taxable income may exceed the cash received in such sale. See "Income Tax
Aspects -- Taxation of the Company" and "Income Tax Aspects -- Requirements for Qualification as a REIT -- Distribution Requirement." The terms of payment to be accorded by the Company will be affected by custom in the area in which the Property being sold is located and the then prevailing economic conditions. To the extent that the Company receives purchase money mortgages rather than cash in connection with sales of Properties, there may be a delay in making distributions to Shareholders. A decision to provide financing to such purchasers would be made after an investigation into and consideration of the same factors regarding the purchaser, such as creditworthiness and likelihood of future financial stability, as are undertaken when the Company considers a net lease transaction. See "Income Tax Aspects -- Taxation of the Company."

     If the Company's Shares are not listed for trading on a national securities exchange or included for quotation on Nasdaq (which listing or inclusion for quotation must be approved by the directors, a majority of the Independent Directors and the CFA Board), the Properties generally will be liquidated beginning five to ten years after the net proceeds of the Offering are substantially invested. In making the decision to apply for listing of the Shares, the Board will try to determine whether listing the Shares or liquidating the Company will result in greater value for the Shareholders. It cannot be determined at this time the circumstances, if any, under which the Directors will agree to list the Shares. Such a listing is not likely to occur during the first several years of the Company's existence. Both CPA(R):10 and CIP(]) have a listing provision similar to provisions for the listing of the CPA(R):12 shares and as of the date of the Prospectus neither of them have listed their shares. Even if the Shares are not so listed or included for quotation, the Company is under no obligation to liquidate its portfolio within such period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the Properties are located and Federal income tax effects on Shareholders which may prevail in the future. Furthermore, there can be no assurance that the Company will be able to liquidate its portfolio and it should be noted that the Company will continue in existence until all Properties are sold and its other assets are liquidated.

     The Company continually may reinvest the proceeds of Property sales in investments that it or the Advisor believes will satisfy the Company's investment policies; provided, however, that if the Shares are not listed for trading on a national securities exchange or included for quotation on Nasdaq, the Company will cease reinvesting its capital beginning five years after the proceeds from the Offering are fully invested unless the directors (including a majority of the Independent Directors) determine that, in light of the Company's expected life at any given time, it is deemed to be in the best interest of the Shareholders to reinvest Cash from Sales and Financings. See "Income Tax
Aspects -- Taxation of the Company."

INVESTMENT LIMITATIONS

     Numerous limitations are placed on the manner in which the Company may invest its funds. These limitations cannot be changed unless the Bylaws are amended, which requires the approval of the Shareholders. Unless the Bylaws are amended, the Company will not:

     -- invest in commodities or commodity futures contracts, such limitation not being applicable to futures contracts when used solely for the purpose of hedging in connection with the Company's ordinary business of investing in real estate assets and mortgages,

     -- invest in contracts for the sale of real estate unless such contract is in recordable form and is appropriately recorded in the chain of title (provided, however, that in no event shall investments in such contracts exceed 1% of the total assets of the Company),

     -- engage in any short sale or borrow on an unsecured basis, if such borrowing will result in asset coverage of less than 300%. "Asset coverage," for the purpose of this clause means the ratio which the value of the total assets of the Company, less all liabilities and indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of the Company,

     -- make investments in Unimproved Real Property or indebtedness secured by a deed of trust or mortgage loans on Unimproved Real Property in excess of 10% of the total assets of the Company. "Unimproved Real Property" means property which has the following three characteristics: (i) an equity interest in property which was not acquired for the purpose of producing rental or other operating income, (ii) no development or construction is in process on such property, and (iii) no development or construction on such property is planned in good faith to commence on such property within one year of acquisition,

     -- issue equity securities on a deferred payment basis or other similar arrangement,

     -- issue debt securities in the absence of adequate cash flow to cover debt service,

     -- issue equity securities which are non-voting or assessable,

     -- issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940,

     -- grant warrants or options to purchase Shares or other voting securities of the Company unless such warrants or options (1) are issued ratably to the holders of all Shares and voting securities or (2) are issued as part of a financing arrangement; provided that options will be issued to persons not connected to the Company if the issuance is part of a financing arrangement and that any warrants or options issued are at an exercise price greater than or equal to the fair market value of the Shares or voting securities on the date of the grant and for consideration (including services) that in the judgment of a majority of the Independent Directors has a market value at least equal to the value of the warrant or option on the date of grant, and the warrants and options granted to the Advisor, directors or Affiliates thereof are granted on the same terms as such warrants and options are sold to the general public and do not exceed an amount equal to 10% of the outstanding Shares on the date of grant of such warrants and options,

     -- engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other Persons,

     -- invest more than 5% of the value of its assets in the securities of any one issuer if such investment would cause the Company to fail to qualify as a REIT,

     -- invest in securities representing more than 10% of the outstanding voting securities of any one issuer if such investment would cause the Company to fail to qualify as a REIT,

     -- acquire securities in any company holding investments or engaging in activities prohibited in the foregoing clauses,

     -- lend money to or lease Property to or from the Advisor or its Affiliates,

     -- sell Property to the Sponsor, the Advisor, a director or any Affiliate of any of the foregoing,

     -- offer Shares in exchange for Property,

     -- make or invest in mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, directors, Sponsor or Affiliates of the Company, or

     -- make loans where the amount advanced by the Company plus the amount of any existing loans that are equal or senior to the Company's loan exceeds 100% of the appraised vale of the property.

CHANGE IN INVESTMENT OBJECTIVES AND LIMITATIONS

     The Bylaws require that the Independent Directors review the Company's investment policies at least annually to determine that the policies being followed by the Company are in the best interest of the Shareholders. Each such determination and the basis therefor shall be set forth in the minutes of the Company. The methods of implementing the Company's investment policies also may vary as new investment techniques are developed. The methods of implementing the investment Procedures, Objectives and Policies of the Company, except as otherwise provided in the Organizational Documents, may be altered by a majority of the directors (including a majority of the Independent Directors) without the approval of the Shareholders.

                        HOLDERS OF SHARES OF THE COMPANY

     As of September 19, 1996, 13,116,721 Shares have been issued by the Company to 7,334 Shareholders.

           MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

     Listed below are the Management Discussions and Analyses of the Company for the years ended December 31, 1994 and 1995 and quarter-ended June 30, 1996 as contained in their respective 10-K's and 10-Q.

YEAR ENDED DECEMBER 31, 1994

     On February 18, 1994, the Company commenced a public offering of 20,000,000 shares of common stock ("Shares") ($10 per Share) on a "best efforts" basis. Prior to the commencement of the offering, the Advisor purchased 20,000 Shares for $200,000. In connection with the offering, an aggregate of 2,697,263 Shares were issued in 1994 since the initial issuance of shares on May 12, 1994. The Company is investing the net offering proceeds (except for proceeds used to establish a working capital reserve) in industrial and commercial real estate.

     At December 31, 1994, approximately $14,150,000 of the Company's net offering proceeds were invested in real estate. All net offering proceeds not currently invested in real estate are invested in cash and cash equivalents. The Company intends to invest such funds (except for a working capital reserve representing 1% of the proceeds from the sale of Shares) in real estate. As of March 29, 1995, funds of approximately $7,000,000, including the net proceeds from the issuance of 589,377 Shares on March 9, 1995, are available for investment in real estate. The Company's anticipated cash provided by operations and cash balances are expected to be more than sufficient for the Company to meet its anticipated rate of cash dividends to shareholders and to make its scheduled debt service payments.

     The Company's primary objective is to protect its investors from the effects of inflation by generating an increasing cash flow while building underlying value through property appreciation. The Company intends to meet this objective by entering into long-term leases with corporate lessees. The Company's leases typically include rent escalations which are either fixed, based upon increases in the Consumer Price Index or, commonly with retail stores, based upon percentage of sales. Under a net lease, the tenants are generally required to pay all operating expenses related to the leased property, thereby limiting the Company's exposure to the effects of increases in real estate taxes, property maintenance costs and property insurance premiums. The Company also negotiates lease covenants which serve to protect its lessor's interest in the event of a lessee's reorganization or restructuring. While there is no assurance that the Company will realize its objective, Management believes that its ability to structure leases with rent escalations and protective covenants is a key to meeting the Company's objective.

     The Company had no investments until May 13, 1994, when it purchased its first property. Operations for the period from inception (July 30, 1993) to December 31, 1993, therefore, were primarily attributable to the preparation and filing of the Company's registration statement with the Securities and Exchange Commission. The operations for 1994 were primarily attributable to the raising of capital and the acquisition of and investment in real estate. Accordingly, the results of operations for 1994 and 1993 cannot be meaningfully compared. Increases in revenues, interest expense on mortgages, amortization expense, property expenses and general and administrative expenses in 1994 are due to investment activities and related mortgage financing. Although the Company had a net loss in 1994, cash flow from operations was sufficient to fund the payment of dividends. With the utilization of available limited recourse financing and net offering proceeds, the Company has purchased direct and indirect interests in commercial properties as follows:

                              DATE ACQUIRED                              LEASE OBLIGOR
        ----------------------------------------------------------   ----------------------
        May 13, 1994..............................................   Best Buy Co., Inc.
        July 15, 1994.............................................   Big V Holding Corp.
        October 14, 1994..........................................   Gensia, Inc.
        February 10, 1995.........................................   Wal-Mart Stores, Inc.
        February 16, 1995.........................................   Etec Systems, Inc.

     In the case of limited recourse mortgage financing which does not self-liquidate over its term, the Company would be responsible for the balloon payment required but only to the extent of its interest in the encumbered property since the holder of each such obligation has recourse only to the property collateralizing such debt. Such payment could be funded from several alternatives sources as determined by the Advisor to be in the best interest of the Company at the time, including refinancing the existing mortgage or the sale of the property, the proceeds of which could be used to make the mortgage payment. The Company has no balloon payments scheduled until 1998.

     In connection with the purchase of its properties, the Company requires sellers of such properties to perform environmental reviews. Management believes, based on the results of such reviews, that the Company's properties were in substantial compliance with Federal and state environmental statutes at the time the properties were acquired. Tenants are generally subject to environmental statutes and regulations regarding the discharge of hazardous materials and any related remediation obligations. In addition, the Company's leases generally require tenants to indemnify the Company from all liabilities and losses related to the leased properties with provisions of such indemnification specifically addressing environmental matters. The leases generally include provisions which allow for periodic environmental assessments, paid for by the tenant, and allow the Company to extend leases until such time as a tenant has satisfied its environmental obligations. The Company also attempts to negotiate lease provisions to require financial assurances from tenants such as performance bonds or letters of credit if the costs of remediating environmental conditions, in the estimation of the Company, are in excess of specified amounts. Accordingly, Management believes that the ultimate resolution of any environmental matters would not have a material adverse effect on the Partnership's financial condition or liquidity.

YEAR ENDED DECEMBER 31, 1995

     The Company was formed in 1993 for the purpose of engaging in the business of investing in and owning commercial and industrial real estate. In February 1994, the Company commenced a public offering of common stock at $10 per share on a "best efforts" basis. Between May 1994 and December 1995, when the offering concluded the Company had sold 6,554,789 shares ($85,547,890), including 20,000 shares ($200,000) which were purchased by the Company's Advisor. An additional 1,583,893 shares ($15,838,930) from this offering were issued subsequent to December 31, 1995. As described below, the Company has initiated a new public offering of common stock.

     The Company's primary objectives are to provide rising cash flow and property values, protecting its investors from the effects of inflation through rent escalation provisions, property appreciation, tenant credit improvement and regular paydown of limited recourse mortgage debt. The Company intends to meet this objective by entering into long-term net leases with corporate lessees. The Company's leases, which usually have initial lease terms of 15 to 25 years, typically include rent increase provisions which are either fixed, based upon increases in the Consumer Price Index ("CPI") or, commonly with retail stores, based upon a percentage of sales. Under a net lease, the tenants are generally required to pay all operating expenses related to the leased property, thereby limiting the Company's exposure to the effects of increases in real estate taxes, property maintenance and insurance costs. The Company also negotiates lease covenants which serve to protect its lessor's interest in the event of a lessee's reorganization or restructuring. While there is no assurance that the Company will realize its objective, Management believes that its ability to structure leases with rent escalations and protective covenants is a key to meeting the Company's objective. In addition, the Company has successfully negotiated grants of common stock warrants from selected tenants and expects to realize the benefits of appreciation from those grants.

     At December 31, 1995, the Company had invested approximately $78,223,000 in net leased real estate through directly owned real estate and ownership interests in two general partnerships with an affiliate, each of which was formed for the purpose of entering into a net lease transaction with a corporate net lessee. Of the amount invested, $41,212,000 was from the proceeds of the offering and $37,011,000 from limited recourse mortgage financing. Since December 31, 1995, the Company has obtained limited recourse mortgage financing of $7,500,000 on a property purchased in 1995 and has utilized $20,474,000 of equity and $10,800,000 from limited recourse mortgage financing to purchase interests in three additional real estate investments. The Company is currently committed to fund up to $9,316,000 of project costs in connection with its build-to-suit construction of three warehouses and a special purpose facility leased to Del Monte Corporation ("Del Monte"). Upon the completion of construction, the Company has a commitment from a lender for mortgage financing of $6,250,000 on the Del Monte properties. As of March

20, 1996, the Company had $16,602,000 of cash available for investment. The Company has, since its inception, purchased properties as follows:

                       DATE ACQUIRED                                LEASE OBLIGOR
        --------------------------------------------   ---------------------------------------
        May 13, 1994................................   Best Buy Co., Inc.
        July 15, 1994...............................   Big V Holding Corp.
        October 14, 1994............................   Gensia, Inc.
        February 10, 1995...........................   Wal-Mart Stores, Inc.
        February 16, 1995...........................   Etec Systems, Inc.
        June 8, 1995................................   Sports & Fitness Clubs, Inc.
        June 20, 1995...............................   The Garden Companies, Inc.
        November 9, 1995............................   Del Monte Corporation
        November 13, 1995...........................   Applied Bioscience International, Inc.
        January 4, 1996.............................   The Upper Deck Company
        February 23, 1996...........................   Rheometric Scientific, Inc.
        March 11, 1996..............................   Telos Corporation

     All of the Company's debt is limited recourse mortgage financing. This means that the Company's mortgage lenders look solely to the specific properties encumbered by the mortgage and to the tenant obligations on those same properties which are also generally assigned to the lender as additional collateral. In the case of mortgage financing that does not fully amortize over its term, the Company would be responsible for the balloon payment only to the extent of its interest in the encumbered property because the holder of each such obligation has recourse only to the collateral. In the event that balloon payments come due, the Company would seek to refinance the loans, restructure the debt with the existing lenders, evaluate its ability to satisfy the obligations from its existing resources or sell the property and use the sale proceeds to satisfy the mortgage debt. The Company believes that the ability to refinance balloon payment obligations is enhanced if the long-term lease for the property remains in effect. The Company also evaluates all of its outstanding loans for refinancing opportunities which may occur as the result of changing market rates or improvements in the credit rating of tenants whereby it can lower the interest rate on the debt. No balloon payments on the Company's mortgages are scheduled until 2000.

     During 1995, the Company's cash flow from operations of $3,881,000 was more than sufficient to fund payments of dividends of $2,350,000 and scheduled debt service principal payments on mortgage debt of $262,000. The Company's financing and investing cash flows in 1995 primarily consisted of the raising of equity and debt for the purpose of purchasing investments in real estate. Over the next several years, the Company will concentrate its efforts on raising equity and combining such equity with mortgage financing for the purchase of real estate investments which are intended to be structured so that they increase in value. The Company will use the cash generated by these investments to meet its objective of using the cash flow provided from operations to pay quarterly dividends at an increasing rate and increase the Company's equity in real estate by making regular mortgage principal payments. While there is no assurance that this objective will be met, Management believes that with adequate diversification of real estate investments its strategy should enable the Company to meet its objective. In addition, the Company will seek to enhance cash flow by seeking refinancing opportunities on its existing mortgage debt. The Company does not currently have a line of credit and it expects to raise new equity capital and mortgage financing to maintain its anticipated rate of investment in new properties.

     On February 2, 1996, the Company commenced a second public offering of 20,000,000 shares of common stock at $10 per share on a "best efforts" basis. The Company intends to raise capital pursuant to this offering for approximately two years unless the full amount of registered shares are subscribed before that time. The Company is expanding its selected dealer network and expects the network to participate in the sale of common stock through the term of the offering. The Company intends to invest the net offering proceeds (except for 1% of proceeds used to establish a working capital reserve) along with the remaining proceeds from the recently completed offering in additional real estate investments so as further to diversify the Company's portfolio of real estate investments. The Company may be required until May 8, 1996 to redeem up to 526,921 shares ($5,269,210) of common stock pursuant to a recision offer, effective January 3, 1996, to shareholders who subscribed for shares between March 31, 1995 and May 9, 1995 because certain investors did not receive updated financial statements within a specified period. Since the date of the offer, no shareholders have rescinded the purchase of their shares. After May 9, 1996, all shares which have not been redeemed will be classified as shareholders' equity.

     A comparison of the results of operations for the year ended December 31, 1995 with the results of operations for the year ended December 31, 1994 is not meaningful as the Company made three real estate investments in 1994 with the first such investment not being made until May 1994. During 1995, the Company purchased interests in an additional six real estate investments. Increases in lease revenues, interest expense, depreciation and amortization and property expense are attributable to the increase in real estate assets and related mortgage financing rather than significant changes relating to any of the real estate investments purchased in 1994. The Company did refinance an existing mortgage loan in 1995 and while it will provide a benefit to the Company's cash flow, it had no significant effect on the change from a net loss of $28,000 in 1994 to net income of $2,115,000 in 1995. The increase in other interest income was solely attributable to higher cash balances held in the interval between the date when shares were issued and when the Company selected its investment of such proceeds in a real estate acquisition. General and administrative expenses increased as certain expenses such as printing and transfer agent fees increase as the number of shareholders increase. As not all general and administrative costs increase in the same proportion as increases in the number of shareholders, the trend of increase in general and administrative expense should moderate.

     Although the Company was formed in 1993, in its first year its activities were limited to the preparation and filing of the Company's registration with the Securities and Exchange Commission and state securities commissions. Accordingly, the Company had no revenue producing operations for that period and a comparison of the results of operations with 1994 is not meaningful.

     Future rent increases and cash flow may be affected by changes in the rate of increase in the CPI and possible changes in the method of calculation of the CPI. Although there have been preliminary indications that legislation may be introduced which would change the calculation of the CPI, the Company cannot predict the outcome of any proposed legislation nor how it may affect the Company's future cash flow.

     In connection with the purchase of its properties, the Company requires sellers of such properties to perform environmental reviews. Management believes, based on the results of such reviews, that the Company's properties were in substantial compliance with Federal and state environmental statutes at the time the properties were acquired. Tenants are generally subject to environmental statutes and regulations regarding the discharge of hazardous materials and any related remediation obligations. In addition, the Company's leases generally required tenants to indemnify the Company from all liabilities and losses related to the leased properties with provisions of such indemnification specifically addressing environmental matters. The leases generally include provisions which allow for periodic environmental assessments, paid for by the tenant, and allow the Company to extend leases until such time as a tenant has satisfied its environmental obligations. The Company also attempts to negotiate lease provisions to require financial assurances from tenants such as performance bonds or letters of credit if the costs of remediating environmental conditions, in the estimation of the Company, are in excess of specified amounts. Accordingly, Management believes that the ultimate resolution of any environmental matters would not have a material adverse effect on the Company's financial condition, liquidity or results of operations.

     Effective January 1, 1995, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121 -- Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of ("SFAS 121"). Pursuant to SFAS 121, the Company assesses the recoverability of its real estate assets, including residual interests, based on projections of cash flows over the life of such assets. In the event that such cash flows are insufficient, the assets are adjusted to their estimated-net realizable value. The adoption of SFAS 121 did not have a material effect on the Company's financial condition or results of operations.

SIX MONTHS ENDED JUNE 30, 1996

     In January 1996, the Company concluded an initial offering of common stock at which time it had raised equity of $81,359,920 (8,135,992 shares). On February 2, 1996, the Company commenced a second public offering of 20,000,000 shares of common stock at $10 per share on a "best efforts" basis. As of August 10, 1996 the Company had issued 2,269,622 shares ($22,696,210) under the second offering. The Company intends to raise capital pursuant to this offering for approximately two years unless the full amount of registered shares are subscribed before that time. The Company is expanding its selected dealer network and expects the network to participate in the sale of common stock through the term of the offering. The Company intends to invest the net offering proceeds (except for 1% of proceeds used to establish a working capital reserve) along with the remaining proceeds from the initial offering in additional real estate investments so as to further diversify the Company's portfolio. As of August 8, 1996, approximately $56,430,000 of the Company's net offering proceeds was invested in real estate and $30,690,000 of funds was available for investment. All net offering proceeds not currently invested in real estate are invested in cash and cash equivalents.

     With the utilization of available limited recourse mortgage financing and net offering proceeds, the Company has purchased direct or indirect interests in commercial properties with the following lease obligors:

                       DATE ACQUIRED                               LEASE OBLIGOR
        --------------------------------------------  ---------------------------------------
        May 13, 1994................................  Best Buy Co., Inc.
        July 15, 1994...............................  Big V Holding Corp.
        October 14, 1994............................  Gensia, Inc.
        February 10, 1995...........................  Wal-Mart Stores, Inc.
        February 16, 1995...........................  Etec Systems, Inc.
        June 8, 1995 and July 25, 1996..............  Sports & Fitness Clubs, Inc.
        June 20, 1995...............................  The Garden Companies, Inc.
        November 9, 1995............................  Del Monte Corporation
        November 13, 1995...........................  Applied Bioscience International, Inc.
        January 4, 1996.............................  The Upper Deck Company
        February 23, 1996...........................  Rheometric Scientific, Inc.
        March 11, 1996..............................  Telos Corporation
        March 28, 1996..............................  Lanxide Corporation

     In July 1996, subsequent to the completion of a build-to-suit project for buildings leased to Del Monte Corporation ("Del Monte") which required a total investment of approximately $14,995,000, the Company obtained limited recourse mortgage financing of $6,250,000. 526,921 shares ($5,269,210) of common stock, sold between March 31, 1995 and May 9, 1995 were subject to redemption. The redemption period ended May 9, 1996, at which time only 3,750 of such shares ($37,500) were redeemed. With the end of the redemption period, the Company's uncertainty as to whether a significant amount would need to be used to fund redemptions has been eliminated. As of August 8, 1996, the Company has raised $104,056,130 through its offerings of common stock.

     The results of operations for the three-month and six-month periods ended June 30, 1995 and 1996 are not directly comparable as the Company's direct and indirect investment in net leased real estate has materially increased during 1995 and 1996. Increases in lease revenues, equity income, interest, general and administrative expenses, property expenses, depreciation and amortization were solely due to the increase in real estate assets and related mortgage financing. The increase in other interest income was due to the increase in cash balances. Such interest income will eventually decrease as cash available for investment is utilized for additional real estate purchases, and the Company maintains cash balances judged by its management to be prudent for its operations. Although there has been an increase in general administrative expense for the comparable three-month periods, a substantial portion are fixed rather than variable, and the rate of increase in such costs is expected to moderate even as the Company's real estate assets and related lease revenues increase.

                           DESCRIPTION OF PROPERTIES

     In addition to the Properties described below, the Advisor is evaluating various potential Property acquisitions and is engaging in discussions with sellers regarding the purchase of Properties for the Company. During the continuation of the Offering, and at such time during the negotiations of a potential Property acquisition when the Advisor believes a reasonable probability exists that such Property will be acquired by the Company, this Prospectus will be supplemented to disclose such potential Property acquisition. Based on the Advisor's experience and acquisition methods, this generally will occur upon the signing of a legally binding purchase agreement or after the execution of a letter of intent to purchase a Property and the obtaining of a commitment for financing, but may occur before or after such events depending on the particular circumstances surrounding each potential acquisition. Any such supplement to this Prospectus will set forth available data with respect to the acquisition including the proposed terms of the purchase, a description of the Property to be acquired, and other information considered appropriate for an understanding of the transaction. Further data will be made available after any acquisition has been consummated during the Offering also by means of a supplement to this Prospectus. See "Reports to Shareholders" for a description of other reports to Shareholders which will describe Property acquisitions.

     IT SHOULD BE UNDERSTOOD THAT THE INITIAL DISCLOSURE IN THIS PROSPECTUS OR A SUPPLEMENT OF ANY POTENTIAL ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT THE COMPANY ULTIMATELY WILL CONSUMMATE SUCH POTENTIAL ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE POTENTIAL ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THIS PROSPECTUS OR SUCH SUPPLEMENT AND ACTUAL PURCHASE.

     As of September 19, 1996, the Company, through certain subsidiaries and partnerships holds fee simple title to 43 Properties. The following table provides certain information with respect to the Properties.

                                  GROSS
                                 LEASABLE                   AVERAGE                PRIMARY  MAXIMUM
       TENANT/GUARANTOR          AREA IN      ANNUAL       RENT PER                 LEASE    LEASE            TYPE OF
    LOCATION OF PROPERTIES      SQUARE FT.   RENT(1)     SQUARE FT.(2)  OCCUPANCY   TERM     TERM            PROPERTY
------------------------------- ----------  ----------   -------------  ---------  -------  -------  -------------------------
BEST BUY CO., INC.(3)
  Denver, CO...................    23,987                                100%       2018     2033      Electronics -- Retail
  Fort Collins, CO.............    28,520                                100%       2018     2033      Electronics -- Retail
  Bloomingdale, IL.............    27,280                                100%       2018     2033      Electronics -- Retail
  Bedford Park, IL.............    27,466                                100%       2018     2033      Electronics -- Retail
  Aurora, IL...................    28,186                                100%       2018     2033      Electronics -- Retail
  Matteson, IL.................    27,538                                100%       2018     2033      Electronics -- Retail
  Schaumberg, IL...............   113,933                                100%       2018     2033      Electronics -- Retail
  Omaha, NE....................    28,731                                100%       2018     2033      Electronics -- Retail
  Albuquerque, NM..............    45,653                                100%       2018     2033      Electronics -- Retail
  Arlington, TX................    46,361                                100%       2018     2033      Electronics -- Retail
  Beaumont, TX.................    28,255                                100%       2018     2033      Electronics -- Retail
  Dallas, TX...................    27,697                                100%       2018     2033      Electronics -- Retail
  El Paso, TX..................    28,179                                100%       2018     2033      Electronics -- Retail
  Plano, TX....................    28,075                                100%       2018     2033      Electronics -- Retail
  Ft. Worth, TX................    27,460                                100%       2018     2033      Electronics -- Retail
  Houston, TX..................    28,160                                100%       2018     2033      Electronics -- Retail
  Madison, WI..................    28,025                                100%       2018     2033      Electronics -- Retail
                                ----------
    TOTAL......................   593,146   $1,835,014(4)    $  8.36(5)  100%
BIG V SUPERMARKETS, INC.(6)
  Ellenville, NY...............    60,750                                100%       2018     2038      Supermarket -- Retail
  Warwick, NY..................    72,804                                100%       2018     2038      Supermarket -- Retail
                                ----------
    TOTAL......................   133,554      693,563(4)      11.54(5)  100%

                                  GROSS
                                 LEASABLE                   AVERAGE                PRIMARY  MAXIMUM
       TENANT/GUARANTOR          AREA IN      ANNUAL       RENT PER                 LEASE    LEASE            TYPE OF
    LOCATION OF PROPERTIES      SQUARE FT.   RENT(1)     SQUARE FT.(2)  OCCUPANCY   TERM     TERM            PROPERTY
------------------------------- ----------  ----------   -------------  ---------  -------  -------  -------------------------
GENSIA, INC.(7)
  San Diego, CA................    72,409                                100%       2009     2049         Office/Research
  San Diego, CA................    71,902                                100%       2009     2049         Office/Research
                                ----------
    TOTAL......................   144,311    1,020,036(4)      14.13(5)  100%
ETEC SYSTEMS, INC.
  Hayward, CA..................   153,531    1,370,325         8.93      100%       2010     2030      Manufacturing/Office
WAL-MART STORES, INC.
  Greenfield, IN...............    82,620      397,226         4.81      100%       2005     2020     Warehouse/Distribution
SPORTS & FITNESS CLUBS OF
  AMERICA, INC.
  Austin, TX...................    43,935                                100%       2013     2033    Sports & Fitness Facility
  Houston, TX..................    46,733                                100%       2016     2036    Sports & Fitness Facility
                                ----------
    TOTAL......................    90,668    1,362,000        15.03      100%

NK LAWN & GARDEN CO.
  Chattanooga, TN..............   242,317      816,400         3.37      100%       2015     2035     Warehouse/Distribution

DEL MONTE CORPORATION(8)
  Mendota, IL..................   239,850                                100%       2016     2056            Warehouse
  Plover, WI...................   210,000                                100%       2016     2056            Warehouse
  Toppemish, WA................   274,750                                100%       2016     2056            Warehouse
  Yakima, WA...................    11,165                                100%       2016     2056          Ripening Room
                                ----------
    TOTAL......................   735,765    1,346,888(4)       3.66(5)  100%

APPLIED BIOSCIENCE
  INTERNATIONAL, INC.
  Austin, TX...................     9,456                                100%       2010     2030            Research
  Austin, TX...................     9,425                                100%       2010     2030            Research
  Austin, TX...................    42,185                                100%       2010     2030            Research
  Austin, TX...................    26,594                                100%       2010     2030            Research
  Austin, TX...................    18,544                                100%       2010     2030            Research
  Austin, TX...................    85,160                                100%       2010     2030            Research
  Austin, TX...................     9,425                                100%       2010     2030            Research
                                ----------
    TOTAL......................   173,000   $1,302,000      $  7.53      100%

THE UPPER DECK COMPANY(7)
  Carlsbad, CA.................    48,111                                100%       2021     2041      Manufacturing/Office
  Carlsbad, CA.................   246,666                                100%       2021     2041      Manufacturing/Office
                                ----------
    TOTAL......................   294,777    1,319,875(4)       8.94(5)  100%

RHEOMETRIC SCIENTIFIC, INC.
  Piscataway, NJ...............   104,120    1,180,000        11.33      100%       2011     2031      Manufacturing/Office

TELOS CORPORATION
  Ashburn Junction, VA.........   192,775    1,447,000         7.51      100%       2016     2036         Office/Research

LANXIDE CORPORATION
  Newark, DE...................   171,811    1,030,000         6.00      100%       2016     2036         Office/Research

CELADON GROUP
  Marion County, IN............    60,900      700,000        11.50      100%       2016     2036         Office/Trucking

---------------
(1) Annual rent on a cash basis on the later of December 31, 1994 or the date of acquisition.

(2) None of the properties were subject to lease prior to their acquisition by the Company except for the property leased to Wal-Mart Stores, which property was subject to the lease acquired by the Company for six months.

(3) The Company owns a 37% interest in these properties. The remaining interest is owned by Carey Institutional Properties Incorporated ("CIP(TM)").

(4) This figure represents the Company's share of the rent payable by this tenant.

(5) This figure represents the rent per square foot of the property when combined with rents payable to co-owners.

(6) The Company owns a 45% interest in these properties. The remaining interest is owned by CIP(TM).

(7) The Company owns a 50% interest in this property. The remaining interest is owned by CIP(TM).

(8) The Company owns a 50% interest in this property. The remaining interest is owned by CIP(TM). The figures represent the size of buildings to be constructed and the rent payable if the Company and CIP(TM) advances the maximum amount contemplated.

PROPERTY LEASED TO BIG V SUPERMARKETS, INC.

  DESCRIPTION OF PROPERTY

     General

     In October 1993, a wholly-owned subsidiary of CIP(TM) (the "ELWA Subsidiary"), acquired from Big V Supermarkets, Inc. ("Big V") a retail shopping center constructed on certain land located in Ellenville, New York (the "Ellenville Property"), and a retail shopping center constructed on certain land located in Warwick, New York (the "Warwick Property", and together with the Ellenville Property, collectively, the "Big V Properties"). The Ellenville Property contains a 46,000 square foot commercial building, operated as a "ShopRite" supermarket, and approximately 13,500 square feet of additional retail space (the "Ellenville Facility"). The Warwick Property contains a 48,164 square foot commercial building, also operated as a "ShopRite" supermarket, and approximately 24,000 square feet of additional retail space (the "Warwick Facility").

     On July 15, 1994, the Company acquired a 45% interest in the ELWA Subsidiary by investing $2,790,000 in the ELWA Subsidiary. The Company paid an Acquisition Fee of $161,387 to an Affiliate of the Advisor in connection with the acquisition. W.P. Carey & Co. will receive a subordinated Acquisition Fee of $16,139 per year over eight years, but only if the Company satisfies the Preferred Return.

     Each of the Ellenville Facility and Warwick Facility is suitable and adequate for the operation of a supermarket. The cost of the improvements on the Big V Properties will be depreciated for tax purposes over a 40-year period on a straight-line basis.

     Purchase Terms

     The aggregate purchase price of the Big V Properties, including the Acquisition Fee, was $14,422,000. The purchase price was less than the leased fee appraised value of the Big V Properties.

     Financing

     Financing of $7,500,000 was provided to the ELWA Subsidiary through a loan from GNA Life Insurance Company of New York ("GNA"). The loan has a term of twenty-five years and bears interest at an initial annual interest rate of nine percent per year for the first ten years of the term. Thereafter, the interest rate will be adjusted annually to a rate of .375% over the Moody's A Corporate Bond Index Daily Rate. The loan requires monthly payments of principal and interest based on a 25-year amortization schedule.

     The loan is secured by a first priority mortgage on the Big V Properties, an assignment of leases and rents, a stock pledge agreement pursuant to which CIP(TM) and the Company have pledged the stock of the ELWA Subsidiary, and a limited guaranty from CIP(TM) and the Company. Pursuant to the guaranty, CIP(TM) and the Company have guaranteed payment of the loan in certain limited circumstances after Key Bank has instituted a foreclosure action and payment of any losses sustained by GNA as a result of fraud or the misuse of funds by the ELWA Subsidiary; provided, however, that in no event is CIP(TM) or the Company liable for any amount in excess of the amount of the loan. CIP(TM) and the Company have also agreed to indemnify GNA for certain hazardous substance violations at the Big V Properties.

  DESCRIPTION OF LEASE

     General

     Contemporaneously with the acquisition of the Big V Properties, the ELWA Subsidiary leased the Big V Properties to Big V under a triple-net lease (the "Big V Lease") pursuant to which Big V is responsible for all expenses imposed upon or assessed against Big V, the Big V Properties or the ELWA Subsidiary resulting from the ownership, use, occupancy, leasing, possession or sale to Big V of the Big V Properties, including the payment of all taxes, insurance premiums, maintenance and repair costs. Big V Holding Corp., the parent of Big V ("Big V Holding"), has guaranteed the obligations of Big V under the Big V Lease. Big V is obligated to maintain the Big V Properties in good repair and condition. In the opinion of the management of the Company, the Big V Properties are adequately covered by insurance.

     Term

     The initial term of the Big V Lease is 25 years. The Big V Lease will be automatically extended for each of four successive five-year terms unless Big V gives written notice of non-renewal at least 15 months prior to the expiration of the then current term.

     Rent

     The Big V Lease requires Big V to pay annual basic rent of $1,541,250. In addition, for each of the first five years of the Big V Lease, Big V is required to pay as additional basic rent an amount equal to 1% of gross sales by Big V for such year, in the case of the Ellenville Property, for gross sales in excess of $30,000,000, and in the case of the Warwick Property, for gross sales in excess of $42,500,000. During each year thereafter (including any extensions), Big V is required to pay annually as additional basic rent an amount equal to the greater of (i) the amount listed below and (ii) 1% of gross sales by Big V in excess of $30,000,000, with respect to the Ellenville Property, and, $42,500,000 with respect to the Warwick Property.

                            MINIMUM ADDITIONAL RENT

                                                                  WARWICK        ELLENVILLE
                                                                  PROPERTY        PROPERTY
                                 YEARS                             AMOUNT          AMOUNT
        --------------------------------------------------------  --------       ----------
         6-10...................................................  $135,575        $  98,175
        11-15...................................................   184,347          133,493
        16-20...................................................   266,588          193,046
        21-25...................................................   348,829          252,601
        26-30...................................................   431,071          312,155
        31-35...................................................   513,312          371,708
        36-40...................................................   595,552          431,262
        41-45...................................................   677,794          490,816

     Right of First Refusal

     Provided that no default exists under the Big V Lease, the Big V Lease provides that prior to selling either or both the Ellenville Property or the Warwick Property (the "Sale Property") to a third party, the ELWA Subsidiary, must give written notice to Big V of any offer or contract for the sale of the Sale Property that the ELWA Subsidiary wishes to accept. Big V may, within 15 days thereafter, elect to purchase the Sale Property upon the terms and conditions of the third party offer or contract. This right of first refusal may be exercised upon each proposed sale of the Sale Property prior to the tenth anniversary date of the Big V Lease and one time after such date.

  BIG V HOLDING CORP.

     Big V operates a chain of 32 supermarkets primarily under the "ShopRite" trade name and located in the Hudson River Valley region of New York, northeastern Pennsylvania, northern New Jersey and southwestern Connecticut.

     Financial statements for Big V are on file with the Securities and Exchange Commission. The following is a summary of selected consolidated financial information for Big V over the last three years:

                                                                52 WEEKS   53 WEEKS   52 WEEKS
                                                                 ENDED      ENDED      ENDED
                                                                DEC. 25,   DEC. 31,   DEC. 30,
                                                                  1993       1994       1995
                                                                --------   --------   --------
                                                                    (DOLLARS IN THOUSANDS)
    Income Statement Data:
      Sales...................................................  $674,969   $754,401    768,682
      Gross profit............................................   169,787    193,536    200,383
      Selling, general and administrative.....................   139,637    160,068    161,746
      Depreciation and amortization...........................    16,488     17,778     18,548
      Operating income........................................    13,662     15,690     20,089
      Interest expense, net...................................    20,251     24,621     27,277
      (Gain on sale of store)/loss on sale leaseback
         transactions.........................................     3,704         --         --
      Income (loss) before income taxes and extraordinary
         item.................................................   (11,216)    (8,931)    (7,188)
      Net income (loss)(1)....................................   (18,961)    (6,160)    (5,070)

                                                                DEC. 25,   DEC. 31,   DEC. 30,
                                                                  1993       1994       1995
                                                                --------   --------   --------
    Balance Sheet Data (at end of period):
      Working capital (deficiency)............................  $  7,844   $ (6,454)   (11,378)
      Total assets............................................   270,875    293,695    284,698
      Total debt..............................................   182,551    185,474    181,850
      Stockholders' equity (deficit)..........................    (8,673)   (14,943)   (20,213)

---------------
(1) The net loss for the 52 weeks ended December 25, 1993 includes a $923 loss related to the write-down on a note receivable and an extraordinary loss of $11,485 (net of tax benefit) related to the early extinguishment of debt in connection with a recapitalization.

PROPERTIES LEASED TO BEST BUY CO., INC.

  DESCRIPTION OF PROPERTIES

     General

     In April 1993, a general partnership (the "BB Partnership") formed by wholly-owned subsidiaries of CIP(TM) and CPA(R):10 (the "CIP(TM) Subsidiary" and the "CPA(R):10 Subsidiary," respectively), purchased from

Best Buy Co., Inc. ("Best Buy") 17 consumer electronics retail stores and related facilities at the following locations (the "BB Properties"):

                                                                      APPROXIMATE     ALLOCATED
                                                 APPROXIMATE LAND     STORE AREA       PURCHASE
                     LOCATION                      AREA (ACRES)        (SQ. FT.)        PRICE
    -------------------------------------------  ----------------     -----------     ----------
    Denver, CO (Colorado Blvd.)................         1.75             23,987       $2,436,479
    Fort Collins, CO...........................         2.85             28,520        2,075,862
    Bloomingdale, IL...........................         2.79             27,280        2,385,623
    Bedford Park, IL (Ford City)...............         2.44             27,466        3,892,819
    Aurora, IL (Fox Valley)....................         1.23             28,186        2,542,815
    Matteson, IL...............................         2.73             27,538        2,436,479
    Schaumberg, IL.............................         5.86(1)         113,933        6,592,826
    Omaha, NE..................................         2.96             28,371        2,283,910
    Albuquerque, NM............................         5.29             45,653        2,126,718
    Arlington, TX..............................         4.76             46,361        2,593,671
    Beaumont, TX...............................        11.47             28,255        2,126,718
    Dallas, TX (Duncanville)...................         2.93             27,697        2,491,959
    El Paso, TX................................         2.76             28,179        2,126,718
    Plano, TX..................................         3.00             28,075        2,801,720
    Ft. Worth, TX (Ridgmar)....................         1.96             27,460        2,593,671
    Houston, TX (Willowbrook)..................         3.00             28,160        2,233,054
    Madison, WI................................         4.14             28,025        2,491,959

---------------
(1) Best Buy currently subleases a portion of the Schaumberg property to an unaffiliated party.

     On May 13, 1994, the Company, through a wholly-owned subsidiary (the "CPA(R):12 Subsidiary" and together with the CIP(TM) Subsidiary, the "BB Subsidiaries"), the Company acquired a 37% interest in the BB Partnership in exchange for an investment of $4,378,210. As the result of the Company's investment, CPA(R):10 is no longer a partner in the BB Partnership. The Company paid an Acquisition Fee of $432,309 to an Affiliate of the Advisor. W.P. Carey & Co. will receive a subordinated Acquisition Fee of $43,231 annually for eight years, but only if the Company satisfies the Preferred Return.

     Each of the BB Properties is suitable and adequate for use in the operation of a consumer electronics retail store. The cost of the improvements on each of the BB Properties will be depreciated for tax purposes over a 40-year period on a straight-line basis.

  Purchase Terms

     The aggregate purchase price of the BB Properties was $46,233,000 (the "BB Purchase Price"), which was less than the leased fee Appraised Value. The BB Subsidiaries contributed an aggregate equity of $13,433,000 toward the purchase of the BB Properties, with the CIP(TM) Subsidiary contributing approximately $8,462,790 and owning a 63% interest in the BB Partnership and the CPA(R):12 Subsidiary contributing $4,378,210 and owning a 37% interest.

     Each BB Subsidiary has a right of first refusal with respect to any interest in the BB Partnership that the other BB Subsidiary desires to sell.

  Financing

     Financing for $32,800,000 of the BB Purchase Price was provided to the BB Partnership pursuant to a loan (the "BB Loan") from Teachers Insurance and Annuity Association of America ("TIAA"). The BB Loan is recourse to the assets of the BB Partnership. In addition, TIAA has recourse to the assets of the BB Subsidiaries for claims arising out of certain actions such as fraud or willful misconduct by the BB

Partnership or the BB Subsidiaries, misapplication of rents and waste by the BB Partnership upon any of the BB Properties.

     The BB Loan is secured by a deed of trust on the BB Properties and an assignment of the BB Partnership's rights in and under the BB Lease.

     The BB Loan bears interest at a rate of 9.01% per annum, and requires monthly payments of principal and interest of $291,290.14. A final payment of $15,921,746 is due on May 1, 2008, the date the BB Loan matures. Except for certain mandatory partial prepayments resulting from casualty or condemnation, the BB Loan may not be prepaid during the first 10 years, and thereafter may be prepaid in full, but not in part, only upon the payment to TIAA of, among other things, a certain make-whole premium described in the BB Loan documents.

  DESCRIPTION OF LEASE

     General

     The BB Partnership has leased the BB Properties to Best Buy pursuant to the BB Lease. Under the BB Lease, Best Buy is obligated to pay all expenses of any nature relating to the use, occupancy, maintenance and repair of the BB Properties, including the payment of all taxes, insurance premiums and all other expenses in connection with Best Buy's occupancy thereof. The BB Partnership has no obligation to render any building services to, or expend any of its own funds on behalf of, Best Buy or to maintain the BB Properties. Best Buy is obligated to maintain the BB Properties in good repair and condition. In the opinion of the Company's management, the BB Properties are adequately covered by insurance.

     Term

     The initial term of the BB Lease expires on April 30, 2018. Best Buy may elect to extend the term of the BB Lease for three consecutive terms of five years each (each an "Extended Term") as to all or less than all (a "Partial Renewal") of the BB Properties. If Best Buy elects a Partial Renewal, basic rent for the first Extended Term shall be reduced by a percentage approximately equal to the percentage of basic rent attributable to the BB Properties as to which the BB Lease is not renewed, which Properties may, at the option of the BB Partnership, be sold to Best Buy or its designee for nominal consideration. Basic rent under the BB Lease for the second or third Extended Term shall be the fair market rental value for those BB Properties that remain subject to the BB Lease for such Extended Term.

     Rent

     The BB Lease requires Best Buy to pay basic rent, which consists of a monthly component (the "Monthly Component") and a semiannual component (the "Semi-Annual Component"). On the first day of each month up to and including May 1, 2008, the Monthly Component is $291,290.14. On each November 1 and May 1 up to and including November 1, 2007, the Semi-Annual Component is payable as follows:

                                                                              SEMI-ANNUAL
                                      PERIOD                                    PAYMENT
        ------------------------------------------------------------------    ------------
        May 1, 1993 to and including November 1, 1997.....................     $732,007.50
        May 1, 1998 to and including November 1, 2002.....................      764,540.50
        May 1, 2003 to and including November 1, 2007.....................      797,074.00

     For the period from May 1, 2008 to and including May 1, 2018 (the "Reset Period"), Best Buy shall make payments of the two components of basic rent such that annual basic rent is as follows (subject to adjustment as described below):

                                   PERIOD                               AMOUNT OF PAYMENT
        ------------------------------------------------------------    -----------------
        May 1, 2008 to and including April 30, 2013.................       $ 4,119,477
        May 1, 2013 to and including May 1, 2018....................         4,282,146

The basic rent for the Reset Period described above assumes that, on the basis of Best Buy's credit rating, financing will be available to refinance the BB Loan on or about May 1, 2008 at an interest rate (the "Reset Rate") of 9.01% per annum and amortizing $15,750,000 in 120 equal monthly installments (the "Reset Installments"). If the Reset Rate is higher than 9.01% per annum, then the annual basic rent for the Reset Period will be adjusted upward on a dollar-for-dollar basis by the amount of the annual increase in the Reset Installments. No adjustment in basic rent will be made if the Reset Rate is less than 9.01% per annum.

     If, by April 15, 2008, the BB Partnership is unable to obtain such a loan to refinance the outstanding balance of the BB Loan, then the BB Partnership shall so notify Best Buy and, on May 1, 2008, Best Buy shall prepay the basic rent for the remaining 10 years of the initial term by making a payment in the amount of $15,750,000 (subject to certain reductions) ("Basic Rent Prepayment") and, so long as no default in the payment of rent or event of default related to certain financial covenants and environmental matters (the "Specified Defaults") exists under the BB Lease on either April 15, 2008 or May 1, 2008, no additional payments of basic rent will be payable by Best Buy for the balance of the initial term. In lieu of making the Basic Rent Prepayment, Best Buy shall have the right, so long as no Specified Default exists, to make a rejectable offer to terminate the BB Lease on May 1, 2008. If the BB Lease is terminated in accordance with such an offer, Best Buy shall pay a termination amount equal to $16,000,000 (subject to certain reductions).

     During the Extended Terms, basic rent shall be affected in part by the payment by Best Buy of the Basic Rent Prepayment.

     Right of First Refusal

     Prior to selling any BB Property (each a "Sale Premises") to a third party purchaser, the BB Partnership must give Best Buy written notice of such proposed sale. Within 15 days after receipt of such notice, Best Buy may elect to purchase the Sale Premises on the terms and conditions contained in the third party offer. If Best Buy fails to exercise this right with respect to any Sale Premises, the BB Partnership may consummate the sale with such third party purchaser. After the sale of any Sale Premises to a third party purchaser is consummated, the BB Lease shall be bifurcated and basic rent shall be adjusted in accordance with a schedule attached to the BB Lease.

  DESCRIPTION OF BEST BUY CO., INC.

     Best Buy is one of the nation's leading discount retailers, offering brand name consumer electronics, personal computers and other home office products, major appliances and entertainment software.

     Financial statements for Best Buy are on file with the Securities and Exchange Commission. The following is a summary of selected financial information for Best Buy over the last three years:

                                                              FOR THE FISCAL YEAR ENDED
                                                       ----------------------------------------
                                                        2/26/94        2/25/95       3/2/96(1)
                                                       ----------     ----------     ----------
                                                                (DOLLARS IN THOUSANDS)
    Operating Results
      Revenues.......................................  $3,006,534     $5,079,557     $7,217,448
      Cost of goods sold.............................   2,549,609      4,389,164      6,280,877
      Gross Profit...................................     456,925        690,393        936,571
      Operating Income...............................      77,178        121,927        122,583
      Interest Expense (net).........................       8,800         27,876         43,594
      Net Earnings...................................      41,285         57,651         48,019

                                                                         AS OF
                                                         --------------------------------------
                                                         2/26/94       2/25/95       3/2/96(1)
                                                         --------     ----------     ----------
    Financial Position
      Current Assets.................................    $764,610     $1,240,667     $1,560,543
      Net Property and equipment.....................     172,724        237,477        311,039
      Total assets...................................     952,494      1,507,125      1,890,832
      Current liabilities............................     402,028        631,618        974,688
      Long-term debt.................................     210,811        227,247        206,287
      Preferred stock................................          --        230,000        230,000
      Shareholders' Equity...........................     311,444        376,122        431,614

---------------
(1) Fiscal year 1996 contains 53 weeks. All other periods contain 52 weeks.

PROPERTY LEASED TO GENSIA, INC.

  DESCRIPTION OF THE PROPERTY

     General

     In December 1993, a general partnership (the "Gensia Partnership") of which wholly-owned subsidiaries of the Company and CIP(TM) are the sole general partners, acquired from Gensia, Inc. ("Gensia") approximately 5.5 acres of land in San Diego, California (the "Gensia Land"), on which are constructed two buildings containing approximately 146,600 square feet of office and research and development space (the "Gensia Facility" and together with the Gensia Land, collectively, the "Gensia Property"). The Gensia Facility is suitable and adequate for use as an office and research and development space. The cost of the improvements on the Gensia Land will be depreciated for tax purposes over a 40-year period on a straight line basis.

     Initially, the CIP(TM) subsidiary had a 99.99% interest in the Gensia Partnership and the CPA(R):12 subsidiary had a 0.01% interest in the Gensia Partnership. On October 14, 1994, the Company acquired a 50% interest in the Gensia Partnership in exchange for an investment of approximately $4,840,000. The Company paid an Acquisition Fee of $296,888 to an Affiliate of the Advisor. W.P. Carey & Co. will receive a subordinated Acquisition Fee of $29,689 per year for eight years, but only if the Company satisfies the Preferred Return.

     Concurrently with the acquisition of the Gensia Property, the Gensia Property was leased to Gensia on the terms described below.

     Purchase Terms

     The cost of acquiring the Gensia Property and of completing the Gensia Facility, including Acquisition Expenses and the Acquisition Fee to an Affiliate of the Advisor described below, was $23,200,000 (the "Gensia Purchase Price"). The Gensia Purchase Price was less than the Appraised Value of the Gensia Property.

     The Gensia Partnership financed a portion of the purchase price of the Gensia Property and the cost of completing the Gensia Facility with a limited recourse mortgage loan from The Northwestern Mutual Life Insurance Company ("Northwestern") in the amount of $13,000,000, which mortgage loan bears interest at the rate of 8.125% per annum and is fully amortizing over a term of 15 years, with payments of principal and interest due monthly.

  DESCRIPTION OF THE LEASE

     General

     The Gensia Partnership has entered into an absolute net lease with Gensia (the "Gensia Lease") pursuant to which Gensia is obligated to pay all costs of maintenance and repair of the Gensia Property; all fire, liability, workers' compensation and such other insurance as the Gensia Partnership may reasonably require; all taxes (except the Gensia Partnership's franchise, income and succession taxes); and all other expenses of whatever description arising out of the acquisition and leasing of the Gensia Property other than debt service. Gensia is obligated to maintain the Gensia Property in good repair and condition. In the opinion of the Company's management, the Gensia property is adequately covered by insurance.

     Term

     The initial term of the Gensia Lease is 15 years, with automatic extensions for each of four successive 10-year renewal terms unless Gensia gives written notice of non-renewal at least one year prior to the expiration of the then current term.

     Rent

     The Gensia Lease provides for the payment of monthly installments of basic rent in an amount equal to $2,618,000 per annum, which amount is subject to adjustment at the end of the fifth lease year and at the end of every fifth lease year thereafter in an amount corresponding to the percentage increase in the Consumer Price Index (the "CPI") with a maximum increase of four percent per annum.

     The Gensia Lease provides, subject to the limitation described below, for the payment of monthly installments of basic rent during the first five years of any 10-year renewal term in an amount equal to 95% of the Fair Market Rent (determined pursuant to the Gensia Lease) of the Gensia Property, which amount is subject to adjustment at the end of the fifth year of such renewal term to reflect the percentage increase in the CPI as set forth above. In no event will the basic rent payable during the first five years of any 10-year renewal term increase or decrease by more than 22% from the basic rent in effect at the end of the prior term.

     Right of First Refusal

     The Gensia Lease provides that prior to selling the Gensia Property to a third party purchaser, the Gensia Partnership must give 30 days' written notice of such sale. Gensia may, within 30 days following such notice, elect to purchase the Gensia Property upon the terms and conditions contained in the third party offer. The Gensia Lease provides that Gensia shall have the right to exercise the foregoing right of first refusal upon each proposed sale of the Gensia Property prior to the 11th anniversary of the completion of the Gensia Facility and one time thereafter.

  DESCRIPTION OF GENSIA, INC.

     Gensia is engaged in the discovery, development, manufacturing and marketing of pharmaceutical products primarily for the treatment and diagnosis of human diseases.

     Financial statements for Gensia are on file with the Securities and Exchange Commission. The following is a summary of selected financial information for Gensia over the last three years:

                                                               YEARS ENDED DECEMBER 31,
                                                         -------------------------------------
                                                           1993          1994          1995
                                                         ---------     ---------     ---------
                                                                (DOLLARS IN THOUSANDS)
    Consolidated Statements of Operations Data:
    Revenues:
      Product sales....................................  $  17,106     $  51,830     $  53,464
      Contract revenue.................................     11,910        17,956        11,062
      Interest income..................................      4,350         2,022         2,086
      Other income.....................................         --            --        55,359
         Total Revenues................................     33,366        71,808       121,971
         Total costs and expenses......................     96,670       121,926       127,315
    Net loss...........................................    (63,304)      (50,118)       (5,894)

                                                                     DECEMBER 31,
                                                         -------------------------------------
                                                           1993          1994          1995
                                                         ---------     ---------     ---------
    Consolidated Balance Sheet Data:
      Working capital..................................  $  78,609     $  47,439     $  67,687
      Total assets.....................................    136,431       109,866       118,560
      Long-term obligations less current maturities....      3,119            71            13
      Accumulated deficit..............................   (163,325)     (213,443)     (219,337)
      Stockholders' equity.............................    112,859        83,778       102,303

PROPERTY LEASED TO ETEC SYSTEMS, INC.

     On February 9, 1995, a wholly-owned subsidiary of the Company (the subsidiary, together with the Company is defined as the "Company") purchased from Etec Systems, Inc. ("Etec") the office/ manufacturing facilities of Etec (the "Etec Facilities") located on 16.92 acres in Hayward, California and containing 150,000 square feet of space.

     Concurrently with the acquisition of the Etec Facility by the Company, the Company entered into a triple-net lease (the "Etec Lease") with Etec for the Etec Facilities. Material terms of the Etec Lease are described below. The Etec Facilities are suitable and adequate for the use for which they are intended. The depreciable portions of the Etec Facilities will be depreciated for tax purposes over a 40-year period on a straight-line basis.

  PURCHASE TERMS

     The cost of acquiring the Etec Facility, including Acquisition Fees to an Affiliate of the Advisor, was $11,860,000 (the "Etec Purchase Price"), including all fees. The Etec Purchase price was less than the leased fee Appraised Value of the Etec Facilities. The Seller paid an Acquisition Fee of approximately $296,466 to an Affiliate of the Advisor and an Acquisition Fee of approximately $235,000 to the Company which will be paid in eight annual installments to W.P. Carey & Co., but only if the Company satisfies the Preferred Return. The Company contributed equity of approximately $5,610,000 to the purchase of the Etec Facilities and borrowed $6,250,000 pursuant to the terms of the Loan described below.

     In August 1996, the Company and Etec entered into an agreement modifying the purchase terms (the "Modification Agreement"). Under the Modification Agreement, the Company agreed to reduce its holdings of warrants in Etec common stock for a refund of $2,633,473 of the initial purchase price (see Warrants Section below). The Company has agreed to use the return of such proceeds to partially prepay the limited non-recourse mortgage loan on the property discussed below.

  DESCRIPTION OF THE LEASE

     General

     The Etec Lease is absolutely net and bondable and in normal financeable form. Etec will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Etec Facilities, except for the Company's debt service, the Company's income taxes and any increases in real estate taxes that result from any transfer of the Etec Facilities to any party not affiliated with the Company. In the opinion of the management of the Company, the Etec Facilities are adequately covered by insurance.

     The Etec Lease will provide that Etec will have a right of first refusal to purchase the Etec Facility during the first 10 years of the Etec Lease. In addition, the Company will be required to accept any purchase offer made during the period from the last six months of the ninth lease year through the first six months of the tenth lease year if the offer price is no less than the greater of (i) the Fair Market Value or (ii) $11,725,000 reduced by the sum of
(A) aggregate principal payments on the note (described below) through the date of purchase, and (B) any prepayment premium. The closing of such a sale would occur during the last 60 days of the 10th year of the Etec Lease.

     Term

     The initial term of the Etec Lease is 15 years, followed by four five-year renewal terms (each, a "Renewal Term").

     Rent

     The initial annual rent under the Etec Lease was $1,370,325 but was reduced to $1,020,036 pursuant to the Modification Agreement discussed above. During the term of the initial financing, the monthly installments of annual rent will be increased or decreased, as the case may be, to reflect any increases or decreases in interest payable on the loan from a rate of 8.75% per annum. At the end of the third Lease year, and every three years thereafter during the initial term, the annual rent for each of the next three years of the Lease term will be adjusted by a formula that would increase the annual Basic Rent by the lesser of the percentage increase in the Consumer Price Index ("CPI") over the immediately preceding three years of the term or 12%. The first adjustment will be based on an annual rent of $1,020,036 notwithstanding any monthly increases or decreases in interest rate from a rate of 8.75% per annum. If there is no such percentage increase in the CPI, the annual Basic Rent of the next three years will not change. Annual basic rent for each renewal term shall be fair market rental, determined by a three appraiser procedure. Rent will be payable monthly in arrears.

     In addition, Etec posted a security deposit (the "Security Deposit") equal to three months of the initial annual rent, which security deposit will be applied against the last three months rent or, if such rent has been paid, against any other amounts due to the Company from Etec, including the purchase price of the Etec Facilities should Etec purchase the Etec Facilities from the Company. The Security Deposit may be commingled with other funds of the Company.

  DESCRIPTION OF INITIAL FINANCING

     Creditanstalt Bankverein (the "Lender") provided non-recourse mortgage financing to the Company in the form of a loan in the amount of $6,250,000 with a 5-year maturity, a floating interest rate (currently approximately 9.2%) based on LIBOR and the Lender's prime rate and with payments made in accordance with a 15 year amortization schedule. In August of 1996, pursuant to the Modification Agreement, the lender agreed to reamortize the loan reducing monthly debt service to $33,358.

  WARRANTS

     The Company initially received warrants to purchase 212,418 shares of the common stock of Etec at a price of $.45 per share and assigned to the Lender warrants to purchase 53,104 shares of Etec. If, prior to February 1, 1998, the warrants (or the stock underlying the warrants) are sold, the net proceeds in excess of $1.5 million ($1.575 million in the case of the underlying stock) with respect to the warrants or stock retained by the Company or $500,000 ($525,000 in the case of the underlying stock) with respect to the warrants transferred to the Lender shall be applied to prepay the initial loan, the initial loan shall be reamortized and the rent adjusted accordingly. Alternatively, if the warrants can be sold without restriction and there exists a public market for the Etec stock with reported transaction prices and either or both of the Company and the Lender elects not to sell their respective warrants or stock, upon notice from Etec, the warrants or stock shall be priced and the Company and/or the Lender, as the case may be, shall return warrants (or stock) to the extent of the value of such warrants in excess of $1,500,000 or $500,000, as the case may be. The Company and Lender could then retain the remaining warrants (or stock) until such time as they wish to exercise or sell such warrants or stock.

     In August 1996, pursuant to the Modification Agreement, the Company agreed to reduce its warrant holdings in Etec Common Stock from 159,314 to 68,786 in exchange for a return of a portion of the original purchase price. In addition, the original warrant agreement was amended to allow for a cashless exercise, pursuant to which the warrant holder would receive the full number of shares of stock, less that number of shares having a fair market value, determined at the time of exercise, equal to the aggregate exercise price. On September 26, 1996 the closing price of Etec's common stock on the Nasdaq National Market was $29.

  DESCRIPTION OF ETEC

     Etec is a leading producer of electron beam and laser lithography equipment. These systems are used in the manufacturing of masks for the semiconductor manufacturing industry. Etec's shareholders include DuPont, IBM, Perkin Elmer Grumman and Micron Technology.

     Financial statements for Etec are on file with the Securities and Exchange Commission. The following is a summary of selected financial information for Etec over the last four years.

                                                                  YEAR ENDED JULY 31,
                                                    -----------------------------------------------
                                                      1992         1993         1994         1995
                                                    --------     --------     --------     --------
                                                                    (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue...........................................  $ 68,588     $ 58,582     $ 68,710     $ 82,916
Gross profit......................................    18,251       16,644       25,481       35,297
Income (loss) from operations.....................   (27,152)      (4,439)       9,576       11,403
Net income (loss).................................   (34,841)     (11,409)       1,612        9,936(2)
Net income (loss) per share.......................     (2.76)       (0.90)        0.11         0.68
Weighted average common shares and                    12,609       12,611       14,447       14,594
  equivalents(1)..................................

                                                                       JULY 31,
                                                    -----------------------------------------------
                                                      1992         1993         1994         1995
                                                    --------     --------     --------     --------
                                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
Cash..............................................  $  1,919     $  7,234     $  6,571     $ 23,638
Working capital...................................    18,762        9,942        6,184       23,215
Total assets......................................    76,793       66,151       62,782       85,984
Long-term debt, less current portion..............    49,377       46,573       31,251       16,866
Minority interest.................................     5,632        7,093        7,711           --
Mandatorily redeemable convertible preferred          41,577       44,317       54,362       76,397
  stock...........................................
Accumulated deficit...............................   (62,628)     (76,777)     (78,111)     (71,267)
Total stockholders' (deficit) equity..............   (61,700)     (75,575)     (76,341)     (67,415)

---------------
(1) Excludes shares of Common Stock issuable upon exercise of stock options of 1,136,932 as of July 31, 1995 and 691,634 shares issuable upon exercise of warrants. Also excludes shares issuable upon exercise of warrants to purchase Series C Preferred Stock which will convert to warrants to purchase 111,774 shares of Common Stock upon the consummation of a public offering and excludes 105,794 shares issuable upon the consummation of a public offering under the terms of a warrant agreement with the senior secured note holder.

(2) Net Income (Loss) reflects the inclusion of an extraordinary gain of $5.4 million recorded as a result of the early extinguishment of $19.7 million of Subordinated Notes Payable and Accrued Interest.

     On October 24, 1995, Etec completed its initial public offering which raised gross proceeds of $42,000,000.

PROPERTY LEASED TO WAL-MART STORES, INC.

     On February 10, 1995, the Company, through a wholly-owned subsidiary (the "Wal-Mart Subsidiary"), purchased from Greenwalt Development, Inc. ("Seller") a warehouse/distribution facility leased to Wal-Mart Stores, Inc. (the "Wal-Mart Facility"). The Wal-Mart Facility, an 82,620 square foot warehousing and distribution facility with an additional 4,860 square feet of office space, is located on approximately 14 acres of land in Greenfield, Indiana. The Wal-Mart Facility is suitable and adequate for use as a warehouse/distribution facility. The costs of the depreciable portion of the Wal-Mart Facility will be depreciated for tax purposes over a 40-year period on a straight-line basis.

     Concurrently with the acquisition of the Wal-Mart Facility by the Wal-Mart Subsidiary, the lease for the Wal-Mart Facility was assigned to the Wal-Mart Subsidiary. The lease with Wal-Mart is on the terms described below.

  PURCHASE TERMS

     The cost of acquiring the Wal-Mart Facility was based on the construction cost of the Wal-Mart Facility and was approximately $3,584,905 (the "Wal-Mart Purchase Price"). The Wal-Mart Purchase Price did not exceed the Appraised Value of the Wal-Mart Facility. In addition to the purchase price, the Seller paid an Acquisition Fee of $93,984 to W.P. Carey & Co., Inc., an Affiliate of the Advisor, and the Wal-Mart Subsidiary will pay a subordinated Acquisition Fee of $9,394 per year over an eight year period, but only if the Company satisfies the Preferred Return.

  DESCRIPTION OF THE LEASE

     General

     The Wal-Mart Subsidiary took an assignment from the Seller of the net lease with Wal-Mart, dated August 3, 1994 (the "Wal-Mart Lease") pursuant to which Wal-Mart is obligated to pay, except as described below, all costs of maintenance and repair of the Wal-Mart Facility, all fire, liability, workers' compensation and such other insurance and all real estate taxes and assessments to the extent the cost of such insurance and taxes exceeds $41,280 in any lease year and all other expenses of whatever description with respect to the use and occupancy of the Wal-Mart Facility other than debt service of the Wal-Mart Subsidiary. The Wal-Mart Subsidiary is required to pay the cost of insurance and taxes up to the amount of $41,280 in any lease year. Wal-Mart is obligated to maintain the Wal-Mart Facility in good repair and condition. In the opinion of the management of the Company, the Wal-Mart Facility is adequately covered by insurance.

     Term

     The initial term of the Wal-Mart Lease is approximately 10 years beginning on January 29, 1995 and ending on January 31, 2005. Wal-Mart has the right to extend the Wal-Mart Lease for three successive five-year renewal terms, upon written notice of renewal at least one year prior to the expiration of the then current term.

     Rent

     The Wal-Mart Lease requires Wal-Mart to pay annual basic rent of $397,235, payable monthly, during the initial term of the Wal-Mart Lease. During each renewal term, the Wal-Mart Lease provides for rent increases of 12% over the rent payable during the previous term.

  DESCRIPTION OF FINANCING

     The Wal-Mart Subsidiary has received mortgage financing in the amount of $2,500,00 for the Wal-Mart Facility from The Lincoln National Life Insurance Company ("Lincoln National"). The Lincoln National financing has a term of ten years, an interest rate of 8.23% per annum and provide for 36 monthly payments of interest and principal in the amount of $22,223.21 each based upon an eighteen-year amortization schedule followed by 84 monthly payments of interest and principal in the amount of $21,270.27 based upon a twenty-year amortization schedule, with the balance due and payable at maturity.

     The Lincoln National financing is secured by a first priority mortgage and security agreement on the Wal-Mart Facility. CPA(R):12 has guaranteed the non-recourse covenants contained in the loan agreement pursuant to a Limited Guaranty and has executed, jointly and severally with the Wal-Mart Subsidiary, an Environmental Indemnity Agreement pursuant to which it has agreed to indemnify Lincoln National for losses it sustains in connection with certain environmental conditions that may occur at the Wal-Mart Facility.

  DESCRIPTION OF WAL-MART

     Wal-Mart operates approximately 2,000 Wal-Mart and 400 Sam's Clubs discount department stores throughout the United States.

     Financial Statements for Wal-Mart are on file with the Securities and Exchange Commission. The following is a summary of selected financial information for Wal-Mart over the last three fiscal years.

                                                                       YEAR ENDED JANUARY 31,
                                                                   -------------------------------
                                                                    1994        1995        1996
                                                                   -------     -------     -------
                                                                        (DOLLARS IN MILLIONS)
Operating Results
  Net sales......................................................  $67,344     $82,494     $93,627
  Other income -- net............................................      614         918       1,122
  Cost of sales..................................................   53,444      65,586      74,564
  Operating, selling, and general and administrative expenses....   10,333      12,858      14,951
  Interests costs:
     Debt........................................................      331         520         692
     Capital leases..............................................      186         186         196
  Provision for federal and state income taxes...................    1,358       1,581       1,606
  Net income.....................................................    2,333       2,681       2,740

                                                                          AS OF JANUARY 31,
                                                                   -------------------------------
                                                                    1994        1995        1996
                                                                   -------     -------     -------
Financial Position
  Current Assets.................................................  $12,114     $15,338     $17,331
  Inventories at replacement cost................................   11,483      14,415      16,300
  Less LIFO reserve..............................................      469         351         311
  Inventories at LIFO cost.......................................   11,014      14,064      15,989
  Net property, plant, and equipment and capital leases..........   13,176      15,874      18,894
  Total assets...................................................   26,441      32,819      37,541
  Current liabilities............................................    7,406       9,973      11,454
  Long-term debt.................................................    6,156       7,871       8,508
  Long-term obligations under capital leases.....................    1,804       1,838       2,092
  Preferred stock with mandatory redemption provisions...........       --          --          --
  Shareholders' equity...........................................   10,753      12,726      14,756

PROPERTY LEASED TO SPORTS & FITNESS CLUBS OF AMERICA, INC. -- AUSTIN, TX

     On June 8, 1995, the Company, through a subsidiary (the "Sports Subsidiary"), purchased a 43,935 square foot sports and fitness facility (the "Austin Sports Facility") from Sports & Fitness Clubs of America, Inc., an Ohio corporation ("SFCA") located on approximately 5.75 acres of land in Austin, Texas.

     Concurrently with the acquisition of the Austin Sports Facility by the Sports Subsidiary, the Sports Subsidiary entered into a triple-net lease (the "Sports Lease") with SFCA for the Austin Sports Facility. The obligations of SFCA under the Sports Lease are guaranteed by Sports & Fitness Clubs, Inc., a Delaware corporation ("SFCI"), the parent company of SFCA. Material terms of the Sports Lease are described below. The Austin Sports Facility is suitable and adequate for use as a sports and fitness facility. The cost of the Austin Sports Facility will be depreciated for tax purposes over a 40-year period on a straight-line basis.

  PURCHASE TERMS

     The cost of acquiring the Austin Sports Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, was $5,497,000, which amount is less than the leased fee Appraised Value of the Austin Sports Facility. The Company used the $2,750,000 in proceeds from the mortgage loan described below to pay a portion of the purchase price. An Acquisition Fee of $137,425 was paid to an Affiliate of the Advisor and an Acquisition Fee of $109,575 was paid to the Company and will be paid to an Affiliate of the Advisor over an eight year period, but only if the Company satisfies the Preferred Return.

  DESCRIPTION OF THE LEASE

     The Sports Lease is absolutely net and bondable and in normal financeable form. SFCI will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Austin Sports Facility, except for the Sports Subsidiary's debt service and income taxes. In the opinion of management of the Company, the Austin Sports Facility is adequately covered by insurance.

     The initial term of the Sports Lease is eighteen years, followed by four 5-year renewal terms at the option of SFCA.

     The initial annual rent under the Sports Lease is $668,000. The base rent is to be adjusted annually based on the lesser of (i) a formula that would increase the annual rent by the percentage increase in the Consumer Price Index over the immediately preceding year of the term, and (ii) 4.5% of the base rent in effect immediately prior to the adjustment. In addition, beginning on the fifth anniversary date of the Sports Lease, SFCA will receive an annual rent credit of $26,791.

  DESCRIPTION OF FINANCING

     The Company has obtained mortgage financing in the amount of $2,750,000 for the Austin Sports Facility from Bank One, Texas, N.A. ("Bank One"). The Bank One financing has a term of five years, an interest rate of 9.3% per annum and provides for monthly payments of interest and principal based upon a fifteen-year amortization schedule. The monthly payment under the financing will be approximately $28,385.

PROPERTY LEASED TO SPORTS & FITNESS CLUBS OF AMERICA, INC. -- HOUSTON, TX

     On July 23, 1996, the Company, through a subsidiary (the "Sports Subsidiary"), purchased a 46,700 square foot sports and fitness facility (the "Houston Sports Facility") from Sports & Fitness Clubs of America, Inc., an Ohio corporation ("SFCA") located on approximately 6.24 acres of land in Houston, Texas.

     Concurrently with the acquisition of the Houston Sports Facility by the Sports Subsidiary, the Sports Subsidiary entered into a triple-net lease (the "Sports Lease") with SFCA for the Houston Sports Facility. The obligations of SFCA under the Sports Lease are guaranteed by Q Clubs Inc., a Delaware corporation ("QCLUB"), the parent company of SFCA. Material terms of the Sports Lease are described below. The Houston Sports Facility is suitable and adequate for use as a sports and fitness facility. The cost of the Houston Sports Facility will be depreciated for tax purposes over a 40-year period on a straight-line basis.

  PURCHASE TERMS

     The cost of acquiring the Houston Sports Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, was $6,180,000, which amount is less than the leased fee Appraised Value of the Houston Sports Facility. An Acquisition Fee of $156,400 was paid to an Affiliate of the Advisor and an Acquisition Fee of $123,600 was paid to the Company and will be paid to an Affiliate of the Advisor over an eight year period, but only if the Company satisfies the Preferred Return.

  DESCRIPTION OF THE LEASE

     The Sports Lease is absolutely net and bondable and in normal financeable form. SFCA will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Houston Sports Facility, except for the Sports Subsidiary's debt service and income taxes. In the opinion of management of the Company, the Houston Sports Facility is adequately covered by insurance.

     The initial term of the Sports Lease is 20 years, followed by four 5-year renewal terms at the option of SFCA.

     The initial annual rent ("Basic Rent") under the Sports Lease is $694,000 payable quarterly in advance, in equal installments of $173,500. Basic Rent is subject to adjustment at the end of the fifth lease year and at the end of every fifth lease year thereafter, in an amount corresponding to the percentage increase in the Consumer Price Index over the previous five years with a maximum increase of 18.77%.

  WARRANTS

     The Company received warrants to purchase 5,089 shares of the common stock of Q Clubs Inc. and may exercise at a price of $275.12 per share, at anytime during the twelve month period commencing on the Closing Date, July 23, 1996 (the "Closing Date"). The Company may exercise at any time during each succeeding twelve month period commencing on each anniversary of the Closing Date, for a price equal to 103% of the exercise price on the last day of the immediately preceding twelve-month period. Additionally, the exercise price may be adjusted from time to time pursuant to Section 4.2 of the Warrant Agreement.

  DESCRIPTION OF SPORTS & FITNESS

     SFCI is an Akron, Ohio based company that operates large, high quality health clubs under the name "Q The Sports Club" in major metropolitan areas in the southern and western regions of the United States. The following is a summary of the financial results of SFCI as reported in audited financial statements provided by the Company.

                                                                   YEAR ENDED DECEMBER 31,
                                                               -------------------------------
                                                                1993        1994        1995
                                                               -------     -------     -------
                                                                   (DOLLARS IN THOUSANDS)
    Operating Results
      Revenue................................................  $15,012     $32,642      53,624
      Costs and Expenses.....................................   10,868      26,354      45,349
      Operating Income.......................................    2,349       2,952       3,836
      Interest Expense.......................................    1,211       1,992       3,633
      Net Income.............................................      143         577         125

                                                                     AS OF DECEMBER 31,
                                                              --------------------------------
                                                               1993        1994         1995
                                                              -------     -------     --------
    Financial Position
      Current Assets........................................  $23,141     $ 8,757     $ 15,877
      Long-term receivables, net............................    1,799      10,254       14,178
      Net property and equipment............................   27,732      48,228       77,338
      Total Assets..........................................   53,698      70,165      111,017
      Current Liabilities...................................   10,416      12,673       20,143
      Long-term obligations.................................   32,512      42,830       51,413
      Preferred Stock.......................................    4,944       4,944        5,376
      Shareholders' Equity..................................    5,351       3,918        2,788

     Prior to the purchase of the Sports Facility, SFCI received an equity contribution of $24,000,000 which is not reflected in this financial information. On May 1, 1993, SFCI changed its status from an S corporation to a C corporation under the Code. Prior to that date, the Company had no income tax liability due to its status as an S corporation.

PROPERTY LEASED TO NK LAWN & GARDEN CO.

     On June 21, 1995, the Company purchased from NK Lawn & Garden Co. ("NK Lawn") a 242,317 square foot warehouse/distribution facility (the "NK Lawn Facility") located on approximately 55 acres of land in Chattanooga, Tennessee. The Company has formed a limited liability company subsidiary (the "NK Lawn Subsidiary") to take title to the NK Lawn Facility.

     Concurrently with the acquisition of the NK Lawn Facility, the NK Lawn Subsidiary entered into a net lease (the "NK Lawn Lease") with NK Lawn for the NK Lawn Facility. The obligations of NK Lawn under the NK Lawn Lease are guaranteed by The Garden Companies, Inc. ("Garden Companies"), the sole shareholder of NK Lawn. Material terms of the NK Lawn Lease are described below. The NK Lawn Facility is suitable and adequate for use as a warehouse/distribution facility. The cost of the NK Lawn Facility will be depreciated for tax purposes over a 40-year period on a straight-line basis.

  PURCHASE TERMS

     The cost of acquiring the NK Lawn Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, was $6,950,000, which amount is less than the leased fee Appraised Value of the NK Lawn Facility. An Acquisition Fee of $173,750 was paid to W.P. Carey & Co., an Affiliate of the Advisor. W.P. Carey & Co. will receive a subordinated Acquisition Fee of $16,531 per year for eight years, but only if the Company satisfies the Preferred Return.

  DESCRIPTION OF THE LEASE

     The NK Lawn Lease is absolutely net and bondable and in normal financeable form. NK Lawn will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the NK Lawn Facility, except for the NK Lawn Subsidiary's debt service and income taxes. In the opinion of management of the Company, the NK Lawn Facility is adequately covered by insurance.

     The initial term of the NK Lawn Lease is twenty years, followed by four 5-year renewal terms at the option of NK Lawn.

     The initial annual rent under the NK Lawn Lease is $816,400. The NK Lawn Lease provides that at the end of the fifth year, and every five years thereafter, the annual rent for each of the next five years of the term will be adjusted by a formula that would increase the annual rent by the percentage increase in the Consumer Price Index over the immediately preceding five years of the term, but not in excess of 5% per annum.

  DESCRIPTION OF FINANCING

     The Company has received mortgage financing in the amount of $3,500,000 for the NK Lawn Facility from The Lincoln National Life Insurance Company ("Lincoln National"). The Lincoln National financing has a term of ten years, an interest rate of 8.23% per annum and provides for monthly payments of interest and principal of approximately $29,800 based upon a twenty-year amortization schedule.

  WARRANTS

     The NK Lawn Subsidiary received warrants to purchase 1.25% of the capital stock of Garden Companies.

  DESCRIPTION OF NK LAWN

     NK Lawn is the leading supplier of flower and vegetable packet seeds to consumers of packet seeds in the United States. The following is a summary of the financial results of The Garden Company as reported in financial statements provided by the company.

                                           PERIOD FROM
                                         JANUARY 29, 1993
                                             (DATE OF
                                          INCORPORATION)
                                                TO               YEAR ENDED           YEAR ENDED
                                         OCTOBER 31, 1993     OCTOBER 31, 1994     OCTOBER 31, 1995
                                         ----------------     ----------------     ----------------
                                                (DOLLARS IN THOUSANDS)
    Operating Results
      Net sales........................      $ 15,935             $ 32,222             $ 32,716
      Operating expenses...............        19,430               32,280               32,059
      Operating income.................        (3,495)                 (58)                 657
      Net loss.........................        (2,995)              (2,135)              (5,879)

                                                                OCTOBER 31,
                                         ----------------------------------------------------------
                                               1993                 1994                 1995
                                         ----------------     ----------------     ----------------
    Financial Position
      Current assets...................      $ 22,950             $ 23,220               22,581
      Net property, plant &
         equipment.....................         1,377                1,690                8,314
      Deferred income taxes............         4,949                5,108                   --
      Total assets.....................        30,560               30,854               31,989
      Current liabilities..............        17,527               20,875               15,737
      Long-term debt and capital lease
         obligations...................         6,676                6,100               11,477
      Stockholders' equity (deficit)...         1,562                 (683)              (5,443)

     Contemporaneously with the purchase of the NK Lawn Facility by the Company, NK Lawn received an equity contribution of approximately $1.5 million and a loan of $500,000. The proceeds from the equity contribution, loan and the sale of the NK Lawn facility to the Company are not reflected in this financial information.

PROPERTY LEASED TO DEL MONTE CORPORATION

     The Company and CIP(TM), each through wholly owned subsidiaries (the "Del Monte Subsidiaries"), have purchased from Del Monte Corporation ("Del Monte") four parcels of land upon which certain facilities are to be constructed (the "Del Monte Facilities") as follows:

                                                                                       USE OF
                                             APPROXIMATE     PROPOSED BUILDING        PROPOSED
                   LOCATION                    ACREAGE        SIZE (SQ. FT.)          BUILDING
    ---------------------------------------  -----------     -----------------     --------------
    Mendota, Illinois......................     14.36             239,850            Warehouse
    Plover, Wisconsin......................      8.47             210,000            Warehouse
    Toppemish, Washington..................     21.97             274,750            Warehouse
    Yakima, Washington.....................       .75              11,165          Ripening Room

     Concurrently with the acquisition of the Del Monte Facilities by the Del Monte Subsidiaries, the Del Monte Subsidiaries have entered into a net lease (the "Del Monte Lease") and a Construction Agency Agreement (the "Construction Agency Agreement") with Del Monte for the Del Monte Facilities. The obligations of Del Monte under the Del Monte Lease and under the Construction Agency Agreement will be guaranteed by Del Monte Foods Company ("DMFC"), the sole shareholder of Del Monte. Material terms of the Del Monte Lease are described below.

     Under the Construction Agency Agreement, Del Monte will supervise and manage the acquisition, construction, installation and completion of the Del Monte Facilities. Del Monte will administer the general construction contract and the plans and deal with third parties as the exclusive agent of the Del Monte Subsidiaries in this regard. After completion of construction, the Del Monte Facilities are expected to be suitable and adequate for the uses for which they are intended. The depreciable portions of the Del Monte Facilities will be depreciated for tax purposes over a 40-year period on a straight line basis.

  PURCHASE TERMS

     The cost ("Landlord Project Costs") of acquiring and constructing the Del Monte Facilities, including the Acquisition Fee payable to an Affiliate of the Advisor, will be no greater than $21,990,000, an amount less than the leased fee Appraised Value of the Del Monte Facilities. The Del Monte Subsidiaries will contribute equally to the Landlord Project Costs. An Acquisition Fee of $275,000 will be paid to W.P. Carey & Co., an Affiliate of the Advisor, by the Del Monte Subsidiary owned by the Company and an annual Acquisition Fee of $27,500 will be paid to W.P. Carey & Co. over eight years, but only if the Company satisfies the Preferred Return.

  DESCRIPTION OF THE LEASE

     General

     The Del Monte Lease is absolutely net and bondable and in financeable form. Del Monte will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Del Monte Facility, except for the Del Monte Subsidiaries' debt service and income taxes. In the opinion of management of the Company, the Del Monte Facilities are adequately covered by insurance.

     Term

     The initial term of the Del Monte Lease is twenty years following completion of the Del Monte Facilities, followed by four 10-year renewal terms at the option of Del Monte.

     Rent

     Prior to July 1, 1996, Basic Rent is payable monthly in arrears in an amount equal to 0.01021 multiplied by the weighted average of the amount advanced by Del Monte Subsidiaries as Landlord Project Costs under the Lease based on the number of days each advance is outstanding prior to the applicable Basic Rent Payment Date. Commencing on July 1, 1996 and quarterly thereafter, Basic Rent shall be payable in advance in an amount equal to 12.25% multiplied by the total Landlord Project Costs.

     The Del Monte Lease provides that at the end of the fifth year of the initial term, and every five years thereafter, the annual rent for each of the next five years of the term will be adjusted by a formula that will increase the annual rent by the percentage increase in the Consumer Price Index over the immediately preceding five years of the term.

     The Del Monte Lease contains provisions permitting economic abandonment of one property, a right of first refusal and a purchase option during the 11th year of the initial term.

  DESCRIPTION OF FINANCING

     The Del Monte Subsidiaries have arranged for mortgage financing for the Del Monte Facilities from Creditanstalt Corporate Finance, Inc. ("Creditanstalt"). The Company's share of the financing is $6,250,000. The Creditanstalt financing has a term of five years, a fixed interest rate of 10% per annum on $5,500,000 of the financing and a floating interest rate of 400 basis points over LIBOR on the remaining $750,000, and requires quarterly payments of interest and principal based upon a twenty-year amortization schedule.

  DESCRIPTION OF DEL MONTE

     Del Monte is the largest manufacturer and distributor of canned vegetables and canned fruit in the United States. Financial statements for Del Monte are on file with the Securities and Exchange Commission. The following is a summary of selected financial information for Del Monte over the last three years.

                   CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                                                       YEAR ENDED JUNE 30,
                                                                   ----------------------------
                                                                    1993       1994       1995
                                                                   ------     ------     ------
                                                                      (DOLLARS IN MILLIONS)
    Results of Operations Data:
      Net sales..................................................  $1,555     $1,499     $1,526
      Gross Profit...............................................     229        224        237
    Special charges(a)...........................................     140         --         --
                                                                   ------     ------     ------
    Operating income (loss)......................................     (83)        67         80
    Net income (loss)............................................    (188)         3          5

                                                                          AS OF JUNE 30,
                                                                    --------------------------
                                                                     1993      1994      1995
                                                                    ------     -----     -----
                                                                      (DOLLARS IN MILLIONS)
    Balance Sheet Data:
      Working capital.............................................  $   92     $  88     $  99
      Total assets................................................   1,066       936       960
      Total indebtedness..........................................     624       569       576
      Redeemable common stock.....................................       2         2         2
      Redeemable preferred stock..................................     216       215       215
      Stockholders' equity........................................  $ (385)    $(384)    $(393)

---------------
(a) In June 1993, the Company recorded special charges of $115 for permanent impairment of acquisition related intangible assets, including goodwill, and $25 for facility consolidations. In March 1992, Del Monte discontinued its Vegetable Classics line resulting in a $15 charge to operations.

(b) In June 1995, Del Monte Foods Company refinanced its existing revolving credit agreement Term Loan and Senior secured Floating Rate Notes. In conjunction with the debt retirement, capitalized debt issue costs of $7 were charged to income and accounted for as an extraordinary loss.

(c) Effective July 1, 1992, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The Company elected to recognize this change in accounting on the immediate recognition basis. The cumulative effect of adopting SFAS No. 106 resulted in a charge to fiscal 1993 net earnings of $28.

PROPERTY LEASED TO PHARMACO LSR INTERNATIONAL INC. AND GUARANTEED BY APPLIED BIOSCIENCE INTERNATIONAL, INC.

     On November 13, 1995, the Company purchased from Pharmaco LSR International Inc. ("Pharmaco") an office, chemical supply storage and a chemical research dormitory/clinic facility (the "Pharmaco Facility") consisting of seven buildings including approximately 173,000 square feet of space located on approximately nine acres of land in Austin, Texas. The Company formed a subsidiary (the "Pharmaco Subsidiary") to take title to the Pharmaco Facility.

     Concurrently with the acquisition of the Pharmaco Facility by the Pharmaco Subsidiary, the Pharmaco Subsidiary entered into a net lease (the "Pharmaco Lease") with Pharmaco for the Pharmaco Facilities. The obligations of Pharmaco under the Pharmaco Lease are guaranteed by Applied Bioscience International, Inc. ("APBI"), the sole shareholder of Pharmaco. Material terms of the Pharmaco Lease are described below.

     The Pharmaco Facility is suitable and adequate for the use for which it is intended. The depreciable portions of the Pharmaco Facility will be depreciable for tax purposes over a 40-year period on a straight line basis.

  PURCHASE TERMS

     The cost of acquiring the Pharmaco Facility, including the Acquisition Fee paid to an Affiliate of the Advisor, was $12,565,000. The purchase price was less than the leased fee Appraised Value of the Pharmaco Facility. An Acquisition Fee of $314,125 was paid to W.P. Carey & Co., an Affiliate of the Advisor, and an annual Acquisition Fee of $31,412 will be paid to W.P. Carey & Co. over eight years, but only if the Company satisfies the Preferred Return.

  DESCRIPTION OF THE LEASE

     General

     The Pharmaco Lease is absolutely net and bondable and in normal financeable form. Pharmaco will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Pharmaco Facility, except for the Pharmaco Subsidiary's debt service, if any, and income taxes. In the opinion of management of the Company, the Pharmaco Facility is adequately covered by insurance.

     Term

     The initial term of the Pharmaco Lease is fifteen years, followed by four 5-year renewal terms at the option of Pharmaco.

     Rent

     The initial annual rent under the Pharmaco Lease is $1,302,000. The Pharmaco Lease provides that at the end of the third year of the Pharmaco Lease, and every three years thereafter, the annual rent for each of the next three years of the term will be adjusted by a formula that would increase the annual rent by the percentage increase in the Consumer Price Index over the immediately preceding three years of the term, but in no event will the increase exceed 13.5%. The annual rent under the Pharmaco Lease for each year of any renewal term is the fair market rental value of the Pharmaco Facility as of the first day of any such renewal term.

  DESCRIPTION OF FINANCING

     The Company has received a commitment for a mortgage loan of $7,500,000 from MetLife Capital Financial Corporation ("MetLife"). The financing is expected to have a term of ten years, a fixed interest rate of 8.25% per annum and will require monthly payments of interest and principal of approximately $54,000 with the remaining principal due at the end of the tenth year. There can be no assurance that the Company will receive this financing or that such financing will conform to the terms herein described.

  DESCRIPTION OF PHARMACO

     APBI provides a broad range of research and consulting services in the life and environmental sciences. Pharmaco, APBI's largest subsidiary, provides contract biological safety testing designed to test pharmaceutical products, biologicals, chemical compounds and other substances in order to produce data required to identify, quantify and evaluate the risks resulting from the manufacture and use of these substances.

     Financial statements for APBI are on file with the Securities and Exchange Commission. The following is a summary of selected financial information for APBI over the last three years:

                   CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                                                     YEAR ENDED DECEMBER 31,
                                                                ----------------------------------
                                                                1993(1)        1994         1995
                                                                --------     --------     --------
                                                                          (IN THOUSANDS)
Net Revenues
  Pharmaco LSR................................................  $115,154     $129,099     $133,970
  Environmental sciences......................................    40,190       45,763       49,283
                                                                --------     --------     --------
                                                                 155,344      174,862      183,253
                                                                --------     --------     --------
Direct costs
  Pharmaco LSR................................................    88,295       92,692       93,997
  Environmental sciences......................................    27,047       30,095       33,791
                                                                --------     --------     --------
                                                                 115,342      122,787      127,778
                                                                --------     --------     --------
Operating income (loss).......................................   (16,146)       7,433       18,646
Discontinued operations.......................................   (12,133)     (12,873)      (1,716)
Net income (loss).............................................  $(26,006)    $(10,008)    $ (7,941)

                        CONSOLIDATED BALANCE SHEET DATA

                                                                     YEAR ENDED DECEMBER 31,
                                                                ----------------------------------
                                                                1993(1)        1994         1995
                                                                --------     --------     --------
                                                                          (IN THOUSANDS)
Total Assets..................................................  $181,240     $181,680     $115,157
Working capital...............................................    (2,843)      23,683       33,391
Short-term borrowings.........................................    16,929           --           --
Current maturities of long-term debt..........................     4,204        2,406          322
Long-term debt................................................    14,268       42,884          572
Total stockholders' equity....................................    76,590       68,708       67,879

---------------
(1) The loss before cumulative effect of a change in accounting principles and discontinued operations for 1993 was affected by (i) a charge against operating income of $9,365,000 in connection with restructuring the Company's toxicology services division and planned improvements in the Company's corporate management information systems and (ii) an increase in reserves for accounts receivable of $5,857,000.

PROPERTY LEASED TO THE UPPER DECK COMPANY

  DESCRIPTION OF PROPERTY

     General

     In January 1996, a Delaware Limited Liability Company (the "LLC") of which wholly owned subsidiaries of the Company and CIP(TM) each have a 50% ownership interest (the "Upper Deck Subsidiaries"), acquired from Carlsbad Partners two properties which comprise the corporate headquarters (the "Upper Deck Facilities") of The Upper Deck Company ("Upper Deck"). The Upper Deck Facilities, which consist of 295,000 rentable square feet, were constructed in 1991 and house Upper Deck's manufacturing, design, production and distribution operations and corporate offices. The properties are part of Carlsbad Oaks Business Park Development that is situated on 17.3 acres, approximately 32 miles north of San Diego. The Upper Deck Facilities are suitable and adequate for the use for which they are intended. Concurrently with the acquisition of the Upper Deck Facilities, the Upper Deck Subsidiaries, through the LLC, entered into a net lease (the "Upper Deck Lease") with Upper Deck for the Upper Deck Facilities. Neither the Company nor its equity investee has made an equity investment in Upper Deck.

  PURCHASE TERMS

     The cost of the Upper Deck Facilities to the Company, including an Acquisition Fee paid to an Affiliate of the Advisor, was $12,827,225 (50% of the "Upper Deck Purchase Price"). The Upper Deck Purchase Price was less than the leased fee Appraised Value of the Upper Deck Facilities. An Acquisition Fee of $320,625 was also paid by Upper Deck to an Affiliate of the Advisor. W.P. Carey & Co. will receive a Subordinated Acquisition Fee of $32,063 per year over an eight year period, but only if the Company satisfies the Preferred Return.

  DESCRIPTION OF THE LEASE

     General

     The Upper Deck Lease is absolutely net and bondable and in normal financeable form. Upper Deck will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Upper Deck Facilities, except for the LLC's debt service and income taxes. In the opinion of management of the Company, the Upper Deck Facilities are adequately covered by insurance.

     Term

     The initial term of the Upper Deck Lease (the "Initial Term") is twenty-five years, followed by four 5-year renewal terms (each a "Renewal Term") at the option of Upper Deck.

     Rent

     The initial annual rent under the Upper Deck Lease is $2,639,750 of which $1,319,875 (50%) is the Company's share. During the Initial Term of the Upper deck Lease, rent is payable on a quarterly basis in advance. At the end of the fifth year of the Initial Term, and every five years thereafter during the Initial Term, the annual rent for each of the next five years of the Initial Term will be adjusted by a formula that would increase the annual Basic Rent by the percentage increase in the Consumer Price Index ("CPI") over the immediately preceding five years of the Initial Term.

     The Initial Term of the lease expires on December 31, 2020, Upper Deck may elect to extend the term of the Upper Deck Lease for four consecutive terms of five years each (each an "Extended Term"). If Upper Deck elects to extend the Upper Deck Lease, the annual rent for each Extended Term shall be adjusted to reflect increases in the CPI during the most recent five year period immediately preceding each Extended Term but not in excess of 5% per annum.

     Option to Purchase

     Upper Deck has the option to purchase the leased premises on any date mutually agreeable to LLC and Upper Deck during the one year period commencing on December 26, 2007, and terminating on December 26, 2008 at a price equal to the greater of the fair market value or the original purchase price of the Upper Deck facilities.

  DESCRIPTION OF FINANCING

     The LLC has received mortgage financing for the Upper Deck Facilities in the amount of $15,000,000 from Column Financial, Inc. ("Column"). The Column financing, which closed on the commencement date of the Upper Deck Lease, has a term of fifteen years, a fixed interest rate of 8.43%, and will require monthly payments of interest and principal of $120,077.30, of which the Company's share is $60,038.15, based upon a twenty-five year amortization schedule. The loan will be closed to repayment for seven years and in years eight to twelve will be subject to yield maintenance; and thereafter the loan may be prepaid with no penalty.

  DESCRIPTION OF UPPER DECK

     Upper Deck is the leading manufacturer and marketer of sports trading cards in the United States with about 25% of the sports trading card market in 1994. Management believes that the audited financial statements of Upper Deck are not material to a prospective investor in making an investment decision. Pursuant to Management's current assessment of the impact of future investments in properties on the Company's prospective financial position and results of operations, the property net leased to Upper Deck will not be material. Accordingly, such statements are not included. The following is a summary of selected financial information for Upper Deck. The Statement of Operations and Balance Sheet data for the three years ended December 31, 1992, 1993 and 1994 have been derived from audited financial statements provided by Upper Deck. Data provided for the nine month periods ending September 30, 1994 and 1995 have been derived from unaudited financial statements provided by Upper Deck.

                                  NINE MONTHS ENDED
                                    SEPTEMBER 30,                   YEAR ENDED DECEMBER 31,
                             ---------------------------   ------------------------------------------
                                 1994           1995           1993           1994           1995
                             ------------   ------------   ------------   ------------   ------------
                             (UNAUDITED)
STATEMENT OF OPERATIONS
  DATA:
Gross sales................  $195,282,797   $159,761,713   $262,175,660   $252,051,949   $201,926,246
Gross profit...............    64,013,326     57,154,923     95,145,462     73,284,473     70,250,703
Income(loss) from
  operations...............    23,467,482     25,610,688     38,102,013     22,207,932     28,312,764
Net income.................    20,525,661     20,191,387     31,169,862     18,201,901     21,521,538

                                                                   AS OF DECEMBER 31,
                                                      ---------------------------------------------
                                                         1993             1994             1995
                                                      -----------     ------------     ------------
BALANCE SHEET DATA:
Cash and cash equivalents...........................  $   304,945     $  6,431,822     $    686,050
Net accounts receivable.............................   15,430,674       18,079,567       18,592,458
Total assets........................................   85,960,553      105,237,037      107,986,049
Total indebtedness..................................   63,661,027       75,765,676       66,663,491
Common stock........................................        3,500            3,500            3,500
Treasury stock......................................           --       (6,301,066)       6,771,407
Stockholders' equity................................   22,299,526       29,471,361       41,322,558

PROPERTY LEASED TO RHEOMETRIC SCIENTIFIC, INCORPORATED

     On February 23, 1996, RSI (NJ) QRS 12-13, Inc., a wholly-owned subsidiary of Corporate Property Associates 12 Incorporated (the subsidiary, together with Corporate Property Associates 12 Incorporated is defined as the "Company") purchased from Rheometric Scientific, Incorporated ("Rheometric") the office/industrial facility of Rheometric (the "Rheometric Facility"). The Rheometric Facility, a 104,000 square foot industrial facility, is located on
8.5 acres in Piscataway, New Jersey. The Rheometric Facility is suitable and adequate for use as an office/industrial facility. The cost of the Rheometric Facility will be depreciated for tax purposes over a 40-year period on a straight-line basis.

     Concurrently with the acquisition of the Rheometric Facility by the Company, the Company entered into a net lease (the "Rheometric Lease") with Rheometric for the Rheometric Facility. Material terms of the Rheometric Lease are described below.

  PURCHASE TERMS

     The cost to the Company of acquiring the Rheometric Facility was $6,300,000 (the "Rheometric Purchase Price"), an amount equal to the leased fee Appraised Value of the Rheometric Facility. An Acquisition Fee of $174,000 was paid to W.P. Carey & Co., an Affiliate of the Advisor. W.P. Carey & Co. will receive a Subordinated Acquisition Fee of $15,750 per year for eight years, but only if the Company satisfies the Preferred Return. The Company contributed equity of approximately $3,000,000 to the purchase of the Rheometric Facility and borrowed $3,300,000 pursuant to the terms of the Loan described below.

  DESCRIPTION OF THE LEASE

     General

     The Rheometric Lease is absolutely net and bondable and in normal financeable form. Rheometric will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Rheometric Facility, except for the Company's debt service and income taxes. In the opinion of management of the Company, the Rheometric Facility is adequately covered by insurance.

     Term

     The initial term of the Rheometric Lease (the "Initial Term") is fifteen years, followed by four 5-year renewal terms (each, a "Renewal Term") at the option of Rheometric.

     Rent

     The initial annual rent ("Basic Rent") under the Rheometric Lease is $1,180,000 payable on a quarterly basis in equal installments of $295,000. The Rheometric Lease provides, however, that upon refinancing of the indebtedness held by NatWest Bank, N.A. (the "First Refinancing Loan") the material terms of which are described below, the annual rent payable ("Subsequent Basic Rent") will be adjusted to an amount equal to the sum of (i) the amount of the annual scheduled debt service payments payable on the First Refinancing Loan, (ii) 14.7% multiplied by the difference between $6,000,000 and the initial principal amount of the First Refinancing Loan and
(iii) $15,000. Subsequent Basic Rent shall be payable on a quarterly basis commencing on the date the First Refinancing Loan is funded.

     As of the first anniversary of the First Refinancing Loan funding date and thereafter on each one year anniversary during the Initial Term, the annual rent will be adjusted by a formula that would increase the annual Subsequent Basic Rent by the percentage increase in the Consumer Price Index ("CPI") over the immediately preceding year of the Initial Term, subject to a maximum increase of 3% per annum.

     If Rheometric elects to extend the Rheometric Lease, the annual rent for each year of each Renewal Term shall be adjusted to reflect the percentage increase in the CPI during the immediately preceding year of each year in each Renewal Term, subject to a maximum increase of 3% per annum.

     Right of First Refusal

     The Rheometric Lease provides Rheometric with a right of first refusal to purchase the Rheometric Facility during the period between the 10th and 11th years of the Rheometric Lease. In the event the leased premises are contracted for sale by the Company to a third party during the one year period commencing on December 26, 2007, and terminating on December 26, 2008, Rheometric has the option to elect to purchase the Rheometric Facility at a price equal to the contract price agreed to between the Company and the third party.

  DESCRIPTION OF FINANCING

     The Company has received mortgage financing for the Rheometric Facility in the amount of $3,300,000 from NatWest Bank, N.A. ("NatWest"). The NatWest financing, which closed on the commencement date of the Rheometric Lease, has a term of five years, a fixed interest rate of 9.625% and will require monthly payments of principal of $42,500 commencing on March 1, 1996. The unpaid Principal Sum, together with all accrued and unpaid interest thereon is due on February 1, 2001. The loan may be prepaid with no penalty.

  WARRANTS

     The Company received warrants to purchase 132,617 shares of the common stock of Rheometric at a price of $2.00 per share.

     In addition, the Company received warrants to purchase an additional 331,543 shares of the common stock of Rheometric at a price of $2.00 per share. However, these warrants may be exercised only if the NatWest indebtedness is satisfied on or before February 23, 1997, unless the Company is unable to refinance the NatWest indebtedness before such date solely as the result of any possible environmental contamination of the excess land (as defined in the Rheometric Lease) or adjacent stream, or as a result of the environmental monitoring program proposed by the U.S. Department of Energy for the sampling of sediments and water on the leased premises to determine levels of any radioactive contamination and performing any remedial action to remove any existing contaminated material. Presently, the Company is negotiating with a contractor engaged by the U.S. Department of Energy to permit the contractor to come on site to monitor and clean up any contamination that may have migrated from an upstream site.

  DESCRIPTION OF RHEOMETRIC

     Rheometric designs, manufactures, markets and services computer controlled materials test systems used to make physical property measurements. Rheometric's product offering, most of which is proprietary or patented, consists of rheological and thermal analytical laboratory instruments used for research and product development; on-line, rheological sensors for controlling and assuring product quality in various manufacturing processes; and integrated systems for direct on-line control of manufacturing processes.

     Financial statements of Rheometric are on file with the Securities and Exchange Commission. The following is a summary of selected financial data for Rheometric over the last four years:

                   CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                                              YEAR ENDED DECEMBER 31,
                                               -----------------------------------------------------
                                                  1992          1993          1994          1995
                                               -----------   -----------   -----------   -----------
Results of Operations Data:
Gross sales..................................  $23,379,000   $26,881,000   $34,571,000   $41,244,000
Gross profit.................................   11,653,000    12,294,000    15,597,000    19,107,000
Income (loss) from operations................   (2,512,000)   (2,790,000)     (277,000)    2,466,000
Net income (loss)............................  $(3,608,000)  $(4,550,000)  $(1,463,000)  $   391,000

                        CONSOLIDATED BALANCE SHEET DATA

                                                                AS OF DECEMBER 31,
                                               -----------------------------------------------------
                                                  1992          1993          1994          1995
                                               -----------   -----------   -----------   -----------
Balance Sheet Data:
Cash and cash equivalents....................  $   541,000   $   401,000   $   747,000   $ 1,364,000
Net accounts receivable......................    6,859,000     7,312,000    10,106,000    14,492,000
Total assets.................................   28,927,000    27,235,000    35,110,000    40,093,000
Total indebtedness...........................   23,218,000    22,477,000    24,557,000    29,205,000
Common stock.................................        4,500         8,000        13,000        13,000
Stockholders' equity.........................    5,709,000     4,758,000    10,553,000    10,888,000

PROPERTY LEASED TO TELOS CORPORATION

     On March 11, 1996, TEL (VA) QRS 12-15, Inc., a wholly-owned subsidiary of Corporate Property Associates 12 Incorporated (the subsidiary, together with Corporate Property Associates 12 Incorporated is defined as the "Company") purchased from Philips Electronics North America Corporation an office and manufacturing facility (the "Telos Facility"). The Telos Facility, a 193,000 square foot facility, is located on approximately 25 acres in Loudoun County, Virginia. The Telos Facility is suitable and adequate for use as an office and manufacturing facility. The cost of the Telos Facility will be depreciated for tax purposes over a 40-year period on a straight-line basis.

     Concurrently with the acquisition of the Telos Facility by the Company, the Company entered into a net lease (the "Telos Lease") with Telos Corporation, a Maryland Corporation, as well as several subsidiaries of Telos Corporation (collectively "Telos") for the Telos Facility. Material terms of the Telos Lease are described below.

  PURCHASE TERMS

     The cost to the Company of acquiring the Telos Facility, including $1,300,000 deposited into an escrow account to be used by Telos to make certain improvements to the Telos Facility, was $12,147,000 (the "Telos Purchase Price"), an amount less than the leased fee Appraised Value of the Telos Facility. An Acquisition Fee of $304,000 was paid to W.P. Carey & Co., an Affiliate of the Advisor. W.P. Carey & Co. will receive a Subordinated Acquisition Fee of $30,375 per year for eight years, but only if the Company satisfies the Preferred Return. The Company has obtained mortgage financing in the amount of $6,250,000, material terms of which are described below.

  DESCRIPTION OF THE LEASE

     General

     The Telos Lease is absolutely net and bondable and in normal financeable form. Telos will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the

Telos Facility, except for the Company's debt service and income taxes. In the opinion of management of the Company, the Telos Facility is adequately covered by insurance.

     Term

     The initial term of the Telos Lease (the "Initial Term") is twenty years, followed by two 10-year renewal terms (each, an "Extended Term") at the option of Telos.

     Rent

     The initial annual rent ("Basic Rent") under the Telos Lease is $1,447,000, payable on a monthly basis in equal installments of approximately $120,584. On the third anniversary of the first Basic Rent Payment Date and thereafter on each three year anniversary during the Initial Term, the annual rent will be adjusted by a formula that would increase the Basic Rent for the next three year period by the percentage increase in the Consumer Price Index ("CPI") over the immediately preceding three years of the Initial Term, subject to a maximum increase of 12.2%.

     If Telos elects to extend the Telos Lease, rent as of the first anniversary of the first Basic Rent Payment Date in the Extended Term and thereafter on each three year anniversary during each Extended Term, shall be adjusted to reflect the percentage increase in the CPI during the immediately preceding three year period in each Extended Term, subject to a maximum increase of 12.2%.

     Option to Purchase

     The Telos Lease provides Telos with an option to purchase the Telos Facility during the period between the beginning of the seventh month of the 8th year and the end of the sixth month of the 9th year of the Initial Term of the Telos Lease. If Telos exercises its option to purchase the Telos Facility, the purchase price will be the greater of the fair market value of the Telos Facility (as encumbered or not encumbered by the Lease, whichever is greater) or the sum of the amount paid by the Company to acquire the Telos Facility and any prepayment premium that the Company will be required to pay in prepaying any loan secured by the Telos Facility.

  DESCRIPTION OF FINANCING

     The Company has obtained mortgage financing in the amount of $6,250,000 for the Telos Facility from Creditanstalt-Bankverein ("Creditanstalt"). The Creditanstalt financing will have a term of seven years and an interest rate of 3.5% per annum in excess of the six-month London Interbank Offered Rate. The mortgage financing will provide for monthly payments of interest and principal based upon a twenty-year amortization schedule.

  DESCRIPTION OF TELOS

     Telos provides computer-related technology services for both hardware and software systems. Telos is involved in computer software design, development, support and hardware maintenance services.

     Financial statements of Telos are on file with the Securities and Exchange Commission. The following is a summary of selected financial data for Telos over the last four years:

                   CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                                            YEAR ENDED DECEMBER 31,
                                           ---------------------------------------------------------
                                               1992           1993           1994           1995
                                           ------------   ------------   ------------   ------------
Statement of Income Data:
Gross sales..............................  $224,751,000   $211,229,000   $175,121,000   $202,828,000
Costs and Expenses.......................   222,004,000    202,341,000    179,310,000    196,274,000
Income (loss) from operations............     2,747,000      8,888,000     (4,189,000)     6,554,000
Net income (loss)........................  $  1,701,000   $    548,000   $(12,617,000)  $  1,015,000

                        CONSOLIDATED BALANCE SHEET DATA

                                                                AS OF DECEMBER 31,
                                               -----------------------------------------------------
                                                  1992          1993          1994          1995
                                               -----------   -----------   -----------   -----------
Balance Sheet Data:
Cash and cash equivalents....................  $   955,000   $   744,000   $   441,000   $   735,000
Net accounts receivable......................   40,365,000    30,679,000    40,345,000    44,112,000
Total assets.................................   97,277,000    84,796,000    86,872,000    94,492,000
Senior credit facility.......................   32,753,000    22,815,000    34,000,000    32,312,000
Subordinated debt*...........................    7,957,000            --            --    15,004,000
Other long-term liabilities..................    5,344,000     7,315,000     2,941,000     1,108,000
Total indebtedness...........................   82,859,000    69,817,000    84,103,000    90,708,000
Preferred stock..............................   21,753,000    24,161,000    27,952,000    33,393,000
Common stock-A...............................       65,000        65,000        65,000        65,000
Common stock-B...............................       13,000        13,000        13,000        13,000
Retained earnings (deficit)..................  (24,739,000)  (24,739,000)  (37,356,000)  (37,356,000)
Stockholders' equity.........................   (7,335,000)   (9,182,000)  (25,183,000)  (29,609,000)

                                                           1993           1994            1995
                                                       ------------   ------------   --------------
Sales Backlog:
Funded...............................................  $ 89,800,000   $ 93,400,000   $   65,600,000
Unfunded.............................................    86,100,000    235,000,000    1,280,900,000
                                                       ------------   ------------   --------------
Total backlog........................................  $175,900,000   $328,400,000   $1,346,500,000
                                                       ============   ============   ==============

---------------
* Held by Telos shareholders.

PROPERTY LEASED TO LANXIDE CORPORATION

     On March 28, 1996, LAX (DE) QRS 12-16, Inc., a wholly-owned subsidiary of Corporate Property Associates 12 Incorporated (the subsidiary, together with Corporate Property Associates 12 Incorporated is defined as the "Company") purchased from Lanxide Corporation ("Lanxide") the manufacturing and research and development facilities of Lanxide (the "Lanxide Facility"). The Lanxide Facility, a 162,220 square foot facility, is located on approximately 14 acres in Newark, Delaware. The Lanxide Facility houses Lanxide's primary manufacturing and distribution center, as well as the corporate headquarters for Lanxide and several of its commercialization ventures. The Lanxide Facility is suitable and adequate for use as a manufacturing, research and development and office facility. The cost of the Lanxide Facility will be depreciated for tax purposes over a 40-year period on a straight-line basis.

     Concurrently with the acquisition of the Lanxide Facility by the Company, the Company entered into a net lease (the "Lanxide Lease") with Lanxide for the Lanxide Facility. Concurrently with the consummation of the Lanxide Lease, Lanxide entered into three subleases with the following entities in which it is a joint venture partner: DuPont Lanxide Composites, L.P., Lanxide Armor Company, L.P. and Lanxide Electronic Components, Inc. (the "DuPont Joint Ventures"). Material terms of the Lanxide Lease are described below.

  PURCHASE TERMS

     The cost to the Company of acquiring the Lanxide Facility and warrants to purchase 15,500 shares of Lanxide common stock was $8,796,000 (the "Lanxide Purchase Price"), an amount less than the leased fee Appraised Value of the Lanxide Facility. An Acquisition Fee of $220,000 was paid to W.P. Carey & Co., an Affiliate of the Advisor. W.P. Carey & Co. will receive a Subordinated Acquisition Fee of $22,000 per year for eight years, but only if the Company satisfies the Preferred Return. The Company contributed equity of approximately $4,396,000 to the purchase of the Lanxide Facility and borrowed $4,400,000 pursuant to the terms of the Loan and the Promissory Note described below.

  DESCRIPTION OF THE LEASE

     General

     The Lanxide Lease is absolutely net and bondable and in normal financeable form. Lanxide will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Lanxide Facility, except for the Company's debt service and income taxes. In the opinion of management of the Company, the Lanxide Facility is adequately covered by insurance.

     Term

     The initial term of the Lanxide Lease (the "Initial Term") is twenty years, followed by four 5-year renewal terms (each, an "Extended Term") at the option of Lanxide.

     Rent

     The initial annual rent ("Basic Rent") under the Lanxide Lease is approximately $1,030,000 payable on a quarterly basis in equal installments. Quarterly payments of Basic Rent consist of three components: a rent component ("Quarterly Fixed Rent") that is fixed at $113,112, a variable debt rent component ("Debt Rent") currently $131,263, equal to three monthly installments of principal and interest on the $4,000,000 loan, terms of which are described below, and a promissory note component ("Purchase Money Rent") that is fixed at $13,126, equal to principal and interest payable on the $400,000 note payable by the Company to Lanxide, terms of which are described below. Basic Rent payments commence quarterly on April 1, 1996 and continue through January 1, 2001. Commencing on April 1, 2001 and thereafter, Basic Rent shall be paid quarterly in the fixed amount of $257,500 ("Combined Fixed Rent").

     Pursuant to the three sublease agreements Lanxide has entered into with each of the DuPont Joint Ventures, approximately $585,000 or 56% of annual Basic Rent will be the responsibility of the Dupont Joint Ventures payable over the term of the subleases.

     Additionally, the Lanxide Lease provides on April 1, 2001, and thereafter on each five year anniversary during the term of the Lanxide Lease and any and all Extended Terms, the annual rent for each of the next five years of the term, or any Extended Term, will be adjusted by a formula that would increase the annual rent by the percentage increase in the CPI over the immediately preceding five years of the term subject to a maximum increase of 4% per annum.

     Right of First Refusal

     The Lanxide Lease provides Lanxide with a right of first refusal to purchase the Lanxide Facility. In the event the leased premises are contracted for sale by the Company to a third party, the Company shall give written notice to Lanxide of the Sale Contract. Lanxide has the option to elect to purchase the Lanxide Facility for the period of 15 days following receipt of such notice, at a price equal to the contract price agreed to between the Company and the third party. Lanxide may, during the Initial Term of the Lanxide Lease, exercise this right upon each proposed sale of the Lanxide Facility within the first 10 years of the Lanxide Lease and may exercise this right once during, but in no event after the 11th year of the Lanxide Lease.

  DESCRIPTION OF FINANCING

     The Company has obtained a non-recourse mortgage loan for the Lanxide Facility in the amount of $4,000,000 from PNC Bank, Delaware ("PNC"). The PNC financing, which closed on the commencement date of the Lanxide Lease, has an initial term of five years (which may, at the option of PNC, be extended for an additional term of five years), a floating interest rate of 2.0% over the Prime Rate, and will require monthly payments of interest and principal based upon a 15 year amortization schedule. The PNC financing may be accelerated by PNC if either of the subleases with Lanxide Armor Company, L.P. or Lanxide Electronic Components, Inc. is terminated prior to the expiration of the initial five-year term of each. In addition, the Company obtained a loan in the amount of $400,000 directly from Lanxide (the "Promissory Note"), which has a term of 15 years, a fixed interest rate of 10.25% and requires fixed quarterly payments of interest and principal equal to $13,126, commencing on July 1, 1996.

  WARRANTS

     The Company received warrants to purchase 15,500 shares of the common stock of Lanxide at a price of $14 per share. The right to exercise these warrants expires on March 31, 2001. The last sale price of Lanxide common stock at close of trading on October 9, 1996 was $16.

  DESCRIPTION OF LANXIDE

     Lanxide is a leader in the emerging area of inorganic composites (reinforced metals, reinforced ceramics, and ceramic-reinforced polymers). Lanxide has invented, developed and/or patented new process technologies that enable it to manufacture this new class of materials at relatively low cost.

     Financial statements of Lanxide are on file with the Securities and Exchange Commission. The following is a summary of selected financial data for Lanxide over the last four years:

                   CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                                                                   FIVE MONTHS ENDED
                                         YEAR ENDED SEPTEMBER 30,                    FEBRUARY 29,
                               --------------------------------------------    -------------------------
                                   1993            1994            1995           1995           1996
                               ------------    ------------    ------------    -----------    ----------
                                                                                      (UNAUDITED)
Results of Operations Data:
Gross sales..................  $  9,091,000    $ 13,302,000    $  9,393,000    $ 3,532,000    $1,364,000
Gross revenue................    13,729,000      19,375,000      17,523,000      7,235,000     7,804,000
Income (loss) from
  operations.................   (18,906,000)    (15,305,000)    (16,071,000)    (7,877,000)      830,000
Net income (loss)............  $(18,982,000)   $(15,684,000)   $(22,736,000)   $(9,773,000)   $ (250,000)

                        CONSOLIDATED BALANCE SHEET DATA

                                                                                FIVE MONTHS ENDED
                                                AS OF SEPTEMBER 30,               FEBRUARY 29,
                                            ---------------------------    ---------------------------
                                               1994            1995           1995            1996
                                            -----------    ------------    -----------    ------------
                                                                                   (UNAUDITED)
Balance Sheet Data:
Cash and cash equivalents.................  $11,453,000    $  5,212,000    $ 8,910,000    $  5,515,000
Net accounts receivable...................    3,754,000       1,331,000      3,079,000       1,201,000
Total assets..............................   41,831,000      28,020,000     40,066,000      26,512,000
Total indebtedness........................   25,096,000      33,111,000     31,286,000      29,252,000
Series A preferred stock..................       30,000          30,000         30,000          11,000
Series B preferred stock..................       43,000          43,000         43,000              --
Common stock..............................      104,000         106,000        105,000          12,000
Stockholders' equity......................    6,961,000     (14,840,000)    (3,007,000)    (10,623,000)

PROPERTY LEASED TO CELADON TRUCKING SERVICES, INC.

  DESCRIPTION OF THE PROPERTY

     General

     On September 19, 1996, the Company, through a wholly-owned subsidiary (the "Celadon Subsidiary"), purchased from Celadon Real Estate Corp. an office and trucking facility (the "Celadon Facility") including approximately 60,900 square feet of space in three separate buildings located on approximately

30.5 acres of land in Marion County, Indiana. The Celadon Facility is suitable and adequate for use as an office and trucking facility. The costs of the depreciable portion of the Celadon Facility will be depreciated for tax purposes over a 40-year period on a straight-line basis.

     Concurrently with the acquisition of the Celadon Facility by the Celadon Subsidiary, the Celadon Subsidiary entered into a triple-net lease (the "Celadon Lease") with Celadon Trucking Services, Inc. ("Celadon") for the Celadon Facility. The obligations of Celadon under the Celadon Lease will be guaranteed by Celadon Group, Inc., the sole shareholder of Celadon. Material terms of the Celadon Lease are described below.

     Purchase Terms

     The cost of acquiring the Celadon Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, was approximately $6,807,000 (the "Celadon Purchase Price"). The Celadon Purchase Price was less than the leased fee Appraised Value of the Celadon Facility. An Acquisition Fee of $170,860 was paid to W.P. Carey & Co., Inc., an Affiliate of the Advisor, and an Acquisition Fee of $136,140 was paid to the Company and will be paid to an Affiliate of the Advisor over an eight year period, but only if the Company satisfies the Preferred Return.

  DESCRIPTION OF THE LEASE

     General

     The Celadon Lease is absolutely net and bondable and in normal financeable form. Celadon will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Celadon Facility, except for the Celadon Subsidiary's debt service and income taxes. In the opinion of the management of the Company, the Celadon Facility is adequately covered by insurance.

     Term

     The initial term of the Celadon Lease is 20 years, followed by two 10-year renewal terms (each, a "Renewal Term").

     Rent

     The initial annual rent ("Basic Rent") under the Celadon Lease is $700,000. Basic Rent is to be adjusted annually (the "Basic Rent Adjustment Date") based on the lesser of (i) a formula that would increase the annual rent by the average percentage increase in the Consumer Price Index over the three (3) most recent months ending prior to the Basic Rent Adjustment Date, and (ii) 4.25% of the Basic Rent in effect immediately prior to the Basic Rent adjustment.

     Option to Purchase

     Celadon has the option to purchase the Celadon Facility at the end of the initial term of the Celadon Lease and at the end of each of the 10-year renewal terms. If Celadon exercises its option to purchase the Celadon Facility, the purchase price will be the greater of the fair market value of the Celadon Facility or the sum of the amount paid by the Celadon Subsidiary to acquire the Celadon Facility and any prepayment premium that the Celadon Subsidiary will be required to pay in prepaying any loan secured by the Celadon Facility.

  DESCRIPTION OF CELADON GROUP, INC.

     Celadon is engaged in the business of over-the-road trucking and freight transportation.

     Financial statements of Celadon are on file with the Securities and Exchange Commission. The following is a summary of selected financial data for Celadon over the last three years:

                                                                   FOR THE FISCAL YEAR ENDED
                                                                 -----------------------------
                                                                 6/30/94   6/30/95    6/30/96
                                                                 -------   --------   --------
                                                                 (DOLLARS IN THOUSANDS)
    Statement of Operations Data:
      Operating revenue........................................  $94,746   $116,360   $166,544
      Operating income.........................................  11,740      12,690      5,973
      Corporate expenses.......................................   3,410       3,511      4,236
      Interest expenses........................................   4,342       3,171      3,672
      Other expense (income)...................................      (6)        103         72
      Net income (loss)........................................   3,203        (391)   (16,799)

                                                                   FOR THE FISCAL YEAR ENDED
                                                                 -----------------------------
                                                                 6/30/94   6/30/95    6/30/96
                                                                 -------   --------   --------
                                                                 (DOLLARS IN THOUSANDS)
    Balance Sheet Data:
      Working capital..........................................  $17,491   $ 23,801   $ 17,291
      Total assets.............................................  99,265     151,624    141,921
      Long-term debt...........................................  29,234      39,557     57,822
      Redeemable preferred stock...............................      --          --         --
      Redeemable common stock..................................      --       3,614         --
      Stockholders' equity.....................................  42,079      57,839     41,962

                               INCOME TAX ASPECTS

     The following discussion is a summary of the material Federal income tax considerations that may be relevant to prospective Shareholders and does not purport to be an analysis of all aspects of Federal, state, local and foreign tax law that may affect a Shareholder's investment in the Company. The following discussion is based on the Code, existing laws and administrative regulations (the "Regulations"), judicial decisions, administrative rulings and practice, all of which are subject to change retroactively or prospectively and to possibly different interpretations. The Company also may be subject to state and local taxes in jurisdictions in which the Company is deemed to be doing business or in which it owns Property or other interests.

     Shareholders could be subject to state and local taxes in their jurisdiction of residence. See "Income Tax Aspects -- State and Local Taxes." This analysis is not intended as a comprehensive discussion of state or local tax issues or as a substitute for careful tax planning, and prospective Shareholders are urged to consult their own tax advisors, attorneys or accountants with specific reference to their own tax situation and potential changes in the applicable law. See "Risk Factors -- Tax Risks -- REIT Status for Tax Purposes."

     The following discussion generally is directed to the Federal income tax treatment of a United States resident individual. Separate sections herein describe in summary form the Federal income tax treatment of certain other classes of potential investors including IRAs, Keogh Plans, pension and profit sharing trusts and other tax-exempt entities, and non-resident alien and foreign Shareholders. A separate section also describes in summary form the state and local tax consequences to the Company and its Shareholders. BECAUSE THE TAX IMPLICATIONS OF AN INVESTMENT IN THE COMPANY MAY VARY DEPENDING ON THE PARTICULAR FACTS AND CIRCUMSTANCES AFFECTING EACH PROSPECTIVE INVESTOR, EACH PROSPECTIVE INVESTOR SHOULD SATISFY HIMSELF OR HERSELF AS TO THE INCOME AND OTHER TAX CONSIDERATIONS AND CONSEQUENCES OF HIS OR HER INVESTING IN THE COMPANY BY CONSULTING HIS OR HER OWN TAX ADVISOR BEFORE BECOMING A SHAREHOLDER.

OPINION OF COUNSEL

     The Company elected to be treated as a REIT for Federal income tax purposes for its taxable year beginning January 1, 1994 and intends to conduct its operations in a manner that will permit it to qualify to be treated as a REIT for each taxable year thereafter. The Company has not requested a ruling from the IRS as to the qualification of the Company as a REIT. The Company, however, has obtained an opinion from Reed Smith Shaw & McClay that, for Federal income tax purposes, based on current law or interpretations thereof, (i) the Company will qualify as a REIT provided the Company is operated in the manner described in this Prospectus and in accordance with the representations set forth in this Prospectus and satisfies the Share ownership tests described below, and (ii) based on Revenue Ruling 66-109, 1966-1 C.B. 151, distributions will not constitute UBTI to a Shareholder that is a tax-exempt entity (such as a pension plan, IRA or charitable remainder trust) that is required to account for UBTI even if the Company owns debt financed property as that term is defined in the Code, provided that (i) such Shareholder does not incur any "acquisition indebtedness" with respect to its Shares and (ii) the Company is not a pension-held REIT as defined by the Code. See "Income Tax Aspects -- Taxation of Tax-Exempt Entities." Each prospective investor should note that the opinions described herein represent only Counsel's best legal judgment as to the most likely outcome if relevant issues were litigated by the IRS and have no binding effect or official status of any kind. Thus, in the absence of a ruling from the IRS, there can be no assurance that the IRS will not challenge any of Counsel's opinions. Reed Smith Shaw & McClay will not review the Company's compliance with the requirements for qualification as a REIT on a continuing basis and although the Board and the Advisor intend to cause the Company to operate in a manner that will enable it to comply with the REIT Provisions, there can be no certainty that such intention will be realized. If the IRS successfully challenges the tax status of the Company as a REIT, many, if not all, of the tax benefits discussed herein available to entities qualifying as REITs would not be available to the Company or its Shareholders.

TAXATION OF THE COMPANY

     For any taxable year in which the Company qualifies as a REIT, it generally will not be subject to Federal income tax on that portion of its taxable income that is distributed to Shareholders except certain income or gain with respect to Foreclosure Property (generally, property the Company acquires or reenters as a result of a default by a borrower or tenant with respect to which it files an election with the IRS), which will be taxed at the highest corporate rate. See "Income Tax Aspects -- Requirements for Qualification as a REIT." If the Company were to fail to qualify as a REIT, it would be taxed at rates applicable to corporations on all its income, whether or not distributed to its Shareholders. Moreover, generally, the Code would not require the Company to make any distributions. Even if it qualifies as a REIT, the Company will be taxed at corporate rates on the portion of its taxable income that it does not distribute to the Shareholders, such as taxable income retained as nondeductible reserves. See "Income Tax Aspects -- Requirements for Qualification as a REIT -- Income Tests" and "Income Tax Aspects -- Disposition of Properties."

     In addition, regardless of distributions to Shareholders, if the Company fails certain tests for qualification as a REIT or engages in Prohibited Transactions (generally, sales of certain property held by the Company for sale to customers in the ordinary course of its trade or business), it may retain its REIT status but be required to pay certain taxes. See "Income Tax
Aspects -- Requirements for Qualification as a REIT -- Income Tests" and "Income Tax Aspects -- Disposition of Properties."

     The Company also will be subject to the alternative minimum tax. Since the Company will elect to depreciate its Properties pursuant to the alternate depreciation system, unless it recognizes gain using the installment method, it should not realize tax preferences or adjustments subject to the alternative minimum tax. Section 59(d) of the Code authorizes the Department of the Treasury to issue Regulations allocating items of tax preference between a REIT and its stockholders. Such Regulations have not yet been issued.

     In addition to the tax on any undistributed income, the Company, generally, also will be subject to a 4% excise tax on the amount, if any, by which the sum of (i) 85% of its REIT ordinary income (as defined in

Section 4981 of the Code), (ii) 95% of any net capital gain, and (iii) any undistributed taxable income from prior years, exceeds the amount actually distributed by the Company to its Shareholders during the calendar year or declared as a Dividend during the calendar year (if distributed during the following January). In order to satisfy this timing requirement, the Company intends to make its fourth quarter distribution within 31, rather than 45, days after the close of the fourth calendar quarter and will declare such Dividend before the end of the quarter in order to avoid imposition of the excise tax. See "Income Tax Aspects -- Taxation of Taxable Domestic Shareholders." Imposition of any tax on the Company (including excise taxes) would reduce the amount of cash available for distribution to Shareholders.

REQUIREMENTS FOR QUALIFICATION AS A REIT

     In order to qualify as a REIT, the Company must elect to be taxed as a REIT and satisfy a variety of complex tests relating to its organization, structure, Share ownership, assets, income and distributions, as well as record keeping requirements. Those tests are summarized below. See also "Income Tax Aspects -- Statement of Stock Ownership."

     Organizational and Structural Requirements and Share Ownership Tests. In order to qualify for taxation as a REIT under the Code, the Company (i) must be a domestic corporation (or certain other forms of organization); (ii) must be managed by one or more trustees or directors; (iii) must have transferable shares; (iv) cannot be a financial institution or an insurance company; (v) must have at least 100 Shareholders for at least 335 days of each taxable year of 12 months (or proportionate part of any taxable year of less than 12 months) after its first taxable year; and (vi) must not be closely held. The Company will be closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of its Shares at any time during the last half of the taxable year of the Company after its first taxable year. However, for purposes of the closely-held test, the Code generally permits a look through for tax-exempt entities subject to the five or fewer rule to the beneficiaries of such entity to determine if the REIT is closely held if the REIT is a pension-held REIT. However, if a tax-exempt Shareholder owns more than 25 percent of the Company or one or more such Shareholders, each of whom own at least 10 percent of the Company, in the aggregate own more than 50 percent of the Company, such Shareholder(s) may be required to treat all or a portion of their dividends from the Company as UBTI. See "Taxation of Tax-Exempt Entities."

     As a Maryland corporation, the Company satisfies the first requirement. In addition, the Company will be managed by a board of directors, has transferable Shares and does not intend to operate as a financial institution or insurance company. Additionally, the Company has more than 100 Shareholders. Furthermore, the Company may refuse to sell or transfer Shares in the Company to any Person if the sale or transfer would jeopardize the Company's ability to satisfy the REIT ownership requirements; however, there can be no assurance that such a refusal to transfer will be effective. Based on the foregoing, the Company should satisfy the organizational and structural requirements as well as the Share ownership tests.

     Asset Tests. At the close of each calendar quarter of each taxable year, the Company must satisfy asset tests set forth in the Code (the "Asset Tests"). At least 75% of the value of the Company's total assets must consist of: (i) "real estate assets" including real property or interests in real property and interests in mortgages on real property, shares in other qualifying REITs, interests in REMICs, certain options and "new capital investments," (ii) cash and cash items (including receivables arising in the ordinary course of the Company's operations), and (iii) government securities. A "new capital investment" is a debt instrument or stock but only for the one-year period beginning on the date the Company receives such capital.

     Additionally, at the end of each calendar quarter, not more than 25% of the value of the Company's total assets may consist of securities (other than those includible under the 75% test). Also, no more than 5% of the value of the Company's assets may consist of the securities of any one issuer, and the Company may not own more than 10% of the outstanding voting securities of any one issuer. However, property owned through a "qualified REIT subsidiary," i.e., a corporation that is wholly owned by the REIT throughout the entire existence of the corporation, is treated as property owned directly by the REIT for Federal income tax purposes.

     The Company must satisfy the Asset Tests at the end of each quarter. However, a mere change in the market value of the Company's assets alone will not affect the Company's status as a REIT. Additionally, if, as of the close of a calendar quarter, the Company fails to satisfy the Asset Tests, it will be treated as if it had satisfied the Asset Tests at the end of such quarter if it satisfies the Asset Tests within 30 days after the close of such quarter.

     Income Tests. To qualify and maintain its status as a REIT, the Company must satisfy three distinct income-based tests with respect to the sources of its income for each taxable year; the "75% Income Test," the "95% Income Test" and the "30% Income Test."

     75% Income Test and 95% Income Test. The 75% Income Test requires that at least 75% of the Company's gross income (excluding gross income from Prohibited Transactions, i.e. generally, sales of certain property held primarily for sale to customers in the ordinary course of business) be derived from: (i) "rents from real property;" (ii) interest on obligations secured by mortgages on real property or on interests in real property (other than interest based in whole or in part on the income or profits unless such interest is based on gross sales or receipts) and income derived from the ownership of interests in a REMIC; (iii) gain from the sale or other disposition (other than in a Prohibited Transaction) of REIT shares or of a real estate asset; (iv) dividends or other distributions on shares in other REITs; (v) abatements and refunds of taxes on real property;
(vi) income and gain from the sale or other disposition of Foreclosure Property;
(vii) amounts (other than amounts the determination of which depend, in whole or in part, on the income or profits of any person or entity) received or accrued as consideration for entering into agreements to make loans secured by mortgages on real property (e.g. commitment fees) or to purchase or lease real property (including interests in mortgages on real property); and (viii) qualified temporary investment income, for example, income from "new capital investments" (as defined above).

     Rents received by the Company for Properties will qualify as "rents from real property" for purposes of the 75% Income Test if the following requirements are satisfied:

          (i) Generally, the amount of rent received must not be based on the income or profits of a tenant but may be based on a fixed percentage of a tenant's gross receipts or sales;

          (ii) The Company may not own, actually or constructively, a 10% or greater interest in a tenant;

          (iii) The Company does not furnish or render certain services to the tenants of such Property, other than through an independent contractor, as defined by the Code, from whom it does not derive income. Because Properties are expected to be leased under net leases, the Company is not expected to furnish or render any services to tenants. The Company currently intends to engage an Affiliate of the Advisor as an independent contractor for any Property that is no longer operated by the tenant as a consequence of a lease default or termination; and

          (iv) Rent attributable to personal property leased in connection with a lease of real property may not exceed 15% of the total rent received under the lease. For this purpose, rent is attributable to real and personal property in proportion to the relative adjusted tax bases of such property.

     If the Company acquires ownership of Property by reason of the default of a borrower on a loan or possession of Property by reason of a tenant default, if the Property qualifies and the Company elects to treat it as Foreclosure Property, the income from the Property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy the foregoing requirements for two years, or if extended for good cause, up to a total of five years. In that event, the Company must satisfy a number of complex rules, one of which is a requirement that it operate the Property through an independent contractor. The Company will be subject to tax on that portion of its net income from Foreclosure Property that does not otherwise qualify under the 75% Income Test.

     In addition to deriving 75% of its gross income from the sources described above, the 95% Income Test requires that at least an additional 20% of the Company's gross income (excluding income from Prohibited Transactions) must be derived from those items described in the 75% Income Test, as well as dividends or interest from any source, and gains from the sale or other disposition of stock and securities.

     Prior to the making of any investments in Properties, the Company may satisfy the 75% Asset Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds from the Offering. Accordingly, to the extent that Offering proceeds have not been invested in Properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, the Company may invest such Offering proceeds in less liquid investments such as mortgage-backed securities guaranteed by GNMA, FHMA, or FHLMC, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. The Company expects to receive proceeds from the Offering in a series of closings and to trace such proceeds for purposes of determining the one-year period for "new capital investments." No rulings or Regulations have been issued under the provisions of the Code governing "new capital investments," so that there can be no assurance that the IRS will agree with this method of calculation. In the unlikely event that the Company has difficulties in investing its Offering proceeds in Properties or other assets generating income qualifying under the 75% Income Test within this one-year period, the time when the Company is able to qualify as a REIT could be delayed, and the Company might not qualify as a REIT during its first or second years of operation.

     If the Company fails to satisfy either the 75% Income Test or 95% Income Test during a taxable year, it will be subject to a 100% tax on the greater of the amount by which it fails either the 75% Income Test or the 95% Income Test. However, it still may qualify as a REIT in such year if (i) it reports the source and nature of each item of its gross income in its Federal income tax return for such year; (ii) the inclusion of any incorrect information in its return is not due to fraud with intent to evade tax; and (iii) the failure to meet such tests is due to reasonable cause and not to willful neglect.

     30% Income Test. Less than 30% of the Company's gross income may be derived from the sale or other disposition of: (i) stock or securities held for less than 12 months; (ii) property in a transaction that is a Prohibited Transaction; and (iii) real property and mortgage loans secured by real property held for less than four years other than (a) property compulsorily or involuntarily converted and (b) Foreclosure Property. Thus, sales and other dispositions of real property that has been held less than four years by the Company, depending upon the amount of the Company's other income in the year of sale, could cause the Company not to satisfy the requirements of the 30% Income Test. See "Income Tax Aspects -- Disposition of Properties." (For the taxable year in which a REIT completely liquidates, gain from the disposition of property after adoption of the plan of complete liquidations is not taken into account for purposes of the 30% Income Test.)

     No mitigation provisions apply to a failure of the 30% Income Test. Therefore, if the Company fails to satisfy the 30% Income Test, regardless of the reason for such failure, its status as a REIT automatically terminates. See "Income Tax Aspects -- Termination of REIT Status."

     For purposes of the foregoing asset and income tests, if the Company invests as a partner in a partnership or in a qualified REIT subsidiary, it will be deemed to own its proportionate share of the partnership's or subsidiary's assets and will take into account its proportionate share of the partnership's or its subsidiary's income items and such income items will retain the same character (e.g., rent, gain from "dealer property," (i.e., property held primarily for sale to customers in the ordinary course of the holder's business, etc.)) they had at the partnership or subsidiary level. Except for amounts received with respect to certain investments in cash reserves, the Company anticipates that substantially all of its gross income will be derived from (i) rents from its Properties, (ii) income from mortgage-backed securities, (iii) income from "new capital investments" (as defined above), (iv) gains from the disposition of Properties held for four years or more, (v) gains from the disposition of securities, and (vi) income from other qualified real estate assets. Consequently, while the Company expects to satisfy the income tests, no assurance can be given in this regard.

     Distribution Requirement. In order to maintain its status as a REIT, the Company must satisfy the "95% Distribution Test." The 95% Distribution Test requires, generally, that the Company distribute to the Shareholders its Distributable REIT Taxable Income (generally, 95% of its taxable income less its net capital gains). The 95% Distribution Test is based on the Company's REIT Taxable Income rather than its available cash. As a result, while the Company expects to meet this requirement, its ability to make the required distributions may be impaired if it has insufficient cash flow or otherwise has excessive noncash income or nondeductible expenditures. Furthermore, if after the close of a taxable year, the IRS successfully adjusts the income of the Company (e.g., challenges a deduction taken by the Company), the 95% Distribution Test may be determined not to have been satisfied in such a year. In such a case, the Company may elect to make a deficiency dividend in order to satisfy the 95% Distribution Test. See "Income Tax Aspects -- Sale-Leaseback Transactions."

     In computing its REIT Taxable Income, the Company expects to use the accrual method of accounting and depreciate depreciable Property under the alternative depreciation system. The Company is required to file an annual Federal income tax return, which, like other corporate returns, is subject to IRS examination. Because the tax law requires the Company to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions taken by the Company in computing its REIT Taxable Income and its distributions. Issues could arise, for example, with respect to the allocation of the purchase price of Properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to the Advisor or its Affiliates. Were the IRS to challenge successfully the Company's characterization of a transaction or determination of its REIT Taxable Income, the Company could be found not to have satisfied a requirement for qualification as a REIT and mitigation provisions might not apply. See "Income Tax Aspects -- Sale-Leaseback Transactions." If, as a result of a challenge, the Company is determined not to have satisfied the 95% Distribution Test, it would be disqualified as a REIT (unless it were to pay a deficiency dividend and pay interest and a penalty) as provided by the Code. A deficiency dividend cannot be used to satisfy the 95% Distribution Test if the failure to meet such test was not due to a later adjustment to the Company's income by the IRS.

     For purposes of the 95% Distribution Test, dividends include not only dividends paid during the taxable year but also dividends that are declared before the due date of the Company's tax return for the taxable year (including extensions) and are paid within 12 months of the end of such taxable year and no later than the Company's next regular distribution payment. However, see "Income Tax Aspects -- Taxation of the Company" for discussion of an excise tax provision that could require the Company to distribute its fourth quarter dividend in each year on or before January 31 of the following year and see "Income Tax Aspects -- Taxation of Taxable Domestic Shareholders" for a discussion of how taxable Shareholders are taxed on distributions.

TERMINATION OF REIT STATUS

     The Company intends to satisfy all of the qualification tests and requirements for it to be treated as a REIT for Federal income tax purposes. However, if it fails to meet one or more of them and such failure is not mitigated, its election to be a REIT will terminate, effective for the year of such failure and all succeeding years. However, if (i) the Company did not willfully fail to file a timely return with respect to the termination taxable year, (ii) inclusion of any incorrect information in such return was not due to fraud with intent to evade tax, and (iii) the Company establishes that failure to meet the requirements was due to reasonable cause and not to willful neglect, the Company could elect again to be taxed as a REIT, if it so qualified, for the first taxable year after its election terminated provided that it had no undistributed earnings and profits. Furthermore, while the Company has no intention of doing so, it may revoke its election voluntarily. Except as discussed above, in the event of a termination of the Company's election to be taxed as a REIT, a new election may not be made by the Company for any taxable year prior to the fifth taxable year following the year of termination.

     If the Company were to reelect to qualify as a REIT after its election terminated for any reason, in the tax year immediately prior to its reelection, it would be required to include in its income any "net built-in gain" and pay corporate level income tax on such amount. Net built-in gain is the excess of aggregate gains (including income items) over aggregate losses that would have been realized had the Company sold all of its assets. Alternatively, the Company could elect to treat its net built-in gains similarly to the way certain S corporations treat net built-in gains, i.e., any net built-in gain recognized over the ten-year period after the election would be subject to tax at the corporate level.

SALE-LEASEBACK TRANSACTIONS

     Many of the Company's investments are and will be in the form of sale-leaseback transactions wherein the Company either will (i) purchase Property free of encumbrances, net lease such Property back to the seller and obtain separate mortgage financing or (ii) purchase Property subject to a mortgage and an existing net lease. In most instances, depending on the economic terms of the transaction, the Company will be treated for Federal income tax purposes as either the owner of the Property or the holder of a debt secured by the Property. The Company does not expect to request an opinion of counsel concerning the status of any leases of Properties as true leases for Federal income tax purposes.

     The IRS may take the position that certain sale-leaseback transactions the Company will treat as true leases are not true leases for Federal income tax purposes but are, instead, financing arrangements or loans or the Company may structure certain sale-leaseback transactions as such. In such event, for purposes of the Asset Test and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the Underlying Real Property. It is expected that, for this purpose, the fair market value of the Underlying Real Property would be determined without taking into account the Company's lease. If a sale-leaseback transaction were successfully so recharacterized, the Company might fail to satisfy the Asset Tests or the Income Tests and consequently lose its REIT status effective with the year of recharacterization or the amount of the Company's REIT Taxable Income could be affected. As a consequence, the Company's Distributable REIT Taxable Income could be determined to be greater than the amount reported by the Company, and, therefore, the Company potentially could have failed the 95% Distribution Test. See "Income Tax Aspects -- Requirements for Qualification as a REIT -- Distribution Requirement."

DISPOSITION OF PROPERTIES

     Gain or loss realized by the Company upon the disposition of any Property acquired by the Company will be treated as capital gain or loss except to the extent (i) of depreciation recapture, if any, with respect to any personal Property sold, (ii) in the year of sale, the Company realized a net loss on the sale of depreciable property which is real estate used in its trade or business,
(iii) the Company has net unrecaptured Code Section 1231 losses, or (iv) the Property sold is dealer property (as defined above). If the Company disposes of real property in a Prohibited Transaction: (a) any gains recognized by the Company upon the disposition of the real property may be subject to a 100% tax on resulting net income except insofar as the Company satisfies certain statutory safe harbors. Moreover, depending on the composition of the Company's total gross income, the Company could fail one or more of the income tests for qualification as a REIT. Under existing law, whether a Property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances then surrounding the particular Property and sale in question. The Company intends to hold all Property for investment purposes and to make such occasional dispositions thereof as in the opinion of the Board and the Advisor are consistent with the Company's investment objectives and in compliance with all the rules discussed above governing the qualification of the Company for REIT status. Accordingly, the Company does not anticipate that it will be treated as a "dealer" with respect to any of its assets. There can be no assurance, however, that the IRS will not take a contrary position.

     Additionally, the Code provides that sales that meet the following requirements will not be Prohibited Transactions even if the Property sold was held primarily for sale to customers in the ordinary course of the REIT's trade or business: (i) the Company held the Property for four or more years, (ii) expenditures made by the Company during the prior four-year period includible in the basis for the Property do not exceed 30% of the net sales price of the Property, (iii) either (a) during the Company's tax year, the

Company does not make more than seven sales of Properties (other than Foreclosure Property) or (b) the aggregate adjusted tax basis of Properties (other than Foreclosure Property) sold during the tax year does not exceed 10% of the aggregate basis of all of the Company's assets as of the beginning of its tax year, (iv) if the Property sold consists of land or improvements which is not Foreclosure Property, the Company held the Property for four or more years for production of rental income, and (v) if (iii)(a) is not satisfied, substantially all of the marketing and development expenditures made with respect to the Property were made through an independent contractor. See "Income Tax Aspects -- Requirements for Qualification as a REIT -- Income Tests." For purposes of requirement (iii)(a), a sale of more than one Property to one buyer as part of one transaction is treated as one sale.

TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS

     As long as the Company qualifies as a REIT, distributions from the Company (other than distributions designated as capital gain dividends) will be taxable to Shareholders who are not tax-exempt entities as ordinary income to the extent of the earnings and profits of the Company. Any Dividend declared by the Company in October, November or December of any year payable to Shareholders of record on a date in such month will be treated as if it were received by the Shareholders on December 31, provided such Dividend actually is paid by January 31, of the following year. Consequently, any such Dividend will be taxable to a Shareholder in such Shareholder's taxable year including December 31. (It is possible that any portion of a Dividend made to a Shareholder after December 31 not from current or accumulated earnings and profits would be treated as a distribution by the Company in the year it is actually made. Accordingly, if the Company has sufficient earnings and profits in the year in which such Dividend actually is paid, no portion of such Dividend would be a return of capital distribution.) Dividends paid to such Shareholders will not constitute passive activity income (such income, therefore, will not be subject to reduction by losses from passive activities of a Shareholder who is subject to the passive activity loss rules). Such distributions, however, will be considered investment income, which may be offset by investment expense deductions. Dividends from the Company that are designated as capital gains dividends by the Company will be taxed as long-term capital gain to taxable Shareholders to the extent that they do not exceed the Company's actual net capital gain for the taxable year. A Shareholder that is a corporation may be required to treat up to 20% of any such capital gains dividend as ordinary income. Such distributions, whether characterized as ordinary income or as capital gains, are not eligible for the 70% dividends received deduction for corporations. Shareholders are not permitted to deduct any net losses of the Company.

     A Dividend that is not designated as a capital gains dividend and that is in excess of the Company's current or accumulated earnings and profits is treated as a return of capital to a Shareholder and reduces the tax basis of the Shareholder's Shares (but not below zero). Any such distribution in excess of the tax basis of a Shareholder's Shares is taxable to any such Shareholder who is not a tax-exempt entity as gain realized from the sale of the Shares.

TAXATION OF DISPOSITION OF SHARES OF THE COMPANY

     In general, any gain or loss realized upon a taxable disposition of Shares of the Company by a Shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Shares have been held for more than 12 months and as short-term capital gain or loss if the Shares have been held for 12 months or less. If, however, the Shareholders have received any capital gains dividends with respect to such Shares, any loss realized upon a taxable disposition of Shares held for six months or less, to the extent of such capital gains dividends received with respect to such Shares, will be treated as long-term capital loss.

TAXATION OF TAX-EXEMPT ENTITIES

     In general, a Shareholder that is a tax-exempt entity not subject to tax on its investment income will not be subject to tax on distributions from the Company. In Revenue Ruling 66-106, 1966-1 C.B. 151, the IRS ruled that amounts distributed as dividends by a REIT do not constitute UBTI when received by a qualified plan. Based on that ruling, Counsel has opined that, regardless of whether the Company incurs indebtedness in connection with the acquisition of Properties, distributions paid by the Company to a Shareholder that is a tax-exempt entity will not be treated as UBTI, provided that (i) the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of the Code and the Shares otherwise are not used in an unrelated trade or business of the tax-exempt entity and (ii) the Company is not a pension-held REIT. This opinion applies to a Shareholder that is an organization that qualifies under Code Section 401(a), an IRA or any other tax-exempt organization that would compute UBTI, if any, in accordance with Code Section 512(a)(1). However, if the Company is a pension-held REIT and a tax-exempt Shareholder owns more than 10 percent of the Company, such Shareholder will be required to recognize as UBTI that percentage of the dividends that it receives from the Company as is equal to the percentage of the Company's gross income that would be UBTI to the Company if the Company were a tax-exempt entity required to recognize UBTI. A REIT is a pension-held REIT if at least one qualified trust holds more than 25 percent of the value of the REIT's shares or one or more qualified trusts, each of whom own more than 10 percent of the REIT's shares, hold more than 50 percent of the value of the REIT's shares. A tax-exempt Shareholder also should be aware that Congress currently is examining the taxation of investment income received by tax-exempt entities including the treatment of income received by such entities from REITs and other pass-through entities and is considering whether to treat income derived from a REIT as UBTI to the extent that the REIT has incurred debt to acquire its assets. The Congressional committee conducting this examination has not yet concluded its study.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from Federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and
(c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the UBTI generated by its investment in the Company. Such prospective Shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

FOREIGN SHAREHOLDERS

     The rules governing United States Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign Shareholders are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective foreign Shareholders should consult with their own tax advisors to determine the impact of United States Federal, state and local income tax laws with regard to an investment in Shares.

     A nonresident shareholder of a REIT generally is not considered to be engaged in a trade or business through a permanent establishment in the United States by reason of their ownership of shares in the REIT. The taxation of Dividends will depend generally upon whether the Dividends are attributable to ordinary income or capital gain. To the extent the Dividends are attributable to ordinary income, they will be treated as dividend income to the extent of the earnings and profits of the Company and will be subject to a withholding tax equal to 30% of the gross amount of the Dividends unless (i) an applicable tax treaty between the United States and the country of residence for tax purposes of the foreign Shareholder reduces or eliminates that tax, or (ii) the foreign Shareholder is independently engaged in a United States trade or business and the Dividends received from the Company are effectively connected with that trade or business. The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a foreign Shareholder unless (i) a lower treaty rate applies and the Shareholder files IRS Form 1001 or (ii) the Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. Ordinary income Dividends in excess of the Company's earnings and profits will be treated as a nontaxable return of capital to the extent of the foreign Shareholder's cost of his Shares, with any additional amounts treated as amounts received in exchange for his Shares.

     Capital gains Dividends paid to a foreign Shareholder will be taxed to such foreign Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions, to the extent attributable to U.S. real property interests, are taxed to foreign Shareholders as effectively connected with a United States business, thereby subjecting such gain to United

States income tax (at a rate of not less than 21% in the case of foreign individuals). The Company is required by applicable Temporary Regulations, to withhold 34% of any distribution designated or that could be designated by the Company as a capital gains dividend. Also, capital gains dividends (net of the amount of regular income tax) may be subject to a 30% branch profits tax in the hands of a foreign corporate Shareholder not entitled to treaty exemption from the branch profits tax.

     Gain recognized by a foreign Shareholder upon a sale of Shares generally will not be subject to FIRPTA taxation and withholding rules provided the Company is a domestically controlled REIT (i.e., a REIT that is owned less than 50% by foreign Persons during a specified testing period). Such gain, however, would be taxable to a foreign Shareholder if (i) the gain is effectively connected with the foreign Shareholder's United States trade or business or (ii) the foreign Shareholder is an individual who is physically present in the United States for 183 days or more during the taxable year and has a tax home in the United States.

     Unless an applicable estate tax treaty provides otherwise, Shares owned by a nonresident alien decedent will be included in his estate for purposes of the United States Estate tax. Tax is imposed at progressive rates.

UNITED STATES REPORTING REQUIREMENTS

     The Company is required to file an information return with the IRS setting forth the name, address and taxpayer identification number of the payee of dividends from the Company (whether the payee is a nominee or is the actual beneficial owner).

BACKUP WITHHOLDING

     The Company will report to its domestic Shareholders and to the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a Shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such Shareholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A Shareholder that does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the Shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any Shareholders who fail to certify their non-foreign status to the Company. See "Taxation of Foreign Shareholders."

STATEMENT OF STOCK OWNERSHIP

     The Company is required to demand annual written statements from the record holders of designated percentages of its Shares disclosing the actual owners of the Shares. Any record Shareholder who, upon request by the Company, does not provide the Company with required information concerning actual ownership of the Shares is required to include certain specified information relating thereto in his Federal income tax return. The Company also must maintain, within the Internal Revenue District in which it is required to file its Federal income tax return, permanent records showing the information it has received as to the actual ownership of such Shares and a list of those persons failing or refusing to comply with such demand.

STATE AND LOCAL TAXES

     The Company and its Shareholders may be subject to state and/or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its Shareholders may differ substantially from the Federal income tax treatment described in this summary. CONSEQUENTLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OWN TAX ADVISOR WITH REGARD TO THE STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

                              ERISA CONSIDERATIONS

     The following is a summary of certain non-tax considerations associated with an investment in the Company by a qualified plan, Keogh Plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this Prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

     In considering an investment in the Company of the assets of an employee benefit plan subject to ERISA, such as a profit-sharing, 401(k), or a pension plan, or of any other retirement plan or account subject to Section 4975 of the Code such as an IRA or Keogh Plan (collectively, "Benefit Plans"), a fiduciary, taking into account the facts and circumstances of such Benefit Plan, should consider, among other matters, (i) whether the investment is consistent with the applicable provisions of ERISA and the Code, (ii) whether the investment will produce UBTI to the Benefit Plan (see "Income Tax Aspects -- Taxation of Tax-Exempt Entities") and (iii) the need to value the assets of the Benefit Plan annually.

     Under ERISA, a plan fiduciary's responsibilities include the duty (i) to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration; (ii) to invest plan assets prudently; (iii) to diversify the investments of the plan unless it is clearly prudent not to do so; and (iv) to comply with plan documents insofar as they are consistent with ERISA. ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee (or a duly authorized investment manager) have exclusive authority and discretion to manage and control the assets of the plan.

     In addition, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving assets of a Benefit Plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. The prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan (other than in the case of most IRAs and some Keogh Plans), or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

     Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

PLAN ASSETS

     Neither ERISA nor the Code define the term "plan assets." However, on November 13, 1986, the Department of Labor published a final regulation describing what constitutes the assets of a Benefit Plan when it invests in certain kinds of entities (29 C.F.R. Section 2510.3-101, the "Regulation"). The Regulation was generally effective as of March 13, 1987. As discussed below, the Company has received an opinion of counsel that, under the final regulations issued by the Department of Labor, the assets of the Company should not be deemed to be "plan assets" if Benefit Plans invest in Shares, assuming certain conditions set forth in the opinion are satisfied.

     Under the Regulation, the assets of corporations, partnerships, or other entities in which a Benefit Plan makes an equity investment will be deemed to be assets of the Benefit Plan unless the entity satisfies at least one of the exceptions to this general rule. The Regulation provides as one such exception that the underlying assets of entities such as the Company will not be treated as assets of a Benefit Plan if the interest the Benefit Plan acquires is a "publicly-offered security." A publicly-offered security must be (i) "freely transferable," (ii) part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another, and (iii) sold as part of a public offering registered under the

Securities Act and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), within a specified time period.

     The Shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the Company has represented that the Shares will be part of a class registered under the Exchange Act within the specified time frames. Any Shares purchased, therefore, should satisfy the third criterion of the publicly offered exemption.

     The Company has over 100 shareholders. Thus, the second criterion of the publicly offered exception will be satisfied.

     Whether a security is freely transferable depends upon the particular facts and circumstances. The Shares will be subject to restrictions intended to ensure that the Company continues to qualify for Federal income tax treatment as a REIT. According to the Regulation, where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or Federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in Shares is less than $10,000. Thus, the restrictions imposed to maintain the Company's status as a REIT should not cause the Shares to not be freely transferable.

     The Company has obtained an opinion from counsel that the Shares should constitute "publicly-offered securities" and that the underlying assets of the Company should not be considered plan assets under the Regulation assuming the Offering takes place as described in this Prospectus.

     In the event that the underlying assets of the Company were treated by the Department of Labor as assets of a Benefit Plan, the management of the Company would be treated as fiduciaries with respect to Benefit Plan Shareholders and the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving management and assets of the Company, unless an administrative or statutory exemption under ERISA applies. Such restrictions could, for example, require that the Company avoid transactions with entities that are affiliated with the Company or its Affiliates or restructure its activities in order to obtain an exemption from the prohibited transaction restrictions. Alternatively, the Company might provide Benefit Plan Shareholders with the opportunity to sell their Shares to the Company or the Company might dissolve or terminate.

     If the underlying assets of the Company were treated as assets of a Benefit Plan, the investment in the Company also might constitute an improper delegation of fiduciary responsibility to the Advisor and expose the fiduciary of the plan to co-fiduciary liability under ERISA for any breach by the Advisor of its ERISA fiduciary duties. Finally, an investment by an IRA in the Company might result in an impermissible commingling of plan assets with other property.

     If a prohibited transaction were to occur, the Code imposes an excise tax equal to five percent of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not "corrected." Such taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the Advisor and possibly other fiduciaries of Benefit Plan Shareholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities would be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or breach, and make good to the plan any losses incurred by the plan as a result of such transaction or breach. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

     In the opinion of counsel, as discussed above, the assets of the Company should not constitute plan assets following an investment in Shares by Benefit Plans. Accordingly, the problems discussed in the preceding three paragraphs are not expected to arise.

OTHER PROHIBITED TRANSACTIONS

     Regardless of whether the Shares qualify for the "publicly-offered security" exception of the Regulation, a prohibited transaction could occur if the Company, CFA, any Selected Dealer, the Escrow Agent or any of their Affiliates is a fiduciary (within the meaning of Section 3(21)) of ERISA with respect to the purchase of the Shares. Accordingly, unless an administrative or statutory exemption applies, Shares should not be purchased by a Benefit Plan to which any of the above Persons is a fiduciary with respect to the purchase. A Person is a fiduciary to a plan under Section 3(21) of ERISA if, among other things, the Person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to such assets. Under a regulation issued by the Department of Labor, a Person would be deemed to be providing investment advice if such Person renders advice as to the advisability of investing in Shares and that Person regularly provides investment advice to the plan pursuant to a mutual agreement or understanding (written or otherwise) that (i) such advice will serve as the primary basis for investment decisions and (ii) such advice will be individualized for the plan based on its particular needs.

INVESTMENT IN ESCROW ACCOUNT

     The Escrow Agent will establish two separate escrow accounts. Benefit Plan funds will be deposited in one account while funds from all other investors will be deposited in another account. Pending issuance of the Shares to a Benefit Plan, the Escrow Agent will invest Benefit Plan funds in a money market account maintained by the Escrow Agent. On the Initial Closing Date and each closing date thereafter, the funds paid by each Benefit Plan will be released from the Benefit Plan escrow account and exchanged for the applicable number of Shares. Any interest earned by that account prior to any such closing date will be paid to the investing Benefit Plan.

     In considering an investment in the Company, a plan fiduciary should consider whether the escrow account arrangement as well as the ultimate investment in the Company would be consistent with fiduciary standards applicable to that Benefit Plan.

ANNUAL VALUATION

     A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file an Annual Return/Report on Form 5500 reflecting that value. When no fair market value of a particular asset is available, the fiduciary is to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

     Unless and until the Shares are listed on a national securities exchange or are included for quotation on Nasdaq, it is not expected that a public market for the Shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the Shares under those circumstances, namely when the fair market value of the Shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of Shares, the directors intend to provide reports of the directors' annual determinations of the current value of the Company's net assets per outstanding Share to those fiduciaries (including IRA trustees and custodians) who identify themselves to the directors as such and request the reports. Prior to and for the year ending December 31, 1998, the directors intend to use the offering price of Shares as the per Share net asset value. Thereafter, beginning with the year 1999, the value of the Properties and other assets of the Company will be based on a Valuation. Such Valuation may be, but is not required to be, performed by Independent Appraisers.

     The directors anticipate that they will provide annual reports of such determinations (i) to IRA trustees and custodians not later than January 15 of each year, and (ii) to other qualified plan trustees and custodians within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated for any material changes occurring between October 31 and December 31 of such year.

     The directors intend to revise these valuation procedures to conform with any relevant guidelines that the IRS or the Department of Labor may hereafter issue. Meanwhile, there can be no assurance (i) that such value could or will actually be realized by the Company or by Shareholders upon liquidation (in part because appraisal or estimated value do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any assets of the Company), (ii) that Shareholders could realize such value if they were to attempt to sell their Shares, or (iii) that such value would comply with the ERISA or IRA requirements described above.

                             DESCRIPTION OF SHARES

     The following description of the Shares does not purport to be complete but contains a summary of portions of the Articles of Incorporation and is qualified in its entirety by reference to the Articles of Incorporation.

GENERAL DESCRIPTION OF SHARES

     The Company is authorized to issue 40,000,000 Shares, each Share having a par value of $.001. Each Share is entitled to participate equally in Dividends when and as declared by the directors and in the distribution of assets of the Company upon liquidation. Each Share is entitled to one vote and will be fully paid and non-assessable by the Company upon issuance and payment therefor. Shares, other than Excess Shares, which are defined in the Organizational Documents to mean Shares held by an investor in excess of 9.8% of the total number of Shares issued and outstanding at the time such Shares are acquired, are not subject to redemption by the Company. The Shares have no preemptive rights which rights are intended to insure that a Shareholder maintains the same ownership interest (on a percentage basis) before and after the issuance of additional securities by the Company or cumulative voting rights (which are intended to increase the ability of smaller groups of Shareholders to elect directors). The Company currently does not intend to issue any securities other than the Shares discussed in this Prospectus, although it may do so at any time. The Company has the authority at the discretion of the directors (including a majority of the Independent Directors) to authorize the listing, issuance and sale of the Shares on a national securities exchange or on Nasdaq. In addition, the Company has the authority to issue shares of any class or securities convertible into shares of any class or classes, to classify or to reclassify any unissued stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such stock, all as determined by the directors.

     The Company plans to apply to list the Shares for trading on a national securities exchange or to include them for quotation on Nasdaq unless the Board of Directors (including a majority of the Independent Directors) deems such listing or quotation not to be in the best interest of the Shareholders. There can be no assurance that any such application will be accepted. If the Shares are not listed or included for quotation, the Properties generally will be liquidated beginning five to ten years after the net proceeds of the Offering are substantially invested. In making the decision to apply for listing of the Shares, the Board will try to determine whether listing the Shares or liquidating the Company will result in greater value for the Shareholders. Even if the Shares are not so listed or included for quotation, the Company is under no obligation to liquidate its portfolio within such period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the Properties are located and Federal income tax effects on Shareholders which may prevail in the future. Furthermore, there can be no assurance that the Company will be able to liquidate its portfolio and it should be noted that the Company will continue its existence until all of its Properties are sold and its other assets are liquidated.

     The Company will not issue certificates. Shares will be held in "uncertificated" form which will (a) eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates, and (b) eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected simply by mailing a duly executed stock power to the Company.

Upon the issuance of its Shares, the Company shall send to each Shareholder a written statement which will include all information that is required to be written upon stock certificates under Maryland law.

MEETINGS AND SPECIAL VOTING REQUIREMENTS

     An annual meeting of the Shareholders will be held each year, not fewer than 30 days after delivery of the Annual Report of the Company. Special meetings of Shareholders may be called only upon the request of a majority of the directors, a majority of the Independent Directors, the Chairman, the President or upon the written request of Shareholders entitled to cast at least 10% of all the votes entitled to be cast at such meeting. In general, the presence in person or by proxy of a majority of the outstanding Shares, exclusive of Excess Shares, shall constitute a quorum. Generally, the affirmative vote of a majority of the votes entitled to be voted at a meeting at which a quorum is present is necessary to take Shareholder action, except that a plurality of all votes cast at such a meeting is sufficient to elect a director.

     The Company's Charter may be amended by a majority of the Board of Directors (including a majority of the Independent Directors) and approval of a majority of the Company's stockholders at a duly held meeting at which a quorum is present. Charter amendments affecting the provisions on indemnification of directors and officers, limitation of personal liability of directors and officers, and limitation on ownership of shares of the Company, must be approved by a vote of two-thirds of the Company's Stockholders. In general, the Company's Bylaws may be amended by a majority vote of the Company's stockholders. The Ownership Limit may only be amended by a two-thirds majority vote of all outstanding Shares. Any amendment to the Bylaws that would reduce the priority of payment or the amount payable to the Shareholders upon liquidation of the Company or that would diminish or eliminate any voting rights require the approval of a two-thirds majority of Shares entitled to vote. Shareholders may, by the affirmative vote of a majority of the Shareholders entitled to vote on such matter, elect to remove a director from the Board or dissolve the Company. Shareholders do not have the ability to vote to replace the Advisor or to select a new investment adviser.

     The affirmative vote of a majority of all Shares entitled to be cast is required to approve any merger or sale of substantially all of the assets of the Company other than in the ordinary course of business. Shareholders objecting to the approval of any merger or sale of assets are permitted under Maryland law to petition a court for the appraisal and payment of the fair value of their Shares. In such an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the stock as of the date of the shareholder vote on the merger or sale of assets. The appraisers' report is considered by the court which (i) makes the final determination of the fair value to be paid to the Shareholder and (ii) decides whether the award of interest from the date of the merger or sale of assets and costs of the proceeding are to be awarded to the dissenting Shareholder.

     Shareholders are entitled to receive a copy of the Company's Shareholder list upon request provided that the requesting Shareholder represents to the Company that the list will not be used to pursue commercial interests. The list provided by the Company will include the name, address and telephone number (if available) of, and number of Shares owned by, each Shareholder and will be in alphabetical order, on white paper and in easily readable type size and will be sent within ten days of the receipt by the Company of the request (or five days if the Shareholder first requests a copy of the representation and returns it to the Company within 30 days). A Shareholder requesting a list will be required to pay the Company's reasonable cost of postage and duplication. The Company will pay the costs incurred and any actual damages suffered by a Shareholder who must compel the production of a list and is successful. Any Shareholder who breaches the terms of the representation provided to the Company will be liable to the Company for any costs or damages resulting from such breach. The list will be updated at least quarterly to reflect changes in the information contained therein.

     The rights of Shareholders described above are in addition to and do not adversely affect rights provided to investors under Rule 14a-7 promulgated under the Exchange Act, which provides that, upon request of investors and the payment of the expenses of the distribution, the Company is required to distribute certain materials to Shareholders in the context of the solicitation of proxies for voting on matters presented to Shareholders, or, at the option of the Company, provide requesting Shareholders with a copy of the list of Shareholders so that the requesting Shareholders may make the distribution themselves.

RESTRICTION ON OWNERSHIP OF SHARES

     In order for the Company to qualify as a REIT, not more than 50% of its outstanding Shares may be owned by any five or fewer individuals (including certain tax-exempt entities) during the last half of each taxable year of the Company, and the outstanding Shares must be owned by 100 or more Persons independent of the Company and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. The Company, therefore, may prohibit certain acquisitions and transfers of Shares so as to facilitate the Company's continued qualification as a REIT under the Code. However, there can be no assurance that such prohibition will be effective.

     The Articles of Incorporation, in order to assist the Board in preserving the Company's status as a REIT, contain an Ownership Limit which prohibits any Person or group of Persons from acquiring, directly or indirectly, Beneficial Ownership of more than 9.8% of the outstanding Shares. Shares owned by a Person or a group of Persons in excess of the Ownership Limit are deemed "Excess Shares." Shares owned by a Person who individually owns of record less than 9.8% of outstanding Shares may nevertheless be Excess Shares if such Person is deemed part of a group for purposes of this restriction.

     The Articles of Incorporation stipulate that any purported issuance or transfer of Shares shall be valid only with respect to those Shares that do not result in the transferee-Shareholder owning Shares in excess of the Ownership Limit. If the transferee-Shareholder acquires Excess Shares, such Person is considered to have acted as an agent for the Company and holds such Excess Shares on behalf of the ultimate Shareholder.

     The Ownership Limit does not apply to offerors which, in accordance with applicable Federal and state securities laws, make a cash tender offer, where at least 85% of the outstanding Shares (not including Shares or subsequently issued securities convertible into common stock which are held by the tender offeror and/or any "affiliates" or "associates" thereof within the meaning of the Exchange Act) are duly tendered and accepted pursuant to the cash tender offer. The Ownership Limit also does not apply to the underwriter in a public offering of the Shares. The Ownership Limit does not apply to a Person or Persons which the directors so exempt from the Ownership Limit upon appropriate assurances that the Company's qualification as a REIT is not jeopardized.

     If the Company has 2,000 or more stockholders, all Persons who own 5% or more of the outstanding Shares (or 1% or more if the Company has more than 200 but fewer than 2,000 Shareholders) during any taxable year will be asked by the Company to deliver a statement or affidavit setting forth the number of Shares Beneficially Owned, directly or indirectly, by such Persons. See "Income Tax Aspects -- Statement of Stock Ownership."

DIVIDENDS

     The Company intends to declare Dividends before each issuance of Shares during the Offering and on a quarterly basis. Dividends will be paid to investors who are Shareholders as of the record date selected by the directors. Dividends will be paid on a quarterly basis regardless of the frequency with which such Dividends are declared. The Company is required to distribute annually its Distributable REIT Taxable Income to comply with the REIT Provisions. Generally, income distributed as Dividends will not be taxable to the Company under Federal income tax laws unless the Company fails to comply with the REIT Provisions.

     Dividends will be paid at the discretion of the directors, in accordance with the earnings, cash flow and general financial condition of the Company. The directors' discretion will be directed, in substantial part, by their obligation to cause the Company to comply with the REIT Provisions. Because the Company may receive income from interest or rents at various times during its fiscal year, Dividends may not reflect income earned by the Company in that particular Dividend period but may be made in anticipation of cash flow which the Company expects to receive during a later quarter and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. The Company can borrow to make distributions if the borrowing is necessary to maintain the Company's REIT status or if the borrowing is part of a liquidation strategy to partially or completely liquidate investments in Properties by borrowing against those Properties.

     The Company is not prohibited from distributing its own securities in lieu of making cash distributions to Shareholders, provided that such securities distributed to Shareholders are readily marketable. Shareholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating such securities.

REPURCHASE OF SHARES

     The Company has the authority to redeem Excess Shares immediately upon becoming aware of existence of such Excess Shares or after giving the Person in whose hands such Shares are Excess Shares 30 days to transfer such Excess Shares to a Person whose ownership of such Shares would not exceed the Ownership Limit and, therefore, would no longer be considered Excess Shares. The price paid upon redemption by the Company shall be the lesser of the price paid for such Excess Shares by the Shareholder in whose possession the redeemed Shares were formerly Excess Shares or the fair market value of the Excess Shares. The Company may purchase Excess Shares or otherwise repurchase Shares if such repurchase does not impair the capital or operations of the Company.

     The Sponsor, Advisor and their Affiliates may not receive a fee on the purchase of Shares by the Company.

REDEMPTION OF SHARES

     After the termination of the Offering and prior to such time, if any, as the Shares are listed on a national securities market, any stockholder (other than the Advisor) that has held his or her Shares for at least one year may present all or any portion of such stockholder's Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its option, subject to the conditions described below, redeem such Shares presented for redemption for cash to the extent it has sufficient funds available, as determined by the Board of Directors in its sole discretion. There is no assurance that there will be sufficient funds available for redemption and, accordingly, a stockholder's Shares may not be redeemed.

     The Board of Directors will determine on a quarterly basis whether the Company has sufficient excess cash to repurchase Shares. Shareholders may offer Shares to the Company for purchase and the Company will purchase the offered Shares if it has sufficient cash. The Company will impose a surrender charge on repurchased shares in accordance with the following schedule:

                            HOLDING PERIOD
                               OF SHARES                          SURRENDER CHARGE
            -----------------------------------------------    -----------------------
            1-2 years......................................     12% of Net Asset Value
            2-3 years......................................     10% of Net Asset Value
            3-4 years......................................      8% of Net Asset Value
            4-5 years......................................      6% of Net Asset Value
            5-6 years......................................      5% of Net Asset Value
            6-7 years......................................      4% of Net Asset Value
            7-8 years......................................      3% of Net Asset Value
            8-9 years......................................      2% of Net Asset Value
            9-10 years.....................................      1% of Net Asset Value
            10 years or more...............................               0

     The Net Asset Value, for purposes of calculating the purchase price, shall be $10 per share until the Company begins having appraisals performed by an independent third party as of December 31, 1999, at which time the Net Asset Value will be as determined by such appraiser. The Board of Directors reserves the right to adjust the Net Asset Value on a quarterly basis to account for significant capital transactions.

     If the Company has sufficient funds to purchase some but not all of the shares offered, the Shareholders holding their Shares for the longest amount of time will be given priority. The Company will only be able to repurchase shares if it maintains a currently effective registration statement. While the Company intends to maintain an effective registration statement, there can be no assurance that it will be able to do so. Furthermore, there can be no assurance that the Company will have sufficient funds to repurchase any Shares.

     A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the Company. Within 30 days following the Company's receipt of the stockholder's request, the Company will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company may require. Any redemption to be completed by the Company will be completed for a calendar quarter provided that the Company receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Company receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds.

     A stockholder may present fewer than all his or her Shares to the Company for redemption, provided, however, that if such stockholder retains any Shares, he or she must retain at least 250 Shares (200 Shares for an IRA, Keogh Plan or pension plan).

     The Directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption of Shares if (i) they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; or
(v) they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax
Considerations -- Taxation of Stockholders."

RESTRICTIONS ON ROLL-UP TRANSACTIONS

     In connection with any proposed transaction (as further defined in "The Glossary," a "Roll-up Transaction") involving the acquisition, merger, conversion or consolidation, directly or indirectly, of the Company and the issuance of securities of an entity (a "Roll-up Entity") that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all Properties shall be obtained from a competent Independent Appraiser. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Company and the Shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Shareholders in connection with a proposed Roll-up

Transaction. In connection with a proposed Roll-up Transaction, the Person sponsoring the Roll-up Transaction shall offer to Shareholders who vote "no" on the proposal the choice of:

          (i) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

          (ii) one of the following:

             (A) remaining as Shareholders of the Company and preserving their interests therein on the same terms and conditions as existed previously, or

             (B) receiving cash in an amount equal to the Shareholder's pro rata share of the appraised value of the net assets of the Company.

     The Company is prohibited from participating in any proposed Roll-up
Transaction:

          (a) which would result in the Shareholders having democracy rights in a Roll-up Entity that are less than those provided in the Bylaws and described elsewhere in this Prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the Articles of Incorporation, and dissolution of the Company. See "Management," "Reports to Shareholders" and "Description of Shares;"

          (b) which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of Shares held by that investor;

          (c) in which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this Prospectus entitled "Description of Shares -- Meetings and Special Voting Requirements;" or

          (d) in which any of the costs of the Roll-up Transaction would be borne by the Company if the Roll-up Transaction is not approved by the Shareholders.

TRANSFER AGENT

     The transfer agent and registrar for the Shares will be Service Data Corporation. The transfer agent's address is 2424 South 130th Circle, Omaha, Nebraska 68144-2596, and its phone number is (800) 782-3436.

                                  THE OFFERING

     Subject to the conditions set forth in this Prospectus and in accordance with the terms and conditions of the Sales Agency Agreement, the Company is offering to the public through the Sales Agent and Selected Dealers, on a best efforts basis, a maximum of $200,000,000 of Shares of common stock consisting of 20,000,000 Shares priced at $10 per Share. The minimum subscription is 250 Shares or $2,500 (200 Shares or $2,000 for an IRA or a Keogh Plan except for Iowa and Minnesota tax exempt investors which must make a minimum investment of 250 Shares or $2,500). See "Terms of the Offering." The Sales Agent and American Express Financial Services, Inc. are expected to sell a significant number of Shares.

     The Sales Agent will receive a selling commission in an amount equal to $0.60 per Share, whether sold directly by it or by one of the Selected Dealers, all of whom must be members in good standing of the NASD. The Sales Agent may, in turn, reallow up to the full amount of such selling commissions to Selected Dealers for Shares they sell. The Company also will reimburse the Sales Agent for the amount of any Selected Dealer Fee paid to Selected Dealers, which Fee may not exceed 1% of the price of each Share sold by the Selected Dealer. The Sales Agent has agreed to pay a Selected Dealer Fee of 1% to all Selected Dealers and the Sales Agent will receive a Selected Dealer Fee of 1% for Shares sold directly by the Sales Agent. In addition, the Sales Agents or Selected Dealers, in their sole discretion, may elect not to accept any selling commission offered by the Company for Shares that they sell. In that event, such Shares shall be sold to the investor net of all selling commissions, at a price per share of $9.40. The Company has agreed to indemnify the Sales Agent and Selected Dealers against certain liabilities, including liabilities under the Securities Act.

     In addition to the selling commission, the Company will pay to the Sales Agent an annual servicing fee (the "Annual Servicing Fee") with respect to all Shares sold to clients of the Sales Agent or Selected Dealers on each April 15 commencing on April 15, 1998 in an amount equal to .15% of the Gross Offering Proceeds of all such Shares. The Annual Servicing Fee will be paid to compensate Selected Dealers for their continuing due diligence of the Company, for expenses incurred in maintaining and providing information about the Company to their representatives and their clients and for the costs incurred in maintaining CPA(R):12 investor accounts. No portion of the Annual Servicing Fee for any year shall accrue in, or be payable for, such year in which the Company is liquidated or the Shares become publicly traded. The Sales Agent may, in turn, reallow to any Selected Dealer the portion of the Annual Servicing Fee for any year attributable to Shares sold to clients of such Selected Dealer. Notwithstanding the foregoing, the Company shall not pay the portion of the Annual Servicing Fee for any year which, if paid, would cause the total underwriting compensation paid to the Sales Agent and Selected Dealers in connection with the Offering, including selling commissions, expense reimbursements and all Annual Servicing Fees, to be equal to or to exceed 10% of the Gross Offering Proceeds.

     The Company will offer a reduced Share purchase price to "single purchasers" on orders of more than $250,000 and selling commissions paid to the Sales Agent and Selected Dealers will be reduced by the amount of the Share purchase price discount. The Share purchase price will be reduced for each incremental Share purchased in the total volume ranges set forth in the table below. Such reduced Share purchase price will not affect the amount received by the Company for investment. The following table sets forth the reduced Share purchase price and selling commissions payable to the Sales Agent:

                                  PURCHASE PRICE
                                  PER SHARE FOR       SELLING COMMISSION
                                   INCREMENTAL             PER SHARE
                                     SHARE IN          ON TOTAL SALE FOR
    VOLUME DISCOUNT RANGE             VOLUME         INCREMENTAL SHARE IN
   FOR A "SINGLE PURCHASER"       DISCOUNT RANGE     VOLUME DISCOUNT RANGE
------------------------------    --------------     ---------------------
$    2,000--$  250,000                $10.00                 $0.60
   250,001--   500,000                  9.85                  0.45
   500,001--   750,000                  9.70                  0.30
   750,001-- 1,000,000                  9.60                  0.20
 1,000,001-- 5,000,000                  9.50                  0.10

     Selling commissions for purchases of $5,000,000 or more will, in the sole discretion of the Company, be reduced to $0.10 per Share or less but in no event will the proceeds to the Company be less than $9.40 per Share. Selling Commissions paid will in all cases be the same for the same level of sales. In the event of a sale of $5,000,000 or more, the Company will supplement this Prospectus to include (i) the aggregate amount of the sale, (ii) the price per Share paid by the purchaser and (iii) a statement that other investors wishing to purchase at least the amount described in (i) will pay no more per Share than the initial purchaser. The Initial Investor Capital will be calculated on the basis of $10 per Share, regardless of the price actually paid pursuant to such reduced Share purchase prices.

     Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a "single purchaser." The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term "single purchaser" will include (i) any Person or entity, or Persons or entities, acquiring Shares as joint purchasers,
(ii) all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity, (iii) all funds and foundations maintained by a given corporation, partnership or other entity, (iv) all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity (except an investment adviser registered under the Investment Advisers Act of 1940) exercises discretionary authority with respect to an investment in the Company, and (v) all clients of an investment adviser registered under the Investment Advisers Act of 1940 who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who have been advised by such adviser regarding an investment in the Company.

     In the event a single purchaser described in categories (ii) through (v) above wishes to have its orders so combined, such a purchaser will be required to request such treatment in writing to the Company, which request must set forth the basis for such discount and identify the orders to be combined. Any such request will be subject to the verification by the Company that all of such orders were made by a single purchaser.

     Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in category (i) through
(v) above who, subsequent to its initial purchase of Shares, orders additional Shares. In such event, the commission payable with respect to the subsequent purchase of Shares will equal the commission per Share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Any reduction of the 6% selling commission otherwise payable to the Sales Agent or a Selected Dealer will be credited to the purchaser as additional whole Shares. Unless investors indicate that orders are to be combined and provide all other requested information, the Company cannot be held responsible for failing to combine orders properly.

     The Advisor, its Affiliates and their employees and the Selected Dealers and their employees may purchase Shares net of selling commissions and the Company will pay no selling commissions on such Shares. Any purchases by the Advisor, its Affiliates and their employees and the Selected Dealers and their employees will be for investment purposes only and not with the intent to resell such Shares. There is no limit on the number of Shares such persons may purchase. Any resale of the 20,000 Shares currently owned by the Advisor or Shares it or Affiliates of the Company may purchase are subject to Rule 144 promulgated under the Securities Act, which limits the number of Shares which may be resold at any one time and the manner of such resale.

     The Sales Agent will receive reimbursement from the Company for its identified expenses and for identified expenses of Selected Dealers reimbursed by the Sales Agent, including the costs of any sales and information meetings of the employees of the Sales Agent and the Selected Dealers (to the extent the Sales Agent reimburses the Selected Dealers for such expenses) relating to the Offering. Subject to the satisfactory completion of any regulatory reviews and examinations which may be required, the rules of the NASD and the prior review and approval by the NASD and the Sales Agent, the Selected Dealers (as appropriate), the Company, the Advisor or any of their Affiliates may establish sales incentive programs for associated Persons of the Sales Agent or Selected Dealers or may reimburse the Sales Agent and Selected Dealers for sales incentive programs established by them. Sales incentives will be deemed to be additional underwriting compensation. The aggregate value of incentives paid by the Company and the Advisor directly to associated Persons during the Offering will not exceed $100 per year.

     The Sales Agent or other entities will provide wholesaling services to the Company. All entities performing wholesaling activities will be required to be properly licensed to engage in the securities business. These services will include developing and preparing sales material, conducting broker/dealer seminars, holding informational meetings and providing information and answering any questions concerning the Offering. The Company will reimburse the Sales Agent for its identified expenses incurred in coordinating wholesaling activities, including, but not limited to (i) travel and entertainment expenses,
(ii) compensation of employees of the Sales Agent in connection with wholesaling activities, (iii) expenses incurred in coordinating broker-dealer seminars and meetings, and (iv) wholesaling fees and wholesaling expense reimbursements paid to the Sales Agent or other entities.

     In no event shall the total underwriting compensation to be paid to the Sales Agent and Selected Dealers from any source in connection with the Offering, including selling commissions, Annual Servicing Fees, certain expense reimbursements and payments to the Sales Agent and Selected Dealers for the wholesaling services referred to above, exceed 10% of the Gross Offering Proceeds of the Offering (plus 0.5% for bona fide due diligence expenses). The total wholesaling expenses and the Annual Servicing Fee combined will not exceed 3% of the Gross Offering Proceeds. The Company and the Sales Agent will monitor the payment of all fees and expense reimbursements, including the Servicing Fees, to assure that this limit is not exceeded.

     In the event all Organization and Offering Expenses, other than selling commissions, Annual Servicing Fees and fees paid and expenses reimbursed to or paid on behalf of the Selected Dealers, exceed 3.5% of the Gross Offering Proceeds, the excess will be paid by the Advisor with no recourse by or reimbursement to the Advisor.

     Every prospective investor desiring to purchase Shares will be required to comply with the procedures for ordering Shares imposed by the Company, the Sales Agent and the Selected Dealer from whom such investor intends to purchase Shares. The Sales Agent and certain Selected Dealers will require an Order Form, a specimen of which is attached to this Prospectus, to be completed and delivered together with a check payable to the Escrow Agent for the aggregate purchase price of the Shares ordered. (Residents of Maine, Massachusetts, Minnesota, Michigan, Missouri, Nebraska, and North Carolina must complete and execute an Order Form.). Selected Dealers will submit such checks directly to the Escrow Agent by noon of the business day following receipt. Certain Selected Dealers may offer investors alternate procedures for purchasing Shares. Under the alternative procedures, the investor must maintain an account with such Selected Dealers or open such an account at no charge. An investor may then purchase Shares by contacting his or her broker and indicating the amount of his or her desired investment in Shares. If the investor has not already received a copy of this Prospectus, the Sales Agent or Selected Dealer will forward a copy of this Prospectus to the investor. The Sales Agent or Selected Dealer will notify the investor that the full amount of the purchase price payment must be in the investor's account by a specified settlement date, which shall occur within five business days after such notice to the investor. An investor's account will be debited by the amount of the investment on the settlement date. For investors in all jurisdictions, by noon of the next business day following the date funds are debited, the funds debited from the investor's account will be sent to the Escrow Agent for deposit in the escrow account established by the Company for the Offering. Prior to the settlement date, the investor may withdraw his order by notifying his broker at the Sales Agent or such Selected Dealer.

     On or after the settlement date, investors will have no right to withdraw any funds submitted to the Escrow Agent during the Offering period. The Company has the unconditional right in its sole discretion to accept or reject any order or any part thereof within 30 days of receipt of such order. If the Company rejects any order or any part thereof, it will notify the investor in writing thereof and arrange for the Escrow Agent to promptly return to the investor the entire purchase price or portion thereof which was rejected, along with any interest earned thereon. Shares will be evidenced on the books and records of the Company, which will include a list of Shareholders' names, addresses and number of Shares owned. An investor will not receive a Share certificate or other evidence of his interest in the Company unless the Shares are listed on a national securities exchange or included for quotation on Nasdaq and then only if requested by the Shareholder.

ESCROW ARRANGEMENTS

     Commencing on the date of this Prospectus, all funds received by the Sales Agent and Selected Dealers from orders for Shares will be placed promptly in an interest-bearing escrow account with the Escrow Agent at the Company's expense until such funds are released as described below. Separate escrow accounts will be established for Benefit Plan funds and all other funds. Payment for Shares are to be sent to the Escrow Agent at The United States Trust Company of New York, 114 West 47th Street, New York, New York 10036-1532, Attention: Pat Stermer. Such funds will be held in trust for the benefit of investors to be used for the purposes set forth in this Prospectus. The Escrow Agent will be given the right to invest non-Benefit Plan funds in United States government securities, certificates of deposit or other time or demand deposits of commercial banks which have a net worth of at least $100,000,000 or in which such certificates or deposits are fully insured by any Federal or state government agency. Benefit Plan funds will be invested in a money market account maintained by the Escrow Agent. The interest, if any, earned on escrow funds prior to the transmittal of such proceeds to the Company will not become part of the Company's capital. Instead, within 15 days following each issuance of Shares, the Company will cause the Escrow Agent to make distributions to Shareholders of all interest earned on their escrowed funds used to purchase the Shares. The Company may, as security for borrowings made from third parties, assign its right to receive up to 85% of the funds then held in escrow (not including funds held on behalf of Benefit Plans).

     Funds received by the Company from prospective investors will be placed in escrow during the Offering and the Company will issue additional Shares periodically (but not less often than quarterly) as agreed between the Company and the Sales Agent. The Offering will terminate at the time all Shares being offered are sold or unsold shares are withdrawn from registration by order of the Board, but in no case later than January 26, 1998.

                            REPORTS TO SHAREHOLDERS

     The Company provides periodic reports to Shareholders regarding the operations of the Company over the course of the year. Financial information contained in all reports to Shareholders will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Tax information will be mailed to the Shareholders within 31 days following the close of each fiscal year. The Company's annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year. The annual financial statements will contain or be accompanied by a complete statement of any transactions with the Sponsor, Advisor or its Affiliates and of compensation and fees paid or payable by the Company to the Advisor and its Affiliates. The Annual Report will also contain a report from the Independent Directors that the policies being followed by the Company are in the best interests of the Shareholders and the basis therefor. Summary information regarding the quarterly financial results of the Company will be furnished to Shareholders on a quarterly basis.

     Investors have the right under applicable Federal and Maryland laws to obtain information about the Company and, at their expense, may obtain a list of names and addresses of all of the Shareholders. See "Description of Shares -- Meetings and Special Voting Requirements." Shareholders also have the right to inspect and duplicate the Company's appraisal records. In the event that the Commission promulgates rules and/or in the event that the applicable NASAA Guidelines are amended so that, taking such changes into account, the Company's reporting requirements are reduced, the Company may cease preparing and filing certain of the aforementioned reports if the directors determine such action to be in the best interests of the Company and if such cessation is in compliance with the rules and regulations of the Commission and the NASAA Guidelines, both as then amended.

                                 LEGAL OPINIONS

     Certain legal matters, including the legality of the Shares, will be passed upon for the Company by Reed Smith Shaw & McClay, 2500 One Liberty Place, Philadelphia, Pennsylvania 19103. Michael B. Pollack, Senior Vice President and Secretary of the Company, W.P. Carey & Co. and CFA, is a partner in Reed Smith Shaw & McClay. Reed Smith Shaw & McClay will rely as to all matters of Maryland law on an opinion of Piper & Marbury L.L.P., Baltimore, Maryland.

                                    EXPERTS

     The consolidated balance sheets as of December 31, 1994 and 1995 and the consolidated statements of operations, shareholders' equity and cash flows for the period from inception (July 30, 1993) to December 31, 1993 and for the years ended December 31, 1994 and 1995 of Corporate Property Associates 12 Incorporated and Subsidiaries, and the balance sheets of each of BB Property Company and GENA Property Company as of December 31, 1994 and 1995 and the Statements of income, partners' capital and cash flows for the years ended December 31, 1994 and 1995, all included in this prospectus, have been included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                SALES LITERATURE

     In addition to and apart from this Prospectus, the Company will use certain sales material in connection with the Offering. This material includes an investor sales promotion brochure, prospecting letters or mailers and seminar invitations, media advertising inviting seminar attendance, a brochure describing the Investment Committee, a presentation using a computer, reprints of articles about the Company or the net lease or sale-leaseback industry, fact sheets describing Company acquisitions, a slide presentation and studies of the prior performance of entities managed by the Advisor and its Affiliates as well as other net lease investment programs. In some jurisdictions such sales material will not be available. Other than as described herein, the Company has not authorized the use of other sales material. The Offering is made only by means of this Prospectus. Although the information contained in such material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete and should not be considered as a part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated in this Prospectus or said Registration Statement by reference, or as forming the basis of the Offering.

                              FURTHER INFORMATION

     This Prospectus does not contain all the information set forth in the Registration Statement and the Exhibits relating thereto which the Company has filed with the Commission, Washington, D.C., under the Securities Act, and to which reference is hereby made. Copies of the Exhibits are on file at the offices of the Commission in Washington, D.C. and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission.

     All summaries contained herein of documents which are filed as Exhibits to the Registration Statement are qualified in their entirety by this reference to those Exhibits. The Company has not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the Registration Statement, including this Prospectus, or necessary to make the statements therein not misleading.

                                    GLOSSARY

     As used in this Prospectus, the following terms have the definitions hereinafter indicated:

     Acquisition Expenses. Those expenses, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired. Acquisition Expenses shall not include Acquisition Fees.

     Acquisition Fees. The total of all fees and commissions (including any interest thereon) paid by any party to any party in connection with the purchase, development or construction of Properties or the making or investing in mortgage loans by the Company. A Development Fee or a Construction Fee paid to a Person not affiliated with the Sponsor in connection with the actual development or construction of a project after acquisition of the Property by the Company shall not be deemed an Acquisition Fee. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee or construction fee (other than as described above), or any fee of a similar nature, however designated. Acquisition Fees include Subordinated Acquisition Fees. Acquisition Fees shall not include Acquisition Expenses.

     Adjusted Investor Capital. As of any date, the Initial Investor Capital for such date reduced by any distributions on or prior to such date deemed by the Board to be from Cash from Sales and Financings, but only to the extent such distributions exceed the amount necessary to satisfy any accrued but unpaid portion of the Preferred Return not satisfied by distributions of cash generated from operations through the date Cash from Sales or Financings are distributed by the Company.

     Advisor. Carey Property Advisors or any Person appointed or employed by or who contracts with the Company under the provisions of Article VII of the Bylaws, and who is responsible for the day-to-day management of the Company, including any Person to which the Advisor subcontracts substantially all such functions.

     Advisory Agreement. The Advisory Agreement between the Company and the Advisor pursuant to which the Advisor will act as the advisor and administrator of the Company.

     Affiliated Director.  A director who is not an Independent Director.

     Affiliate. An Affiliate of another Person shall mean (i) any Person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other Person, (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (iv) any executive officer, director, trustee or general partner of such other Person, or (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

     Annual Servicing Fee. Annual fee paid by the Company to the Sales Agent with respect to Shares sold to clients of the Sales Agent or Selected Dealers in an amount equal to .15% of the gross proceeds from the sale of such Shares, payable beginning on April 15, 1998 and on or before April 15 of each succeeding year.

     Articles of Incorporation. Articles of Incorporation of the Company under the General Corporation Law of Maryland, as amended from time to time, pursuant to which the Company is organized.

     Asset Management Fee. Fee paid to the Advisor for asset management services rendered under the Advisory Agreement.

     Average Invested Assets. For a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Properties and in loans secured by, real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

     Bankruptcy Code.  Title 11 of the United States Code, as amended.

     Beneficial Ownership, Beneficially Own or Beneficial Owner of
Shares. Ownership of such Shares for purposes of part II, subchapter M of the Code, including the attribution of ownership provisions of Section 542 and 544 of the Code, or if, under Rule 13d-3 of the Exchange Act, such Person would be deemed to have beneficial ownership of such Shares.

     Benefit Plan. An IRA, Keogh Plan or employee benefit plan subject to Title I of ERISA or Section 4975 of the Code.

     Board or Board of Directors.  The Board of Directors of the Company.

     Bylaws.  The Bylaws of the Company.

     Cash from Financings. Net cash proceeds realized by the Company from the financing of the Company's properties or the refinancing of any Company indebtedness.

     Cash from Sales. Net cash proceeds realized by the Company from the sale, exchange or other disposition of any of its assets after deduction of all expenses incurred in connection therewith. Cash from Sales shall not include Cash from Financings.

     Cash from Sales and Financings. The total sum of Cash from Sales and Cash from Financings.

     CFA. Carey Fiduciary Advisors, Inc., a Pennsylvania corporation, which is the general partner of the Advisor.

     Change of Control. A change of control of the Company of such a nature that it would be required to be reported in response to the disclosure requirements of Schedule 14A of Regulation 14A promulgated under the Exchange Act, as enacted and in force on the date hereof, whether or not the Company is then subject to such reporting requirements; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if: (i) any "person" (as that term is defined in Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) is or becomes the Beneficial Owner of securities of the Company representing 8.5% or more of the combined voting power of the Company's securities then outstanding; (ii) there occurs a merger, consolidation or other reorganization of the Company which is not approved by the Board of Directors;
(iii) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, which disposition is not approved by the Board of Directors; or (iv) there occurs a contested proxy solicitation of the Shareholders of the Company that results in the contesting party electing candidates to a majority of the Board of Directors' positions next up for election.

     CIP(TM). Carey Institutional Properties Incorporated, formerly Corporate Property Associates 11 Incorporated, a corporation organized under the laws of the State of Maryland.

     Code.  Internal Revenue Code of 1986, as amended.

     Commission.  The Securities and Exchange Commission.

     Company. Corporate Property Associates 12 Incorporated, a corporation organized under the laws of the State of Maryland.

     Competitive Real Estate Commission. The real estate or brokerage commission paid in a competitive market for the purchase or sale of a property that is reasonable, customary and competitive in light of the size, type and location of the property.

     Construction Fee. A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on a Property.

     Contract Purchase Price. The amount actually paid for or allocated (as of the date of purchase) to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

     Contract Sales Price. The total consideration received by the Company from the sale of a Property of the Company.

     Counsel.  Reed Smith Shaw & McClay.

     CPA(R):10. Corporate Property Associates 10 Incorporated, a corporation organized under the laws of the State of Maryland.

     CPA(R):12.  The Company.

     CPA(R) Programs. Corporate Property Associates, a California limited partnership, Corporate Property Associates 2, a California limited partnership, Corporate Property Associates 3, a California limited partnership, Corporate Property Associates 4, a California limited partnership, Corporate Property Associates 5, a California limited partnership, Corporate Property Associates
6 -- a California limited partnership, Corporate Property Associates 7 -- a California limited partnership, Corporate Property Associates 8, L.P., a Delaware limited partnership Corporate Property Associates 9, L.P., a Delaware limited partnership, Corporate Property Associates 10 Incorporated, a Maryland corporation, Carey Institutional Properties Incorporated, a Maryland corporation and any other real estate limited partnerships or REITs sponsored by W.P. Carey & Co. or Affiliates with investment objectives substantially similar to the Company.

     Cumulative Return. For the period for which the calculation is being made, the percentage resulting from dividing (i) the total Dividends paid on each Dividend payment date during such period (not including Dividends paid out of Cash from Sales and Financings), by (ii) the product of (a) the average Adjusted Investor Capital for such period (calculated on a daily basis), and (b) the number of years (including fractions thereof) elapsed during such period.

     Development Fee. A fee for the packaging of a Property including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific Property, either initially or at a later date.

     Distributable REIT Taxable Income. An amount equal to or greater than (i) the sum of 95% of: (a) the REIT Taxable Income for the taxable year (determined without regard to the deduction for dividends paid and by excluding any net capital gain), and (b) the excess of the net income from Foreclosure Property over the tax imposed on such income less (ii) any Excess Noncash Income.

     Dividends.  Dividends declared by the Board.

     Equity Interest. The stock of or other interests in, or warrants or other rights to purchase the stock of or other interests in, any entity that has borrowed money from the Company or that is a tenant of the Company or that is a parent or controlling Person of any such borrower or tenant.

     ERISA.  Employee Retirement Income Security Act of 1974, as amended.

     Escrow Agent. The United States Trust Company of New York, or any other banking institution permitted to serve as escrow agent under Rule 15c2-4 of the Exchange Act.

     Excess Noncash Income. (i) Income includable under Section 467 of the Code and (ii) gain from a purported like-kind exchange of property which is determined to be taxable, but only to the extent that it exceeds 5% of REIT Taxable Income.

     Excess Shares.  Any Shares in excess of the Ownership Limit.

     Exchange Act.  The Securities Exchange Act of 1934, as amended.

     FHLMC.  The Federal Home Loan Mortgage Corporation.

     Final Closing Date. The last date on which purchasers of Shares offered pursuant to this Prospectus are issued such Shares.

     FNMA.  The Federal National Mortgage Association.

     Foreclosure Property. Real property (or any interest in real property) and any personal property incident thereto, which is acquired or reduced to possession by the Company as a result of a bid in foreclosure, or by agreement or legal process, following a default (or where a default was imminent) on a lease of the property or on an indebtedness secured by such property (other than indebtedness arising upon the sale of dealer property which was not itself Foreclosure Property) which the Company elects to treat as foreclosure property under the Code for a period of two years, unless such period is extended with the permission of the IRS.

     GNMA.  The Government National Mortgage Association.

     Gross Offering Proceeds. The aggregate purchase price of Shares sold in the Offering.

     Independent Appraiser. A qualified appraiser of real estate, as determined by the Board, who is not affiliated, directly or indirectly with the Company, the Advisor or affiliates of the Company or the Advisor. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.

     Independent Director. A director of the Company who is not associated and has not been associated within the last two years, directly or indirectly, with the Sponsor or the Advisor. A director shall be deemed to be associated with the Sponsor or the Advisor if he or she (i) owns an interest in, is employed by, has any material business or professional relationship with, or is an officer or director of, the Sponsor, the Advisor, or any of their Affiliates, other than as a director or trustee or officer of not more than two other REITs organized by the Sponsor or advised by the Advisor, or (ii) performs services, other than as a director, for the Company. An indirect relationship shall include circumstances in which a director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company.

     Individual. Any natural person and those organizations treated as natural persons in Section 542(a) of the Code.

     Initial Closing Date. The first date on which purchasers of Shares offered pursuant to this Prospectus are issued such Shares, which shall be no later than 12 months after the date of this Prospectus.

     Initial Investor Capital. The total amount of capital invested from time to time by Shareholders (computed at the rate of $10 per Share for every Share including those Shares for which reduced selling commissions were paid in connection with their purchase from the Company). Upon completion of the Offering, the Initial Investor Capital shall be equal to the Gross Offering Proceeds.

     IRA. An individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code.

     IRS.  The Internal Revenue Service.

     Keogh Plan. A retirement benefit plan covering a person with net earnings from self-employment, also known as an H.R.10 plan.

     Leverage. The aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

     Loan Refinancing Fee. Fee paid to the Advisor for substantial services rendered in connection with certain qualifying refinancings of Property.

     Loans. The notes and other evidences of indebtedness or obligations acquired or entered into by the Company as lender which are secured or collateralized by personal property, or fee or leasehold interests in real estate or other assets, including but not limited to first or subordinate mortgage loans, construction loans, development loans, loans secured by capital stock or any other assets or form of equity interest and any other type of loan or financial arrangement, such as providing or arranging for letters of credit, providing guarantees of obligations to third parties or providing commitments for loans. The term "Loans" shall not include leases which are not recognized as leases for Federal income tax reporting purposes.

     NASAA Guidelines. The Real Estate Investment Trust Guidelines of the North American Securities Administrators Association, Inc.

     NASD.  The National Association of Securities Dealers, Inc.

     Nasdaq.  The national automated quotation system operated by the NASD.

     Net Assets. The total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

     Net Income. For any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company's assets.

     Offering.  The offering of Shares pursuant to this Prospectus.

     Operating Expenses. All operating, general and administrative expenses paid or incurred by the Company, as determined under generally accepted accounting principles, except the following: (i) interest and discounts and other cost of borrowed money; (ii) taxes (including state and Federal income tax, property taxes and assessments, franchise taxes and taxes of any other nature); (iii) expenses of raising capital, including selling commissions payable on the sale of Shares or other securities of the Company, Organization and Offering Expenses, printing, engraving, and other expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's Shares and securities; (iv) expenses connected with the acquisition, disposition, ownership and operation of real estate interests, mortgage loans, or other property, including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement of property; (v) the Acquisition Fee or Subordinated Disposition Fee payable to the Advisor or any other party; and (vi) non-cash items, such as depreciation, amortization, depletion, and additions to reserves for depreciation, amortization, depletion, losses and bad debts. Notwithstanding anything herein to the contrary, Operating Expenses shall include the Asset Management Fee, the Performance Fee and the Loan Refinancing Fee.

     Organization and Offering Expenses. Those expenses payable by the Company in connection with the formation, qualification and registration of the Company and in marketing and distributing Shares, including, but not limited to, (i) the preparing, printing, filing and delivery of the Registration Statement and this Prospectus (including any amendments thereof or supplements thereto) and the preparing and printing of contractual agreements between the Company and the Sales Agent and the Selected Dealers (including copies thereof), (ii) the preparing and printing of the Articles of Incorporation and Bylaws, solicitation material and related documents and the filing and/or recording of such documents necessary to comply with the laws of the State of Maryland for the formation of a corporation and thereafter for the continued good standing of a corporation,
(iii) the qualification or registration of the Shares under state securities or "Blue Sky" laws, (iv) any escrow arrangements, including any compensation to an escrow agent, (v) the filing fees payable to the Commission and to the NASD,
(vi) reimbursement for the reasonable and identifiable out-of-pocket expenses of the Sales Agent and the Selected Dealers, including the cost of their counsel,
(vii) the fees of the Company's counsel and independent public accountants,
(viii) all advertising expenses incurred in connection with the Offering, including the cost of all sales literature and the costs related to investor and broker-dealer sales and information meetings and marketing incentive programs, and (ix) selling commissions, Annual Servicing Fees, marketing fees, incentive fees and wholesaling fees and expenses incurred in connection with the sale of the Shares.

     Organizational Documents.  The Articles of Incorporation and the Bylaws.

     Ownership Limit. With respect to Shares, the percent limitation placed on the ownership of Shares by any one Person. At the date of this Prospectus, such limit is 9.8% of the outstanding Shares.

     Performance Fee. Fee paid to the Advisor for asset management services rendered under the Advisory Agreement. Such fee is payable on a subordinated basis pursuant to the Advisory Agreement.

     Permitted Temporary Investments. United States government securities, certificates of deposit or other time or demand deposits of commercial banks, savings banks, savings and loan associations or similar institutions which have a net worth of at least $100,000,000 or in which such certificates or deposits are fully insured by any Federal or state government agency, United States dollar deposits in foreign branches of banks which have a net worth of at least $100,000,000, bank repurchase agreements covering securities of the United States government or governmental agencies, commercial paper, bankers acceptances, public money market funds or other similar short-term highly liquid investments.

     Person. An Individual, corporation, partnership, joint venture, association, company, trust, bank or other entity or any government or any agency and political subdivision of a government.

     Preferred Return. A Cumulative Return of 7% computed from the Initial Closing Date through the date as of which such amount is being calculated.

     Prohibited Transaction. A sale of assets held by the Company primarily for sale to customers in the ordinary course of business other than (i) Foreclosure Property and (ii) certain dispositions of real estate assets which satisfy
Section 857(b)(6)(C) of the Code.

     Property or Properties. The Company's partial or entire interest in real property (including leasehold interests) and personal or mixed property connected therewith.

     Prospectus. This prospectus pursuant to which the Company is offering up to 20,000,000 Shares, as the same may at any time and from time to time be amended or supplemented.

     Registration Statement. The Registration Statement on Form S-11 of which this Prospectus is a part.

     REIT. A real estate investment trust, as defined in Sections 856-860 of the Code.

     REIT Provisions of the Code or REIT Provisions. Parts II and III of Subchapter M of Chapter 1 of the Code or successor statutes, and regulations and rulings promulgated thereunder.

     REIT Taxable Income.  The taxable income of a REIT, adjusted as follows:
(i) the deduction for dividends received allowable to corporations under Sections 241 through 247, 249 and 250 of the Code is not allowed; (ii) the deduction for dividends paid under Section 561 of the Code is allowed, but is computed without regard to that portion of such deduction attributable to net income from Foreclosure Property; (iii) taxable income is computed without regard to Section 443(b) of the Code relating to the computation of tax upon the change of an annual accounting period; (iv) net income from Foreclosure Property that is not qualified REIT income without regard to the foreclosure property provisions of the Code is excluded; (v) the tax imposed for failing the 75% Income Test and/or the 95% Income Test is deducted; and (vi) income derived from Prohibited Transactions is excluded.

     REMIC. A Real Estate Mortgage Income Conduit, as defined in Section 860D of the Code.

     Roll-up Transaction. A transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been for at least 12 months listed on a national securities exchange or included for quotation on Nasdaq National Market System (NMS); or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction there will be no significant adverse change in any of the following: Shareholder voting rights; the term of existence of the Company; compensation to the Sponsor or Advisor; or the investment objectives of the Company.

     Roll-up Entity. A partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of the proposed Roll-up Transaction.

     Sales Agent.  Carey Financial Corporation.

     Securities Act.  The Securities Act of 1933, as amended.

     Selected Dealer Fee. A due diligence and management fee payable to the Sales Agent or Selected Dealers by the Company (through the Sales Agent) of up to 1% of the price of each Share sold by those Selected Dealers to which the Sales Agent agrees to pay such due diligence and management fee.

     Selected Dealers. Broker-dealers who are members of the NASD and who have executed a Selected Dealer Agreement with the Sales Agent in whom the Selected Dealers agree to participate with the Sales Agent in the Offering.

     Shareholders. Those Persons who at any particular time are shown as holders of record of Shares on the books and records of the Company.

     Shares. All of the shares of common stock of the Company, $.001 par value, and all other shares of common stock of the Company issued in this or any subsequent Offering.

     Sponsor. W.P. Carey & Co., Inc. and any other person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will manage or participate in the management of the Company, and any Affiliate of any such person. Sponsor does not include a person whose only relationship to the Company is as that of an independent property manager and whose only compensation is as such. Sponsor also does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

     Subordinated Acquisition Fee. An Acquisition Fee (including any interest thereon) payable on a subordinated installment basis pursuant to the Advisory Agreement.

     Subordinated Disposition Fee. Fee paid to the Advisor or an Affiliate under the Advisory Agreement for property disposition services.

     Subordinated Incentive Fee. Fee paid to the Advisor pursuant to the Advisory Agreement under the circumstances described therein upon the disposition of Property.

     Termination Fee.  An amount equal to 15% of the amount, if any, by which
(i) the appraised value of the Properties on the date of termination of the Advisory Agreement (the "Termination Date"), less the amount of all indebtedness secured by such Properties, exceeds (ii) the total of the Initial Investor Capital on the Final Closing Date plus an amount equal to the Preferred Return through the Termination Date reduced by the total Dividends paid by the Company from its inception through the Termination Date.

     Total Property Cost. With regard to any Property, an amount equal to the sum of the Contract Purchase Price of such Property plus the Acquisition Fees paid in connection with such Property.

     2%/25% Guidelines. The requirement that, in any 12-month period, the Operating Expenses not exceed the greater of 2% of the Company's Average Invested Assets during such 12-month period or 25% of the Company's Net Income over the same 12-month period.

     UBTI. Unrelated business taxable income as defined in Section 512 of the Code.

     Underlying Real Property.  The property serving as collateral for any Loan.

     Unimproved Real Property. Property which has the following three characteristics: (i) an equity interest in property which was not acquired for the purpose of producing rental or other operating income, (ii) no development or construction is in process on such property, and (iii) no development or construction on such property is planned in good faith to commence on such property within one year.

     Valuation. An estimate of value of the assets of the Company as determined by a Person approved by the Independent Directors, which Person shall be independent of the Company and the Advisor.

     W.P. Carey & Co.  W.P. Carey & Co., Inc.

                         INDEX TO FINANCIAL STATEMENTS

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
  Pro Forma Consolidated Balance Sheet as of June 30, 1996 (Unaudited)....................  F-3
  Pro Forma Consolidated Statement of Income for the year ended December 31, 1995.
     (Unaudited)..........................................................................  F-4
  Pro Forma Consolidated Statement of Income for the six months ended June 30, 1996
     (Unaudited)..........................................................................  F-5
  Pro Forma Consolidated Statement of Taxable Income and After Tax
     Cash Flow for the year ended December 31, 1995 (Unaudited)...........................  F-6
  Notes to Pro Forma Consolidated Statements..............................................  F-6
CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
  Report of Independent Accountants.......................................................  F-13
  Consolidated Balance Sheets of the Company as of December 31, 1994 and 1995.............  F-14
  Consolidated Statements of Operations of the Company for the period from inception (July
     30, 1993) to December 31, 1993 and for the years ended December 31, 1994 and 1995....  F-15
  Consolidated Statements of Shareholders' Equity of the Company for the period from inception (July 30, 1993) to December 31, 1993 and for the years ended December 31,
     1994 and 1995........................................................................  F-16
  Consolidated Statements of Cash Flows of the Company for the period from inception (July
     30, 1993) to December 31, 1993 and for the years ended December 31, 1994 and 1995....  F-17
  Notes to Consolidated Financial Statements..............................................  F-18
  Schedule of Real Estate and Accumulated Depreciation....................................  F-28
  Consolidated Balance Sheets of the Company, as of December 31, 1995 and June 30, 1996
     (Unaudited)..........................................................................  F-30
  Consolidated Statements of Income (Unaudited) of the Company for the three and six months ended June 30, 1995 and 1996..................................................  F-31
  Consolidated Statement of Cash Flows (Unaudited) of the Company for the six months ended
     June 30, 1995 and 1996...............................................................  F-32
  Notes to Consolidated Financial Statements (Unaudited)..................................  F-33
BB PROPERTY COMPANY
  Report of Independent Accountants.......................................................  F-38
  Balance Sheets of BB Property Company as of December 31, 1994 and 1995..................  F-39
  Statements of Income of BB Property Company for the period from inception (April 14,
     1993) to December 31, 1993 (Unaudited) and for the years ended December 31, 1994 and
     1995.................................................................................  F-40
  Statements of Partners' Capital of BB Property Company for the period from inception (April 14, 1993) to December 31, 1993 (Unaudited) and for the years ended
     December 31, 1994 and 1995...........................................................  F-41
  Statements of Cash Flows of BB Property Company for the period from inception (April 14,
     1993) to December 31, 1993 (Unaudited) and for the years ended December 31, 1994 and
     1995.................................................................................  F-42
  Notes to Financial Statements...........................................................  F-43
  Schedule of Real Estate and Accumulated Depreciation....................................  F-45

GENA PROPERTY COMPANY
  Report of Independent Accountants.......................................................  F-46
  Balance Sheets of Gena Property Company as of December 31, 1994 and 1995................  F-47
  Statement of Operations of Gena Property Company for the period from inception (December
     1, 1993) to December 31, 1993 (Unaudited) and for the years ended December 31, 1994 and 1995.............................................................................  F-48
  Statement of Partners' Capital of Gena Property Company for the period from inception
     (December 1, 1993) to December 31, 1993 (Unaudited) and for the years ended December
     31, 1994 and 1995....................................................................  F-49
  Statements of Cash Flows of Gena Property Company for the period from inception
     (December 1, 1993) to December 31, 1993 (Unaudited) and for the years ended December
     31, 1994 and 1995....................................................................  F-50
  Notes to Financial Statements...........................................................  F-51
  Schedule of Real Estate and Accumulated Depreciation....................................  F-53

         CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)

                                                           PRO FORMA ADJUSTMENTS
                                          --------------------------------------------------------
                                                           DEL            ETEC
         ASSETS:            HISTORICAL    SFC #2 (K)     MONTE(J)    MODIFICATION(G)   CELADON(L)     PRO FORMA
                           ------------   -----------   ----------   ---------------   -----------   ------------
Land and buildings.......  $ 42,146,240   $ 6,180,000   $2,567,102     $(2,633,473)    $ 6,807,000   $ 55,066,869
Accumulated
  depreciation...........      (749,349)                                                                 (749,349)
                           ------------   -----------   ----------     -----------     ------------  ------------
Real estate accounted for
  under the operating
  method.................    41,396,891     6,180,000    2,567,102      (2,633,473)      6,807,000     54,317,520
Net investment in direct
  financing leases.......    40,781,566                                                                40,781,566
Equity investments.......    16,031,854                                                                16,031,854
Cash and cash
  equivalents............    37,634,830    (6,056,400)   3,682,898                      (6,670,860)    28,590,468
Accrued rents and
  interest receivable....       362,482                                                                   362,482
Other assets.............     2,727,313                                                                 2,727,313
                           ------------   -----------   ----------     -----------     ------------  ------------
       Total assets......  $138,934,936   $   123,600   $6,250,000     $(2,633,473)    $   136,140   $142,811,203
                           ============   ===========   ==========     ===========     ============  ============
LIABILITIES:
Limited recourse mortgage
  notes payable..........  $ 39,080,505                 $6,250,000     $(2,633,473)                  $ 42,697,032
Accounts payable and
  accrued expenses.......       232,589                                                                   232,589
Accounts payable to
  affiliates.............     2,587,072                                                                 2,587,072
Deferred acquisition fees
  payable to an
  affiliate..............     2,539,464   $   123,600                                  $   136,140      2,799,204
Prepaid rental income and
  security deposits......     2,375,621                                                                 2,375,621
Dividends payable........     1,433,816                                                                 1,433,816
Accrued interest
  payable................       289,802                                                                   289,802
                           ------------   -----------   ----------     -----------     ------------  ------------
       Total
          liabilities....    48,538,869       123,600    6,250,000      (2,633,473)        136,140     52,415,136
                           ------------   -----------   ----------     -----------     ------------  ------------
SHAREHOLDERS' EQUITY:
Common stock.............        10,406                                                                    10,406
Additional paid-in
  capital................    92,229,853                                                                92,229,853
Distributions in excess
  of accumulated
  earnings...............    (1,844,192)                                                               (1,844,192)
                           ------------                                                              ------------
       Total
          shareholders'
          equity.........    90,396,067                                                                90,396,067
                           ------------   -----------   ----------     -----------     ------------  ------------
       Total liabilities
          and
          shareholders'
          equity.........  $138,934,936   $   123,600   $6,250,000     $(2,633,473)    $   136,140   $142,811,203
                           ============   ===========   ==========     ===========     ============  ============

         CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED AND SUBSIDIARIES

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                             PRO FORMA ADJUSTMENTS
                ---------------------------------------------------------------------------------------------------------------
                HISTORICAL  WAL-MART(F)   ETEC(G)    SFC#1(H)   NK LAWN(I)   APBI(B)    DEL MONTE(J)  UPPER DECK(C)    RSI(A)
                ----------  -----------  ---------   --------   ----------  ----------  ------------  -------------  ----------
Revenue:
 Rental income
 from
 operating
 leases......... $2,111,998  $  43,743   $(190,616)  $293,737               $1,128,400   $1,286,250
 Interest income
 from direct
 financing
 leases.........  1,221,026                                      $383,596                                            $1,180,000
 Other interest
 income.........    660,623
                ----------   ---------   ----------  ---------- ----------  ----------   ----------                  ----------
                 3,993,647      43,743    (190,616)   293,737     383,596    1,128,400    1,286,250                   1,180,000
                ----------   ---------   ----------  ---------- ----------  ----------   ----------                  ----------
Expenses:
 Interest
 expense........  1,260,189    148,636    (211,985)   105,503     159,353      613,019      619,285                     295,391
 Depreciation...    390,307     10,429     (32,748)    43,366                  240,743      267,121
 General and
administrative..    942,074
 Property
 expenses.......    596,227
 Amortization...     12,797
                ----------   ---------   ----------  ---------- ----------  ----------   ----------                  ----------
                 3,201,594     159,065    (244,733)   148,869     159,353      853,762      886,406                     295,391
                ----------   ---------   ----------  ---------- ----------  ----------   ----------                  ----------
Income before
 income from
 equity
 investments....    792,053   (115,322)     54,117    144,868     224,243      274,638      399,844                     884,609
Equity income...  1,322,990                                                                             $ 690,714
                ----------   ---------   ----------  ---------- ----------  ----------   ----------    ----------    ----------
Net income...... $2,115,043  $(115,322)  $  54,117   $144,868    $224,243   $  274,638   $  399,844     $ 690,714    $  884,609
                ==========   =========   ==========  ========== ==========  ==========   ==========    ==========    ==========


                   TELOS(D)   LANXIDE(E)  SFC#2(K)   CELADON(L)   OTHER(M)     PRO FORMA
                  ----------  ----------  --------   ----------  -----------   ----------
                <
Revenue:
 Rental income
 from
 operating
 leases.........                          $694,000    $700,000                 $6,067,512
 Interest income
 from direct
 financing
 leases.........  $1,447,000  $1,030,000                                        5,261,622
 Other interest
 income.........                                                 $  (660,623)          --
                  ----------  ----------  ----------  --------    ----------   ----------
                   1,447,000   1,030,000   694,000     700,000      (660,623)  11,329,134
                  ----------  ----------  ----------  --------    ----------   ----------
Expenses:
 Interest
 expense........     561,660     445,078                              89,763    4,085,892
 Depreciation...                           118,474     133,010                  1,170,702
 General and
administrative..                                                                  942,074
 Property
 expenses.......                                                     763,557    1,359,784
 Amortization...                                                                   12,797
                  ----------  ----------  ----------  --------    ----------   ----------
                     561,660     445,078   118,474     133,010       853,320    7,571,249
                  ----------  ----------  ----------  --------    ----------
Income before
 income from
 equity
 investments....     885,340     584,922   575,526     566,990    (1,513,943)   3,757,885
Equity income...                                                                2,013,704
                  ----------  ----------  ----------  --------    ----------   ----------
Net income......  $  885,340  $  584,922  $575,526    $566,990   $(1,513,943)  $5,771,589
                  ==========  ==========  ==========  ========    ==========   ==========

         CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED AND SUBSIDIARIES

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

                                                             PRO FORMA ADJUSTMENTS
                   HISTORICAL     DEL MONTE(J)      ETEC(G)      APBI(B)       RSI(A)      TELOS(D)     LANXIDE(E)   SFC#2(K)
                   ----------     ------------     ---------     --------     --------     --------     --------     --------
Revenues:
  Rental income
    from
    operating
    leases.......  $1,858,332       $643,125       $(164,701)                                                        $347,000
  Interest income
    from direct
    financing
    leases.......   1,921,142                                                 $174,099     $280,065     $259,914
  Other interest
  income.........     701,687
                   ----------       --------        --------                    ------     --------     --------     --------
                    4,481,161        643,125        (164,701)                  174,099      280,065      259,914      347,000
                   ----------       --------        --------                    ------     --------     --------     --------
Expenses:
  Interest
    expense......   1,472,612        305,640        (115,120)    $ 42,958       18,428      147,740       99,198
  Depreciation...     359,042        133,561         (32,918)                                                          59,237
  General and
 administrative..     801,171
  Property
    expenses.....     568,534
  Amortization...      13,266
                   ----------       --------        --------     --------       ------     --------     --------     --------
                    3,214,625        439,201        (148,038)      42,958       18,428      147,740       99,198       59,237
                   ----------       --------        --------     --------       ------     --------     --------     --------
Income before
  income from
  equity
  investments....   1,266,536        203,924         (16,663)     (42,958)     155,671      132,325      160,716      287,763
Income from
  equity
  investments....   1,012,859
                   ----------       --------        --------     --------       ------     --------     --------     --------
  Net income.....  $2,279,395       $203,924       $ (16,663)    $(42,958)    $155,671     $132,325     $160,716     $287,763
                   ==========       ========        ========     ========       ======     ========     ========     ========


                   CELADON(L)   OTHER(M)      PRO FORMA
                   --------     ---------     ----------
Revenues:
  Rental income
    from
    operating
    leases.......  $350,000                   $3,033,756
  Interest income
    from direct
    financing
    leases.......                              2,635,220
  Other interest
  income.........               $(701,687)            --
                   --------     ---------     ----------
                    350,000      (701,687)     5,668,976
                   --------     ---------     ----------
Expenses:
  Interest
    expense......                  18,680      1,990,136
  Depreciation...    66,505                      585,427
  General and
 administrative..                                801,171
  Property
    expenses.....                 114,614        683,148
  Amortization...                                 13,266
                   --------     ---------     ----------
                     66,505       133,294      4,073,148
                   --------     ---------     ----------
Income before
  income from
  equity
  investments....   283,495      (834,981)     1,595,828
Income from
  equity
  investments....                              1,012,859
                   --------     ---------     ----------
  Net income.....  $283,495     $(834,981)    $2,608,687
                   ========     =========     ==========

         CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED AND SUBSIDIARIES

               PRO FORMA CONSOLIDATED STATEMENT OF TAXABLE INCOME
    AND AFTER TAX CASH FLOW FOR THE YEAR ENDED DECEMBER 31, 1995 (UNAUDITED)

Consolidated pro forma net income for the year ended December 31, 1995..............  $ 5,771,589
Depreciation on direct financing leases for tax purposes (Note N)...................     (828,406)
Difference between interest accrued on direct financing leases and rental revenue
  recognized for tax purposes (Note O)..............................................      (94,659)
Adjustment to equity income from GAAP to tax basis (Note P).........................     (501,560)
                                                                                      -----------
       Pro forma taxable income.....................................................    4,346,964
Add:  Depreciation from direct financing and operating leases (Note Q)..............    1,999,108
       Distributions from equity investments in excess of share of tax earnings
  (Note R)..........................................................................      338,435
Less: Principal paid (Note S).......................................................   (1,384,980)
                                                                                      -----------
       Pro forma after tax cash flow................................................  $ 5,299,527
                                                                                      ===========

1. BASIS OF PRESENTATION

     The pro forma consolidated financial statements of Corporate Property Associates 12 Incorporated and subsidiaries (the "Company"), which are unaudited, have been prepared based on the historical financial statements of the Company. The pro forma consolidated balance sheet of the Company at June 30, 1996 has been prepared as if the purchase of property and Sports & Fitness Clubs of America, Inc. ("Sports & Fitness" or "SFC") and the completion of build-to-suit construction on a property leased to Del Monte Corporation ("Del Monte") had been completed on December 31, 1995. The pro forma statements of income for the year ended December 31, 1995 and the six-month period ended June 30, 1996 have been prepared as if the acquisition of the Properties and the related mortgage financing occurred on January 1, 1995. To the extent that certain properties had been acquired prior to January 1, 1995, lease revenues and interest expense are based on a historical basis.

     During 1994, the Company purchased general partnership interests in two general partnerships which lease properties to Gensia, Inc. ("Gensia") and Best Buy Co., Inc. ("Best Buy"), respectively, and an interest as a tenant-in-common in two properties leased to Big V. In 1995, the Company purchased properties leased to Wal-Mart Stores, Inc. ("Wal-Mart"), ETEC Systems, Inc. ("ETEC"), Sports & Fitness, NK Lawn and Garden & Co. ("NK Lawn and Garden"), Applied Bio Science Inc. ("APBI") and Del Monte Corporation ("Del Monte"). Since December 31, 1995 but prior to June 30, 1996, the Company purchased properties leased to Rheometric Scientific, Inc. ("Rheometric"), Telos Corporation ("Telos"), and Lanxide Corporation ("Lanxide") and a 50% equity interest in a property leased to The Upper Deck Company ("Upper Deck"). In addition, since June 30, 1996, the Company purchased a second Sports & Fitness property, completed its construction of the Del Monte facilities and obtained mortgage funds collateralized by the Del Monte properties and purchased properties leased to Celadon Trucking Service, Inc. ("Celadon") which lease obligations are guaranteed by Celadon Group, Inc. pursuant to a guaranty and suretyship agreement. To the extent that any purchase of property was completed subsequent to December 31, 1994, the pro forma adjustment presented is intended to reflect an adjustment for the difference between what has been recorded in the historical consolidated statements of income relating to that property and what the effect would have been if the Company held its ownership interest and obtained related mortgage financing, where applicable as of January 1, 1995. In addition, adjustments have been presented to reflect the Company's asset management and performance fees expense and interest accrued on subordinated acquisition fee payable. In management's opinion, all adjustments necessary to reflect the effects of the aforementioned acquisitions have been made. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company.

     The pro forma financial results are not necessarily indicative of the financial condition or the results of operations had the acquisitions occurred on January 1, 1995 or prior, nor are they necessarily indicative of the financial position or results of operations for future periods.

2. PRO FORMA ADJUSTMENTS

     A. The Rheometric lease provides for annual rent of $1,180,000. For the six-month period ended June 30, 1996, pro forma rent is $590,000 of which $415,901 is included in the historical results of operations. Interest expense is based on a mortgage loan of $3,300,000 an interest rate of 9.625% per annum and monthly principal payments of $42,000. As the Rheometric lease is classified as a direct financing lease, no depreciation expense has been presented. For the six-month period ended June 30, 1996, pro forma interest expense is $129,504 of which $111,076 is included in the historical results of operations.

     B. The APBI lease provides for annual rent of $1,302,000. Included in the historical results of operations for the year ended December 31, 1995 is $173,600 of rental income. Annual depreciation expense on the APBI property of $275,174 per year is computed on a straight-line basis over 40 years and is based on buildings and improvements with a depreciable basis of $11,006,940. Included in the historical results of operations for the year ended December 31, 1995 is $34,431 of depreciation expense. In January 1996, the Company obtained $7,500,000 of limited recourse financing collateralized by the APBI properties. The loan will bear interest at the rate of 8.25%, based on a twenty-year amortization schedule, with monthly debt service of $63,905. For the six-month period ended June 30, 1996, pro forma interest expense is $301,635 of which $258,677 is included in historical results of operations.

     C. The Company has a 50% interest in a limited liability company (the "Upper Deck LLC") which leases land and buildings to The Upper Deck Company. The Company is accounting for this investment under the equity method. The Company's pro forma equity income in the Upper Deck LLC is based on its share of earnings resulting from annual rental income of $2,639,750, monthly payments of $120,077 on a $15,000,000 debt which bears interest at a rate of 8.43% and a 25-year principal amortization schedule and certain state franchise taxes incurred. The lease has been classified as a direct financing lease for financial reporting purposes. Accordingly, the effect of depreciation is not reflected in earnings. The total purchase price of the properties owned by Upper Deck LLC was $25,654,450. The Company's 50% share of the pro forma share of earnings from the Upper Deck LLC is $690,714 for the year ended December 31, 1995. None of these earnings are reflected in the historical results for the year ended December 31, 1995. As the actual results for the six-month period ended June 30, 1996 approximate pro forma results for such period, no pro forma adjustment has been made.

     D. The Telos lease provides for annual rent of $1,447,000 in monthly installments in advance. For the six-month period ended June 30, 1996, pro forma rent is $723,500 of which $443,435 is included in the historical results of operations. The Company received limited recourse mortgage financing of $6,250,000. The loan provides for monthly payments of principal and interest at a floating rate at the London Inter-Bank Offered Rate ("LIBOR") plus 3.5% per annum and a twenty year amortization schedule. For pro forma purposes, an annual interest rate of 9.0625% has been utilized. As the Telos lease is classified as a direct financing lease, no depreciation expense has been presented. At such rate, the pro forma monthly debt service payment is $56,484. For the six-month period ended June 30, 1996, pro forma interest is $276,777 of which $129,037 is included in the historical results of operations.

     E. The Lanxide lease provides for annual rent which at the inception of the lease is $1,030,000 paid in quarterly installments in advance. For the six-month period ended June 30, 1996 pro forma rent is $515,000 of which $255,086 is included in the historical results of operations. As a portion of the rent varies based on changes in debt service on the limited recourse loans on the property, actual rent may vary during the term of the lease. A first priority mortgage loan on the property of $4,000,000 provides for monthly payments of principal and interest with interest based on the lender's prime rate plus 2% and a 15-year amortization schedule. For pro forma purposes, the monthly payment is $43,598. At the inception of the lease, the annual interest rate on the loan was 10.25%. A purchase money mortgage loan of $400,000 provides for quarterly payments of principal and interest of $13,126 at 10.25% per annum and is based on a 15-year amortization schedule with monthly payments of $47,958 were in effect. For the six-month period ended June 30, 1996, pro forma interest is $217,371 of which $118,173 is included in the historical results of operations

     F. The Wal-Mart lease provides for annual rent of $397,226. Included in the historical results of operations for the year ended December 31, 1995 is $353,483 of rental income. Annual depreciation expense on the Wal-Mart property of $83,432 is computed on a straight-line basis over 40 years and is based on buildings and improvements with a depreciable basis of $3,337,283. Included in the historical results of operations for the year ended December 31, 1995 is $73,003 of depreciation expense. Interest expense on the limited recourse loan on the Wal-Mart property is based on a mortgage loan which had an initial balance of $2,500,000 and provides for monthly payments ($22,223) based on an 18-year amortization schedule and an annual interest rate of 8.23%. Based on the pro forma amortization schedule which assumes the mortgage was obtained on January 1, 1995, pro forma interest is calculated to be $203,398, of which $4,762 is included in the historical results of operations.

     G. The Company purchased the ETEC property in February 1995 with $6,250,000 of limited recourse mortgage financing at which time it entered into a lease which provided for annual rents of $1,370,325. In August 1996, the Company and ETEC entered into modification agreement. Under the agreement, the Company agreed to reduce its holding of warrants for ETEC common stock in exchange for ETEC refunding $2,633,473 of the initial purchase price. The Company has agreed to use the return of such proceeds to partially prepay the limited recourse mortgage loan on the property. In addition, under the agreement, annual rent will be lowered to $1,020,036. The lender has agreed to reamortize the loan with monthly debt service initially being lowered to $33,358. For pro forma purposes, the prepayment will be presented as though it occurred at the inception of the loan and the depreciable basis in the property will be reduced to $7,954,963. In connection with the August 1996 modification, the Company has committed to funding up to $9,000,000 for the expansion of the ETEC Facilities. Upon completion of the expansion, the Company will refinance the existing mortgage loan at a fixed rate of interest. Such rate, however, has not yet been determined. As there are various contingencies to which the commitment is subject, no pro forma adjustments relating to such commitment have been reflected in the accompanying consolidated pro forma financial statements.

     Included in the historical results of operations for the year ended December 31, 1995 is $1,210,652 of rental income; accordingly, a pro forma adjustment of ($190,616) has been reflected. Annual depreciation of $198,874 is based on the depreciable basis of $7,954,963 and computed on a straight-line basis over 40 years. Included in the historical results of operations for the year ended December 31, 1995 is depreciation expense of $231,622. Based on a pro forma mortgage balance of $3,616,527 (the original balance less the payment made in connection with August 1996 modification) with monthly debt service payments of $33,358 at an initial annual interest rate of 8.03% (the interest rate at the date of modification on the variable rate obligation,) pro forma interest for the year ended December 31, 1995 is $286,271 of which $498,256 is included in the historical results of operations for the year ended December 31, 1995. Pro forma rent, interest and depreciation for the six month period ended June 30, 1996 is $510,018, $139,626 and $99,437, respectively, as compared with rent, interest and depreciation of $674,719, $254,746 and $132,355, respectively, included in the historical results of operations for such period.

     H. The Company purchased two Sports & Fitness properties, the first of which was purchased in 1995. The Sports & Fitness lease for the property purchased in 1995 provides for annual rent of $668,000. Included in the historical results of operations for the year ended December 31, 1995 is $374,263 of rental income. Interest expense on the Sports & Fitness property is based on a mortgage loan which had an initial balance of $2,750,000 and provides for monthly payments ($28,385) based on a 15-year amortization schedule and an annual interest rate of 9.3%. Based on the pro forma amortization schedule which assumes the mortgage was obtained on January 1, 1995, pro forma interest is calculated to be $252,037, of which $146,534 is included in the historical results of operations. Annual depreciation expense on the Sports & Fitness property of $94,617 is computed on a straight-line basis over 40 years and is based on buildings and improvements with a depreciable basis of $3,784,684. Included in the historical results of operations is $51,251 of depreciation expense.

     I. The NK Lawn & Garden lease provides for annual rent of $816,400. Included in the historical results of operations for the year ended December 31, 1995 is $432,804 of interest income from direct financing leases. Interest expense on the limited recourse loan on the NK Lawn & Garden property is based on a mortgage loan which had an initial balance of $3,500,000 and provides for monthly payments ($29,778) based on a 20-year amortization schedule and an annual interest rate of 8.23%. Based on the pro forma amortization schedule which assumes the mortgage was obtained on January 1, 1995, pro forma interest is calculated to be $285,376 for the period of which $126,023 is included in the historical results of operations. As the NK Lawn & Garden lease has been classified as a direct financing lease for financial reporting purposes, no depreciation expense has been presented.

     J. Since June 30, 1996, the Company has completed the construction of properties for Del Monte. These pro forma financial statements assume that the Company had advanced its full commitment ($10,995,000) as of January 1, 1995. The Del Monte lease provides for annual rent based on the total costs of construction, which rent, for purposes of the pro forma statements, is assumed to be $1,286,250 and $643,125 for the year ended December 31, 1995 and the six-month period ended June 30, 1996, respectively. Total debt is based on the $6,250,000 of debt financing obtained upon completion of construction of the Del Monte facilities. Interest expense on a $5,500,000 portion of the debt is based on an annual interest rate of 10%, a 20-year amortization and quarterly payments of principal and interest of $159,643. Interest expense on the remaining $750,000 portion of the debt is calculated on the basis of an annual interest rate of 9.75% (the actual interest rate is indexed to LIBOR), a 20 year amortization and quarterly payments of $21,398. Annual depreciation of $267,121 is computed on a straight line basis over 40 years and is based on buildings and improvements of $10,684,842.

     K. The Company purchased a second Sports & Fitness property on July 23, 1996. The Sports & Fitness lease provides for annual rent of $694,000. Annual depreciation expense on the Sports & Fitness property of $118,474 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $4,738,967. Currently, there is no mortgage debt on the property nor has a commitment from a lender for such debt been obtained.

     L. The Celadon lease provides for annual rent of $700,000. Annual depreciation on the Celadon property of $133,010 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $5,320,400. Currently there is no mortgage debt on the property nor has a commitment from a lender for such debt been obtained.

     M. The Company accrues interest on a deferred acquisition fee payable to an affiliate of $2,799,119 at the rate of 7% per annum. The pro forma interest expense of $195,938 is one year's interest on the deferred fee (7% of $2,662,979) of which $106,175 is included in the historical results of operations. For the six-month period ended June 30, 1996, pro forma interest is $97,969 of which $79,289 is included in the historical results of operations. The asset management and performance fee payable to the Advisor is based on 1/2 of 1%, respectively, of the Average Invested Assets of $134,751,611. Average Invested Assets have been determined by (1) the total basis for directly owned properties in which the Company has a 100% ownership interest and deducting the noncash component representing deferred acquisition fees payable to an affiliate and (2) the pro rata basis of all properties which are jointly owned directly or, indirectly with affiliates, with deduction from such bases for fees paid by the joint owner and with an increase for fees paid directly by the Company if such fees were not paid by both parties at the time of purchase of the property. Pro forma combined asset management and performance fee is $1,347,516, of which $583,959 is included in the historical operating results. For the six-month period ended June 30, 1996 pro forma fees are $673,758 of which $559,144 is included in the historical results of operations. For pro forma purposes, other interest income has been eliminated based on an assumption that substantially all cash proceeds of the offering had been invested in real estate.

                                                             DEFERRED
                                             GROSS COST         FEE        AVERAGE INVESTED ASSETS
                                             -----------     ---------     -----------------------
    Wal-Mart...............................  $ 3,791,703     $ (75,174)         $   3,716,529
    ETEC -- as adjusted....................    9,227,407      (237,173)             8,990,234
    Sports & Fitness -- 2 transactions.....   11,677,000      (233,175)            11,443,825
    NK Lawn & Garden.......................    6,950,000      (132,250)             6,817,750
    Best Buy(1)............................   17,292,366      (345,847)            16,946,519
    Gensia(2)..............................   11,719,531      (237,510)            11,482,021
    Big V Supermarkets(3)..................    6,455,498      (129,110)             6,326,388
    Del Monte..............................   10,995,000      (220,000)            10,775,000
    APBI...................................   12,565,000      (251,300)            12,313,700
    Upper Deck.............................   12,827,225      (256,500)            12,570,725
    Rheometric Scientific Inc. ............    6,300,000      (126,000)             6,174,000
    Telos Corporation......................   12,147,000      (242,940)            11,904,060
    Lanxide Corporation....................    8,796,000      (176,000)             8,620,000
    Celadon Group, Inc.....................    6,807,000      (136,140)             6,670,860
                                                                                 ------------
                                                                                $ 134,751,611
                                                                                 ============

---------------
(1) Determination of Best Buy Pro Rata Basis

     Gross Cost.................................................................      $46,233,000
     Initial fee paid by affiliate..............................................       (1,600,000)
                                                                                      -----------
                                                                                      $44,633,000
                                                                                      ===========
     CPA:12 share of basis in property..........................................      $16,514,210
     Total fee payable by CPA:12................................................          778,156
                                                                                      -----------
                                                                                       17,292,366
     Deferred fee to be paid by CPA:12..........................................         (345,847)
                                                                                      -----------
                                                                                      $16,946,519
                                                                                      ===========

(2) Determination of Gensia Pro Rata Basis

     Gross cost.................................................................      $23,570,266
     Initial fee paid by an affiliate...........................................       (1,200,000)
                                                                                      -----------
                                                                                      $22,370,266
                                                                                      ===========
     CPA:12 share of basis in property..........................................      $11,185,133
     Total fee payable by CPA:12................................................          534,398
                                                                                      -----------
                                                                                       11,719,531
     Deferred fee to be paid by CPA:12..........................................         (237,510)
                                                                                      -----------
                                                                                      $11,482,021
                                                                                      ===========

(3) Determination of Big V Pro Rata Basis

     Gross Cost.................................................................      $14,422,000
     Initial fee paid by an affiliate...........................................         (722,000)
                                                                                      -----------
                                                                                      $13,700,000
                                                                                      ===========
     CPA:12 share of basis in property..........................................      $ 6,165,000
     Total fee payable by CPA:12................................................          290,498
                                                                                      -----------
                                                                                        6,455,498
     Deferred fee to be paid by CPA:12..........................................         (129,110)
                                                                                      -----------
                                                                                      $ 6,326,388
                                                                                      ===========

     N. For financial reporting purposes, no depreciation is taken on leases classified as direct financing leases; however, as such leases are classified as operating leases for tax reporting purposes, depreciation is computed for such properties for the purpose of determining REIT taxable income. Depreciation of $828,406 is computed on a straight-line basis over 40 years and is based on buildings and improvements for the six direct financing leases with a combined depreciable basis of $33,136,255.

     O. The Company's reported interest income on its direct financing lease with Big V is $94,609 greater than the applicable rental income reported for tax purposes.

     P. The Company's share of taxable income and GAAP income for the Gensia and Best Buy Partnerships is based on the actual amounts reported in Federal income tax returns and audited financial statements.

     The Company's share of taxable income from the Upper Deck LLC differs from its share of GAAP income due to its classification as a direct financing lease. While depreciation is taken for tax purposes, no depreciation is taken for financial reporting purposes. Depreciation expense which is computed on a straight-line basis over 40 years is based on buildings and improvements with a depreciable basis of $22,350,938. Rental income for tax purposes does not vary from recognition of rental income for financial reporting purposes. The net effect of the depreciation adjustment is $558,773 of which the Company's 50% share is $279,386.

     Q. This adjustment consists of depreciation from operating leases as reflected on the pro forma consolidated statement of operations of $1,170,702 and the tax adjustment for depreciation on direct financing leases of $828,406.

     R. The difference between tax basis income from equity investments in general partnerships and the cash available for distribution for the Gensia and Best Buy partnerships' equity investments is based on the difference between amounts reported for Federal income tax purposes and actual cash distributions received by the Company as the Company purchased such interests prior to January 1, 1995. The pro forma adjustment for Upper Deck is as follows:

    GAAP income on a pro forma basis.............................................  $1,381,429
    Add: Depreciation............................................................
    Less: Principal amortization.................................................    (183,407)
                                                                                   ----------
    Cash available for distribution..............................................  $1,198,022
                                                                                   ==========
    Company's share of cash available............................................  $  599,011
    Company's share of taxable income............................................     411,328
                                                                                   ----------
    Cash available in excess of taxable income...................................  $  187,683
                                                                                   ==========

     S. Principal is deemed to have been paid as follows:

            NK Lawn & Garden.....................................................  $   71,965
            Sports & Fitness.....................................................      88,586
            Etec.................................................................     114,024
            Big V................................................................      37,652
            Del Monte............................................................     104,879
            Wal-Mart.............................................................      63,280
            APBI.................................................................     153,840
            Rheometric...........................................................     504,000
            Telos................................................................     116,152
            Lanxide..............................................................     130,602
                                                                                   ----------
            Total................................................................  $1,384,980
                                                                                   ==========

3. INVESTMENT IN PROPERTIES LEASED TO THE UPPER DECK COMPANY

     On January 4, 1996, the Company acquired a 50% interest in a newly formed limited liability company, which purchased land and buildings and net leased them to Upper Deck as explained in Note 2C. Neither the Company nor its equity investee has made an equity investment in Upper Deck. Upper Deck is the leading manufacturer and marketer of sports trading cards in the United States with about 25% of the sports trading card market in 1994. Management believes that the audited financial statements of Upper Deck are not material to a prospective investor in making an investment decision. Pursuant to Manage-ment's current assessment of the impact of future investments in properties on the Company's prospective financial position and results of operations, the property net leased to Upper Deck will not be material. The following is a summary of selected financial information for Upper Deck. The Statement of Operations and Balance Sheet data for the three years ended December 31, 1993, 1994 and 1995 have been derived from audited financial statements provided by Upper Deck.

                                                            YEAR ENDED DECEMBER 31,
                                                 ----------------------------------------------
                                                     1993             1994             1995
                                                 ------------     ------------     ------------
    STATEMENT OF OPERATIONS DATA:
    Gross sales................................  $262,175,660     $252,051,949     $201,926,246
    Gross profit...............................    95,145,462       73,284,473       70,250,703
    Income from operations.....................    38,102,013       22,207,932       28,312,764
    Net income.................................    31,169,862       18,201,901       21,521,538

                                                               AS OF DECEMBER 31,
                                                 ----------------------------------------------
                                                     1993             1994             1995
                                                 ------------     ------------     ------------
    BALANCE SHEET DATA:
    Cash and cash equivalents..................  $    304,945     $  6,431,822     $    686,050
    Net accounts receivable....................    15,430,674       18,079,567       18,592,458
    Total assets...............................    85,960,553      105,237,037      107,986,049
    Total indebtedness.........................    63,661,027       75,765,676       66,663,491
    Common stock...............................         3,500            3,500            3,500
    Treasury stock.............................            --       (6,301,066)      (6,771,407)
    Stockholders' equity.......................    22,299,526       29,471,361       41,322,558

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Corporate Property Associates 12 Incorporated and Subsidiaries:

     We have audited the accompanying consolidated balance sheets of Corporate Property Associates 12 Incorporated and Subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the period from inception (July 30, 1993) to December 31, 1993 and for the years ended December 31, 1994 and 1995. These financial statements are the responsibility of Carey Property Advisors, a Pennsylvania limited partnership (the "Advisor"). Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Advisor, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Corporate Property Associates 12 Incorporated and Subsidiaries as of December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for the period from inception (July 30, 1993) to December 31, 1993 and for the years ended December 31, 1994 and 1995, in conformity with generally accepted accounting principles. In addition, in our opinion, the Schedule of Real Estate and Accumulated Depreciation as of December 31, 1995, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the financial information required to be included therein pursuant to Securities and Exchange Commission Regulation S-X Rule 12-28.

                                       /s/ COOPERS & LYBRAND L.L.P.

New York, New York
March 22, 1996

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1995

                                                                          1994            1995
                                                                       -----------     -----------
ASSETS:
Real estate leased to others:
  Accounted for under the operating method:
     Land............................................................                  $ 5,295,898
     Buildings.......................................................                   30,153,241
                                                                                       -----------
                                                                                        35,449,139
     Accumulated depreciation........................................                      390,307
                                                                                       -----------
                                                                                        35,058,832
Net investment in direct financing leases............................  $ 6,472,639      13,545,609
                                                                       -----------     -----------
Real estate leased to others.........................................    6,472,639      48,604,441
Equity investments...................................................   11,671,073      10,382,492
Cash and cash equivalents............................................   10,661,712      20,239,764
Deferred offering costs..............................................    1,401,664       1,066,262
Accrued rents and interest receivable................................                      141,716
Other assets.........................................................      236,520         738,102
                                                                       -----------     -----------
          Total assets...............................................  $30,443,608     $81,172,777
                                                                       ===========     ===========

LIABILITIES:
Mortgage notes payable...............................................  $ 3,328,417     $18,127,538
Accounts payable to affiliates.......................................    2,163,364       2,499,284
Accounts payable and accrued expenses................................       76,084         104,141
Deferred acquisition fees payable to an affiliate....................      712,467       1,577,639
Security deposits....................................................                      667,581
Dividends payable....................................................      345,751       1,189,830
Accrued interest payable.............................................       28,661         136,086
Prepaid rental income................................................                      217,000
                                                                       -----------     -----------
          Total liabilities..........................................    6,654,744      24,519,099
                                                                       -----------     -----------
Common stock, $.001 par value; 526,921 shares; issued and
  outstanding; subject to redemption.................................                    5,269,210

SHAREHOLDERS' EQUITY:
Common stock, $.001 par value; authorized, 40,000,000 shares;
  issued and outstanding, 2,717,263 and 6,027,868 shares at
  December 31, 1994 and 1995.........................................        2,717           6,028
Additional paid-in capital...........................................   23,816,551      52,488,567
Dividends in excess of accumulated earnings..........................      (30,404)     (1,110,127)
                                                                       -----------     -----------
          Total shareholders' equity.................................   23,788,864      51,384,468
                                                                       -----------     -----------
          Total liabilities and shareholders' equity.................  $30,443,608     $81,172,777
                                                                       ===========     ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
       FOR THE PERIOD FROM INCEPTION (JULY 30, 1993) TO DECEMBER 31, 1993
               AND FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                      FOR THE PERIOD
                                                      FROM INCEPTION
                                                      (JULY 30, 1993)
                                                            TO
                                                     DECEMBER 31, 1993        1994           1995
                                                     -----------------     ----------     ----------
Revenues:
  Interest income from direct financing leases.....                        $  357,625     $1,221,026
  Rental income from operating leases..............                                        2,111,998
  Other interest income............................      $   2,558            107,702        660,623
                                                           -------         ----------     ----------
                                                             2,558            465,327      3,993,647
                                                           -------         ----------     ----------

Expenses:
  Interest expense.................................                           147,256      1,260,189
  Depreciation.....................................                                          390,307
  General and administrative.......................          5,211            728,919        942,074
  Property expense.................................                           164,836        596,227
  Amortization.....................................                             6,638         12,797
                                                           -------         ----------     ----------
                                                             5,211          1,047,649      3,201,594
                                                           -------         ----------     ----------
          (Loss) income before income from equity
            investments............................         (2,653)          (582,322)       792,053
Income from equity investments.....................                           554,571      1,322,990
                                                           -------         ----------     ----------
          Net (loss) income........................      $  (2,653)        $  (27,751)    $2,115,043
                                                           =======         ==========     ==========
Net (loss) income per common share.................      $    (.13)        $     (.03)    $      .53
                                                           =======         ==========     ==========
Weighted average shares outstanding................         20,000            843,911      4,016,686
                                                           =======         ==========     ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
       FOR THE PERIOD FROM INCEPTION (JULY 30, 1993) TO DECEMBER 31, 1993
               AND FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                                         DIVIDENDS
                                                                            IN
                                                        ADDITIONAL       EXCESS OF
                                             COMMON       PAID-IN       ACCUMULATED
                                             STOCK        CAPITAL        EARNINGS          TOTAL
                                             ------     -----------     -----------     -----------
20,000 Shares issued at $10 per share......  $  20      $   199,980                     $   200,000
Net loss...................................                             $    (2,653)         (2,653)
                                             ------     -----------     -----------     -----------
Balance at December 31, 1993...............     20          199,980          (2,653)        197,347
2,697,263 Shares issued at $10 per share,
  net of offering costs of $2,718,729......  2,697       24,251,204                      24,253,901
Dividends..................................                (634,633)                       (634,633)
Net loss...................................                                 (27,751)        (27,751)
                                             ------     -----------     -----------     -----------
Balance at December 31, 1994...............  2,717       23,816,551         (30,404)     23,788,864
3,837,526 Shares issued at $10 per share,
  net of offering costs of $4,430,723......  3,838       33,940,699                      33,944,537
Common stock subject to redemption; 526,921
  shares...................................   (527)      (5,268,683)                     (5,269,210)
Dividends..................................                              (3,194,766)     (3,194,766)
Net income.................................                               2,115,043       2,115,043
                                             ------     -----------     -----------     -----------
Balance at December 31, 1995...............  $6,028     $52,488,567     $(1,110,127)    $51,384,468
                                             ======     ===========     ===========     ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
       FOR THE PERIOD FROM INCEPTION (JULY 30, 1993) TO DECEMBER 31, 1993
               AND FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                              FOR THE PERIOD
                                                              FROM INCEPTION
                                                             (JULY 30, 1993)
                                                           TO DECEMBER 31, 1993      1994             1995
                                                           --------------------  ------------     ------------
Cash flows from operating activities:
  Net (loss) income.......................................       $ (2,653)       $    (27,751)    $  2,115,043
  Adjustments to reconcile net (loss) income to net cash
    provided by operating activities:
    Depreciation and amortization.........................                              6,638          403,104
    Income recognized on direct financing leases in excess
      of cash received....................................                             (5,406)         (94,658)
    Security deposits received............................                                             667,581
    Income from equity investments in excess of
      distributions received..............................                                             (71,462)
    Increase in other assets..............................           (461)           (242,697)        (240,609)
    Increase in accrued rents and interest receivable.....                                            (141,716)
    Increase in accounts payable (a)......................          5,460              48,960           49,721
    Increase in accounts payable to affiliates (a)........            461             782,903          649,658
    Increase in accrued interest payable..................                             28,661          107,425
    Increase in prepaid rental income.....................                                             217,000
                                                                  -------        ------------     ------------
         Net cash provided by operating activities........          2,807             591,308        3,661,087
                                                                  -------        ------------     ------------
Cash flows from investing activities:
  Distributions received from general partnerships in
    excess of income from equity investments..............                             64,866
  Capital distribution from equity investment.............                                           1,375,000
  Purchase of interests in equity investments from
    affiliate.............................................           (460)         (9,933,092)
  Additional contribution in equity investment............                         (1,219,030)
  Purchase of real estate from affiliate and other
    capitalized costs.....................................                         (3,003,707)     (41,577,236)
                                                                  -------        ------------     ------------
         Net cash used in investing activities............           (460)        (14,090,963)     (40,202,236)
                                                                  -------        ------------     ------------
Cash flows from financing activities:
  Proceeds from stock issuance, net of costs..............        200,000          24,253,901       33,944,537
  Dividends paid..........................................                           (288,882)      (2,350,687)
  Payments of mortgage principal..........................                             (5,999)        (262,013)
  Prepayment of mortgage payable..........................                                          (3,313,866)
  Proceeds from issuance of mortgages.....................                                          18,375,000
  Deferred financing costs................................                                            (273,770)
                                                                  -------        ------------     ------------
         Net cash provided by financing activities........        200,000          23,959,020       46,119,201
                                                                  -------        ------------     ------------
         Net increase in cash and cash equivalents........        202,347          10,459,365        9,578,052
Cash and cash equivalents, beginning of period............             --             202,347       10,661,712
                                                                  -------        ------------     ------------
         Cash and cash equivalents, end of period.........       $202,347        $ 10,661,712     $ 20,239,764
                                                                  =======        ============     ============

---------------
(a) Excludes changes in accounts payable and accrued expenses and accounts payable to affiliates balances which relate to the raising of capital (financing activities) rather than the Company's real estate operations.

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

     In connection with the purchase of an interest in real estate during 1994, the Company assumed a $3,334,416 interest in a mortgage loan obligation.

   The accompanying notes are an integral part of the consolidated financial statements.

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Consolidation:

     The consolidated financial statements include the accounts of Corporate Property Associates 12 Incorporated and its wholly-owned subsidiaries (collectively, the "Company").

     As of December 31, 1995, the subsidiaries are: GENA (CA) QRS 12-1, Inc.; BBC (NE) QRS 12-2, Inc.; ELWA-BV (NY) QRS 12-3, Inc.; ADS (CA) QRS 12-4, Inc.; WALS (IN) QRS 12-5, Inc.; ESI (CA) QRS 12-6, Inc.; SFC (TX) QRS 12-7, Inc.; SEEDS (TN) QRS 12-9, Inc.; Delmo (PA) QRS 12-10; ABI (TX) QRS 12-11, Inc.; CARDS
(CA) QRS 12-12, Inc.; QRS 12-Paying Agent, Inc. and Bud Limited Liability
Company.

  Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Real Estate Leased to Others:

     Real estate is leased to others on a net lease basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance, repairs, renewals and improvements.

     The Company diversifies its real estate investments among various corporate tenants engaged in different industries and by property type throughout the United States.

     The leases are accounted for under either the direct financing or operating methods.

     Direct financing method -- Leases accounted for under the direct financing method are recorded at their net investment (Note 5). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Company's net investment in the lease.

     Operating method -- Real estate is recorded at cost, revenue is recognized as rentals are earned and expenses (including depreciation) are charged to operations as incurred.

     Effective January 1, 1995, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121 -- Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of ("SFAS 121"). Pursuant to SFAS 121, the Company assesses the recoverability of its real estate assets, including residual interests, based on projections of cash flows over the life of such assets. In the event that such cash flows are insufficient, the assets are adjusted to their estimated net realizable value. The adoption of SFAS 121 did not have a material effect on the Company's financial condition or results of operations.

     For properties under construction, interest on mortgages is capitalized rather than expensed and rentals received are recorded as a reduction of capitalized project (i.e., construction) costs in accordance with Statement of Financial Accounting Standards No. 67.

     Substantially all of the Company's leases provide for either scheduled rent increases, periodic rent increases based on formulas indexed to increases in the Consumer Price Index ("CPI") or sales overrides.

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  Depreciation:

     Depreciation is computed using the straight-line method over the estimated useful lives of properties -- generally 40 years.

  Cash Equivalents:

     The Company considers all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money market funds. At December 31, 1994 and 1995, the Company's cash and cash equivalents were held in the custody of three financial institutions.

  Offering Costs:

     Costs incurred in connection with the raising of capital through the sale of common stock are charged to the shareholders' equity upon the issuance of shares to shareholders.

  Federal Income Taxes:

     The Company qualifies as a real estate investment trust ("REIT") for the year ended December 31, 1995 under the Internal Revenue Code of 1986. The Company is not subject to Federal income taxes, provided it distributes at least 95% of its REIT taxable income to its shareholders and meets other conditions.

  Equity Investments:

     The Company's interests in two general partnerships in which it owns 50% and 37% interests, respectively, are accounted for under the equity method, i.e. at cost, increased or decreased by the Company's share of earnings or losses, less distributions. The general partnerships employ the same significant accounting policies as the Company.

  Other Assets:

     Included in other assets are deferred charges and organization costs. Deferred charges are costs incurred in connection with mortgage financings and refinancing and are amortized on a straight-line basis over the terms of the mortgages. Organization costs incurred in connection with the formation of the Company are deferred and amortized from the date of inception on a straight-line basis over five years.

  Deferred Acquisition Fees:

     Fees are payable for services provided for by the Advisor of the Company relating to the identification, evaluation, negotiation, financing and purchase of properties. A portion of such fees are deferred and are payable in annual installments with each installment equal to .25% of the purchase price of the properties over no less than eight years following the first anniversary of the date a property was purchased. Payment of such fees is subject to the 2%/25% guidelines (see Note 3).

2. ORGANIZATION AND OFFERING:

     The Company was formed on July 30, 1993 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning industrial and commercial real estate.

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Subject to certain restrictions and limitations, the business of the Company is managed by Carey Property Advisors, a Pennsylvania limited partnership (the "Advisor").

     An Offering, which commenced on February 18, 1994, expired on January 26, 1996. On August 6, 1993, the Company sold 20,000 shares to the Advisor for $200,000. During 1994 the Company issued an aggregate of 2,697,263 shares ($26,972,630). On March 9, 1995, May 9, 1995, October 10, 1995 and November 10,
1995, the Company issued 588,377 shares ($5,883,770), 526,921 shares
($5,269,210) (see Note 8), 1,671,135 shares ($16,711,350) and 1,051,093 shares
($10,510,930), respectively, for an aggregate of 3,837,526 shares ($38,375,260)
in 1995. Since December 31, 1995, the Company issued an additional 1,583,893 shares ($15,838,930). The Company filed a post-effective amendment on March 14, 1996, withdrawing from registration the balance of unsold shares.

     On February 2, 1996, the Company commenced a second Offering for a maximum of 20,000,000 Shares of common stock. The shares are being offered to the public on a "best efforts" basis by Carey Financial Corporation ("Carey Financial") and other selected dealers at a price of $10 per share. Approximately 87% of the funds raised in the second Offering (the "Offering") are expected to be invested in real estate with the remaining funds used to establish a working capital reserve and to pay the expenses and fees related to the Offering. Deferred offering costs of $1,066,262 at December 31, 1995 represent costs associated with the issuance of shares on January 5, 1996 and February 9, 1996 related to the prior offering and costs associated with the current Offering which will be charged to shareholders' equity upon the issuance of shares. (Also see Note 8).

3. TRANSACTIONS WITH RELATED PARTIES:

     A division of W. P. Carey & Co., Inc. ("W.P. Carey"), an affiliate of the Advisor, is engaged in the real estate brokerage business. The Company may sell properties through the division and pay subordinated real estate commissions.

     The Company has entered into an advisory agreement with the Advisor. Pursuant to the advisory agreement, the Advisor performs certain services for the Company including the identification, evaluation, negotiation, purchase and disposition of property and the day-to-day administration and management of the Company. The Advisor and certain affiliates receive fees and compensation in connection with the Offering and the operation of the Company including reimbursement for organization and offering expenses, acquisition and structuring fees, reimbursement for expenses incurred by the Advisor in connection with the administration of the Company, asset management and performance fees, and loan refinancing fees, and may ultimately receive subordinated disposition and incentive fees, both of which are dependent on the Company's performance. In connection with performing services related to the Company's real estate purchases in 1994 and 1995, affiliates of the Company received structuring and development fees of $494,769 and $605,972, respectively; fees are only paid in connection with completed transactions. The affiliate is entitled to receive deferred acquisition fees of $1,577,639 over a period of no less than eight years, subject to the 2%/25% guidelines limitation described below.

     The Company's asset management fee payable to the Advisor is 1/2% per annum of Average Invested Assets, as defined in the Prospectus, and a performance fee of 1/2% of Average Invested Assets. The Performance Fee is subordinated to the Preferred Return to the Shareholders. The Preferred Return, a cumulative dividend yield of 7% on a $10 share, has already been achieved. Asset management fees were $82,418 in 1994 and $291,980 in 1995. Performance fees were in like amount for the respective years. General and administrative expense reimbursements consists primarily of the actual cost of personnel needed to provide administrative services necessary to the operation of the Company. General and administrative expense reimbursements were $589,385 in 1994 and $618,591 in 1995.

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     In the future, real property may be acquired by limited partnerships, REITs or other entities formed by affiliates of the Advisor and, accordingly, transactions with related parties may arise between Company and affiliated entities. The Company's interests in properties jointly held with affiliates range from 37% to 50%. The Company accounts for assets and liabilities relating to tenants-in-common interests on a proportional basis.

     The Advisor shall reimburse the Company at least annually for the amount by which operating expenses of the Company exceed the 2%/25% Guidelines (the greater of 2% of Average Invested Assets or 25% of Net Income) as defined in the Prospectus. To the extent that operating expenses payable or reimbursable by the Company exceed the 2%/25% Guidelines and the Independent Directors find that such expenses were justified based on such unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount or any portion of such excess expenses, but only to the extent such reimbursement would not cause the Company's operating expenses to exceed the 2%/25% Guidelines in any such year.

     For the years ended December 31, 1994 and 1995 fees aggregating $69,322 and $35,649, respectively, were incurred for legal services in connection with the Company's operations, public offering and organization of the Company, respectively, with such services provided by a firm in which the Secretary of the Company and of the Corporate General Partner of the Advisor is a partner.

     For the period from inception (July 30, 1993) to December 31, 1993 and for the years ended December 31, 1994 and 1995, organization and syndication costs of approximately $311,000, $1,244,000 and $1,520,000, respectively, were paid by the Advisor on behalf of the Company. From inception through December 31, 1995, $2,093,500 was reimbursed to the Advisor. A portion of the amounts paid by the Advisor will not be reimbursed, as such reimbursement would cause the Company to exceed certain limitations (see Note 8).

     The Company's Accounts Payable to Affiliates were as follows at December 31, 1994 and 1995:

                                                                        1994           1995
                                                                     ----------     ----------
    Deferred offering costs........................................  $1,380,000     $1,066,262
    Asset management and performance fees..........................     164,836        748,795
    Interest accrued on deferred fees..............................                    106,175
    Other operating costs..........................................     618,528        578,052
                                                                     ----------     ----------
                                                                     $2,163,364     $2,499,284
                                                                     ==========     ==========

     The Company is a participant in an agreement with W.P. Carey and certain affiliates for the purpose of leasing office space used for the administration of real estate entities and W.P. Carey and for sharing the associated costs. Pursuant to the terms of the agreement, the Company's share of rental, occupancy and leasehold improvement costs is based on adjusted gross revenues, as defined. Net expenses incurred in 1995, the Company's first year of participation, were $11,248.

4. REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE OPERATING METHOD:

     The anticipated minimum future rentals, exclusive of renewals, under noncancellable operating leases amount to approximately $3,738,000 in each of the years 1996 through 2000, and aggregate approximately $54,133,000 through 2013.

     Contingent rentals were approximately $19,000 in 1995.

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. NET INVESTMENT IN DIRECT FINANCING LEASES:

     Net investment in direct financing leases is summarized as follows:

                                                                          DECEMBER 31,
                                                                   ---------------------------
                                                                      1994            1995
                                                                   -----------     -----------
    Minimum lease payments receivable............................  $20,273,973     $35,500,209
    Unguaranteed residual value..................................    6,467,233      13,445,545
                                                                   -----------     -----------
                                                                    26,741,206      48,945,754
    Less: Unearned income........................................   20,268,567      35,400,145
                                                                   -----------     -----------
                                                                   $ 6,472,639     $13,545,609
                                                                   ===========     ===========

     The anticipated minimum future rentals, exclusive of renewals, under noncancellable direct financing leases are approximately $1,510,000 in each of the years 1996 through 1998, $1,615,000 in both 1999 and 2000 and aggregate approximately $35,500,000 through 2018.

6. MORTGAGE NOTES PAYABLE:

     Mortgage notes payable, all of which are limited recourse to the Company, are collateralized by an assignment of various leases and by real property with a carrying amount of approximately $34,695,000. As of December 31, 1995, mortgage notes payable had interest rates ranging from 8.23% to 9.30% per annum.

     Scheduled principal payments during each of the next five years following December 31, 1995 are as follows:

                              YEAR ENDING DECEMBER 31,
    ----------------------------------------------------------------------------
              1996..............................................................  $   491,471
              1997..............................................................      536,224
              1998..............................................................      583,143
              1999..............................................................      624,169
              2000..............................................................    7,612,725
              Thereafter........................................................    8,279,806
                                                                                  -----------
                        Total...................................................  $18,127,538
                                                                                  ===========

     Interest paid was $118,595 in 1994 and $1,152,764 in 1995.

     In connection with the placement of mortgages, fees of $197,908 and $276,139 were paid to an affiliate of the Company in 1994 and 1995, respectively.

7. DIVIDENDS:

     For Federal income tax purposes, 100% of the dividends paid to shareholders in 1994 and 1995 were taxable as ordinary income.

     Dividends payable at December 31, 1995 was comprised of dividends declared of $.019614 per share ($75,191) to shareholders of record as of October 5, 1995, $.067560 per share ($371,897) to shareholders of record as of November 9, 1995 and $.113326 ($742,742) per share to shareholders of record as of December 29,1995.

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. COMMITMENTS AND CONTINGENCIES:

     The Company is liable for certain costs of its offerings which include but are not limited to filing, legal, accounting, printing and escrow fees, which are to be deducted from the gross proceeds of the Offering and are presently estimated to aggregate a maximum of $7,327,000 assuming a sale of 20,000,000 shares. The Company is also liable for selling commissions of $0.60 (6%) per Share sold and a Selected Dealer fee of $0.10 (1%) for each Share.

     The Company will reimburse Carey Financial for its costs (including fees and expenses of its counsel) and for the costs of sales and information meetings of Carey Financial's employees relating to the Offering. The Company will reimburse Carey Financial for its identified expenses incurred in connection with wholesaling services provided to the Company. To the extent, if any, that all organization and offering costs, including all selling commissions, exceed 10% of the gross proceeds of the Offering (plus an additional 0.5% of gross proceeds for bona fide due diligence expenses), such excess will be paid by the Advisor with no recourse by or reimbursement to the Advisor. Costs of the prior offering which exceed these limitations will not be reimbursed to Carey Financial.

     Shareholders who purchased shares of the Company between March 31, 1995 and May 9, 1995 did not receive updated financial statements of the Company within a specified period, and the Company has offered all shareholders who subscribed shares between these dates, an opportunity to rescind such purchases. Accordingly, the Company may be required to redeem up to 526,921 Shares ($5,269,210). Until the redemption period ends on May 9, 1996, the funds received from all shares issued during that period are redeemable and, in accordance with generally accepted accounting principles, have not been classified as shareholders' equity in the accompanying consolidated financial statements. After May 9, 1996, all shares which have not been redeemed will be reclassified as shareholders' equity. As of March 20, 1996, 2,750 shares have been redeemed.

9. INDUSTRY SEGMENT INFORMATION:

     The Company's operations consist of the investment in and the leasing of industrial and commercial real estate. The financial reporting sources of 1994 and 1995 lease revenues are as follows:

                                                                        1994           1995
                                                                     ----------     ----------
    Per Statements of Operations:
      Rental income from operating leases..........................                 $2,111,998
      Interest income from direct financing leases.................  $  357,625      1,221,026
    Adjustment:
      Share of lease revenues from equity investments..............   1,404,319      3,110,209
                                                                     ----------     ----------
                                                                     $1,761,944     $6,443,233
                                                                     ==========     ==========

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     In 1994 and 1995, the Company earned its share of net lease revenues from its direct and indirect ownership of real estate from the following lease obligors:

                                                              1994         %         1995         %
                                                           ----------     ---     ----------     ---
Best Buy Co., Inc.(a)....................................  $1,143,383      65%    $1,801,209      28%
Gensia, Inc.(a)..........................................     260,936      15      1,309,000      20
Etec Systems, Inc. ......................................                          1,210,652      19
Big V Holding Corp. .....................................     357,625      20        788,222      12
The Garden Companies, Inc. ..............................                            432,804       7
Sports and Fitness Clubs, Inc. ..........................                            374,263       6
Wal-Mart Stores, Inc. ...................................                            353,483       5
Applied Bioscience International, Inc. ..................                            173,600       3
                                                           ----------     ---     ----------     ---
                                                           $1,761,944     100%    $6,443,233     100%
                                                           ==========     ===     ==========     ===

---------------
(a) Represents the Company's proportionate share of lease revenues from its equity investment.

10. PURCHASES OF REAL ESTATE:

     Del Monte Foods Company:

     On November 9, 1995, the Company and Carey Institutional Properties Incorporated ("CIP(TM)"), an affiliate, each having a 50% interest as a tenant-in-common, purchased land in Mendota, Illinois; Plover, Wisconsin and Toppenish and Yakima, Washington upon which three warehouses and a special purpose facility are being constructed pursuant to construction agency and lease agreements with Del Monte Corporation ("Del Monte"). Total purchase and project costs are estimated to be $21,990,000 with Del Monte having the obligation for any costs in excess of such amount necessary to complete the project. Del Monte's obligations under the construction agency and lease agreements are guaranteed by Del Monte's parent company, Del Monte Foods Company.

     During the construction period, Del Monte will pay monthly rent based on an amount indexed to project costs advanced by the Company and CIP(TM). Upon the earlier of the completion of construction or October 1, 1996, Del Monte's annual rental obligation will be payable in an amount equal to 12.25% of total project costs with rent increases every five years, such increases based on a formula indexed to increases in the CPI. The Del Monte lease has an initial term of 20 years followed by four ten-year renewal terms. The lease provides Del Monte a purchase option which is exercisable during the eleventh year of the initial term at fair market value of the properties as encumbered by the lease.

     The Company and CIP have arranged for limited recourse mortgage financing of $12,500,000 which is scheduled to close upon completion of construction. $11,000,000 of the loan will bear interest at a fixed rate of 10% per annum and the remaining $1,500,000 will bear interest at a rate indexed to the London Inter-Bank Offered Rate with quarterly payments of principal and interest calculated on the basis of a 20-year amortization schedule. The mortgage loan will have a term of five years.

     Applied Bioscience International, Inc.:

     On November 13, 1995, the Company purchased land and an office, storage and research facility in Austin, Texas for $12,565,000 and entered into a net lease with Pharmaco LSR International, Inc. ("Pharmaco"). Pharmaco's obligations under the lease are guaranteed by Pharmaco's parent, Applied Bioscience International, Inc.

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The lease has an initial term of 15 years with four five-year renewal options. The initial annual rent is $1,302,000 and the lease provides for rent increases beginning in the fourth lease year and every three years thereafter based on a formula indexed to the CPI with a maximum increase of 13.5% during each period.

     In January 1996, the Company obtained a $7,500,000 limited recourse mortgage loan on the property which is collateralized by a deed of trust and a lease assignment. The loan provides for monthly principal and interest payments of $63,905 at an interest rate of 8.25% per annum based on a 20-year amortization schedule commencing on March 1, 1996. A balloon payment of $5,238,130 will be due February 1, 2006. The loan may be prepaid in full after March 1, 2001 subject to a prepayment charge.

     In connection with performing services relating to the Company's real estate purchases, affiliates of the Company received acquisition fees of $197,908 and $242,389 in 1994 and 1995, respectively.

11. EQUITY INVESTMENTS:

     On May 13, 1994, the Company purchased a 37% interest in BB Property Company ("BB Property"), a general partnership which net leases 17 retail stores to Best Buy Co., Inc. On October 14, 1994, the Company purchased an additional 49.9% interest in GENA Property Company ("GENA"), a general partnership which net leases two office buildings to Gensia, and now owns a 50% interest. Summarized audited financial information of the Company's investments in BB Property and GENA is as follows:

                                                              GENA               BB PROPERTY
                                                        -----------------     -----------------
                                                         1994      1995        1994      1995
                                                        -------   -------     -------   -------
                                                                    (IN THOUSANDS)
    December 31:
      Land............................................  $ 4,500   $ 4,500     $18,580   $18,580
      Buildings.......................................   18,429    18,429
      Accumulated depreciation........................     (182)     (642)
      Net investment in direct financing lease........                         27,352    27,261
      Other assets....................................      232
                                                        -------   -------     -------   -------
              Total assets............................  $22,979   $22,287     $45,932   $45,841
                                                        =======   =======     =======   =======
      Mortgage notes payable..........................  $ 9,968   $12,241     $31,884   $31,235
      Other liabilities...............................       83       141         240       235
                                                        -------   -------     -------   -------
              Total liabilities.......................   10,051    12,382      32,124    31,470
              Partners' capital.......................   12,928     9,905      13,808    14,371
                                                        -------   -------     -------   -------
              Total liabilities and partners'
                capital...............................  $22,979   $22,287     $45,932   $45,841
                                                        =======   =======     =======   =======

                                                          1994      1995       1994       1995
                                                          ----     ------     ------     ------
    For the year ended December 31,
      Rental income from operating leases...............  $964     $2,618     $1,989     $1,989
      Interest income from direct financing leases......                       2,888      2,879
      Other.............................................     1
                                                          ----     ------     ------     ------
                                                           965      2,618      4,877      4,868
                                                          ----     ------     ------     ------
      Interest expense on mortgages.....................   322        994      2,898      2,841
      Depreciation expense..............................   182        461
      Other.............................................               15                     3
                                                          ----     ------     ------     ------
                                                           504      1,470      2,898      2,844
                                                          ----     ------     ------     ------
              Net income................................  $461     $1,148     $1,979     $2,024
                                                          ====     ======     ======     ======

     GENA paid its partners a return of capital distribution of $2,750,000 (of which the Company's share was $1,375,000). Such distribution was funded from mortgage proceeds received by GENA in 1995.

12. SUBSEQUENT EVENTS:

  Purchases of Real Estate

     A. On January 4, 1996, the Company and CIP(TM) through their individual 50% ownership interests in CARDS Limited Liability Company ("Cards LLC"), purchased land and two office buildings in Carlsbad, California for $25,654,450 and entered into a net lease agreement with The Upper Deck Company ("Upper Deck"). Cards LLC financed $15,000,000 of the purchase price with a limited recourse mortgage loan collateralized by the Upper Deck properties. In connection with the purchase, the Company and CIP(TM) each made equity contributions of $5,327,225 to Cards LLC. The Company will account for its 50% interest in Cards LLC under the equity method of accounting.

     The lease provides for an initial term of 25 years followed by four five-year renewal terms. Annual rent is $2,639,750 of which the Company's share is $1,319,875. The lease provides for rent increases every five years based on a formula indexed to increases in the CPI with such increases capped at 5% for any one year. Upper Deck is required to maintain a $750,000 security deposit or provide an irrevocable letter of credit for the benefit of Cards LLC in like amount. Between the twelfth and thirteenth lease year, Upper Deck has an option to purchase the property at fair market value as determined by an independent appraisal process provided for in the lease.

     The $15,000,000 limited recourse note is collateralized by a deed of trust and lease assignment. The loan provides for monthly payments of principal and interest of $120,077 based on a 25-year amortization schedule at an annual interest rate of 8.43%. After the seventh year, the loan may be prepaid in whole, but not in part, subject to a prepayment premium. The loan matures on February 1, 2011, at which time a balloon payment will be due.

     B. On February 23, 1996, the Company purchased land and a manufacturing and warehouse facility in Piscataway, New Jersey for $6,300,000 with $3,000,000 of equity and $3,300,000 of limited recourse financing and entered into a net lease with Rheometric Scientific, Inc. ("Rheometric").

     The lease has an initial term of 15 years with four five-year renewal terms at an initial annual rent of $1,180,000 with annual increases indexed to increases in the CPI. The increase in any year is capped at 3%. If the Company refinances the loan encumbering the property as described below, annual rent would be equal to the total of (i) debt service due under the refinanced loan
(ii) 14.79% of the difference between $6,000,000 and the refinanced loan amount and (iii) $15,000.

     The $3,300,000 limited recourse loan is collateralized by a mortgage and a lease assignment. The loan provides for monthly principal payments of $42,000 and interest at a rate of 9.625% per annum with a balloon payment due February 1, 2001. The loan may be prepaid in whole or in part without a prepayment charge.

     In connection with the purchase, the Company received warrants to purchase 464,160 shares of Rheometric common stock at an exercise price of $2 per share. Of such warrants, 132,617 are exercisable at any time prior to February 28, 2011 with such exercise extendable to the last day of any extended lease term. The ability to exercise warrants for 331,543 shares is contingent on the Company's paying off or refinancing the $3,300,000 loan by no later than February 23, 1997. If such condition is met, the additional warrants would then become exercisable through the same dates as above. The Company is currently pursuing new mortgage loan financing.

     C. On March 11, 1996, the Company purchased land and building in Loudon County, Virginia for $12,147,000 and entered into a net lease with Telos Corporation ("Telos"). The lease has an initial term of 20 years with two ten-year renewal terms. Annual rent is $1,447,000 with rent increases every 3 years based on a formula indexed to increases in the CPI, capped at 12.2% for any rent increase.

     The Company has received a commitment from a lender for a $6,250,000 limited recourse mortgage loan collateralized by the Telos property and an assignment of the Telos lease. If the loan is executed, it will provide for monthly payments of principal and interest at a variable interest rate and based on a 20-year amortization schedule. A balloon payment would be due in seven years. There is no assurance that the loan will be executed.

13. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The carrying amounts of cash, receivables and accounts payable and accrued expenses approximate fair value because of the short maturity of these items.

     The carrying amount of mortgage notes payable is a reasonable estimate of their fair value at December 31, 1995. The fair value of the mortgage notes payable was evaluated using a cash flow model with a discount rate which takes into account the credit of the tenant and interest rate risk. As all outstanding mortgage debt was issued in 1995, the Company believes that there have been no significant changes since the dates of issuance.

     In conjunction with executing two of its leases, the Company was granted warrants to purchase common stock of the lessee or lease guarantor. To the extent that the lessee is not a publicly traded company, the warrants were judged at the time of issuance to be speculative in nature and a nominal cost basis is attributed to them. One of the lessees, Etec Systems, Inc. ("Etec"), executed an initial public offering subsequent to granting stock warrants for 159,314 of its common shares. The fair value of the Company's stock warrants as of December 31, 1995 is approximately $1,721,000 based on the quoted share price for Etec common stock. The Etec warrants are currently exercisable. Pursuant to the terms of the warrant agreement, in the event the Company exercises the warrants, the Company can retain proceeds up to $1,500,000 with any amounts in excess of $1,500,000 used to make a mandatory partial prepayment on the loan collateralized by the Etec property. The Company believes it is not practicable to estimate the fair value of its stock warrants for closely-held companies.

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1995

                                                                  INITIAL COST TO             COST
                                                                      COMPANY              CAPITALIZED
                                                             -------------------------    SUBSEQUENT TO       INCREASE IN
                DESCRIPTION                  ENCUMBRANCES       LAND        BUILDINGS     ACQUISITION(a)   NET INVESTMENT(c)
-------------------------------------------  ------------    ----------    -----------    -------------    -----------------
Direct Financing Method:
 Supermarkets leased to Big V Holding
   Corp. ..................................   $3,362,822     $1,157,294    $ 5,254,309       $58,940           $ 100,066
 Manufacturing facility leased to The
   Garden Companies........................    3,476,664      1,544,265      5,430,735
                                              ----------     ----------    -----------       -------            --------
                                              $6,839,486     $2,701,559    $10,685,044       $58,940           $ 100,066
                                              ==========     ==========    ===========       =======            ========

                                                           GROSS AMOUNT
                                                         AT WHICH CARRIED
                                                     AT CLOSE OF PERIOD(b)(c)
                                             ----------------------------------------         DATE
                DESCRIPTION                     LAND        BUILDINGS        TOTAL          ACQUIRED
-------------------------------------------  ----------    -----------    -----------    --------------
                                             <
Direct Financing Method:
 Supermarkets leased to Big V Holding
   Corp. ..................................                               $ 6,570,609    July 13, 1994
 Manufacturing facility leased to The
   Garden Companies........................                                 6,975,000    June 20, 1995
                                                                          -----------
                                                                          $13,545,609
                                                                          ===========

                                                                                                GROSS AMOUNT AT WHICH
                                                          INITIAL COST TO           COST         CARRIED AT CLOSE OF
                                                              COMPANY            CAPITALIZED         PERIOD(b)(c)
                                                      ------------------------  SUBSEQUENT TO  ------------------------
             DESCRIPTION                ENCUMBRANCES     LAND       BUILDINGS   ACQUISITION(a)    LAND       BUILDINGS
--------------------------------------  ------------  ----------   -----------  -------------  ----------   -----------
Operating Method:
 Distribution facility leased to
   Wal-Mart Stores, Inc. .............  $ 2,489,810   $  452,871   $ 3,325,910   $    12,921   $  454,420   $ 3,337,282
 Office/Manufacturing facility leased
   to Etec Systems, Inc. .............    6,075,422    1,272,418    10,588,221           241    1,272,444    10,588,436
 Health club facility leased to Sports
   & Fitness Clubs, Inc. .............    2,722,820    1,712,316     3,784,684                  1,712,316     3,784,684
 Warehouses and special purpose
   facility leased to Del Monte Foods,
   Inc. (under construction)..........                   305,733                   1,425,065      305,733     1,425,065
 Warehouse/office/research facility
   leased to Applied Bioscience
   International, Inc. ...............                 1,550,928    11,017,367           464    1,550,985    11,017,774
                                        -----------   ----------   -----------    ----------   ----------   -----------
                                        $11,288,052   $5,294,266   $28,716,182   $ 1,438,691   $5,295,898   $30,153,241
                                        ===========   ==========   ===========    ==========   ==========   ===========

                                                                                            LIFE ON
                                                                                             WHICH
                                                                                          DEPRECIATION
                                                                                           IN LATEST
                                                                                          STATEMENT OF
                                                       ACCUMULATED                         OPERATIONS
             DESCRIPTION                   TOTAL     DEPRECIATION(d)    DATE ACQUIRED     IS COMPUTED
--------------------------------------  -----------  ---------------  ------------------  ------------
Operating Method:
 Distribution facility leased to                                      February 10,
   Wal-Mart Stores, Inc. .............  $ 3,791,702     $  73,003     1995                  40 yrs.
 Office/Manufacturing facility leased                                 February 16,
   to Etec Systems, Inc. .............   11,860,880       231,622     1995                  40 yrs.
 Health club facility leased to Sports
   & Fitness Clubs, Inc. .............    5,497,000        51,251     June 8, 1995          40 yrs.
 Warehouses and special purpose
   facility leased to Del Monte Foods,                                November 9,
   Inc. (under construction)..........    1,730,798                   1995                    N/A
 Warehouse/office/research facility
   leased to Applied Bioscience                                       November 13,
   International, Inc. ...............   12,568,759        34,431     1995                  40 yrs.
                                        -----------      --------
                                        $35,449,139     $ 390,307
                                        ===========      ========

                      See accompanying notes to Schedule.

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

       NOTES TO SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION

(a) Consists of costs of improvements subsequent to purchase and acquisition costs including legal fees, appraisal fees, title costs and other related professional fees.

(b) At December 31, 1995, the aggregate cost of real estate owned by Registrant and its subsidiaries for Federal income tax purposes is $48,894,682.

(c) The increase (decrease) in net investment is due to the amortization of unearned income producing a constant periodic rate of return on the net investment which is more (less) than lease payments received and the sale of a tenancy-in-common interest in properties to an affiliate.

(d)

                  RECONCILIATION OF REAL ESTATE ACCOUNTED FOR
                           UNDER THE OPERATING METHOD

                                                                                     DECEMBER 31,
                                                                                         1995
                                                                                     ------------
    Balance at beginning of period.................................................  $        --
    Additions during period........................................................   35,449,139
                                                                                     -----------
    Balance at close of period.....................................................  $35,449,139
                                                                                     ===========

                   RECONCILIATION OF ACCUMULATED DEPRECIATION

                                                                                     DECEMBER 31,
                                                                                         1995
                                                                                     ------------
    Balance at beginning of period.................................................    $     --
    Depreciation expense for period................................................     390,307
                                                                                       --------
    Balance at close of period.....................................................    $390,307
                                                                                       ========

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                        JUNE 30,
                                                                                          1996
                                                                     DECEMBER 31,     ------------
                                                                         1995         (UNAUDITED)
                                                                     ------------
                                                                        (NOTE)
ASSETS:
Land and buildings, net of accumulated depreciation of
  $390,307 at December 31, 1995 and $749,349 at June 30, 1996......  $35,058,832      $ 41,396,891
Net investment in direct financing leases..........................   13,545,609        40,781,566
Equity investments.................................................   10,382,492        16,031,854
Cash and cash equivalents..........................................   20,239,764        37,634,830
Deferred offering costs............................................    1,066,262           855,367
Security deposits..................................................      325,000         1,499,000
Other assets.......................................................      413,102           372,946
Accrued interest and rents receivable..............................      141,716           362,482
                                                                     ------------     ------------
          Total assets.............................................  $81,172,777      $138,934,936
                                                                     ============     ============

LIABILITIES:
Limited recourse mortgage notes payable............................  $18,127,538      $ 39,080,505
Accrued interest payable...........................................      136,086           289,802
Accounts payable to affiliates.....................................    2,499,284         2,587,072
Accounts payable and accrued expenses..............................      104,141           232,589
Dividends payable..................................................    1,189,830         1,433,816
Security deposit...................................................      667,581         1,717,581
Prepaid rental income..............................................      217,000           658,040
Deferred acquisition fees payable to an affiliate..................    1,577,639         2,539,464
                                                                     ------------     ------------
          Total liabilities........................................   24,519,099        48,538,869
                                                                     ------------     ------------
Commitments and contingencies
Common stock subject to redemption
  Common stock, $.001 par value; 526,921 shares issued and
     outstanding...................................................    5,269,210

SHAREHOLDERS' EQUITY:
Common stock, $.001 par value; authorized 40,000,000 shares;
  6,027,868 and 10,405,613 issued and outstanding shares at
  December 31, 1995 and June 30, 1996..............................        6,028            10,406
Additional paid-in capital.........................................   52,488,567        92,229,853
Dividends in excess of accumulated earnings........................   (1,110,127)       (1,844,192)
                                                                     ------------     ------------
          Total shareholders' equity...............................   51,384,468        90,396,067
                                                                     ------------     ------------
          Total liabilities and shareholders' equity...............  $81,172,777      $138,934,936
                                                                     ============     ============

---------------
Note: The balance sheet at December 31, 1995 has been derived from the audited consolidated financial statements at that date.

   The accompanying notes are an integral part of the consolidated financial statements.

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                         THREE MONTHS ENDED                     SIX MONTHS ENDED
                                   -------------------------------       -------------------------------
                                   JUNE 30, 1995     JUNE 30, 1996       JUNE 30, 1995     JUNE 30, 1996
                                   -------------     -------------       -------------     -------------
Revenues:
  Rental income from operating
     leases......................      $486,655       $   927,756         $   712,208       $ 1,858,332
  Interest from direct financing
     leases......................       221,296         1,304,809             417,303         1,921,142
  Other interest income..........       149,655           356,254             265,231           701,687
                                      ---------        ----------          ----------        ----------
                                        857,606         2,588,819           1,394,742         4,481,161
                                      ---------        ----------          ----------        ----------
Expenses:
  Interest.......................       266,942           904,616             470,116         1,472,612
  Depreciation...................        90,978           179,491             134,496           359,042
  General and administrative.....       210,997           440,703             370,881           801,171
  Property expenses..............       136,061           308,642             248,907           568,534
  Amortization...................         1,172             7,214               2,343            13,266
                                      ---------        ----------          ----------        ----------
                                        706,150         1,840,666           1,226,743         3,214,625
                                      ---------        ----------          ----------        ----------
     Income before income from
       equity investments........       151,456           748,153             167,999         1,266,536
Income from equity investments...       327,908           505,528             666,651         1,012,859
                                      ---------        ----------          ----------        ----------
     Net income..................      $479,364       $ 1,253,681         $   834,650       $ 2,279,395
                                      =========        ==========          ==========        ==========
Net income per common share......     $     .13       $       .14         $       .26       $       .27
                                      =========        ==========          ==========        ==========
Weighted average shares..........     3,613,528         9,191,370           3,242,765         8,515,623
                                      =========        ==========          ==========        ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                     -----------------------------
                                                                         1995             1996
                                                                     ------------     ------------
Cash flows from operating activities:
  Net income.......................................................  $    834,650     $  2,279,395
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization.................................       136,839          372,308
     Other noncash items...........................................       (45,918)        (109,536)
     Income from equity investments in excess of distributions
      received.....................................................                       (108,954)
     Change in security deposits, net..............................       342,581         (124,000)
     Increase (decrease) in other assets...........................      (122,603)         164,664
     Increase in accrued interest payable..........................       116,061          153,716
     Increase in prepaid rental income.............................                        441,040
     Increase in accrued interest and rents receivable.............      (133,334)        (220,766)
     Increase in accounts payable to affiliates(a).................       501,050          348,683
     Increase in accounts payable and accrued expenses(a)..........       138,063           78,448
                                                                     ------------     ------------
          Net cash provided by operating activities................     1,767,389        3,274,998
                                                                     ------------     ------------
Cash flows from investing activities:
     Purchases of real estate and additional capitalized cost......   (27,573,722)     (33,118,197)
     Purchase of equity interest in general partnership............                     (5,283,908)
     Purchase of stock warrants....................................                       (124,000)
     Distributions received from equity investments in excess of
      income from equity investments...............................        46,913
     Additional contributions to equity investments................       (14,958)
     Capital distribution from equity investment...................     1,375,000
                                                                     ------------     ------------
          Net cash used in investing activities....................   (26,166,767)     (38,526,105)
                                                                     ------------     ------------
Cash flows from financing activities:
     Proceeds from mortgages.......................................     9,000,000       21,450,000
     Payments on mortgage principal................................       (75,940)        (497,033)
     Proceeds from stock issuance, net of costs....................     9,800,501       34,513,954
     Redemption of stock...........................................                        (37,500)
     Deferred financing costs......................................                        (13,774)
     Dividends paid................................................      (883,481)      (2,769,474)
                                                                     ------------     ------------
          Net cash provided by financing activities................    17,841,080       52,646,173
                                                                     ------------     ------------
          Net (decrease) increase in cash and cash equivalents.....    (6,558,298)      17,395,066
Cash and cash equivalents, beginning of period.....................    10,661,712       20,239,764
                                                                     ------------     ------------
     Cash and cash equivalents, beginning of period................  $  4,103,414     $ 37,634,830
                                                                     ============     ============
Supplemental disclosure of cash flows information:
Interest paid (including capitalized interest).....................  $    297,172     $  1,318,896
                                                                     ============     ============

---------------
(a) Excludes changes in accounts payable and accrued expenses and account payable to affiliates balances which relate to the raising of capital (financing activities) rather than the Company's real estate operations.

   The accompanying notes are an integral part of the consolidated financial statements.

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1. BASIS OF PRESENTATION:

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The consolidated financial statements include the accounts of Corporate Property Associates 12 Incorporated and its wholly-owned subsidiaries (the "Company"). For further information refer to the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

NOTE 2. ORGANIZATION AND OFFERING:

     The Company was formed on July 30, 1993 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning industrial and commercial real estate. The Company qualifies as a real estate investment trust and will maintain such qualification provided it distributes at least 95% of its taxable income to shareholders and meets other conditions. The Company is managed by Carey Property Advisors, a Pennsylvania limited partnership (the "Advisor").

     An initial offering of the Company's shares which commenced on February 18, 1994 concluded on January 26, 1996, at which time the Company had issued an aggregate of 8,135,992 shares ($81,359,920). The Company filed a post-effective amendment on March 14, 1996, withdrawing from registration the balance of unsold shares from such offering.

     On February 2, 1996, the Company commenced an offering for a maximum of 20,000,000 shares of common stock. The shares are being offered to the public on a "best efforts" basis by Carey Financial Corporation ("Carey Financial") and other selected dealers at a price of $10 per share. It is anticipated that approximately 87% of the funds raised in the second offering will be invested in real estate with the remaining funds used to establish a working capital reserve and to pay the expenses and fees related to the offering. On April 8, 1996 and June 13, 1996, the Company issued 836,155 shares ($8,361,550) and 1,433,466 shares ($14,334,660), respectively. Deferred offering costs of $855,637 at June 30 , 1996 represents costs associated with the current offering which will be charged to shareholders' equity upon the issuance of shares. As described in
Note 3, a portion of the deferred offering costs may be ultimately be reimbursable to the Company from the Advisor.

NOTE 3. COMMITMENTS AND CONTINGENCIES:

     The Company is liable for certain costs of the Offering described in the prospectus of the Company (the "Prospectus"), which include but are not limited to filing, legal, accounting, printing and escrow fees, which are to be deducted from the gross proceeds of the Offering. These costs are presently estimated to aggregate a maximum of $7,233,600 assuming a sale of 20,000,000 shares. The Company is also liable for selling commissions of $0.60 (6%) per Share sold and a Selected Dealer fee of $0.10 (1%) for each Share sold by certain selected dealers.

     The Company will reimburse Carey Financial for its costs (including fees and expenses of its counsel) and for the costs of sales and information meetings of Carey Financial's employees relating to the Offering. The Company will reimburse Carey Financial for its identified expenses incurred in connection with wholesaling services provided to the Company. If the aggregate of certain organization and offering costs, including all selling commissions, exceed 10% of the gross proceeds of the Offering (plus an additional 0.5% of gross proceeds which may be paid for bona fide due diligence expenses), such excess will be paid by the

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

Advisor with no recourse by or reimbursement to the Advisor. For the six-month period ended June 30, 1996, the Company incurred costs of $3,265,702 in connection with both offerings, a portion of which has been capitalized as deferred offering costs, and made payments, including prepayments of selling commissions, of which $4,031,786 has been charged to shareholders' equity. Such payments include reimbursement to the Advisor of $1,451,575 for payments the Advisor had made on the Company's behalf. For the six-month period ended June 30, 1995, the Company incurred costs of $1,822,379 in connection with its offering and made payments of $1,362,479. Such 1995 payments include reimbursements to the Advisor of $303,500 for payments the Advisor had made on the Company's behalf.

     As the result of selling shares of the Company between March 31, 1995 through May 9, 1995 with a prospectus that did not include updated financial statements, the Company offered to all shareholders who purchased a total of 526,921 shares ($5,269,210) between these dates an opportunity to rescind such purchases. The redemption period ended May 9, 1996 at which time the Company had received subscriptions for the redemption of a total of 3,750 shares ($37,500). The 523,171 shares ($5,231,710) which were not redeemed were reclassified as shareholders' equity as of March 31, 1996.

NOTE 4. TRANSACTIONS WITH RELATED PARTIES:

     The Company has entered into an advisory agreement with the Advisor. Pursuant to the advisory agreement, the Advisor will perform certain services for the Company including the identification, evaluation, negotiation, purchase and disposition of property, the day-to-day administration and management of the Company and the performance of certain administrative services. For the three-month and six-month periods ended June 30, 1995, the Company incurred asset management fees of $67,923 and $124,346, respectively, with performance fees in like amount. General and administrative expense reimbursements for three-month and six-month periods ended June 30, 1995 were $124,633 and $246,825, respectively, For the three-month and six-month periods ended June 30, 1996, the Company incurred asset management fees of $151,577 and $279,572, respectively, with performance fees in like amount. General and administrative expense reimbursements for the three-month and six-month periods ended June 30, 1996 were $184,975 and $373,454, respectively

     As of December 31, 1995, accounts payable to affiliates were comprised of deferred offering costs of $1,066,262, asset management and performance fees of $748,795, accrued interest on deferred acquisition fees of $106,175 and amounts due for other operating costs of $578,052. As of June 30, 1996, accounts payable to affiliates were comprised of deferred offering costs of $805,367, asset management and performance fees of $1,120,439, accrued interest on deferred acquisition fees of $185,464 and amounts due for other operating costs of $475,802.

     The Company, in conjunction with certain affiliates, is a participant in a cost sharing agreement for the purpose of renting and occupying office space. Under the agreement, the Company pays its proportionate share of rent and other cost of occupancy. Net expenses incurred for the six-months ended June 30, 1996 were $13,378. The Company did not incur any expenses under the agreement for the period ended June 30, 1995.

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

NOTE 5. INDUSTRY SEGMENT INFORMATION:

     The Company's operations consist of the investment in and the leasing of industrial and commercial real estate. The financial reporting sources of the leasing revenues below for the six-month periods ended June 30, 1995 and 1996 are as follows:

                                                                        1995           1996
                                                                     ----------     ----------
    Per Statements of Income:
      Rental income from operating leases..........................  $  712,208     $1,858,332
      Interest income from direct financing leases.................     417,303      1,921,142
    Adjustment:
      Share of leasing revenue from equity investments.............   1,555,552      2,206,420
                                                                     ----------     ----------
                                                                     $2,685,063     $5,985,894
                                                                     ==========     ==========

     For the six-month periods ended June 30, 1995 and 1996, the Company earned its proportionate net leasing revenues from its investments from the following lease obligors:

                                                          1995         %         1996         %
                                                       ----------     ---     ----------     ---
    Best Buy Co., Inc.(a)............................  $  901,052      33%    $  899,215      15%
    Etec Systems, Inc. ..............................     517,074      19        674,719      11
    Gensia, Inc.(a)..................................     654,500      24        654,500      11
    The Upper Deck Company(a)........................                            652,705      11
    Applied Bioscience International, Inc. ..........                            651,000      11
    Telos Corporation................................                            443,435       7
    Rheometric Scientific, Inc. .....................                            415,901       7
    The Garden Companies, Inc. ......................      24,604       1        408,200       7
    Big V Holding Corp...............................     392,699      15        398,520       7
    Sports and Fitness Clubs, Inc. ..................      40,263       2        334,000       6
    Lanxide Corporation..............................                            255,086       4
    Wal-Mart Stores, Inc. ...........................     154,871       6        198,613       3
                                                       ----------     ---     ----------     ---
                                                       $2,685,063     100%    $5,985,894     100%
                                                       ==========     ===     ==========     ===

---------------
(a) Represents the Company's proportionate share of lease revenues from its equity investments.

NOTE 6. DIVIDENDS:

     Dividends declared and paid to shareholders during the six-month ended June 30, 1996 are summarized as follows:

                              QUARTER ENDED                            TOTAL PAID     PER SHARE
    -----------------------------------------------------------------  ----------     ---------
    December 31, 1995................................................  $1,190,411     $ 0.2005
                                                                       ==========     =========
    March 31, 1996...................................................  $1,579,063     $ 0.2008
                                                                       ==========     =========

     Dividends for the quarter ended June 30, 1996 were comprised of dividends declared of $.015462 per share ($125,857) to shareholders of record as of April 7, 1996, $.14578 per share ($1,307,960) to shareholders of record as of June 11, 1996 and $.39758 per share ($413,706) to shareholders of record as of July 9, 1996. Such dividends were paid in July 1996. Dividends declared prior to June 30, 1996 ($1,433,817) have been accrued as dividends payable as of June 30, 1996.

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

NOTE 7. EQUITY INVESTMENTS:

     The Company holds a 37% interest in BB Property Company ("BB Property"), a general partnership which net leases 17 retail stores to Best Buy Co., Inc. and a 50% interest in Gena Property Company ("Gena"), a general partnership which net leases two office buildings to Gensia, Inc. and a 50% interest in Cards LLC, a general partnership which net leases office and manufacturing facilities to The Upper Deck Company. Summarized financial information of Gena, BB Property, and Cards LLC is as follows:

                                                       GENA                     BB PROPERTY          CARDS LLC
                                             -------------------------   -------------------------   ---------
                                             DECEMBER 31,   JUNE 30,     DECEMBER 31,   JUNE 30,     JUNE 30,
                                                 1995         1996           1995         1996         1996
                                             ------------  -----------   ------------  -----------   ---------
                                                                      (IN THOUSANDS)
Land and buildings, net of accumulated
  depreciation..............................   $ 22,287      $22,056       $ 18,580      $18,580
Net investment in direct financing lease....                                 27,261       27,211      $25,831
Other assets................................                                                              750
                                                -------      -------        -------      -------      -------
Total assets................................   $ 22,287      $22,056       $ 45,841      $45,791      $26,581
                                                =======      =======        =======      =======      =======
Mortgage notes payable......................   $ 12,241      $11,974       $ 31,235      $30,888      $$14,941
Other liabilities...........................        141          135            235          232          855
                                                -------      -------        -------      -------      -------
    Total liabilities.......................     12,382       12,109         31,470       31,120       15,796
    Partners' capital.......................      9,905        9,947         14,371       14,671       10,785
                                                -------      -------        -------      -------      -------
    Total liabilities and partners'
      capital...............................   $ 22,287      $22,056       $ 45,841      $45,791      $26,581
                                                =======      =======        =======      =======      =======

                                                                 FOR THE SIX MONTHS ENDED
                                             -----------------------------------------------------------------
                                                   JUNE 30, 1995                     JUNE 30, 1996
                                             -------------------------   -------------------------------------
                                                 GENA      BB PROPERTY       GENA      BB PROPERTY   CARDS LLC
                                             ------------  -----------   ------------  -----------   ---------
Lease revenue...............................   $  1,309      $ 2,435       $  1,309      $ 2,430      $ 1,312
                                                -------      -------        -------      -------      -------
Interest expense on mortgages...............        489        1,428            490        1,398          628
Depreciation................................        230                         230
Other.......................................                       3              5            6            2
                                                -------      -------        -------      -------      -------
                                                    719        1,431            725        1,404          630
                                                -------      -------        -------      -------      -------
    Net income..............................   $    590      $ 1,004       $    584      $ 1,026      $   682
                                                =======      =======        =======      =======      =======

NOTE 8. SUBSEQUENT EVENTS:

     Sports & Fitness Clubs of America, Inc.

     On July 25, 1996, the Company purchased land and a health club facility in Houston, Texas for $6,180,000 of equity and entered into a net lease agreement with Sports & Fitness Clubs of America, Inc. ("Sports & Fitness"). The lease obligations of Sports & Fitness are guaranteed by its parent company, Q Clubs, Inc. ("Q Clubs"). The lease has an initial term of 20 years and provides for four five-year renewal options. Annual rent is $694,000 with rent increases every five years with such increases based on a formula indexed to increases in the Consumer Price Index.

     In connection with its purchase, the Company was granted warrants exercisable for 5,089 shares of common stock of Q Clubs at an exercise price of $275. The exercise price increases by 3% annually beginning on July 23, 1997.

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                                AND SUBSIDIARIES

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

     Del Monte Corporation

     In November 1995, the Company and Carey Institutional Properties, ("CIP(TM)"), an affiliate, each with 50% interests as tenants-in-common, purchased land in Illinois, Wisconsin and Washington and subsequently constructed three warehouses and a special purpose facility at a total cost of $21,990,000 pursuant to construction agency and lease agreements with Del Monte Corporation ("Del Monte"). In July 1996, the Company and CIP(TM) each made a final payment of $2,145,000 to complete the construction project. Del Monte annual rent is $2,572,500 (of which the Company's share is $1,286,250).

     After completion of construction, the Company and CIP(TM) obtained $12,500,000 (of which the Company's share is $6,250,000) of limited recourse financing. The loan is collateralized by mortgages on the Del Monte properties and a lease assignment. The loan provides for a fixed interest rate of 10% per annum on $11,000,000 with the remaining balance of $1,500,000 at a variable interest rate of either the lender's prime rate plus 2% or the London Inter-Bank Offering Rate plus 4% (10.25% at inception) with quarterly interest and principal payments based on a 20-year amortization schedule. The initial quarterly payment, based on current interest rates, will be approximately $353,000 (of which the Company's share is $176,500). The loan is scheduled to mature on November 30, 2000 at which time a balloon payment of $11,450,000 will be due (of which the Company's share will be $5,725,000).

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the General Partners of
BB Property Company:

     We have audited the accompanying balance sheets of BB Property Company as of December 31, 1994 and 1995, and the related statements of income, partners' capital and cash flows for the years ended December 31, 1994 and 1995. These financial statements and financial statement schedule are the responsibility of the General Partners. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the General Partners, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BB Property Company as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. In addition, in our opinion, the Schedule of Real Estate and Accumulated Depreciation as of December 31, 1995, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the financial information required to be included therein pursuant to Securities and Exchange Commission Regulation S-X Rule 12-28.

                                       /s/ COOPERS & LYBRAND L.L.P.
New York, New York
March 22, 1996

                              BB PROPERTY COMPANY

                                 BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1995

                                                                          1994            1995
                                                                       -----------     -----------
Land.................................................................  $18,579,665     $18,579,665
Net investment in direct financing lease.............................   27,352,304      27,260,940
                                                                       -----------     -----------
          Total assets...............................................  $45,931,969     $45,840,605
                                                                       ===========     ===========
Mortgage note payable................................................  $31,884,348     $31,235,276
Other liabilities....................................................      239,767         234,894
                                                                       -----------     -----------
          Total liabilities..........................................   32,124,115      31,470,170
Partners' capital....................................................   13,807,854      14,370,435
                                                                       -----------     -----------
          Total liabilities and partners' capital....................  $45,931,969     $45,840,605
                                                                       ===========     ===========

                     See notes to the financial statements.

                              BB PROPERTY COMPANY

                              STATEMENTS OF INCOME
FOR THE PERIOD FROM INCEPTION (APRIL 14, 1993) TO DECEMBER 31, 1993 (UNAUDITED)
               AND FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                                              1994           1995
                                                              1993         ----------     ----------
                                                           -----------
                                                           (UNAUDITED)
Rental income from operating lease.......................  $1,491,663      $1,988,884     $1,988,884
Interest income from direct financing lease..............   1,925,965       2,888,426      2,879,249
                                                           ----------      ----------     ----------
                                                            3,417,628       4,877,310      4,868,133
                                                           ----------      ----------     ----------
Interest expense.........................................   2,050,879       2,897,680      2,841,537
General and administrative expense.......................         415             643          2,703
                                                           ----------      ----------     ----------
                                                            2,051,294       2,898,323      2,844,240
                                                           ----------      ----------     ----------
          Net income.....................................  $1,366,334      $1,978,987     $2,023,893
                                                           ==========      ==========     ==========

                     See notes to the financial statements.

                              BB PROPERTY COMPANY

                         STATEMENT OF PARTNERS' CAPITAL
FOR THE PERIOD FROM INCEPTION (APRIL 14, 1993) TO DECEMBER 31, 1993 (UNAUDITED)
               AND FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

Capital contributions...............................................................  $13,434,607
Net income, 1993....................................................................    1,366,334
Distributions paid..................................................................   (1,508,333)
                                                                                      -----------
          Balance, December 31, 1993................................................   13,292,608
Net income, 1994....................................................................    1,978,987
Distributions paid..................................................................   (1,463,741)
                                                                                      -----------
          Balance, December 31, 1994................................................   13,807,854
Net income, 1995....................................................................    2,023,893
Distributions paid..................................................................   (1,461,312)
                                                                                      -----------
          Balance, December 31, 1995................................................  $14,370,435
                                                                                      ===========

                     See notes to the financial statements.

                              BB PROPERTY COMPANY

                            STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (APRIL 14, 1993) TO DECEMBER 31, 1993 (UNAUDITED)
               AND FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                                           1994            1995
                                                           1993         -----------     -----------
                                                        -----------
                                                        (UNAUDITED)
Cash flows from operating activities:
  Net income..........................................  $ 1,366,334     $ 1,978,987     $ 2,023,893
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Cash receipts on direct financing lease in excess
       of interest income earned......................      220,452          82,187          91,364
     Increase (decrease) in other liabilities.........      243,853          (4,086)         (4,873)
                                                        -----------     -----------     -----------
          Net cash provided by operating activities...    1,830,639       2,057,088       2,110,384
                                                        -----------     -----------     -----------
Cash flows from investing activities:
  Purchase of real estate and capitalized costs.......  (46,234,608)
                                                        -----------
          Net cash used in investing activities.......  (46,234,608)
                                                        -----------
Cash flows from financing activities:
  Capital contributions...............................   13,434,607
  Proceeds from mortgage note payable.................   32,800,000
  Distributions paid..................................   (1,508,333)     (1,463,741)     (1,461,312)
  Payment of mortgage payable.........................     (322,305)       (593,347)       (649,072)
                                                        -----------     -----------     -----------
          Net cash (used in) provided by financing
            activities................................   44,403,969      (2,057,088)     (2,110,384)
                                                        -----------     -----------     -----------
          Net change in cash and cash equivalents.....           --              --              --
Cash and cash equivalents, beginning of period........           --              --              --
                                                        -----------     -----------     -----------
Cash and cash equivalents, end of period..............  $        --     $        --     $        --
                                                        ===========     ===========     ===========

                     See notes to the financial statements.

                              BB PROPERTY COMPANY

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS:

     BB Property Company (the "Partnership") is a general partnership which was formed on April 14, 1993 for the purpose of investing in net lease real estate. The general partners are Carey Institutional Properties Incorporated and Corporate Property Associates 12 Incorporated. The Partnership's business consists of the investment in 17 properties which are leased to Best Buy Co., Inc. pursuant to a master lease. All revenues of the Partnership are derived from the master lease.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Real Estate Leased to Others:

     Real estate is currently leased to one tenant on a net lease basis whereby the tenant is responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance, repairs, renewals and improvements. The land portion of the lease is accounted for under the operating method. Under the operating method, revenue is recognized as rentals are earned and expenses are charged to operations as incurred. The building portion of the lease is accounted for under the direct financing method and recorded at its net investment. Unearned income is deferred and amortized to income over the lease term so as to produce a constant periodic rate of return on the Partnership's net investment in the lease.

     Effective January 1, 1995, the Partnership adopted the provisions of Statement of Financial Accounting Standards No. 121 -- Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of ("SFAS 121"). Pursuant to SFAS 121, the Partnership assesses the recoverability of its real estate assets, including residual interests, based on projections of cash flows over the life of such assets. In the event that such cash flows are insufficient, the assets are adjusted to their estimated net realizable value. The adoption of SFAS 121 did not have a material effect on the Partnership's financial condition or results of operations.

     Income Taxes:

     A partnership is not liable for income taxes as each general partner recognizes its proportionate share of partnership income or loss on its tax return. Accordingly, no provision for income taxes is recognized for financial statement purposes.

     Cash and Cash Equivalents:

     The Partnership considers all short-term, highly-liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money market funds. At December 31, 1994 and 1995, the Partnership held no cash or cash equivalents.

3. REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE OPERATING METHOD:

     The anticipated minimum future rentals, exclusive of renewals, under the Partnership's noncancellable operating lease amount to approximately $1,989,000 in each of the years 1996 through 2000 and aggregate $44,418,000 through 2018.

                              BB PROPERTY COMPANY

4. NET INVESTMENT IN DIRECT FINANCING LEASES:

     Net investment in direct financing lease is summarized as follows:

                                                                      1994            1995
                                                                   -----------     -----------
    Minimum lease payments receivable............................  $62,330,982     $59,360,369
    Unguaranteed residual value..................................   27,654,943      27,654,943
                                                                   -----------     -----------
                                                                    89,985,925      87,015,312
    Less, Unearned income........................................   62,633,621      59,754,372
                                                                   -----------     -----------
                                                                   $27,352,304     $27,260,940
                                                                   ===========     ===========

     The scheduled minimum future rentals, exclusive of renewal, under the Partnership's noncancellable direct financing lease amount to approximately $2,971,000 in both 1996 and 1997, $3,036,000 in each of the years 1998, 1999 and
2000 and aggregate $59,360,000 though 2018.

5. MORTGAGE NOTE PAYABLE:

     The Partnership's mortgage loan is a limited recourse obligation and is collateralized by an assignment of the lease and by real property with a carrying value of $46,234,608, before adjustment for unearned income on the direct financing lease. The mortgage note payable bears interest at the rate of 9.01% per annum and matures in 2008.

     Scheduled principal payments during each of the next five years following December 31, 1995 and thereafter are approximately as follows:

    1996........................................................................  $   710,000
    1997........................................................................      777,000
    1998........................................................................      850,000
    1999........................................................................      929,000
    2000........................................................................    1,017,000
    Thereafter..................................................................   26,952,000
                                                                                  -----------
              Total.............................................................  $31,235,000
                                                                                  ===========

     Interest paid in 1994 and 1995 was $1,807,026 and $2,846,410, respectively.

6. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The fair value of the Partnership's mortgage note payable is estimated to be $28,468,000 at December 31, 1995. The fair value of the mortgage note payable was evaluated using a discounted cash flow model with a discount rate which takes into account the credit of the tenant and interest rate risk.

                              BB PROPERTY COMPANY

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1995

                                                                                                             GROSS AMOUNT
                                               INITIAL COST TO            COSTS                            AT WHICH CARRIED
                                                 PARTNERSHIP           CAPITALIZED       DECREASE      AT CLOSE OF PERIOD(b)(c)
                                          -------------------------   SUBSEQUENT TO       IN NET       -------------------------
       DESCRIPTION          ENCUMBRANCE      LAND        BUILDINGS    ACQUISITION(a)   INVESTMENT(b)      LAND        BUILDINGS
--------------------------  -----------   -----------   -----------   --------------   -------------   -----------   -----------
Operating Method:

Retail Stores.............  $12,552,092   $18,579,019                      $646                        $18,579,665
                            ===========   ===========                      ====                        ===========

Direct Financing Method:

Retail Stores.............  $18,683,184                 $27,653,981        $962          $(394,003)
                            ===========                 ===========        ====        ===========


                                            ACCUMU-
                                             LATED
                                           DEPRECI-          DATE
       DESCRIPTION             TOTAL         ATION         ACQUIRED
--------------------------  -----------   -----------   --------------
Operating Method:
Retail Stores.............  $18,579,665           N/A   April 15, 1993
                            ===========
Direct Financing Method:
Retail Stores.............  $27,260,940           N/A   April 15, 1993
                            ===========

---------------
(a) Consists of acquisition costs including legal fees, appraisal fees, title costs and other related professional fees.

(b) The decrease in net investment is due to the amortization of unearned income producing a constant periodic rate of return on the net investment which is less than the lease payments received.

(c) At December 31, 1995, the aggregate cost of real estate owned by the Partnership for Federal income tax purposes is $46,234,608.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the General Partners of
GENA Property Company:

     We have audited the accompanying balance sheets of GENA Property Company as of December 31, 1994 and 1995, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1994 and 1995. These financial statements and financial statement schedule are the responsibility of the General Partners. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the General Partners, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GENA Property Company as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. In addition, in our opinion, the Schedule of Real Estate and Accumulated Depreciation as of December 31, 1995, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the financial information required to be included therein pursuant to Securities and Exchange Commission Regulation S-X Rule 12-28.

                                       /s/ COOPERS & LYBRAND

New York, New York
March 22, 1996

                             GENA PROPERTY COMPANY

                                 BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1995

                                                                          1994            1995
                                                                       -----------     -----------
Land.................................................................  $ 4,500,000     $ 4,500,000
Building, net of accumulated depreciation of $181,603 and $642,330
  at December 31, 1994 and 1995......................................   18,247,471      17,786,744
Accrued rent receivable..............................................      218,167
Other assets.........................................................       13,750
                                                                       -----------     -----------
          Total assets...............................................  $22,979,388     $22,286,744
                                                                       ===========     ===========
Mortgage note payable................................................  $ 9,968,043     $12,240,584
Accrued interest payable.............................................       68,786          84,468
Accounts payable to affiliates.......................................       13,750
Other liabilities....................................................                       56,273
                                                                       -----------     -----------
          Total liabilities..........................................   10,050,579      12,381,325
                                                                       -----------     -----------
Partners' capital....................................................   12,928,809       9,905,419
                                                                       -----------     -----------
          Total liabilities and partners' capital....................  $22,979,388     $22,286,744
                                                                       ===========     ===========

                       See notes to financial statements.

                             GENA PROPERTY COMPANY

                            STATEMENTS OF OPERATIONS
     FOR THE PERIOD FROM INCEPTION (DECEMBER 1, 1993) TO DECEMBER 31, 1993
                                  (UNAUDITED)
               AND FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                                              1994          1995
                                                               1993         --------     ----------
                                                            -----------
                                                            (UNAUDITED)
Revenue:
  Rental income from operating lease......................                  $964,091     $2,618,000
  Other income............................................                       531
                                                                            --------     ----------
                                                                             964,622      2,618,000
                                                                            --------     ----------
Expenses:
  Interest expense........................................                   322,356        994,311
  Depreciation expense....................................                   181,603        460,727
  Other expenses, net.....................................     $ 800            (364)        14,665
                                                               -----        --------     ----------
                                                                 800         503,595      1,469,703
                                                               -----        --------     ----------
  Net (loss) income.......................................     $(800)       $461,027     $1,148,297
                                                               =====        ========     ==========

                     See notes to the financial statements.

                             GENA PROPERTY COMPANY

                         STATEMENT OF PARTNERS' CAPITAL
     FOR THE PERIOD FROM INCEPTION (DECEMBER 1, 1993) TO DECEMBER 31, 1993
                                  (UNAUDITED)
               AND FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

Capital contributions...............................................................  $ 4,607,110
Net loss, 1993......................................................................         (800)
                                                                                       ----------
  Balance, December 31, 1993........................................................    4,606,310
Capital contributions...............................................................    8,328,519
Distributions, 1994.................................................................     (467,047)
Net income, 1994....................................................................      461,027
                                                                                       ----------
  Balance, December 31, 1994........................................................   12,928,809
Return of capital...................................................................   (2,750,000)
Distributions, 1995.................................................................   (1,421,687)
Net income, 1995....................................................................    1,148,297
                                                                                       ----------
  Balance, December 31, 1995........................................................  $ 9,905,419
                                                                                       ==========

                     See notes to the financial statements.

                             GENA PROPERTY COMPANY

                            STATEMENTS OF CASH FLOWS
     FOR THE PERIOD FROM INCEPTION (DECEMBER 1, 1993) TO DECEMBER 31, 1993
                                (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                                           1994            1995
                                                          1993         ------------     -----------
                                                      ------------
                                                      (UNAUDITED)
Cash flows from operating activities:
  Net (loss) income.................................  $       (800)    $    461,027     $ 1,148,297
  Adjustments to reconcile net (loss) income to net
     cash provided by operating activities:
     Depreciation...................................                        181,603         460,727
     (Increase) decrease in other assets............                        (13,750)         13,750
     Increase in accrued interest payable...........                         68,786          15,682
     (Increase) decrease in accrued rent
       receivable...................................                       (218,167)        218,167
     Increase (decrease) in accounts payable to
       affiliates...................................        12,646            1,104         (13,750)
     Decrease (increase) in other liabilities.......           800             (800)         56,273
                                                      ------------     ------------     -----------
       Cash provided by operating activities........        12,646          479,803       1,899,146
                                                      ------------     ------------     -----------
Cash flows from investing activities:
  Purchase of real estate and capital
     improvements...................................   (12,869,756)     (10,700,510)
  Capitalized interest..............................                       (404,213)
  Incidental revenues applied to capitalized
     costs..........................................                      1,045,405
                                                      ------------     ------------
       Net cash used in investing activities........   (12,869,756)     (10,059,318)
                                                      ------------     ------------
Cash flows from financing activities:
  Proceeds from mortgage............................     8,250,000        2,000,000       2,750,000
  Payments on mortgage principal....................                       (281,957)       (477,459)
  Partners' capital contributions...................     4,607,110        8,328,519
  Return of capital distribution....................                                     (2,750,000)
  Distributions to partners.........................                       (467,047)     (1,421,687)
                                                      ------------     ------------     -----------
       Net cash provided by (used in) financing
          activities................................    12,857,110        9,579,515      (1,899,146)
                                                      ------------     ------------     -----------
       Net change in cash and cash equivalents......            --               --              --
Cash and cash equivalents, beginning of year........            --               --              --
                                                      ------------     ------------     -----------
  Cash and cash equivalents, end of year............  $         --     $         --     $        --
                                                      ============     ============     ===========

                     See notes to the financial statements.

                             GENA PROPERTY COMPANY

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS:

     Gena Property Company (the "Partnership") is a general partnership which was formed on December 1, 1993 for the purpose of investing in net lease real estate. The general partners are Carey Institutional Properties Incorporated and Corporate Property Associates 12 Incorporated. The Partnership's business consists of the leasing of real property pursuant to a lease with Gensia, Inc. All revenues of the Partnership are derived from one lease contract.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Real Estate Leased to Others:

     Real estate is currently leased to one tenant on a net lease basis whereby the tenant is responsible for all operating expenses relating to the property including property taxes, insurance, maintenance, repairs, renewals and improvements and is accounted for under the operating method. Under the operating method, revenue is recognized as rentals are earned and expenses (including depreciation) are charged to operations as incurred. For the period in which the property was under construction, mortgage interest was capitalized rather than expensed and rentals received were recorded as a reduction of capitalized project (i.e. construction) costs in accordance with Statement of Financial Accounting Standards No. 67.

     Effective January 1, 1995, the Partnership adopted the provisions of Statement of Financial Accounting Standards No. 121 -- Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of ("SFAS 121"). Pursuant to SFAS 121, the Partnership assesses the recoverability of its real estate assets, including residual interests, based on projections of cash flows over the life of such assets. In the event that such cash flows are insufficient, the assets are adjusted to their estimated net realizable value. The adoption of SFAS 121 did not have a material effect on the Partnership's financial condition or results of operations.

     Depreciation:

     Depreciation is computed using the straight-line method over the estimated useful life of the properties -- 40 years.

     Income Taxes:

     A partnership is not liable for Federal income taxes as each general partner recognizes its proportionate share of partnership income or loss in its tax return. Accordingly, no provision for income taxes is recognized for financial statement purposes.

     Cash and Cash Equivalents:

     The Partnership considers all short-term, highly-liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money market funds. At December 31, 1994 and 1995, the Partnership held no cash or cash equivalents.

                             GENA PROPERTY COMPANY

3. REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE OPERATING METHOD:

     The scheduled minimum future rentals exclusive of renewals under the Partnership's noncancellable operating lease amount to approximately $2,618,000 in each of the years 1996 through 2000 and aggregate $35,561,000 through 2009.

4. MORTGAGE NOTE PAYABLE:

     The Partnership's mortgage loan is a limited recourse obligation and is collateralized by an assignment of the lease and by real property with a carrying value of approximately $22,929,000 before accumulated depreciation. The mortgage note payable bears interest at the rate of 8.125% and fully amortizes in 2009.

     Scheduled principal payments during each of the next five years following December 31, 1995 and thereafter are approximately as follows:

    1996........................................................................  $   545,000
    1997........................................................................      593,000
    1998........................................................................      643,000
    1999........................................................................      698,000
    2000........................................................................      754,000
    Thereafter..................................................................    9,008,000
                                                                                  -----------
              Total.............................................................  $12,241,000
                                                                                  ===========

     No interest was paid in 1993. Interest paid in 1994 and 1995 was $657,783 and $978,629, respectively.

5. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The carrying amounts of receivables and accounts payable and accrued expenses approximate fair value because of the short maturity of these items.

     The fair value of the Partnership's mortgage note is estimated to be $10,407,000 at December 31, 1995. The fair value of the mortgage note payable was evaluated using a cash flow model with a discount rate which takes into account the credit of the tenant and interest rate risk.

                             GENA PROPERTY COMPANY

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1995

                                                                                                 GROSS AMOUNT
                                              INITIAL COST TO           COSTS                  AT WHICH CARRIED
                                                PARTNERSHIP          CAPITALIZED           AT CLOSE OF PERIOD(b)(c)
                                          -----------------------   SUBSEQUENT TO   --------------------------------------
        DESCRIPTION         ENCUMBRANCES     LAND      BUILDINGS    ACQUISITION(a)     LAND       BUILDINGS       TOTAL
--------------------------- ------------  ----------   ----------   -------------   ----------   -----------   -----------
Operating Method:
Office and
 research facility......... $12,240,584   $4,500,000   $8,357,111    $10,071,963    $4,500,000   $18,429,074   $22,929,074
                             ==========   ==========   ==========    ===========    ==========   ===========   ===========

                                                               LIFE ON WHICH
                                                              DEPRECIATION IN
                                                               LATEST INCOME
                             ACCUMULATED         DATE            STATEMENT
        DESCRIPTION          DEPRECIATION      ACQUIRED         IS COMPUTED
---------------------------  -----------  ------------------  ----------------
                            <
Operating Method:
Office and
 research facility.........   $ 642,330   December 21, 1993       40 years
                               ========   =================       ========

---------------
(a) Consists of costs of completion of construction and acquisition costs including legal fees, appraisal fees, title costs and other related professional fees.

(b) At December 31, 1995, the aggregate cost of real estate owned by the Partnership for Federal income tax purposes is $22,929,074.

(c)

     RECONCILIATION OF REAL ESTATE ACCOUNTED FOR UNDER THE OPERATING METHOD

                                                                          DECEMBER 31,
                                                                   ---------------------------
                                                                      1994            1995
                                                                   -----------     -----------
    Balance at beginning of period...............................  $12,852,947     $22,929,074
    Additions during period......................................   10,076,127
                                                                   -----------     -----------
    Balance at close of period...................................  $22,929,074     $22,929,074
                                                                   ===========     ===========

                   RECONCILIATION OF ACCUMULATED DEPRECIATION

                                                                          DECEMBER 31,
                                                                   ---------------------------
                                                                      1994            1995
                                                                   -----------     -----------
    Balance at beginning of period...............................                  $   181,603
    Depreciation expense for the period..........................  $   181,603         460,727
                                                                        ------        --------
    Balance at close of period...................................  $   181,603     $   642,330
                                                                        ======        ========

                                                                       EXHIBIT A

                            PRIOR PERFORMANCE TABLES

     The information presented in the following tables represents the historical experience of the CPA(R) Programs for which the Affiliates of the Advisor of the Company serve as general partners and the record of CPA(R) Programs in meeting their investment objectives. These tables should be carefully reviewed by a potential investor in considering an investment in the Company. These tables are as follows:

     Table I -- Experience in Raising and Investing Funds (on a percentage basis)
     Table II -- Compensation to Sponsor
     Table III -- Operating Results of Prior Programs
     Table V -- Sales or Dispositions of Properties

     PERSONS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE CPA(R) PROGRAMS TO WHICH THESE TABLES RELATE. IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THE COMPANY WILL EXPERIENCE RESULTS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE CPA(R) PROGRAMS. SEE "PRIOR OFFERINGS BY AFFILIATES" ELSEWHERE IN THIS PROSPECTUS.

     The investment objectives of the Company and CPA(R) Programs are similar.

     Additional information regarding prior public CPA(R) Programs can be obtained from the Advisor by written request for a copy of the most recent Annual Report filed on Form 10-K with the SEC or a copy of Table
VI -- Acquisition of Real Properties by Prior Public Programs included in Part II of the Registration Statement to which this Prospectus relates, free of charge.

     The following terms used throughout the Prior Performance Tables are defined below:

          "Total acquisition cost" means the original mortgage financing at date of purpose, cash payments (equity), and prepaid items and fees related to purchase of property.

          "GAAP" means generally accepted accounting principles.

          "Cash generated from operations" means the excess or deficiency of partnership operating cash receipts including interest on short-term investments over partnership operating case expenditures.

                                    TABLE I
       EXPERIENCE IN RAISING AND INVESTING FUNDS AS OF DECEMBER 31, 1995
                             ON A PERCENTAGE BASIS

     Table I includes information showing how investors' funds have been dealt with in Prior Programs, the offerings of which have closed since January 1, 1993, particularly focusing on the percentage of the amount raised available for investment (or total acquisition cost), the percentage of leverage used in purchasing properties and the time frame for raising and investing funds. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                      CPA(R):10         CIP(TM)           CPA:12
                                                     -----------      ------------      -----------
Dollar amount offered (net of discounts and
  individual general partner contributions)........  $72,049,908      $141,590,601       65,523,154
Dollar amount raised...............................         100%              100%             100%
Less offering expenses:
  Selling commissions..............................        6.82%             6.94%            6.53%
  Organization expenses............................        7.17%             5.31%            4.28%
Reserves (working capital).........................        1.00%             1.00%            1.00%
Percent available for investment in real estate....       85.01%            86.75%           88.18%
Acquisition costs:
  Cash down payments...............................       71.12%            77.44%           56.44%
  Other costs capitalized..........................        0.82%             0.24%            0.32%
  Acquisition fees.................................       10.05%             9.03%            5.68%
  Total acquisition costs (includes debt
     financing)....................................      220.44%           195.99%          118.23%
Percent leverage (mortgage financing divided by
  total acquisition costs).........................          63%               56%(1)           48%
Date offering began................................      6/20/90(2)        8/19/91(3)       2/18/94(4)
Length of offering (in months).....................      12 mos.           24 mos.          23 mos.
Months to invest 90% of amount available for
  investment (from beginning of offering)..........      30 mos.           31 mos.              N/A(5)

                                   FOOTNOTES

(1) Does not represent fully invested portfolio. Leverage percentage is applicable only to initial property acquisitions.

(2) Remaining shares withdrawn 8/14/91.

(3) Remaining shares withdrawn 11/4/93.

(4) Remaining shares withdrawn 3/14/96.

(5) Program has not reached investment of 90% of amount available for investment.

                                    TABLE II
                COMPENSATION TO SPONSOR AS OF DECEMBER 31, 1995

     Table II provides information as to Prior Programs that will enable an investor to understand the significance of compensation paid to the sponsor and its affiliates, as well as to understand how the compensation is spread over the cycle of the programs. The information presented below is for compensation paid since January 1, 1993. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE COMPENSATION WHICH WILL BE RECEIVED BY THE ADVISOR AND AFFILIATES OF THE ADVISOR. THE COMPENSATION PAYABLE TO THE GENERAL PARTNERS AND AFFILIATES OF THE CPA(R) PARTNERSHIPS DIFFERS FROM THE ENTITLEMENT AND ALLOCATION OF COMPENSATION TO THE ADVISOR AND AFFILIATES OF THE ADVISOR. SEE "MANAGEMENT COMPENSATION" AND "ESTIMATED USE OF PROCEEDS". PURCHASERS OF SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS.

                                CPA(R):1-
                                CPA(R):8         CPA(R):9       CPA(R):10       CIP(TM)        CPA(R):12
                             ---------------    -----------    -----------    ------------    -----------
Date offering commenced....  1/16/79-2/17/88        3/29/89        6/20/90         8/19/91        2/18/94
Dollar amount raised (net
  of discounts and
  individual general
  partner contributions)...  $   340,857,316    $59,933,265    $72,049,908    $141,590,601    $65,523,154
Amount paid to sponsor from
  proceeds of offering:
  Underwriting fees........
  Acquisition fees-real
     estate commissions and
     mortgage placement
     fees(1)...............                                      1,031,540       8,998,210      3,718,974
Other Fees.................
Dollar amount of cash
  generated from operations
  before deducting payments
  to sponsor...............      147,354,749     18,799,737     24,496,193      45,058,332      6,211,974
Amount paid to sponsor from
  operations:
  Property management,
     leasing and asset
     management fees(2)....        3,977,406        914,824      4,619,104       7,487,254        748,796
  Reimbursements(2)........        2,406,481        249,686      1,017,177       1,757,914      1,207,976
Other (cash distributions
  to General
  Partners)(2).............        5,631,631      1,676,869
Dollar amount of property
  sales and re-financing
  before deducting payments
  to sponsor(2)............      157,802,185     20,000,000     14,604,104      28,344,093      3,375,000
Amount paid to sponsor from
  property sales and
  refinancing..............

                                   FOOTNOTES

(1) Represents acquisition fees paid to sponsor and its affiliates from January 1, 1993 through December 31, 1995.

(2) Represents actual performance or payments for the period from January 1, 1993 through December 31, 1995.

                              TABLE III (1 OF 15)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                          CPA(R):1
                               ----------------------------------------------------------------------------------------------
                                  1979        1980        1981        1982        1983        1984        1985        1986
                               ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Gross Revenues................ $2,636,185  $3,843,588  $4,427,993  $4,376,655  $4,322,546  $4,331,105  $4,187,199  $3,513,411
Profit (loss) on sale of
 properties...................        N/A         N/A         N/A         N/A      22,180(1)      N/A         N/A     (38,915)(2)
Write-down of property........        N/A         N/A         N/A         N/A         N/A         N/A         N/A         N/A
Less:
 Operating expenses...........    160,387     252,758     238,058     181,922     169,613     145,516     276,287     630,225
 Interest expense.............  1,415,410   1,895,624   2,409.242   2,386,388   2,328,716   2,300,677   2,254,996   2,296,520
 Depreciation.................    821,484   1,275,778   1,275,792   1,275,792   1,275,792   1,272,999   1,266,962   1,507,133
Net income (Loss) GAAP
 Basis........................    238,904     419,428     504,901     532,553     570,605     611,913     388,954    (959,382)
Taxable income (Loss):
 -- from operations...........    392,689     219,214    (108,663)   (158,919)   (173,788)    (72,288)    (49,859) (1,135,524)
 -- from gain (loss) on
  sale........................          0           0           0           0      22,180(1)          0          0    (38,915)(2)
Cash generated from
 operations(6)................    985,982   1,512,434   1,504,769   1,500,263   1,438,191   1,481,113   1,221,045     736,214
Cash proceeds from
 sales........................          0           0           0           0      60,335(1)          0          0    500,000(2)
Cash generated from
 refinancing..................          0           0           0           0           0           0           0           0
Cash generated from
 operations, sales and
 refinancing..................    985,982   1,512,434   1,504,769   1,500,263   1,498,526   1,481,113   1,221,045   1,238,214
Less Cash distribution to
 investors....................
 -- from operating cash
    flow(7)...................    591,479   1,480,000   1,501,819   1,504,648   1,504,646   1,504,646   1,504,646   1,055,354
 -- from sales and
    refinancing...............          0           0           0           0           0           0           0           0
Cash generated (deficiency)
 after cash distribution......    394,503      32,434       2,950      (4,385)     (6,120)    (23,533)   (283,601)    180,860
Less special items............          0           0           0           0           0           0           0           0
Cash generated (deficiency)
 after cash distributions and
 special items................    394,503      32,434       2,950      (4,385)     (6,120)    (23,533)   (283,601)    180,860
TAX AND DISTRIBUTION DATA PER
 $1000 INVESTED
Federal Income Tax Results:
 Ordinary income
  (loss)......................     $23.65      $10.85      $(5.38)     $(7.87)     $(8.60)     $(3.58)     $(2.47)    $(56.21)
 Capital gain (loss)..........          0           0           0           0        1.10           0           0       (1.92)
Cash Distributions to
 Investors:
 Source (on GAAP basis):
 -- Investment income.........      14.39       20.76       24.99       26.36       27,15       30.29       19.25           0
 -- Return of capital.........      21.23       52.50       49.35       48.12       47.33       44.19       55.23       52.24
Source (on cash basis):
 -- Sales.....................          0           0           0           0           0           0           0           0
 -- Refinancing...............          0           0           0           0           0           0           0           0
 -- Operations................      35.62       73.26       74.34       74.48       74.48       74.48       74.48       52.24
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................        N/A        100%        100%        100%        100%        100%        100%      98.75%


                                   1987        1988        1989        1990        1991        1992        1993        1994
                                ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Gross Revenues................  $6,584,410  $4,487,838  $4,167,975  $4,162,465  $4,093,556  $4,102,112  $4,418,370  $4,480,460
Profit (loss) on sale of
 properties...................         N/A         N/A    (231,288 (3)       N/A    (13,296 (5)    N/A         N/A         N/A
Write-down of property........         N/A         N/A     300,000(4)        N/A        N/A        N/A         N/A         N/A
Less:
 Operating expenses...........     766,707     811,685     418,278     411,712     298,435     302,200     465,548     666,955
 Interest expense.............   2,320,731   2,339,046   1,916,134   1,840,553   1,750,596   1,682,798   1,672,658   1,598,614
 Depreciation.................   1,520,842   1,318,492   1,159,216   1,044,720   1,041,634   1,059,255   1,120,162   1,106,712
Net income (Loss) GAAP
 Basis........................   1,976,130      18,615     143,059     865,480     989,595   1,057,059   1,160,002   1,108,179
Taxable income (Loss):
 -- from operations...........    (125,052)    482,093   1,175,040   1,199,289     852,971     812,956   1,098,352     930,049
 -- from gain (loss) on
  sale........................           0           0    (538,771 (3)       0      52,204(5)        0           0           0
Cash generated from
 operations(6)................   1,078,838   1,908,203   1,964,408   1,901,459   2,062,138   2,046,299   2,291,177   2,216,472
Cash proceeds from
 sales........................           0           0           0           0     160,000(5)        0           0           0
Cash generated from
 refinancing..................           0           0           0           0           0           0           0           0
Cash generated from
 operations, sales and
 refinancing..................   1,078,838   1,908,203   1,964,408   1,901,459   2,222,138   2,046,299   2,291,177   2,216,472
Less Cash distribution to
 investors....................
 -- from operating cash
    flow(7)...................   1,063,838   1,074,748   1,092,527   1,162,424   1,226,667   1,242,828   1,258,990   1,269,699
 -- from sales and
    refinancing...............           0           0           0           0           0           0           0           0
Cash generated (deficiency)
 after cash distribution......      15,000      23,455     871,881     739,035     995,471     803,471   1,032,187     946,773
Less special items............           0           0           0           0           0           0           0           0
Cash generated (deficiency)
 after cash distributions and
 special items................      15,000      23,455     871,881     739,035     995,471     803,471   1,032,187     946,773
TAX AND DISTRIBUTION DATA PER
 $1000 INVESTED
Federal Income Tax Results:
 Ordinary income
  (loss)......................      $(6.19)     $23.86      $58.16      $59.36      $42.22      $40.24      $54.37      $46.04
 Capital gain (loss)..........           0           0      (26.67)          0           0           0           0           0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
 -- Investment income.........       52.66       53.20        7.08       42.84       48.98       52.36       57.42       54.85
 -- Return of capital.........           0           0       47.00       14.70       11.74        9.16        4.90        8.00
Source (on cash basis):
 -- Sales.....................           0           0           0           0           0           0           0           0
 -- Refinancing...............           0           0           0           0           0           0           0           0
 -- Operations................       52.66       53.20       54.08       57.54       60.72       61.52       62.32       62.85
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................      98.75%      98.75%      83.14%      83.14%      82.74%      82.74%      82.74%      82.74%


                                   1995
                                ----------
Gross Revenues................  $4,830,618
Profit (loss) on sale of
 properties...................         N/A
Write-down of property........         N/A
Less:
 Operating expenses...........     374,238
 Interest expense.............   1,524,837
 Depreciation.................   1,089,758
Net income (Loss) GAAP
 Basis........................   1,841,695
Taxable income (Loss):
 -- from operations...........   1,841,051
 -- from gain (loss) on
  sale........................           0
Cash generated from
 operations(6)................   2,666,179
Cash proceeds from
 sales........................           0
Cash generated from
 refinancing..................           0
Cash generated from
 operations, sales and
 refinancing..................   2,666,179
Less Cash distribution to
 investors....................
 -- from operating cash
    flow(7)...................   1,313,535
 -- from sales and
    refinancing...............           0
Cash generated (deficiency)
 after cash distribution......   1,352,644
Less special items............           0
Cash generated (deficiency)
 after cash distributions and
 special items................   1,352,644
TAX AND DISTRIBUTION DATA PER
 $1000 INVESTED
Federal Income Tax Results:
 Ordinary income
  (loss)......................      $91.13
 Capital gain (loss)..........           0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
 -- Investment income.........       65.02
 -- Return of capital.........           0
Source (on cash basis):
 -- Sales.....................           0
 -- Refinancing...............           0
 -- Operations................       65.02
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................      82.74%

                                   FOOTNOTES

(1) Results from the sale of a one acre portion of the land which was a part of the property net leased to Varo, Inc. The net proceeds from the sale of this land were applied to repay a portion of the outstanding principal balance of the mortgage loan to CPA(R):1 used to finance the acquisition of the Property.

(2) Results from the sale of 11.37 acres of land which was a part of the property net leased to the Gap Stores, Inc.

(3) Represents loss on disposition of the 2400 Industrial Lane Property as a result of the transfer of the Partnership's interest in the Property.

(4) Represents write-down of the 2400 Industrial Lane Property.

(5) Results from the sale of a property net leased to Kobacker Stores, Inc.

                                   (2 OF 15)

(6) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS, No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(7) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

                                     NOTES

(1) CPA(R):1 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1995 -- $15.88; April, 1995 -- $16.00; July, 1995 -- $16.26; October, 1995 -- $16.88; January,
    1996 -- $17.50 and April, 1996 -- $17.52.

                              TABLE III (3 OF 15)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                         CPA(R):2
                                 ----------------------------------------------------------------------------------------
                                    1980         1981         1982         1983         1984         1985         1986
                                 ----------   ----------   ----------   ----------   ----------   ----------   ----------

Gross Revenues.................. $1,658,322   $4,092,794   $6,422,836   $9,793,731   $9,895,531   $9,960,370   $9,954,236

Profit on sale of properties....        N/A          N/A          N/A          N/A          N/A          N/A      920,577(1)

Extraordinary charge on
 extinguishment of debt.........        N/A          N/A          N/A          N/A          N/A          N/A     (894,945)(2)

Write-down of property..........

Less:

 Operating expenses.............    181,613      291,223      290,558      307,165      346,920      364,373      393,350

 Interest expense...............    197,038      606,089    3,341,880    6,511,201    6,349,960    6,307,664    4,916,744

 Depreciation...................     14,421      127,460      157,900      154,909      154,909      155,782      314,560

Net Income-GAAP Basis...........  1,265,250    3,068,022    2,632,498    2,820,456    3,043,742    3,132,551    4,355,214

Taxable Income (Loss):

 -- from operations.............    630,885    2,003,000       (9,093)  (1,168,795)    (885,102)    (532,969)     260,572

 -- from gain on sale...........          0            0            0            0            0            0    2,035,116(1)

 -- from extraordinary charge...          0            0            0            0            0            0     (239,948)(2)

Cash generated from
 operations(3)..................  1,149,636    2,853,883    2,460,169    2,574,532    2,804,385    2,881,848    4,325,850

Cash generated from sales.......          0            0            0            0            0            0    5,441,434(1)

Cash generated from
 refinancing....................          0            0            0            0            0            0            0

Cash generated from operations,
 sales and refinancing..........  1,149,636    2,853,883    2,460,169    2,574,532    2,804,385    2,881,848    9,767,234

Less: Cash distribution to
 investors:

 -- from operating cash
  flow(4).......................    473,028    2,229,443    2,440,555    2,525,000    2,547,000    2,657,778    3,691,774

 -- from sales and
  refinancing...................          0            0            0            0            0            0    4,950,000

Cash generated after cash
 distributions and special
 items..........................    676,608      624,440       19,614       49,532      257,385      224,070    1,125,510

Less: Special items.............          0            0            0            0            0            0            0

Cash generated after cash
 distributions and special
 items..........................    676,608      624,440       19,614       49,532      257,385      224,070    1,125,510

Tax and Distribution Data Per
 $1000 Invested

Federal Income Tax

 Results:

  Ordinary income (loss)........ $    48.95   $    72.11   $     (.33)  $   (42.08)  $   (30.78)  $   (19.19)  $      .73

  Capital gain (loss)...........          0            0            0            0            0            0        73.27

Cash Distributions to Investors:

 Source (on GAAP basis):

  -- Investment income..........      36.70        80.25        87.86        90.90        91.70        95.68       156.79

  -- Return of capital..........          0            0            0            0            0            0       156.11

 Source (on cash basis):

  -- Sales......................          0            0            0            0            0            0       180.00

  -- Refinancing................          0            0            0            0            0            0            0

  -- Operations.................      36.70        80.25        87.86        90.90        91.70        95.68       132.90

Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition
 cost of properties retained
 divided by original total
 acquisition cost of all
 properties in program).........        N/A          N/A          100%         100%         100%         100%       93.24%


                                     1987         1988         1989          1990         1991         1992         1993
                                  ----------   ----------   -----------   ----------   ----------   ----------   -----------
Gross Revenues..................  $9,694,869   $9,754,664   $10,013,889   $9,732,269   $9,756,071   $9,763,695   $ 6,665,727
Profit on sale of properties....         N/A          N/A           N/A          N/A          N/A          N/A     8,377,679(5)
Extraordinary charge on
 extinguishment of debt.........         N/A          N/A           N/A          N/A          N/A          N/A      (520,979)(6)
Write-down of property..........                                                                                    (841,889)(8)
Less:
 Operating expenses.............     480,635      489,806       540,777      685,927      691,505      983,060       846,569
 Interest expense...............   4,204,623    4,074,729     3,856,045    3,771,706    3,595,406    3,337,825     2,142,199
 Depreciation...................     475,162      475,162       479,598      480,393      478,388      476,279       501,762
Net Income-GAAP Basis...........   4,534,449    4,714,967     5,137,469    4,794,243    4,990,772    4,966,531    10,190,008
Taxable Income (Loss):
 -- from operations.............   1,604,613    1,997,924     2,600,538    2,461,101    2,874,398    3,574,899     1,924,220
 -- from gain on sale...........           0            0             0            0            0            0    21,777,693
 -- from extraordinary charge...           0            0             0            0            0            0             0
Cash generated from
 operations(3)..................   5,084,085    5,096,066     5,502,770    5,298,252    5,389,873    5,513,940     3,977,769
Cash generated from sales.......           0            0             0            0            0            0    15,972,862
Cash generated from
 refinancing....................           0            0             0            0            0            0             0
Cash generated from operations,
 sales and refinancing..........   5,084,085    5,096,066     5,502,770    5,298,252    5,389,873    5,513,940    19,950,631
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(4).......................   3,435,000    3,506,667     3,645,000    3,773,333    3,832,222    3,898,333     2,691,111
 -- from sales and
  refinancing...................           0            0             0            0            0            0    14,300,312
Cash generated after cash
 distributions and special
 items..........................   1,649,085    1,589,399     1,857,770    1,524,919    1,557,651    1,615,607     2,959,208
Less: Special items.............           0            0             0            0            0            0             0
Cash generated after cash
 distributions and special
 items..........................   1,649,085    1,589,399     1,857,770    1,524,919    1,557,651    1,615,607     2,959,208
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax
 Results:
  Ordinary income (loss)........  $    57.77   $    71.93   $     93.62   $    88.60   $   103.48   $   128.70   $     69.27
  Capital gain (loss)...........           0            0             0            0            0            0        784.00
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..........      123.66       126.24        131.22       135.84       137.96       140.34        366.84
  -- Return of capital..........           0            0             0            0            0            0        250.04
 Source (on cash basis):
  -- Sales......................           0            0             0            0            0            0        520.00
  -- Refinancing................           0            0             0            0            0            0             0
  -- Operations.................      123.66       126.24        131.22       135.84       137.96       140.34         96.88
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition
 cost of properties retained
 divided by original total
 acquisition cost of all
 properties in program).........       93.24%       93.24%        93.24%       93.24%       93.24%       93.24%        61.97%

                                     1994          1995
                                  ----------    ----------
Gross Revenues..................  $5,161,447    $5,185,804
Profit on sale of properties....      23,451(7)        N/A
Extraordinary charge on
 extinguishment of debt.........         N/A           N/A
Write-down of property..........    (445,551)(9)
Less:
 Operating expenses.............     911,755       718,035
 Interest expense...............   1,593,880     1,351,797
 Depreciation...................     501,657       519,891
Net Income-GAAP Basis...........   1,732,055     2,596,081
Taxable Income (Loss):
 -- from operations.............   1,368,123     5,114,606
 -- from gain on sale...........      40,237             0
 -- from extraordinary charge...           0             0
Cash generated from
 operations(3)..................   2,770,535     6,164,009
Cash generated from sales.......     124,615             0
Cash generated from
 refinancing....................           0             0
Cash generated from operations,
 sales and refinancing..........   2,895,150     6,164,009
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(4).......................   1,458,890     1,491,667
 -- from sales and
  refinancing...................           0             0
Cash generated after cash
 distributions and special
 items..........................   1,436,260     4,672,342
Less: Special items.............           0             0
Cash generated after cash
 distributions and special
 items..........................   1,436,260     4,672,342
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax
 Results:
  Ordinary income (loss)........  $    49.25    $   184.46
  Capital gain (loss)...........        1.45             0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..........       52.52         53.72
  -- Return of capital..........        0.00             0
 Source (on cash basis):
  -- Sales......................           0             0
  -- Refinancing................           0             0
  -- Operations.................       52.52         53.72
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition
 cost of properties retained
 divided by original total
 acquisition cost of all
 properties in program).........       61.65%        61.65%

                                   FOOTNOTES
(1) Results from the sale of 3,441 square feet of land net leased to G.D. Searle & Co. and sale of the property net leased to General Refractories Company.

(2) Represents unamortized balance of deferred charges in connection with refinancing of mortgage loans on properties leased to Heekin Can Inc., Paper Corporation of America and Gibson Greeting Cards, Inc.

                                   (4 OF 15)

(3) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(4) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(5) Results from the sale of properties leased to Heekin Can, Inc.

(6) In connection with the sale of the Heekin properties, CPA(R):2 incurred an extraordinary charge upon paying off the related mortgage loan.

(7) Results from the sale of property in Hammond, Louisiana leased to G.D. Searle and Company.

(8) Represents write-down of the Moorestown, N.J. property.

(9) Represents write-down of the Reno, Nevada property.

                                     NOTES
(1) CPA(R):2 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1995 -- $13.20; April, 1995 -- $13.32; July, 1995 -- $13.50; October, 1995 -- $13.68; January,
    1996 -- $13.88; and April, 1996 -- $14.06.

                              TABLE III (5 OF 15)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase or Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                           CPA(R):3
                                  ------------------------------------------------------------------------------------------
                                    1981        1982         1983         1984         1985         1986            1987
                                  --------   ----------   ----------   ----------   ----------   -----------     -----------
Gross Revenues..................  $173,916   $7,746,826   $8,618,753   $8,798,595   $8,792,622   $ 8,720,462     $ 8,394,566
Profit on sale of properties....       N/A          N/A          N/A          N/A          N/A       540,765(1)          N/A
Extraordinary charges on
 extinguishment of debt                N/A          N/A          N/A          N/A          N/A    (1,256,013)(2)         N/A
Write-down of property..........       N/A          N/A          N/A          N/A          N/A           N/A             N/A
Other income....................
Less:
 Operating expenses.............    54,011      384,169      369,246      506,660      502,561       496,570         583,208
 Interest expense...............    60,855    4,224,538    4,341,435    3,921,936    3,845,445     3,296,710       2,459,640
 Depreciation...................         0            0            0            0            0        20,502         108,357
Net Income-GAAP Basis...........    59,050    3,138,119    3,908,072    4,369,999    4,444,615     4,191,432       5,243,361
Taxable Income (Loss):
 -- from operations.............  (190,312)    (516,798)    (194,879)     277,458      375,653       708,829       2,492,141
 -- from gain on sale...........         0            0            0            0            0     3,373,025(1)            0
 -- from extraordinary charge...         0            0            0            0            0      (852,511)(2)           0
Cash generated from
 operations(3)..................    41,249    2,698,796    3,523,610    3,979,272    3,995,421     5,009,304       5,458,974
Cash generated from sales.......         0            0            0            0            0     5,302,208(1)            0
Cash generated from
 refinancing....................         0            0            0            0            0             0               0
Cash generated from other.......         0            0            0            0            0             0               0
Cash generated from operations,
 sales, refinancing and other...    41,249    2,698,796    3,523,610    3,979,272    3,995,421    10,311,512       5,458,974
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(4).......................         0    1,906,688    3,388,225    3,787,592    3,889,970     4,125,001       4,073,945
 -- from sales and
  refinancing...................         0            0            0            0            0             0       5,280,000
 -- other.......................         0            0            0            0            0             0               0
Cash generated (deficiency)
 after cash distributions.......    41,249      792,108      135,385      191,680      105,451     6,186,511      (3,894,971)
Less: Special items.............         0            0            0            0            0             0               0
Cash generated (deficiency)
 after cash distributions and
 special items..................    41,249      792,108      135,385      191,680      105,451     6,186,511      (3,894,971)
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income................  $ (25.06)  $   (19.36)  $    (5.79)  $     8.24   $    11.16   $     (3.21)    $     74.01
 Capital gain...................         0            0            0            0            0        101.19               0
Cash Distributions to Investors:
 Source (on GAAP basis)
  -- Investment income..........         0        71.42       100.62       112.48       116.52        122.50          155.71
  -- Return of capital..........         0            0            0            0            0             0          123.68
Source (on cash basis):
 -- Sales.......................         0            0            0            0            0             0           160.0
 -- Refinancing.................         0            0            0            0            0             0               0
 -- Other.......................         0            0            0            0            0             0               0
 -- Operations..................         0        71.42       100.62       112.48       116.52        122.50          119.40
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition
 cost of properties retained
 divided by original total
 acquisition cost of all
 properties in program).........       N/A          N/A          100%         100%         100%        84.41%          84.41%


                                     1988         1989         1990         1991         1992         1993            1994
                                  ----------   ----------   ----------   ----------   ----------   -----------     ----------
Gross Revenues..................  $8,582,478   $8,774,232   $8,713,691   $8,699,175   $8,478,263   $ 7,554,227     $7,391,852
Profit on sale of properties....         N/A          N/A          N/A          N/A          N/A           N/A            N/A
Extraordinary charges on
 extinguishment of debt                  N/A          N/A          N/A          N/A          N/A           N/A            N/A
Write-down of property..........         N/A          N/A          N/A          N/A          N/A    (1,302,318)(6)   (697,325)(7)
Other income....................
Less:
 Operating expenses.............     568,793      622,281      713,979      855,729    1,533,036     1,441,186      1,719,172
 Interest expense...............   2,376,215    2,332,100    2,184,359    2,073,632    1,936,878     1,734,434      1,602,175
 Depreciation...................     108,208      108,911      108,434      108,272      108,132       147,229        158,367
Net Income-GAAP Basis...........   5,529,262    5,710,940    5,706,919    5,631,542    4,900,217     2,929,060      3,214,813
Taxable Income (Loss):
 -- from operations.............   2,938,913    3,240,014    3,295,198    3,439,197    5,452,217     5,504,655      4,461,854
 -- from gain on sale...........           0            0            0            0            0             0              0
 -- from extraordinary charge...           0            0            0            0            0             0              0
Cash generated from
 operations(3)..................   5,743,427    5,749,481    5,785,928    5,712,639    5,252,425     4,387,721      4,647,375
Cash generated from sales.......           0            0            0            0            0             0              0
Cash generated from
 refinancing....................           0            0            0            0            0             0              0
Cash generated from other.......           0            0            0            0    8,533,614(5)   2,260,792     2,286,195
Cash generated from operations,
 sales, refinancing and other...   5,743,427    5,749,481    5,785,928    5,712,639   13,786,039     6,648,513      6,933,570
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(4).......................   3,830,020    4,131,061    4,469,143    4,649,632    4,925,081     4,606,531      4,656,367
 -- from sales and
  refinancing...................           0            0            0            0            0             0              0
 -- other.......................           0            0            0            0    3,333,333(5)           0             0
Cash generated (deficiency)
 after cash distributions.......   1,913,407    1,618,420    1,316,785    1,063,007    5,527,625     2,041,982      2,277,203
Less: Special items.............           0            0            0            0            0             0              0
Cash generated (deficiency)
 after cash distributions and
 special items..................   1,913,407    1,618,420    1,316,785    1,063,007    5,527,625     2,041,982      2,277,203
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income................  $    87.28   $    96.22   $    97.86   $   102.13   $   161.91   $    163.47     $   132.50
 Capital gain...................           0            0            0            0            0             0              0
Cash Distributions to Investors:
 Source (on GAAP basis)
  -- Investment income..........      113.74       122.68       132.72       138.08       145.52         86.98          95.47
  -- Return of capital..........           0            0            0            0       100.74         48.83          41.82
Source (on cash basis):
 -- Sales.......................           0            0            0            0            0             0              0
 -- Refinancing.................           0            0            0            0            0             0              0
 -- Other.......................           0            0            0            0       100.00(5)           0             0
 -- Operations..................      113.74       122.68       132.72       138.08       146.26        136.80         138.28
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition
 cost of properties retained
 divided by original total
 acquisition cost of all
 properties in program).........       84.41%       84.41%       84.41%       84.41%       84.41%        84.41%         84.41%

                                     1995
                                  -----------
Gross Revenues..................  $ 7,249,265
Profit on sale of properties....          N/A
Extraordinary charges on
 extinguishment of debt                   N/A
Write-down of property..........     (146,184)(8)
Other income....................   11,499,187(9)
Less:
 Operating expenses.............    1,173,053
 Interest expense...............    1,255,047
 Depreciation...................      198,590
Net Income-GAAP Basis...........   15,975,567
Taxable Income (Loss):
 -- from operations.............   23,951,874
 -- from gain on sale...........            0
 -- from extraordinary charge...            0
Cash generated from
 operations(3)..................   12,917,577
Cash generated from sales.......    5,435,869(9)
Cash generated from
 refinancing....................
Cash generated from other.......            0
Cash generated from operations,
 sales, refinancing and other...   18,353,446
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(4).......................    4,722,367
 -- from sales and
  refinancing...................            0
 -- other.......................    8,000,000
Cash generated (deficiency)
 after cash distributions.......    5,631,079
Less: Special items.............            0
Cash generated (deficiency)
 after cash distributions and
 special items..................    5,361,079
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income................  $    711.33
 Capital gain...................            0
Cash Distributions to Investors:
 Source (on GAAP basis)
  -- Investment income..........       376.83
  -- Return of capital..........            0
Source (on cash basis):
 -- Sales.......................            0
 -- Refinancing.................            0
 -- Other.......................            0
 -- Operations..................       140.24
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition
 cost of properties retained
 divided by original total
 acquisition cost of all
 properties in program).........        84.41%

                                   FOOTNOTES

(1) Results from the sale of properties net leased to Commodities Corporation and Knudsen Corporation.

(2) Represents unamortized balance of deferred charges in connection with refinancing of mortgage loan on property net leased to Gibson Greeting Cards, Inc. and pay-off of mortgage loan on property net leased to The Leslie Fay Company.

(3) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS. No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(4) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(5) Represents deposit received from Leslie Fay Co. in the amount of $8,533,614 for partial payment due under a purchase option for property it leases in Wilkes Barre, Pennsylvania. $3,333,333 of this amount was distributed to partners in July 1992.

(6) Represents write-down of the Moorestown, N.J. property.

(7) Represents write-down of the Reno, Nevada property.

(8) Represents write-down of the Leslie Fay property to net sales proceeds.

(9) Results of settlement with Leslie Fay.

                                     NOTES

(1) CPA(R):3 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1995 -- $34.68; April, 1995 -- $34.78; July, 1995 -- $35.16; October, 1995 -- $35.62; January,
    1996 -- $24.38; and April, 1996 -- $24.68. CPA(R):3 made a special distribution of $240 per $1,000 invested in October, 1995.

                              TABLE III (6 OF 15)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                  CPA(R):4
                                                     ------------------------------------------------------------------
                                                       1982        1983          1984          1985            1986
                                                     --------   -----------   -----------   -----------     -----------
Gross Revenues.....................................  $  5,916   $ 7,136,840   $10,976,004   $10,950,473     $10,021,241
Profit on sale of properties.......................       N/A           N/A           N/A           N/A       1,454,064(1)
Extraordinary gain.................................       N/A           N/A           N/A           N/A             N/A
Write-down of property.............................       N/A           N/A           N/A           N/A      (2,266,656)(2)
Extraordinary charge on extinguishment of debt.....       N/A           N/A           N/A           N/A             N/A
Other..............................................       N/A           N/A           N/A           N/A             N/A
Less:

 Operating expenses................................     9,137       274,260       245,150       278,838         529,941

 Interest expense..................................     5,784     3,180,356     5,453,442     5,395,023       5,149,287

 Depreciation......................................     1,302       346,155       808,870       828,303       1,059,071
Net Income (Loss)-GAAP Basis.......................   (10,307)    3,336,069     4,468,542     4,448,309       2,470,350
Taxable Income (Loss):
 -- from operations................................    (2,604)      781,413      (281,447)      (98,623)       (402,328)
 -- from gain on sale..............................         0             0             0             0       4,047,994(1)
 -- from extraordinary charge......................         0             0             0             0               0
 -- other..........................................         0             0             0             0               0
Cash generated from operations(6)..................    (3,135)    3,471,621     4,787,836     4,728,701       4,857,156
Cash generated from sales..........................         0             0             0             0       4,483,969(1)
Cash generated from refinancing....................         0             0             0             0               0
Cash generated from other..........................         0             0             0             0               0
Cash generated from operations, sales, refinancing
 and other.........................................    (3,135)    3,471,621     4,787,836     4,728,701       9,341,125
Less: Cash distribution to investors:
 -- from operating cash flow(8)....................         0     2,345,537     4,565,144     4,603,376       4,639,789
 -- from sales and refinancing.....................         0             0             0             0               0
Cash generated (deficiency) after cash
 distributions.....................................         0     1,126,084       222,692       125,325       4,701,336
Less: Special items................................         0             0             0             0               0
Cash generated (deficiency) after cash
 distributions and special items...................         0     1,126,084       222,692       125,325       4,701,336
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)............................  $      0   $     21.01   $     (6.18)  $     (2.17)    $     (8.84)
 Other.............................................         0             0             0             0               0
 Capital gain......................................         0             0             0             0           88.94
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................         0         63.06         98.18         97.73           54.28
 -- Return of capital..............................         0             0          2.12          3.41           47.66
 Source (on cash basis):
 -- Sales..........................................         0             0             0             0               0
 -- Refinancing....................................         0             0             0             0               0
 -- Operations.....................................         0         63.06        100.30        101.14          101.94
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program)..........................................       N/A           N/A           100%          100%          85.20%


                                                        1987            1988            1989            1990            1991
                                                     -----------     -----------     -----------     -----------     -----------
Gross Revenues.....................................  $ 8,733,350     $ 9,117,527     $ 9,393,587     $ 9,694,000     $ 9,653,180
Profit on sale of properties.......................          N/A             N/A             N/A             N/A             N/A
Extraordinary gain.................................          N/A             N/A             N/A       2,080,304(3)          N/A
Write-down of property.............................          N/A             N/A             N/A      (2,080,304)(2)         N/A
Extraordinary charge on extinguishment of debt.....          N/A        (160,000)(4)     (70,266)(5)         N/A             N/A
Other..............................................          N/A             N/A             N/A             N/A             N/A
Less:
 Operating expenses................................      566,780         538,523         614,235         752,499         790,950
 Interest expense..................................    4,101,592       3,805,805       3,552,960       3,504,016       3,441,293
 Depreciation......................................    1,628,118       1,468,317       1,243,008       1,207,776       1,184,801
Net Income (Loss)-GAAP Basis.......................    2,436,860       3,144,882       3,913,118       4,229,709       4,236,136
Taxable Income (Loss):
 -- from operations................................     (433,637)        561,034       1,408,950       1,518,550       1,702,996
 -- from gain on sale..............................            0               0               0               0               0
 -- from extraordinary charge......................            0        (160,000)(4)     (70,266)(5)           0               0
 -- other..........................................            0               0               0               0               0
Cash generated from operations(6)..................    4,115,421       4,763,309       5,289,802       5,611,039       5,479,320
Cash generated from sales..........................            0               0               0               0               0
Cash generated from refinancing....................            0               0               0               0               0
Cash generated from other..........................            0               0               0               0               0
Cash generated from operations, sales, refinancing
 and other.........................................    4,115,421       4,763,309       5,289,802       5,611,039       5,479,320
Less: Cash distribution to investors:
 -- from operating cash flow(8)....................    4,594,265       4,522,360       4,564,233       4,627,954       4,729,905
 -- from sales and refinancing.....................    1,711,359               0               0               0               0
Cash generated (deficiency) after cash
 distributions.....................................   (2,190,203)        240,949         725,569         983,085         749,415
Less: Special items................................            0               0               0               0               0
Cash generated (deficiency) after cash
 distributions and special items...................   (2,190,203)        240,949         725,569         983,085         749,415
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)............................  $     (9.52)    $     12.33     $     29.41     $     33.36     $     37.42
 Other.............................................            0               0               0               0               0
 Capital gain......................................            0               0               0               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................        53.53           69.10           85.97           92.93           93.07
 -- Return of capital..............................        87.02           30.26           14.31            8.75           10.85
 Source (on cash basis):
 -- Sales..........................................        40.00               0               0               0               0
 -- Refinancing....................................            0               0               0               0               0
 -- Operations.....................................       100.55           99.36          100.28          101.68          103.92
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program)..........................................        85.20%          85.20%          85.20%          85.20%          85.20%


                                                        1992            1993            1994            1995
                                                     -----------     -----------     -----------     -----------
Gross Revenues.....................................  $ 9,959,144     $12,450,374     $11,570,621     $11,896,324
Profit on sale of properties.......................          N/A             N/A             N/A       3,330,098(10)
Extraordinary gain.................................          N/A         345,000(9)          N/A             N/A
Write-down of property.............................          N/A             N/A             N/A             N/A
Extraordinary charge on extinguishment of debt.....          N/A             N/A             N/A
Other..............................................      (44,308)(7)         N/A             N/A             N/A
Less:
 Operating expenses................................    1,647,627       3,375,359       3,590,081       3,299,454
 Interest expense..................................    3,309,359       2,987,868       2,396,017       2,098,857
 Depreciation......................................    1,259,693       1,346,641       1,141,143       1,149,525
Net Income (Loss)-GAAP Basis.......................    3,698,157       5,085,506       4,443,380       8,678,586
Taxable Income (Loss):
 -- from operations................................    1,737,637       3,540,526       2,462,537       7,224,511
 -- from gain on sale..............................            0         957,340               0       9,318,375
 -- from extraordinary charge......................            0               0               0               0
 -- other..........................................      (14,801)(7)           0               0               0
Cash generated from operations(6)..................    5,071,063       6,231,586       5,772,103       6,099,480
Cash generated from sales..........................            0               0               0       9,477,492
Cash generated from refinancing....................            0               0               0               0
Cash generated from other..........................       14,195(7)            0               0               0
Cash generated from operations, sales, refinancing
 and other.........................................    5,085,258       6,231,586       5,772,103      15,576,972
Less: Cash distribution to investors:
 -- from operating cash flow(8)....................    4,819,116       4,854,619       4,878,286       4,780,885
 -- from sales and refinancing.....................            0               0               0       4,321,616
Cash generated (deficiency) after cash
 distributions.....................................      266,142       1,376,967         893,817       6,474,471
Less: Special items................................            0               0               0               0
Cash generated (deficiency) after cash
 distributions and special items...................      266,142       1,376,967         893,817       6,474,471
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)............................  $     38.18     $     77.79     $     54.10     $    158.73
 Other.............................................        (0.33)              0               0               0
 Capital gain......................................            0           21.03               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................        81.25          106.66           97.62          190.68
 -- Return of capital..............................        24.63               0            9.56            9.31
 Source (on cash basis):
 -- Sales..........................................            0               0               0               0
 -- Refinancing....................................            0               0               0               0
 -- Operations.....................................       105.88          106.66          107.18          105.04
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program)..........................................        85.20%          85.20%          85.20%          70.68%

                                   FOOTNOTES

 (1) Results from the sale of properties net leased to Knudsen Corporation.

 (2) Represents writedown of Beaumont, Texas property, formerly net leased to Gulf Consolidated Services, Inc.

 (3) Represents gain on restructuring of debt on Beaumont, Texas property formerly net leased to Gulf Consolidated Services, Inc.

 (4) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Simplicity Manufacturing, Inc.

 (5) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Brodart Co.

 (6) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (7) Represents acquisition of hotel operations for a property formerly leased to Integra-A Hotel and Restaurant Company.

 (8) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (9) Represents extinguishment of debt on the property located in Beaumont, Texas.

(10) Results from sale of property net leased to Genesco, Inc.

                                     NOTES

 (1) CPA(R):4 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1995 -- $26.86; April, 1995 -- $26.88; July, 1995 -- $27.00; October, 1995 -- $24.30; January,
     1996 -- $24.40 and April 1996 -- $24.44. CPA(R):4 made a special distribution of $100 per $1,000 invested in July, 1995.

                              TABLE III (7 OF 15)
                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                  CPA(R):5
                                                  -------------------------------------------------------------------------
                                                    1983       1984        1985        1986          1987          1988
                                                  --------  ----------  ----------  -----------   -----------   -----------

Gross Revenues..................................  $151,212  $7,692,603  $9,285,385  $12,857,025   $14,405,568   $15,061,441

Other...........................................       N/A         N/A         N/A          N/A           N/A           N/A

Profit (loss) on sale or disposition of
 properties.....................................       N/A         N/A         N/A          N/A      (457,484)(1)         N/A

Extraordinary charge on extinguishment of
 debt...........................................       N/A         N/A         N/A          N/A           N/A           N/A

Write-down of property..........................       N/A         N/A         N/A     (860,000)(4)         N/A         N/A

Less:
 Operating expenses.............................    81,016     195,585     363,490      493,702     1,327,685       758,159
 Interest expenses..............................     1,041   1,828,708   3,557,103    6,447,584     7,050,466     6,926,712
 Depreciation...................................         0      90,662     890,342    2,300,987     2,506,914     2,637,104
 Minority Interest..............................       N/A         N/A         N/A       80,834       165,810       197,354

Net Income-GAAP Basis...........................    69,155   5,577,648   4,474,450    2,673,918     2,897,209     4,542,112

Taxable Income (Loss):
 -- from operations.............................    83,341   4,180,317   2,173,368      277,783    (1,015,507)      406,029
 -- from gain (loss) on sale or disposition.....         0           0           0            0    (1,065,808)            0
 -- from other..................................         0           0           0            0             0             0

Cash generated from operations(10)..............    77,254   5,612,247   5,157,259    6,550,334     5,622,209     6,571,710

Cash generated from sales.......................         0           0           0            0       500,000(1)           0

Cash generated from refinancing.................         0           0           0            0             0             0

Cash generated from operations, sales and
 refinancing....................................    77,254   5,612,247   5,157,259    6,550,334     6,122,209     6,571,710

Less: Cash distribution to investors:
 -- from operating cash flow(11)................         0   5,150,600   5,324,013    5,481,771     5,535,961     5,587,744
 -- from sales and refinancing..................         0           0           0            0             0             0

Cash generated (deficiency) after cash
 distributions..................................    77,254     461,647    (166,754)   1,068,563       586,248       983,966

Less: special items.............................

Cash generated (deficiency) after cash
 distributions and special items................    77,254     461,647    (166,754)   1,068,563       586,248       983,966

Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:

 Ordinary income (loss).........................  $   1.38  $    69.43  $    36.09  $      4.61   $    (16.87)  $      6.74
 Capital gain (loss)............................         0           0           0            0        (17.69)            0
 Other..........................................         0           0           0            0             0             0

Cash Distributions to Investors:
 Source (on GAAP basis):

 -- Investment income...........................         0       85.54       74.31        44.41         48.12         75.43
 -- Return of capital...........................         0           0       14.11        46.63         43.82         17.37
 Source (on cash basis):
 -- Sales.......................................         0           0           0            0             0             0
 -- Refinancing.................................         0           0           0            0             0             0
 -- Operations..................................         0       85.54       88.42        91.04         91.94         92.80

Amount (in percentage terms) remaining invested
 in program properties at the end of the last
 year reported in the Table (original total
 acquisition cost of properties retained divided
 by original total acquisition cost of all
 properties in program..........................       N/A         N/A         N/A          N/A           N/A         98.51%


                                                     1989           1990           1991           1992           1993
                                                  -----------    -----------    -----------    -----------    -----------
Gross Revenues..................................  $15,324,326    $14,912,517    $15,167,339    $18,195,423(8) $18,260,614
Other...........................................          N/A            N/A       (103,595)(5)   1,872,534    214,978(12)
Profit (loss) on sale or disposition of
 properties.....................................       47,319(2)         N/A        (35,987)(6)    (488,795)(9)         N/A
Extraordinary charge on extinguishment of
 debt...........................................          N/A        (32,714)(3)         N/A           N/A            N/A
Write-down of property..........................          N/A            N/A       (300,000)(7)         N/A      (323,611) (13)
Less:
 Operating expenses.............................    1,305,074      1,503,721      3,354,854      6,111,874      6,417,993
 Interest expenses..............................    7,052,901      6,512,534      6,042,335      5,293,044      4,941,889
 Depreciation...................................    2,632,299      2,620,793      2,622,033      2,317,013      2,295,887
 Minority Interest..............................       17,714        114,721       (174,657)           N/A              0
Net Income-GAAP Basis...........................    4,363,657      4,128,034      2,883,192      5,857,231      4,496,212
Taxable Income (Loss):
 -- from operations.............................      799,445        857,331      1,077,650      1,530,150      2,039,288
 -- from gain (loss) on sale or disposition.....       87,421(2)     488,066         (2,674)(6)     871,676             0
 -- from other..................................            0              0       (154,918)(5)   2,617,784(8)           0
Cash generated from operations(10)..............    6,911,989      5,895,617      5,278,070      6,202,200      6,241,041
Cash generated from sales.......................      239,362(2)           0        120,000(6)           0              0
Cash generated from refinancing.................            0              0              0              0              0
Cash generated from operations, sales and
 refinancing....................................    7,151,351      5,895,617      5,398,070      6,202,200      6,241,041
Less: Cash distribution to investors:
 -- from operating cash flow(11)................    5,635,916      5,684,084      5,732,256      5,780,425      5,828,596
 -- from sales and refinancing..................            0              0              0              0              0
Cash generated (deficiency) after cash
 distributions..................................    1,515,435        211,533       (334,186)       421,775        412,445
Less: special items.............................                                                                        0
Cash generated (deficiency) after cash
 distributions and special items................    1,515,435        211,533       (334,186)       421,775        412,445
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).........................  $     13.28    $     14.24    $     17.90    $     25.41    $     33.87
 Capital gain (loss)............................         1.45              0          (0.04)         14.48              0
 Other..........................................            0              0              0          43.48              0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...........................        72.47          68.56          47.88          96.00          74.67
 -- Return of capital...........................        21.13          25.84          47.32              0          22.13
 Source (on cash basis):
 -- Sales.......................................            0              0              0              0              0
 -- Refinancing.................................            0              0              0              0              0
 -- Operations..................................        93.60          94.40          95.20          96.00          96.80
Amount (in percentage terms) remaining invested
 in program properties at the end of the last
 year reported in the Table (original total
 acquisition cost of properties retained divided
 by original total acquisition cost of all
 properties in program..........................        98.51%         97.60%         97.45%         94.12%         94.12  %


                                                     1994           1995
                                                  -----------    -----------
Gross Revenues..................................  $18,125,156    $15,768,137
Other...........................................          N/A            N/A
Profit (loss) on sale or disposition of
 properties.....................................    1,242,614(14)     614,234(16)
Extraordinary charge on extinguishment of
 debt...........................................     (117,619)(15)         N/A
Write-down of property..........................            0     (1,980,550)(17)
Less:
 Operating expenses.............................    7,111,014      6,927,470
 Interest expenses..............................    4,518,529      3,495,872
 Depreciation...................................    2,181,432      2,065,781
 Minority Interest..............................            0              0
Net Income-GAAP Basis...........................    5,439,186      1,912,698
Taxable Income (Loss):
 -- from operations.............................      866,115      1,621,566
 -- from gain (loss) on sale or disposition.....   10,019,470              0
 -- from other..................................            0              0
Cash generated from operations(10)..............    6,292,833      4,688,070
Cash generated from sales.......................            0      1,187,362(16)
Cash generated from refinancing.................            0              0
Cash generated from operations, sales and
 refinancing....................................    6,292,833      5,875,432
Less: Cash distribution to investors:
 -- from operating cash flow(11)................    5,862,314      8,054,982
 -- from sales and refinancing..................            0              0
Cash generated (deficiency) after cash
 distributions..................................      430,519     (2,179,550)
Less: special items.............................            0              0
Cash generated (deficiency) after cash
 distributions and special items................      430,519     (2,179,550)
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).........................  $     14.87    $     26.93
 Capital gain (loss)............................       166.40              0
 Other..........................................            0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...........................        90.33          31.77
 -- Return of capital...........................         7.03         102.01
 Source (on cash basis):
 -- Sales.......................................            0              0
 -- Refinancing.................................            0              0
 -- Operations..................................        97.36         133.78
Amount (in percentage terms) remaining invested
 in program properties at the end of the last
 year reported in the Table (original total
 acquisition cost of properties retained divided
 by original total acquisition cost of all
 properties in program..........................        92.97%         81.82%

                                   FOOTNOTES

 (1) Represents sale of Buffalo, New York property formerly net leased to Williams Hand Tool, Inc.
 (2) Represents exchange of property net leased to Industrial General
     Corporation.
 (3) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Pace Membership Warehouse, Inc.
 (4) Represents write-down of Buffalo, New York property formerly net leased to Williams Hand Tool, Inc.
 (5) Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.

                                   (8 OF 15)
 (6) Results from the sale of a 3.0815 acre parcel of land which was a portion of the property net leased to Industrial General Corporation.
 (7) Represents write-down of Columbus, Georgia property leased to Williams Hand Tool, Inc.
 (8) Represents a gain on release of mortgage escrow funds and related interest income earned in the escrow reserve accounts for the hotel properties located in Alpena and Petoskey, Michigan.
 (9) Represents disposition of Columbus, Georgia property formerly leased to Williams Hand Tool, Inc. and sale of a parcel of land in Elyria, Ohio formerly leased to Industrial General Corporation.
(10) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.
(11) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.
(12) Results from the settlement and lease termination agreement for the hotel properties in Michigan.
(13) Represents write-down of the preferred stock investment and the estimated residual value of the South Boston and Kenbridge, Virginia properties.
(14) Results from sale of the Tampa, Florida and the Forrest City, Arkansas properties.
(15) Represents the extinguishment of debt on the Tampa, Florida property and properties located in Gordonsville, Virginia and North Bergen, NJ.
(16) Results from sale of properties in Bold Knob, Arkansas, Ballville, Ohio, Newburyport, Massachusetts, Gardensville, Virginia and North Bergen, New Jersey.
(17) Represents the writedown of hotel property in Rapid City, South Dakota and the property on Elepia, Ohio; and writing off the note receivable and preferred stock of Rochester Butten Company.

                                     NOTES

 (1) CPA(R):5 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1995 -- $24.40; April, 1995 -- $24.42; July, 1995 -- $23.48; October, 1995 -- $23.50; January,
     1996 -- $23.50; and April, 1996 -- $16.80.

                              TABLE III (9 OF 15)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                           CPA(R):6
                                                                      --------------------------------------------------
                                                                         1985         1986         1987         1988
                                                                      ----------   ----------   ----------   -----------
Gross Revenues......................................................  $4,200,601   $6,432,252   $9,898,043   $11,197,061
Other...............................................................           0            0            0             0
Extraordinary charge................................................           0            0            0             0
Less:
 Operating expenses.................................................     215,852      333,030      573,786       558,887
 Interest expense...................................................     792,434    2,111,626    4,736,879     5,416,130
 Depreciation.......................................................       5,709      278,305    1,095,292     1,405,857
Net Income-GAAP Basis...............................................   3,186,606    3,709,291    3,492,083     3,816,187
Taxable Income:
 -- from operations.................................................   2,650,283    2,577,849      982,403     1,219,990
 -- from extraordinary charge.......................................           0            0            0             0
 -- from other......................................................           0            0            0             0
Cash generated from operations(4)...................................   3,194,889    4,509,489    5,239,285     4,983,579
Cash generated from sales...........................................           0            0            0             0
Cash generated from refinancing.....................................           0            0            0             0
Cash generated from other...........................................           0            0            0             0
Cash generated from operations, sales, refinancing and other........   3,194,889    4,509,489    5,239,285     4,983,579
Less: Cash distribution to investors:
 -- from operating cash flow(5).....................................   2,422,433    4,274,550    4,154,307     4,198,176
 -- from sales and refinancing......................................           0            0            0             0
Cash generated (deficiency) after cash distributions................     772,456      234,939    1,084,978       785,403

 Less: Special items................................................           0            0            0             0
Cash generated (deficiency) after cash distributions and
 special items......................................................     772,456      234,939    1,084,978       785,403
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).............................................  $    51.96   $    50.54   $    19.26   $     23.92
 Other..............................................................           0            0            0             0
 Capital gain.......................................................           0            0            0             0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..............................................       47.49        72.72        68.46         74.81
  -- Return of capital..............................................           0         7.85        12.98          7.49
 Source (on cash basis):
  -- Sales..........................................................           0            0            0             0
  -- Refinancing....................................................           0            0            0             0
  -- Operations.....................................................       47.49        80.57        81.44         82.30
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the Table
 (original total acquisition cost of properties retained divided by
 original total acquisition cost of all properties in program)......         N/A          N/A          N/A           100%


                                                                         1989          1990           1991             1992
                                                                      -----------   -----------   ------------     ------------
Gross Revenues......................................................  $10,904,247   $11,092,133   $ 11,406,582     $ 14,177,113
Other...............................................................            0             0        (55,783)(1)      (75,211)(3)
Extraordinary charge................................................            0             0        (13,559)(2)            0
Less:
 Operating expenses.................................................      575,222       802,183      1,078,174        2,858,645
 Interest expense...................................................    5,388,140     5,269,354      5,222,844        5,319,971
 Depreciation.......................................................    1,418,340     1,418,339      1,418,968        1,668,951
Net Income-GAAP Basis...............................................    3,522,545     3,602,257      3,617,254        4,254,335
Taxable Income:
 -- from operations.................................................    1,218,257     1,338,235      1,831,848        2,227,427
 -- from extraordinary charge.......................................            0             0        (13,559)(2)            0
 -- from other......................................................            0             0       (250,032)(1)       27,303(3)
Cash generated from operations(4)...................................    5,032,548     5,201,952      5,719,005        6,066,705
Cash generated from sales...........................................            0             0              0                0
Cash generated from refinancing.....................................            0             0        870,913        2,414,076
Cash generated from other...........................................            0             0              0           17,008(3)
Cash generated from operations, sales, refinancing and other........    5,032,548     5,201,952      6,589,918        8,497,789
Less: Cash distribution to investors:
 -- from operating cash flow(5).....................................    4,247,146     4,316,026      4,421,586        4,633,297
 -- from sales and refinancing......................................            0             0              0                0
Cash generated (deficiency) after cash distributions................      785,402       885,926      2,168,332        3,864,492
 Less: Special items................................................            0             0              0                0
Cash generated (deficiency) after cash distributions and
 special items......................................................      785,402       885,926      2,168,332        3,864,492
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).............................................  $     23.88   $     26.23   $      35.65     $      43.67
 Other..............................................................            0             0              0             0.54
 Capital gain.......................................................            0             0              0                0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..............................................        69.06         70.62          70.91            83.40
  -- Return of capital..............................................        14.20         13.99          15.77             7.43
 Source (on cash basis):
  -- Sales..........................................................            0             0              0                0
  -- Refinancing....................................................            0             0              0                0
  -- Operations.....................................................        83.26         84.61          86.68            90.83
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the Table
 (original total acquisition cost of properties retained divided by
 original total acquisition cost of all properties in program)......          100%          100%           100%             100%


                                                                         1993          1994          1995
                                                                      -----------   -----------   -----------
Gross Revenues......................................................  $15,387,180   $15,693,853   $16,737,899
Other...............................................................          N/A           N/A           N/A
Extraordinary charge................................................          N/A           N/A     2,088,268(6)
Less:
 Operating expenses.................................................    4,706,491     5,933,070     4,942,528
 Interest expense...................................................    5,122,703     5,040,589     4,499,692
 Depreciation.......................................................    1,637,678     1,621,029     1,525,011
Net Income-GAAP Basis...............................................    3,920,308     3,099,165     7,858,936
Taxable Income:
 -- from operations.................................................    2,091,787     1,156,303     7,871,636
 -- from extraordinary charge.......................................            0             0             0
 -- from other......................................................            0             0             0
Cash generated from operations(4)...................................    5,531,994     5,094,336    11,133,036
Cash generated from sales...........................................            0             0             0
Cash generated from refinancing.....................................            0             0             0
Cash generated from other...........................................            0             0             0
Cash generated from operations, sales, refinancing and other........    5,531,994     5,094,336    11,133,036
Less: Cash distribution to investors:
 -- from operating cash flow(5).....................................    4,676,223     4,704,691     4,736,359
 -- from sales and refinancing......................................            0             0             0
Cash generated (deficiency) after cash distributions................      855,771       389,645     6,396,677
 Less: Special items................................................            0             0             0
Cash generated (deficiency) after cash distributions and
 special items......................................................      855,771       389,645     6,396,677
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).............................................  $     41.01   $     22.67   $    154.38
 Other..............................................................            0             0             0
 Capital gain.......................................................            0             0             0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..............................................        76.85         60.76         92.89
  -- Return of capital..............................................        14.82         31.47             0
 Source (on cash basis):
  -- Sales..........................................................            0             0             0
  -- Refinancing....................................................            0             0             0
  -- Operations.....................................................        91.67         92.23         92.89
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the Table
 (original total acquisition cost of properties retained divided by
 original total acquisition cost of all properties in program)......          100%          100%          100%

                                   FOOTNOTES

(1) Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.

(2) Represents unamortized balance of deferred charges in connection with the refinancing of the mortgage loan secured by a property leased to Martin Marrietta Corporation.

(3) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

(4) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(5) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(6) Represents gain on restructuring of debt on the property leased to Anthony's Manufacturing Company, Inc.

                                     NOTES

(1) CPA(R):6 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1995 -- $23.13; April, 1995 -- $23.15; July, 1995 -- $23.25; October, 1995 -- $23.38; January,
    1996 -- $23.75; and April, 1996 -- $24.00.

                              TABLE III (10 OF 15)
                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                  CPA(R):7
                                            -------------------------------------------------------------------------------------
                                              1986        1987         1988           1989            1990               1991
                                            --------   ----------   ----------     -----------     -----------        -----------

Gross Revenues............................  $ 90,399   $4,119,934   $9,066,142     $14,071,843     $13,725,684        $13,648,275

Profit (loss) on sale of properties.......       N/A          N/A          N/A             N/A          58,172(1)          54,197(4)

Gain on sale of securities................       N/A          N/A    1,766,185(3)       48,158(3)       69,544(3)             N/A

Extraordinary gain charge.................

Write-down of property....................       N/A          N/A          N/A             N/A        (500,000)(2)            N/A

Other.....................................       N/A          N/A          N/A             N/A             N/A                N/A

Less:
 Operating expenses.......................    46,413      326,846    1,848,463       5,576,552       6,194,008          6,170,575
 Interest expense.........................    22,911    1,389,385    3,479,631       4,657,478       4,718,573          4,471,097
 Depreciation.............................         0      131,567    1,009,247       1,422,116       1,567,896          1,607,889

Net Income-GAAP Basis.....................    21,075    2,272,136    4,494,986       2,463,855         872,923          1,452,911

Taxable Income (Loss):
 -- from operations.......................   (51,877)   1,203,013    1,585,180       1,195,514           3,689            746,150
 -- from gain on sales....................         0            0    1,766,185(3)       48,158(3)      127,716(1)(3)       54,197(4)
 -- other.................................         0            0            0               0               0                  0

Cash generated from operations............  1,550,648   1,115,274    4,136,538       3,745,289       3,153,131          3,303,198

Cash generated from sales.................         0            0    1,766,185(3)       48,158(3)      245,324            183,430(4)

Cash generated from refinancing...........         0            0            0               0               0            978,087

Cash generated from other.................         0            0            0               0               0                  0

Cash generated from operations, sales,
 refinancing and other....................  1,550,648   1,115,274    5,902,723       3,793,447       3,398,455          4,464,715

Less: Cash distribution to investors:
 -- from operating cash flow(6)...........         0    1,363,271    3,902,233       3,940,765       3,992,781          3,303,198
 -- from sales and refinancing............         0            0            0               0               0            503,673

Cash generated (deficiency) after cash
 distributions............................  1,550,648    (247,997)   2,000,490        (147,318)       (594,326)           657,844

Less: Special items.......................         0            0            0               0               0                  0

Cash generated (deficiency) after cash
 distributions and special items..........  1,550,648    (247,997)   2,000,490        (147,318)       (594,326)           657,844

Tax and Distribution Data Per $1000
 Invested

 Federal Income Tax Results:

 Ordinary income (loss)...................  $  (4.29)  $    24.98   $    32.91     $     24.82     $       .08        $     15.49
 Other....................................         0            0            0               0               0                  0
 Capital gain.............................         0            0        36.67            1.00               0                  0

Cash Distributions to Investors:

 Source (on GAAP basis):

 -- Investment income.....................         0        60.60        81.02           51.16           18.12              30.17

 -- Return of capital.....................         0            0            0           30.66           64.78              53.03
 Source (on cash basis):
 -- Sales.................................         0            0            0               0               0                  0
 -- Refinancing...........................         0            0            0               0               0              10.46
 -- Operations............................         0        60.60        81.02           81.82           82.90              72.74

  Amount (in percentage terms) remaining
   invested in program properties at the
   end of the last year reported in the
   Table (original total acquisition cost
   of properties retained divided by
   original total acquisition cost of all
   properties in program).................       N/A          N/A          N/A             100%          99.86%             99.70%


                                               1992             1993             1994              1995
                                            -----------      -----------      -----------       -----------
Gross Revenues............................  $14,502,032      $12,243,029      $13,840,052       $12,196,252
Profit (loss) on sale of properties.......          N/A         (552,383)(8)    7,814,474(10)     1,019,362(13)
Gain on sale of securities................          N/A              N/A              N/A         1,323,858(13)
Extraordinary gain charge.................                       879,433(12)     (511,503)
Write-down of property....................          N/A       (3,303,228)(9)     (641,731)(11)     (319,685)(14)
Other.....................................     (141,723)(5)      435,106(3)       986,155           111,226(15)
Less:
 Operating expenses.......................    6,404,695        4,485,628        4,336,235         4,986,585
 Interest expense.........................    4,155,956        3,324,398        3,537,640         2,456,129
 Depreciation.............................    1,616,335        1,647,397        1,619,726         1,361,952
Net Income-GAAP Basis.....................    2,183,323          244,534       11,993,846         5,526,347
Taxable Income (Loss):
 -- from operations.......................    1,534,247       11,218,042        2,452,425         3,451,813
 -- from gain on sales....................            0        2,093,467       10,460,324
 -- other.................................       51,875(5)       283,740          682,500
Cash generated from operations............    4,489,865        4,135,048        5,347,231         5,089,776
Cash generated from sales.................            0          283,740       14,662,004         1,546,019(13)
Cash generated from refinancing...........            0        1,047,890          700,000
Cash generated from other.................       32,313(5)         3,578           38,281            31,457(16)
Cash generated from operations, sales,
 refinancing and other....................    4,522,178        5,470,256       20,747,516         6,667,252
Less: Cash distribution to investors:
 -- from operating cash flow(6)...........    3,388,324(7)     2,948,590        3,246,729        10,434,626
 -- from sales and refinancing............            0                0                0
Cash generated (deficiency) after cash
 distributions............................    1,133,854        2,521,666       17,500,787        (3,767,490)
Less: Special items.......................            0                0                0
Cash generated (deficiency) after cash
 distributions and special items..........    1,133,854        2,521,666       17,500,787        (3,767,490)
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
 Ordinary income (loss)...................  $     31.85      $    232.91      $     50.92             71.77
 Other....................................         1.08             5.89            14.17
 Capital gain.............................            0            43.47           217.18
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.....................        45.33             5.08            67.41            114.82
 -- Return of capital.....................        20.86            56.14                0            101.98
 Source (on cash basis):
 -- Sales.................................            0                0                0
 -- Refinancing...........................            0                0                0
 -- Operations............................        66.19            61.22            67.41            216.80
  Amount (in percentage terms) remaining
   invested in program properties at the
   end of the last year reported in the
   Table (original total acquisition cost
   of properties retained divided by
   original total acquisition cost of all
   properties in program).................        99.70%           97.86%           83.50%            73.82%

                                   FOOTNOTES
(1) Results from the sale of approximately 10 acres of land which was a portion of the property net leased to Emb-Tex Corporation.
(2) Represents write-down of 10 properties formerly net leased to Yellow Front Stores, Inc.
(3) Represents the gain on the sale of securities of Mid-Continent Bottlers, Inc. and income from equity investments.
(4) Results of the sale of .22 acres of land formerly part of a property located in Scottsdale, Arizona. See Table V.
(5) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

                                   (11 OF 15)

 (6)To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.
 (7) Includes $200,364 of distributions paid to the Corporate General Partner attributable to 1991.
 (8) Results from sale of properties located in Travelers Rest, South Carolina and Phoenix, Arizona.
 (9) Represents write-down of the Jupiter and Plant City, Florida properties.
(10) Results from sale of properties leased to Mid-Continent, Bottlers, Inc.
(11) Represents write-down of properties located in Fredricksburg, Virginia and Jefferson, Georgia.
(12) Represents an extraordinary gain upon extinguishment of the Yellow Front Stores, Inc. loan.

(13) Result of sale of the Jupiter, Florida Property.

(14) Represents writedown of Monte Vista, Colorado property.

(15) Represents earnings from discontinued operations and loss from equity investments.

(16) Represents cash distributed from equity investments.

                                        NOTES
(1) CPA(R):7 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1995 -- $20.83; April, 1995 -- $17.74; July, 1995 -- $17.81; October, 1995 -- $17.87; January,
    1996 -- $17.96 and April 1996 -- $18.06.

                              TABLE III (12 OF 15)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                    CPA(R):8
                                                   --------------------------------------------------------------------------
                                                      1988           1989            1990            1991            1992
                                                   ----------     -----------     -----------     -----------     -----------
Gross Revenues...................................  $2,877,969     $11,744,379     $14,120,755     $14,396,115     $15,176,928
Profit on sale of properties.....................         N/A             N/A             N/A           1,736(1)          N/A
Other............................................         N/A             N/A             N/A             N/A         (51,219)(2)
Extraordinary charge.............................         N/A             N/A             N/A             N/A             N/A
Less:
 Operating expenses..............................     322,625         934,022         912,831       1,214,634       2,227,334
 Interest expense................................     939,460       4,871,609       6,917,234       7,095,848       6,943,303
 Depreciation....................................     214,618         877,918       1,204,389       1,490,532       1,642,518
 Minority Interest...............................         N/A             N/A             N/A             N/A             N/A
Net Income-GAAP Basis............................   1,401,266       5,060,830       5,086,301       4,596,837       4,312,554
Taxable Income (Loss):
 -- from operations..............................   1,043,085       3,268,042       2,910,667       2,819,692       3,009,471
 -- from other...................................           0               0               0           1,736(1)      (17,110)(2)
 -- from extraordinary charge....................           0               0               0               0               0
Cash generated from operations...................   1,697,043       5,752,461       6,303,966       6,285,116       6,321,159
Cash generated from sales........................           0               0               0           7,991(1)            0
Cash generated from refinancing..................           0               0               0               0               0
Cash generated from other........................           0               0               0               0          16,408(2)
Cash generated from operations, sales,
 refinancing and other...........................   1,697,043       5,752,461       6,303,966       6,293,107       6,337,567
Less: Cash distribution to investors:
 -- from operating cash flow(4)..................     728,786       5,575,793       6,165,188       6,225,409       6,285,600
 -- from sales and refinancing...................           0               0               0               0               0
Cash generated (deficiency) after cash
 distributions...................................     968,257         176,668         138,778          67,698          51,697
Less: Special items..............................           0               0               0               0               0
Cash generated (deficiency) after cash
 distributions and special items.................     968,257         176,668         138,778          67,698          51,697
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
   Ordinary income (loss)........................  $    16.97     $     43.41     $     38.67     $     37.46     $     39.98
   Other.........................................           0               0               0            0.02(1)        (0.23)(2)
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income..........................       20.91           67.23           67.57           61.07           57.29
   -- Return of capital..........................           0            6.84           14.33           21.63           26.21
 Source (on cash basis):
   -- Sales......................................           0               0               0               0               0
   -- Refinancing................................           0               0               0               0               0
   -- Operations.................................       20.91           74.07           81.90           82.70           83.50
Amount (in percentage terms) remaining invested
 in program properties at the end of the last
 year reported in the Table (original total
 acquisition cost of properties retained divided
 by original total acquisition cost of all
 properties in
 program)........................................         N/A             N/A             100%          99.99%          99.99%


                                                      1993            1994            1995
                                                   -----------     -----------     -----------
Gross Revenues...................................  $18,060,581     $18,804,769     $19,886,284
Profit on sale of properties.....................          N/A             N/A             N/A
Other............................................       21,111          83,736         (62,359)(4)
Extraordinary charge.............................          N/A        (120,000)(3)         N/A
Less:
 Operating expenses..............................    4,151,151       4,445,083       3,774,470
 Interest expense................................    6,737,293       6,266,275       5,799,127
 Depreciation....................................    1,935,624       1,997,946       1,912,503
 Minority Interest...............................          N/A             N/A             N/A
Net Income-GAAP Basis............................    5,257,624       5,892,029       8,337,825
Taxable Income (Loss):
 -- from operations..............................    5,060,536       4,565,116       7,475,178
 -- from other...................................            0               0               0
 -- from extraordinary charge....................            0               0               0
Cash generated from operations...................    8,376,844       8,627,436      10,271,234
Cash generated from sales........................            0               0
Cash generated from refinancing..................            0               0
Cash generated from other........................      253,858         289,805         282,992(4)
Cash generated from operations, sales,
 refinancing and other...........................    8,630,702       8,917,241      10,554,226
Less: Cash distribution to investors:
 -- from operating cash flow(4)..................    6,327,785       6,357,899       6,413,927
 -- from sales and refinancing...................            0               0               0
Cash generated (deficiency) after cash
 distributions...................................    2,302,917       2,559,342       4,140,299
Less: Special items..............................            0               0               0
Cash generated (deficiency) after cash
 distributions and special items.................    2,302,917       2,559,342       4,140,299
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
   Ordinary income (loss)........................  $     67.23     $     60.64     $     99.55
   Other.........................................            0               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income..........................        69.84           78.27           85.34
   -- Return of capital..........................        14.22            6.19               0
 Source (on cash basis):
   -- Sales......................................            0               0               0
   -- Refinancing................................            0               0               0
   -- Operations.................................        84.06           84.46           85.34
Amount (in percentage terms) remaining invested
 in program properties at the end of the last
 year reported in the Table (original total
 acquisition cost of properties retained divided
 by original total acquisition cost of all
 properties in
 program)........................................        99.99%          97.69%          97.69%

                                   FOOTNOTES
(1) Results from the sale of a parcel of land which was a portion of the property net leased to Furon Company.

(2) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

(3) Results from the refinancing of property leased to Detroit Diesel
    Corporation.

(4) Results of Equity investments for 1993, 1994 and 1995 income (loss) and cash distributed.

                                     NOTES

(1) CPA(R):8 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1995 -- $21.18; April, 1995 -- $21.25; July, 1995 -- $21.38; October, 1995 -- $21.50; January,
    1996 -- $21.63; and April 1996 -- $21.75.

                              TABLE III (13 OF 15)
                      OPERATING RESULTS OF PRIOR PROGRAMS
    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                            CPA(R):9
                                    -----------------------------------------------------------------------------------------
                                       1989         1990         1991         1992         1993         1994         1995
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
Gross Revenues..................... $ 2,543,943  $10,284,029  $12,514,907  $12,280,669  $12,216,612  $11,612,360  $11,946,610
Profit on sale of properties.......         N/A          N/A        1,731(1)       N/A          N/A          N/A          N/A
Other..............................         N/A          N/A          N/A          N/A      658,052      669,020     (535,337)(6)
Extraordinary charge...............         N/A          N/A          N/A          N/A          N/A     (480,000)(4)         N/A
Less:
 Operating expenses................     432,917      808,315      887,820    1,308,664      963,533      949,925      998,762
 Interest expense..................   1,122,585    5,063,322    6,631,202    6,425,597    6,347,577    5,726,296    5,525,604
 Depreciation......................      29,901    1,141,461    1,697,599    1,697,599    1,697,599    1,697,599    1,697,599
 Minority Interest.................         N/A          N/A          N/A          N/A          N/A          N/A          N/A
Net Income-GAAP Basis..............     958,540    3,270,931    3,300,017    2,848,809    3,865,955    3,427,560    3,189,308
Taxable Income (Loss):
 -- from operations................     710,320    2,624,917    2,816,278    2,612,003    3,316,011    3,030,197    3,805,214
 -- from other.....................           0            0        1,731(1)         0            0            0            0
 -- from extraordinary charge......           0            0            0            0            0            0            0
Cash generated from operations.....   1,784,343    3,895,420    5,662,385    5,211,896    5,906,190    5,807,477    5,921,560
Cash generated from sales..........           0            0        1,897            0      522,878            0            0
Cash generated from refinancing....           0            0            0            0            0            0            0
Cash generated from other..........           0            0            0            0            0      484,044      463,274(7)
Cash generated from operations,
 sales, refinancing and other......   1,784,343    3,895,420    5,664,282    5,211,896    6,429,068    6,291,521    6,384,834
Less: Cash distribution to
 investors:
 -- from operating cash flow(4)....     551,330    4,802,863    5,476,956    5,526,795    5,562,850    5,589,709    5,616,322
 -- from sales and refinancing.....           0            0            0            0            0            0            0
Cash generated (deficiency) after
 cash distributions................   1,233,013     (907,443)     187,326     (314,899)     866,218      701,812      768,512
Less: Special items................           0            0            0            0            0            0            0
Cash generated (deficiency) after
 cash distributions and special
 items.............................   1,233,013     (907,443)     187,326     (314,899)     866,218      701,812      768,512
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss).......... $     12.64  $     39.38  $     42.30  $     39.24  $     49.81  $     45.51  $     57.16
   Other...........................           0            0         0.03(1)         0            0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income............       20.12        49.07        49.57        42.79        58.07        51.48        47.90
   -- Return of capital............           0        22.98        32.65        40.23        25.49        32.48        36.45
 Source (on cash basis):
   -- Sales........................           0            0            0            0            0            0            0
   -- Refinancing..................           0            0            0            0            0            0            0
   -- Operations...................       20.12        72.05        82.22        83.02        83.56        83.96        84.36
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........         N/A          N/A        99.99%       99.99%       99.99%       99.99%       99.99%

                                                                      CPA(R):10
                                     ---------------------------------------------------------------------------
                                        1990        1991         1992         1993         1994         1995
                                     ----------  -----------  -----------  -----------  -----------  -----------
Gross Revenues.....................  $1,783,676  $11,169,869  $15,889,968  $16,128,694  $16,386,307  $16,131,750
Profit on sale of properties.......         N/A          N/A          N/A          N/A    1,177,284(5)
Other..............................         N/A          N/A          N/A    1,478,086    1,529,736    1,595,406(9)
Extraordinary charge...............         N/A      (40,818)(2)      N/A          N/A     (253,902)  (7,519,431(8)
Less:
 Operating expenses................     393,287    1,358,840    2,241,255    2,511,268    2,894,710    2,887,021
 Interest expense..................     711,223    5,149,717    7,460,861    8,082,223    8,151,222    8,310,440
 Depreciation......................     230,176    1,242,512    1,756,126    1,944,589    1,945,769    1,967,631
 Minority Interest.................      72,594      492,191      570,880      587,472      599,839   (1,881,218)
Net Income-GAAP Basis..............     376,396    2,885,791    3,860,846    4,481,228    5,247,885   (1,076,149)
Taxable Income (Loss):
 -- from operations................     452,075    2,958,235    3,059,213    2,697,330    2,618,952    3,778,032
 -- from other.....................           0            0            0            0      823,905            0
 -- from extraordinary charge......           0      (40,818)(2)        0            0            0    6,263,624
Cash generated from operations.....     496,208    4,881,135    6,071,495    6,284,822    6,311,466          N/A
Cash generated from sales..........           0            0            0            0            0    5,122,501(10)
Cash generated from refinancing....           0            0            0            0            0            0
Cash generated from other..........           0            0            0            0            0            0
Cash generated from operations,
 sales, refinancing and other......     496,208    4,881,135    6,071,495    6,284,822    6,311,466   11,386,125
Less: Cash distribution to
 investors:
 -- from operating cash flow(4)....           0    4,266,821    5,860,479    5,916,386    5,950,669    5,975,481
 -- from sales and refinancing.....           0            0            0            0            0            0
Cash generated (deficiency) after
 cash distributions................     496,208      614,314      211,016      368,436      360,797    5,410,644
Less: Special items................           0            0            0            0            0            0
Cash generated (deficiency) after
 cash distributions and special
 items.............................     496,208      614,314      211,016      368,436      360,797    5,410,644
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss)..........  $     9.38  $     40.42  $     42.39  $     37.37  $     36.29  $     52.35
   Other...........................           0         0.00            0            0        11.42            0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income............           0        45.13        53.49        62.09        72.71       (14.93)
   -- Return of capital............           0        21.60        27.71        19.88         9.74        97.81
 Source (on cash basis):
   -- Sales........................           0            0            0            0            0            0
   -- Refinancing..................           0            0            0            0            0            0
   -- Operations...................           0        66.73        81.20        81.98        82.45        82.88
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........         N/A          N/A          N/A          100%       93.93%       93.93%

                                   FOOTNOTES

 (1) Results from the sale of a parcel of land which was a portion of the property net leased to Furon Company.

 (2) Represents loan prepayment charge resulting from refinancing of loan secured by property located in Denton, Texas leased to K mart Corporation.

 (3) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (4) Results from the refinancing of property leased to Detroit Diesel Corporation.

 (5) Results from sale of properties leased to Data Documents Inc. and the Pace Membership Warehouse, Inc.

 (6) Represents write-off of investment in Limited Partnership and income from Equity investments.

 (7) Represents cash distributions from Equity investments in excess of income.

 (8) Represents write-down of the Stamford, Connecticut property.

 (9) Results of Equity investments for 1993, 1994 and 1995.

(10) Results of sale of Data Documents property.

                                     NOTES

(1) CPA(R):9 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1995 -- $21.05; April, 1995 -- $21.08; July, 1995 -- $21.10; October, 1995 -- $21.13; January,
    1996 -- $21.63; and April 1996 -- $21.18.

(2) CPA(R):10 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1995 -- $20.68; April, 1995 -- $20.70; July, 1995 -- $20.73; October, 1995 -- $20.75; January,
    1996 -- $20.75; and April 1996 -- $20.75.

                              TABLE III (14 OF 15)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                         CIP(TM)
                                                            -----------------------------------------------------------------
                                                              1991         1992         1993          1994           1995
                                                            ---------   ----------   -----------   -----------    -----------
Gross Revenues............................................  $  92,097   $5,306,275   $17,637,235   $25,958,329    $29,238,322
Profit on sale of properties..............................                                    NA     1,535,763(2)           0
Other.....................................................                             1,478,086     1,613,451      2,800,337(4)
Extraordinary charge......................................                                    NA            NA       (401,269)(3)
Less:
  Operating expenses......................................    207,640    1,638,870     3,456,274     4,490,683      5,654,751
  Interest expense........................................     22,790    1,338,083     6,652,011    11,027,689     13,512,254
  Depreciation............................................      9,799      312,609     1,018,886     1,514,114      2,493,366
  Minority Interest.......................................                                     0       459,583        748,841
Net Income (Loss)-GAAP Basis..............................   (148,132)   2,016,713     7,990,823    11,615,474      9,228,178
Taxable Income (Loss):
  -- from operations......................................   (148,132)   1,880,687     6,450,406     7,806,855      9,638,818
  -- from other...........................................                                     0             0              0
  -- from extraordinary charge............................                                     0             0              0
Cash generated from operations............................     73,399    2,913,159             0    12,086,809     13,008,549
Cash generated from sales.................................                                     0    12,008,853      5,927,217(5)
Cash generated from refinancing...........................                                     0       160,000
Cash generated from other.................................                                     0             0      2,003,099(4)
Cash generated from operations, sales, refinancing and
  other...................................................     73,399            0    10,717,806    24,255,662     20,938,865
Less: Cash distribution to investors:
  -- from operating cash flow(1)..........................               2,915,819     8,122,156    11,358,858     11,452,669
  -- from sales and refinancing...........................                                     0             0              0
Cash generated (deficiency) after cash distributions......     73,399       (2,660)    2,595,650    12,896,804      9,486,196
Less: Special items.......................................                                     0             0              0
Cash generated (deficiency) after cash distributions and
  special items...........................................     73,399       (2,660)    2,595,650    12,896,804      9,486,196
Tax and Distribution Data Per $1000 Invested
    Federal Income Tax Results:
  Ordinary income (loss)..................................  $  (84.90)       29.24   $     52.14   $     55.10    $     68.09
  Other...................................................                                     0             0              0
Cash Distributions to Investors:
  Source (on GAAP basis):
  -- Investment income....................................                   31.35         64.59         80.17          65.19
  -- Return of capital....................................                   13.98          1.06             0          15.71
  Source (on cash basis):
  -- Sales................................................                                     0             0              0
  -- Refinancing..........................................                                     0             0              0
  -- Operations...........................................                   45.33         65.65         80.17          80.90
Amount (in percentage terms) remaining invested in program
  properties at the end of the last year reported in the
  Table (original total acquisition cost of properties
  retained divided by original total acquisition cost of
  all properties in program)..............................        N/A          N/A           N/A           N/A            N/A

                                   FOOTNOTES
(1) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.
(2) Results from sale of property leased to Data Documents, Inc.
(3) Result of refinancing mortgage loans on property leased to TBWA Chait/Day.
(4) Results of Equity Investments for 1993, 1994 and 1995 income (loss) and cash distributed.
(5) Results of Sale of Data Documents property.

                                     NOTES
(1) CIP(TM) made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1995 -- $20.15; April, 1995 -- $20.20; July, 1995 -- $20.25; October, 1995 -- $20.30; January,
    1996 -- $20.35 and April 1996 -- $20.40.

                              TABLE III (15 OF 15)
                      OPERATING RESULTS OF PRIOR PROGRAMS

                                                                               CPA12
                                                             ------------------------------------------
                                                               1993            1994             1995
                                                             ---------       ---------       ----------
Gross Revenues............................................   $   2,558       $ 465,327       $3,993,647
Profit on sale of properties..............................
Extraordinary charges on extinguishment of debt...........
Other.....................................................                     554,571        1,322,990(1)
Write-down of property....................................
Less:
  Operating expenses......................................       5,211         900,393        1,551,098
  Interest expense........................................                     147,256        1,260,189
  Depreciation............................................                                      390,307
Net Income-GAAP Basis.....................................      (2,653)        (27,751)       2,115,043
Taxable Income (Loss):
  -- from operations......................................      (2,653)        390,164        2,375,613
  -- from gain on sale....................................
  -- from extraordinary charge............................
Cash generated from operations(3).........................       2,807         591,308        3,661,087
Cash generated from sales.................................                                    1,375,000(1)
Cash generated from refinancing...........................
Cash generated from other.................................
Cash generated from operations, sales, refinancing and
  other...................................................       2,807         591,308        5,036,087
Less: Cash distribution to investors:
  -- from operating cash flow(4)..........................                                    2,350,687
  -- from sales and refinancing...........................
  -- other................................................
Cash generated (deficiency) after cash distributions......       2,807         591,308        2,685,400
Less: Special items.......................................
Cash generated (deficiency) after cash distributions and
  special items...........................................       2,807         591,308        2,685,400
Tax and Distribution Data Per $1000 Invested
  Federal Income Tax Results:
     Ordinary income......................................        (.13)          14.36            59.14
     Capital gain.........................................
Cash Distributions to Investors:
  Source (on GAAP basis):
     -- Investment income.................................                                        52.66
     -- Return of capital.................................                                         5.87
  Source (on cash basis):
     -- Sales.............................................
     -- Refinancing.......................................
     -- Other.............................................
     -- Operations........................................                                        58.53
Amount (in percentage terms) remaining invested in program
  properties at the end of the last year reported in the
  Table (original total acquisition cost of properties
  retained divided by original total acquisition cost of
  all properties in program)..............................         N/A             N/A              N/A

                                    FOOTNOTE

(1) Results of Equity Investments income (loss) and cash distributed.

                                        NOTE

(1) CPA(R) made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1995 -- $17.68; April, 1995 -- $18.13; July, 1995 -- $18.75; October, 1995 -- $19.38; January,
    1996 -- $20.03; and April 1996 -- $20.08.

                                    TABLE V
          SALES OR DISPOSITIONS OF PROPERTIES AS OF DECEMBER 31, 1995

    Table V provides information on the sales and dispositions of property held by Prior Programs since January 1, 1992. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R). PARTNERSHIPS.

                                                                                                    SELLING PRICE NET OF
                                                                                                   CLOSING COSTS AND GAAP
                                                                                                         ADJUSTMENTS
                                                                                                  -------------------------
                                                                                                     CASH
                                                                                                   RECEIVED      MORTGAGE
                                                                                                    NET OF        BALANCE
                                                                              DATE     DATE OF      CLOSING       AT TIME
                                 PROPERTY                                   ACQUIRED     SALE        COSTS        OF SALE
--------------------------------------------------------------------------  --------   --------   -----------   -----------
J.H. Williams Industrial Products Inc.(1).................................   6/29/84    9/30/92   $         0   $ 2,967,955
Heekin Can Inc.(2)........................................................  11/30/82    4/27/93    16,969,719    11,927,709
Swiss M-Tex, L.P.(3)......................................................   8/26/87    8/13/93       166,600             0
Phoenix, Arizona(4).......................................................   1/29/88    12/2/93       881,290             0
G.D. Searle and Co.(5)....................................................   5/15/80     1/4/94       124,615             0
Plant City, Florida(6)....................................................   3/31/89    4/15/94     1,200,000             0
Jefferson, Georgia(7).....................................................   3/31/89     8/5/94       844,778             0
Mid Continental Bottlers, Inc.(8).........................................  12/31/86   10/14/94    13,904,680     3,895,320
Pace Membership Warehouse, Inc.(9)........................................   8/12/86   11/10/94     3,639,563     3,290,437
Pace Membership Warehouse, Inc.(10).......................................  12/23/92   11/10/94     3,466,100     3,500,000
Data Documents, Inc.(11)..................................................   3/18/93   11/28/94     7,710,740     7,721,000
Industrial General Corporation(12)........................................   8/30/85   12/30/94         4,062       645,938
Industrial General Corporation(16)........................................   8/30/85    9/14/95       466,961     2,920,401
Liberty Fabrics of New York(17)...........................................    1/3/84    12/3/95     5,509,000     3,850,000
Genesco, Inc.(18).........................................................    6/2/83    6/30/95     9,477,492     5,722,508
Jupiter, Florida(19)......................................................  12/11/86   12/20/95     1,546,020     2,602,883
                                                                                                  -----------   -----------
                                                                                                  $65,911,620   $49,044,151
                                                                                                  ============== ==============

                                                                                                                      COST OF
                                                                                                                    PROPERTIES
                                                                                                                     INCLUDING
                                                                                                                      CLOSING
                                                                                  SELLING PRICE NET OF                AND SOFT
                                                                                  CLOSING COST AND GAAP
                                                                                       ADJUSTMENTS                  COSTS(15)
                                                                            -----------------------------------     -----------

                                                                            PURCHASE
                                                                             MONEY     ADJUSTMENTS
                                                                            MORTGAGE    RESULTING       TOTAL
                                                                             TAKEN        FROM         PROCEEDS      ORIGINAL
                                                                            BACK BY    APPLICATION     RECEIVED       EQUITY
                                 PROPERTY                                   PROGRAM      OF GAAP      FROM SALE     INVESTMENT
--------------------------------------------------------------------------  --------   -----------   ------------   -----------
J.H. Williams Industrial Products Inc.(1).................................      0          None      $  2,967,955   $   756,750
Heekin Can Inc.(2)........................................................      0          None        28,897,428             0
Swiss M-Tex, L.P.(3)......................................................      0          None           166,600        10,114
Phoenix, Arizona(4).......................................................      0          None           881,290       768,377
G.D. Searle and Co.(5)....................................................      0          None           124,615       218,038
Plant City, Florida(6)....................................................      0          None         1,200,000       934,075
Jefferson, Georgia(7).....................................................      0          None           844,778       893,466
Mid Continental Bottlers, Inc.(8).........................................      0          None        17,800,000     4,945,126
Pace Membership Warehouse, Inc.(9)........................................      0          None         6,930,000     2,433,500
Pace Membership Warehouse, Inc.(10).......................................      0          None         6,966,100     3,149,314
Data Documents, Inc.(11)..................................................      0          None        15,431,740     5,455,634
Industrial General Corporation(12)........................................      0          None           650,000       759,902
Industrial General Corporation(16)........................................      0          None         3,387,362     3,055,324
Liberty Fabrics of New York(17)...........................................      0          None         9,359,000     2,500,000
Genesco, Inc.(18).........................................................      0          None        15,200,000     5,102,128
Jupiter, Florida(19)......................................................      0          None         4,148,903     2,766,322
                                                                                                     ------------   -----------
                                                                                0            --      $114,955,771   $33,748,070
                                                                                                     ============  =============



                                                                               COST OF PROPERTIES
                                                                               INCLUDING  CLOSING
                                                                               AND SOFT COSTS(15)
                                                                            ------------------------
                                                                                              TOTAL          EXCESS
                                                                                          ACQUISITION    (DEFICIENCY)
                                                                                             COST,       OF OPERATING
                                                                                            CAPITAL        RECEIPTS
                                                                             ORIGINAL     IMPROVEMENT,       OVER
                                                                             MORTGAGE     CLOSING AND        CASH
                                 PROPERTY                                    FINANCING     SOFT COSTS    EXPENDITURES(13)

--------------------------------------------------------------------------  -----------   ------------   ------------
J.H. Williams Industrial Products Inc.(1).................................  $ 3,000,000   $ 3,756,750    $ 2,548,544
Heekin Can Inc.(2)........................................................   21,000,000    21,000,000     13,385,278
Swiss M-Tex, L.P.(3)......................................................            0        10,114             -- (14)
Phoenix, Arizona(4).......................................................      960,826     1,729,203         59,750
G.D. Searle and Co.(5)....................................................            0       218,038        249,998
Plant City, Florida(6)....................................................    1,370,064     2,304,139        964,989
Jefferson, Georgia(7).....................................................    1,310,496     2,203,962        855,611
Mid Continental Bottlers, Inc.(8).........................................    5,040,000     9,985,126     10,004,008
Pace Membership Warehouse, Inc.(9)........................................    3,400,000     5,833,500      2,485,104
Pace Membership Warehouse, Inc.(10).......................................    3,500,000     6,649,314        439,632
Data Documents, Inc.(11)..................................................    8,000,000    13,455,634        941,446
Industrial General Corporation(12)........................................      777,352     1,537,254      1,143,549
Industrial General Corporation(16)........................................    3,124,940     6,180,264      4,596,363
Liberty Fabrics of New York(17)...........................................    4,500,000     7,000,000      6,139,226
Genesco, Inc.(18).........................................................    6,600,000    11,702,128     12,865,450
Jupiter, Florida(19)......................................................    4,000,000     7,855,572      1,207,991
                                                                            -----------   ------------   ------------
                                                                            $66,583,678   $101,420,998   $57,886,939
                                                                          ============== =============   ============


                                   FOOTNOTES

 (1) Effective September 30, 1992, CPA(R):5 and Merrill Lynch Interfunding, Inc. ("Merrill"), the lender, entered into an agreement whereby the property net leased to J.H. Williams Industrial Products, Inc. was transferred to Merrill in exchange for forgiveness of debt collateralized by the property.
 (2) On November 30, 1982, CPA(R):2 purchased three improved properties and net leased them to Heekin Can, Inc., ("Heekin"). On April 27, 1993, the properties were sold back to Heekin pursuant to a purchase option granted to Heekin at the time of purchase. The properties were sold for $29,377,679, representing a gain of $8,377,679 over the $21,000,000 cost basis.
 (3) On August 26, 1987, CPA(R):7 purchased 40.2 acres and net leased the land to Emb-Tex Corporation and subsequently leased the land to Swiss M-Tex, L.P. On August 13, 1993, an approximately .86 acre parcel of land was sold for $166,600 net of closing costs representing a gain of $156,486 over the $10,114 cost basis.
 (4) On January 29, 1988, CPA(R):7 purchased 10 improved properties and net leased them to Yellow Front Stores, Inc. On December 23, 1993, the Phoenix, Arizona property was sold for $881,290, net of closing costs representing a loss of $847,913 over the $1,729,203 cost basis of the property.
 (5) On May 15, 1980, CPA(R):2 purchased an improved property and net leased it to G.D. Searle and Co. On January 4, 1994 the property was sold for $124,615, net of closing costs representing a loss of $93,423 over the $218,038 cost basis of the property.
 (6) On March 31, 1989 CPA(R):7 and CPA(R):8 purchased six improved properties and net leased them to NV Ryan L.P. with 37.037% and 62.963%, respectively. On April 15, 1994 the Plant City, Florida property was sold for $1,200,000 representing a loss of $1,104,139 over the $2,304,139 cost basis of the property.
 (7) On August 5, 1994 the Jefferson, Georgia property which was formerly leased to NV Ryan L.P. by CPA(R):7 and CPA(R):8 was sold for $844,778, net of closing costs representing a loss of $1,359,184 over the $2,203,962 cost basis of the property.
 (8) On December 31, 1986, CPA(R):7 purchased eight improved properties and net leased them to Mid-Continent Bottlers, Inc. and subsequently transferred the interest in one property to another tenant. On October 14, 1994, the remaining seven properties were sold for $17,800,000 representing a gain of $7,814,874 over the $9,985,126 cost basis of the property.
 (9) On August 12, 1986, CPA(R):5 purchased an improved property which was subsequently leased to Pace Membership Warehouse, Inc. On November 10, 1994, the property was sold for $6,930,000 net of closing costs representing a gain of $1,096,500 over the $5,833,500 cost basis of the property.
(10) On December 23, 1992, CPA(R)10 purchased an improved property and net leased it to Pace Membership Warehouse, Inc. On November 10, 1994, the property was sold for $6,966,100 net of closing costs, representing a gain of $316,786 over the $6,649,314 cost basis of the property.
(11) On March 18, 1993 CPA(R):10 and CIP(]) purchased five improved properties and net leased them to Data Documents, Inc. with 22.22% and 77.78% interests, respectively. On November 28, 1994, the properties were sold for $15,431,740 net of closing costs representing a gain of $1,976,706 over the $13,455,034 cost basis of the property.
(12) On August 30, 1985, CPA(R):5 purchased seven improved properties and net leased them to Industrial General Corporation. On December 30, 1994, the Forrest City, Arkansas property was sold for $650,000 net of closing costs, representing a loss of $887,254 over the $1,537,254 cost basis of the property.
(13) Operating receipts include rental income from the properties as well as certain receipts from the settlement of bankruptcy claims, where applicable. The net excess (deficiency) presented is for the entire period the property was owned by the applicable Partnership. No amounts are presented for partial land sales since such amounts are negligible.
(14) The property sold represented only a portion of the property owned by the partnership and no receipts or expenses have been separately allocated.
(15) The term "soft costs" refers to miscellaneous closing costs such as accounting fees, legal fees, title insurance costs and survey costs.
(16) On August 30, 1985, CPA(R):5 purchased seven properties and net leased them to Industrial General Corporation. On September 14, 1995, the Bald Knob, Belville and Newbury port properties were sold for $3,387,362 net of closing cost, representing a loss of $2,792,902 over the $6,180,264 cost basis of the property.
(17) On January 3, 1984, CPA(R):5 purchased properties in Gardensville, Virginia and in North Bergen, New Jersey and leased them to Liberty Fabrics. On December 31, 1995, CPA recognized a gain on sale of $2,359,000 in connection with the sale.
(18) On June 2, 1983 CPA(R):4 purchased a property in Allentown, Pennsylvania and leased it to Genesco, Inc. On June 30, 1995 the property was sold for $15,200,000 net of closing costs representing a gain of $3,497,872 over the $11,702,128 costs basis of the property.
(19) On December 11, 1986 CPA(R):7 purchased a food service facility. On December 20, 1995 the facility and operations were sold for $4,148,903 representing a loss of $3,706,669 over the $7,855,572 cost basis of the property.

                                                                       EXHIBIT B

                          INSTRUCTIONS FOR COMPLETION
                            OF CPA(R):12 ORDER FORM

INSTRUCTIONS TO INVESTORS

     YOU MUST COMPLETE ITEMS 1-6 (AND, IF YOU ARE A RESIDENT OF MAINE, MASSACHUSETTS, MICHIGAN, MINNESOTA, MISSOURI, NEBRASKA OR NORTH CAROLINA OR IF REQUESTED BY YOUR BROKER, ITEM 7). INVESTORS ARE ENCOURAGED TO READ THE PROSPECTUS IN ITS ENTIRETY FOR A COMPLETE EXPLANATION OF AN INVESTMENT IN THE COMPANY.

     Item 1 Check the appropriate box to indicate form of ownership. If the investor is a Custodian, Corporation, Partnership or Trust, please provide the additional requested information and/or documents.

     Item 2 Indicate the number of Shares you are purchasing (250 Shares is the minimum for investors other than IRAs and KEOGHS; 200 Shares is the minimum for investors who are IRAs or KEOGHS (250 shares if you are resident of Iowa or Minnesota)) and the dollar amount of your investment. Check the appropriate box to indicate whether this is an initial or additional investment and whether the order is to be combined with that of another investor for the purpose of obtaining a volume discount available to "single purchasers."

     Item 3 Please print name(s) in which Shares are to be registered and provide address and telephone numbers. Check appropriate box if you are a non-resident alien, a U.S. citizen residing outside U.S. or subject to back up withholding (if the latter applies to you, cross out clause (ii) in the paragraph appearing immediately above Item 1). IRAs and KEOGHs should provide the taxpayer identification number of the account AND the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians should provide the minor's social security number. All individuals investors should provide their social security number. Other entities should provide their taxpayer identification number. If you have an account with the broker/dealer named on the reverse side of the form, provide your account number.

     Item 4 Provide alternate mailing address if so desired for dividend checks.

     Item 5 Provide mailing address of beneficiary of a Trust, IRA or KEOGH if so desired so that duplicate copies of shareholder reports can be sent to such beneficiary.

     Item 6 Print the two-letter abbreviation of your state of residence (if an IRA or KEOGH, state of residence of beneficiary).

     Item 7 If you are a resident of Maine, Massachusetts, Michigan, Minnesota, Missouri, Nebraska or North Carolina (or if required by broker) you MUST sign the form in Item 7. Signature(s) must be witnessed and the date of signing must be inserted on the line provided.

     AFTER FOLLOWING THE ABOVE INSTRUCTIONS, DETACH THE ORDER FORM ALONG THE PERFORATION AND RETURN THE ORDER FORM TO THE BROKER WHO SOLICITED YOUR ORDER TOGETHER WITH A CHECK MADE PAYABLE TO "THE U.S. TRUST COMPANY OF NEW YORK AS ESCROW AGENT" (OR, INSTEAD OF A CHECK, A REQUEST TO THE BROKER IN THE AMOUNT OF YOUR ORDER). TRUSTS should furnish a copy of the trust instrument and all amendments thereto. CORPORATIONS should furnish an appropriate corporation resolution authorizing the purchase of the Shares. PARTNERSHIPS should furnish a copy of the partnership agreement.

INSTRUCTIONS TO BROKERS

     Please be sure verify all investor information provided on the Order Form. YOU MUST COMPLETE ITEM 8 AND SIGN THE ORDER FORM IN ORDER FOR THE ORDER TO BE ACCEPTED.

Please verify that investors who are residents of Maine, Massachusetts, Michigan, Missouri, Nebraska or North Carolina have signed Item 7.

     Please send check(s) payable to "The U.S. Trust Company of New York, as Escrow Agent" and completed Order Form(s) to The U.S. Trust Company of New York, 114 West 47th Street, New York, New York 10036-1532, Attention: Pat Stermer. For wiring instructions, contact The U.S. Trust Company of New York at 212-852-1665 prior to wiring funds.

                        CORPORATE PROPERTY ASSOCIATES 12

                                  INCORPORATED

                                   ORDER FORM

    The investor named below, under penalties of perjury, certifies that (i) the number shown under Item 3 on this Order Form is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and
(ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE:
CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN ITEM 3 BELOW HAS BEEN CHECKED].

1. FORM OF OWNERSHIP Mark only one box.

[ ] SINGLE PERSON

[ ] HUSBAND AND WIFE AS COMMUNITY PROPERTY
  (if signature is required in Item 7, both signatures must appear)

[ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
  (if signature is required in Item 7, both signatures must appear)

[ ] TENANTS IN COMMON

[ ] A MARRIED PERSON SEPARATE PROPERTY (if signature is required in Item 7, only one signature must appear)

[ ] CUSTODIAN
  Custodian for ___________________________________________________
  Under Uniform Gift to Miors Act of the State of _________________

[ ] CORPORATION OR PARTNERSHIP
  (Corporate Resolution or Partnership Agreement MUST be enclosed)
[ ] IRA

[ ] KEOGH

[ ] PENSION OR PROFIT SHARING PLAN

[ ] TRUST (Trust Agreement MUST be enclosed)
  ALL SECTIONS MUST BE FILLED IN
  Trustee name(s) ________________________________________________
  Trust date  ________________
              Month  Day  Year

[ ]  For the benefit of __________________________________________

[ ]  OTHER _______________________________________________________

[ ]  ESTATE

[ ]  CHARITABLE REMAINDER TRUST

[ ]  NON-PROFIT ORGANIZATION

2. PURCHASE INFORMATION

              No. of Shares -- Minimum 250 (or                                  Dollar Amount
              200 for an IRA or KEOGH)          ______________________          of               $
                                                                                   Investment
                                                                                ($10 per Share)

This is an (check one): [ ] Initial Investment [ ] Additional Investment in this offering

[ ] Check box if the Shares ordered are to be combined with an order of another investor for the purpose of obtaining volume discounts to "single purchasers." Name of other investor(s)

3. INVESTOR INFORMATION Name(s) and address will be recorded exactly as printed below.

Name __________________________________________________________________________

Name
of Joint ______________________________________________________________________
Investor
         ______________________________________________________________________

Address _______________________________________________________________________

City ________________________________   State  ___________   Zip Code _________


Investor Business Phone Number   _________   _________   ____________   [ ] Check box if you are a non-resident alien
                                                                        [ ] Check box if you are a U.S. citizen residing outside the
                                                                        U.S.I
                                                                        [ ] Check box if you are subject to backup withholding
Investor Home Phone Number       _________   _________   ____________

 _______   _____   _____________    _______  ______  ________________           ______ __________________________________________
  Investor's Social Security No.          Joint Investor's                          Taxpayer
                                          Social Security No.                       ID. No.

Investor's Account Number with Broker Dealer _________________________________ (if any)

                        (REVERSE SIDE MUST BE SIGNED BY
                    BROKER AND, IN SOME STATES, BY INVESTOR)

4. CHECK ADDRESS If you would like your dividend check mailed to an address other than the address shown in Item 3, please complete:

Company ______________________________________________________________________
Address ______________________________________________________________________
City _______________________ State ___________         Zip Code  _____________
Account number (if any)____________________ Account name _____________________

5. INVESTOR MAILING ADDRESS If you are investing through a Trust, IRA or KEOGH and want duplicate copies of shareholder reports sent to you, please complete:

Address _____________________________________________________________________
City ______________________ State  ______________     Zip Code ______________
Account number (if any)   _____________________ Account name ________________

6. STATE OF RESIDENCE  ____(Residents of MAINE, MASSACHUSETTS, MICHIGAN,
                           MINNESOTA, MISSOURI, NEBRASKA OR NORTH CAROLINAMUST sign this Order Form in Item 7 below.)

7. SIGNATURE OF INVESTOR(S)
   Signature of investor is required if investor is a resident of MAINE, MASSACHUSETTS, MICHIGAN, MISSOURI, MINNESOTA, NEBRASKA OR NORTH CAROLINA or if requested by Broker.


---------------------------------                   ----------------------------------                 ----------------
SIGNATURE OF WITNESS                                SIGNATURE OF INVESTOR                               DATE


---------------------------------                   ----------------------------------                  ----------------
SIGNATURE OF WITNESS                                SIGNATURE OF INVESTOR                               DATE

================================================================================

8. BROKER/DEALER INFORMATION THE BROKER MUST SIGN BELOW TO COMPLETE ORDER.
                             BROKER HEREBY WARRANTS THAT IT IS A DULY LICENSED BROKER AND MAY LAWFULLY SELL SHARES IN THE STATE DESIGNATED AS THE INVESTOR'S RESIDENCE.

Licensed Firm Name ____________________________________________________________
Broker Name ___________________________________________________________________
Broker Mailing Address ________________________________________________________
City______________________   State  __________          Zip Code  _____________
Broker Number ___________________________   Telephone Number __________________

The undersigned confirms by his or her signature that he or she (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor's prospective purchase of Shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor; and (v) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.


                    -----------------------------------------------                        ----------------------
                                    Broker Signature                                               Date

        ALL INVESTOR AND BROKER/DEALER INFORMATION MUST BE COMPLETED OR
                       REGISTRATION CANNOT BE PROCESSED.

--------------------------------------------------------------------------------
FOR COMPANY USE ONLY:

                          INSTRUCTIONS FOR COMPLETION
                            OF CPA(R):12 ORDER FORM
         FOR AMERICAN EXPRESS FINANCIAL ADVISORS, INC. SUBSCRIBERS ONLY

INSTRUCTIONS TO INVESTORS

     AFTER CAREFULLY READING THE ENTIRE PROSPECTUS, YOU MUST COMPLETE ALL ITEMS ON THE ORDER FORM

     Item 1 Check the appropriate box to indicate form of ownership. If the investor is a Custodian, Corporation, Partnership or Trust, please provide the additional requested information and/or documents.

     Item 2 Indicate the number of Shares you are purchasing (250 Shares is the minimum for investors other than IRAs and KEOGHS (200 Shares is the minimum for investors who are IRAs or KEOGHS (250 shares if you are a resident of Iowa or Minnesota)) and the dollar amount of your investment. Check the appropriate box to indicate whether this is an initial or additional investment and whether the order is to be combined with that of another investor for the purpose of obtaining a volume discount available to "single purchasers."

     Item 3 Please print name(s) in which Shares are to be registered and provide address and telephone numbers. Check appropriate box if you are a non-resident alien, a U.S. citizen residing outside U.S. or subject to back up withholding (if the latter applies to you, cross out clause (ii) in the paragraph appearing immediately above Item 1). IRAs and KEOGHs should provide the taxpayer identification number of the account AND the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians should provide the minor's social security number. All individual investors should provide their social security number. Other entities should provide their taxpayer identification number. If you have an account with the broker/dealer named on the reverse side of the form, provide your account number.

     Item 4 Provide alternate mailing address if so desired for dividend checks.

     Item 5 Provide mailing address of beneficiary of a Trust, IRA or KEOGH if so desired so that duplicate copies of shareholder reports can be sent to such beneficiary.

     Item 6 Print the two-letter abbreviation of your state of residence (if an IRA or KEOGH, state of residence of beneficiary).

     AFTER FOLLOWING THE ABOVE INSTRUCTIONS, DETACH THE ORDER FORM ALONG THE PERFORATION AND RETURN THE ORDER FORM TO THE PLANNER WHO SOLICITED YOUR ORDER TOGETHER WITH A CHECK MADE PAYABLE TO IDS FINANCIAL SERVICES INC. (OR, INSTEAD OF A CHECK, A REQUEST TO THE PLANNER TO DEBIT YOUR ACCOUNT WITH THE PLANNER IN THE AMOUNT OF YOUR ORDER). TRUSTS should furnish a copy of the trust instrument and all amendments thereto. CORPORATIONS should furnish an appropriate corporation resolution authorizing the purchase of the Shares. PARTNERSHIPS should furnish a copy of the partnership agreement.

INSTRUCTIONS TO PLANNERS

     Please be sure verify all investor information provided on the Order Form. YOU MUST COMPLETE ITEM 8 AND SIGN THE ORDER FORM IN ORDER FOR THE ORDER TO BE ACCEPTED.

     Please send check(s) payable to American Express Financial Advisors Inc., completed Order Form(s) and American Express Investment Application to the American Express home office, Geographic Service Team.

    (Regular Mail)                                (Overnight Mail)
    American Express Financial Advisors Inc.      American Express Financial Advisors Inc.
    Geographic Service Team                       Geographic Service Team
    P.O. Box 534                                  733 Marquette Ave.
    Minneapolis, MN 55440                         Minneapolis, MN 55402

                        CORPORATE PROPERTY ASSOCIATES 12
                                  INCORPORATED
                                   ORDER FORM
         FOR AMERICAN EXPRESS FINANCIAL ADVISORS, INC, SUBSCRIBERS ONLY

    The investor named below, under penalties of perjury, certifies that (i) the number shown under Item 3 on this Order Form is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and
(ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE:
CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN ITEM 3 BELOW HAS BEEN CHECKED].

1.  FORM OF OWNERSHIP MARK only one box.
[ ]  SINGLE PERSON
[ ]  HUSBAND AND WIFE AS COMMUNITY PROPERTY
   (if signature is required in Item 7, both signatures must appear)
[ ]  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
   (if signature is required in Item 7, both signatures must appear)
[ ]  TENANTS IN COMMON
[ ]  A MARRIED PERSON SEPARATE PROPERTY (if signature is
   required in Item 7, only one signature must appear)
[ ]  CUSTODIAN
   Custodian for
                ------------------------------------------------------------
   Under Uniform Gift to Miors Act of the State of
                                                  --------------------------
[ ]  CORPORATION OR PARTNERSHIP
   (Corporate Resolution or Partnership Agreement MUST be enclosed)
[ ]  IRA
[ ]  KEOGH

[ ]  PENSION OR PROFIT SHARING PLAN
[ ]  TRUST (Trust Agreement MUST be enclosed)
   ALL SECTIONS MUST BE FILLED IN
   Trustee name(s)
                  ----------------------------------------------------------
   Trust date
              ----------------
              Month  Day  Year
[ ]  For the benefit of
[ ]  OTHER
[ ]  ESTATE
[ ]  CHARITABLE REMAINDER TRUST
[ ]  NON-PROFIT ORGANIZATION

                                                                                         Dollar Amount
2.  PURCHASE INFORMATION                                                                   of      $
                No. of Shares--Minimum 250 (or                                             Investment    ------------------------
               200 for an IRA or KEOGH)        -------------------------                ($10 per Share)

This is an (check one):  [ ] Initial Investment    [ ] Additional Investment in
this offering
[ ] Check box if the Shares ordered are to be combined with an order of another investor for the purpose of obtaining volume discounts to "single purchasers." Name of other investor(s)
                         ---------------------------------------------------
3. INVESTOR INFORMATION Name(s) and address will be recorded exactly as printed below.

Name
     -----------------------------------------------------------------------
Name
of
Joint
Investor
         -------------------------------------------------------------------
Address
        --------------------------------------------------------------------
City                                                                   State          Zip Code
      ---------------------------------------------------------------        -------           ----------------

AMERICAN EXPRESS TRUST COMPANY
FBO
   ------------------------------------------------------------------------------------------------------------
P.O. BOX 74
MINNEAPOLIS, MN 55440
TAXPAYER ID NO.: 51-6041053

CPA Account Number with
American Express Financial Advisors, Inc.
(Home Office use only)

Investor Business Phone Number                                       [ ]  Check box if you are a non-resident alien
                                    -------    -------    ---------  [ ]  Check box if you are a U.S. citizen residing outside the
                                                                          U.S.
Investor Home Phone Number:                                          [ ]  Check box if you are subject to backup withholding
                                    -------    -------    ---------

--------,  -----   ---------                        -------   -----   ---------                         -------   ------------
Investor's Social Security No.                            Joint Investor's                                Taxpayer's ID. No.
                                                        Social Security No.

                        (REVERSE SIDE MUST BE SIGNED BY
                            ADVISOR AND BY INVESTOR)

4. CHECK ADDRESS (IF OTHER THAN THAT REPORTED IN NON-QUALIFIED

                              NON-QUALIFIED

Name
            ------------------------------------------------------

Name
of Joint
Investor
            ------------------------------------------------------

Address
            ------------------------------------------------------

City                                    State        Zip
            ---------------------------       ------     ---------

                              QUALIFIED PLAN

AMERICAN EXPRESS TRUST COMPANY

FBO
    ---------------------------------------------------------------
P.O. BOX 74
MINNEAPOLIS, MN 55440
TAXPAYER ID NO.: 51-6041053

5. SHAREHOLDER REPORT ADDRESS If you are investing through a Trust, IRA or KEOGH and want duplicate copies of shareholder reports sent to you, please complete:

Name
--------------------------------------------------------------------------------

Address
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

City                                         State              Zip Code
     ---------------------------------------       ------------          -------
6.  STATE OF RESIDENCE
                       ------------

7.  SIGNATURE OF INVESTOR(S)

---------------------------------------------     ---------------------------------------------     ------------------------
SIGNATURE OF WITNESS                              SIGNATURE OF INVESTOR                             DATE

---------------------------------------------     ---------------------------------------------     ------------------------
SIGNATURE OF WITNESS                              SIGNATURE OF INVESTOR                             DATE

================================================================================

8.  ADVISOR INFORMATION    THE ADVISOR MUST SIGN BELOW TO COMPLETE ORDER.
                           ADVISOR HEREBY WARRANTS THAT IT IS A DULY LICENSED
                           ADVISOR AND MAY LAWFULLY SELL SHARES IN THE STATE
                           DESIGNATED AS THE INVESTOR'S RESIDENCE.

Licensed Firm Name            AMERICAN EXPRESS FINANCIAL ADVISORS INC.
                   ------------------------------------------------------------

Advisor Name
--------------------------------------------------------------------------------

Advisor Mailing Address
--------------------------------------------------------------------------------

City                                  State        Zip Code
     ---------------------------------     -------          --------------------

Broker Number                           Telephone Number
              -------------------------                  -----------------------
The undersigned confirms by his or her signature that he or she (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor's prospective purchase of Shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor; and (v) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

                                  -----------------------------------------------            ------------------------
                                  Advisor Signature                                          Date

        ALL INVESTOR AND BROKER/DEALER INFORMATION MUST BE COMPLETED OR
                       REGISTRATION CANNOT BE PROCESSED.

--------------------------------------------------------------------------------
FOR COMPANY USE ONLY:

                      (This page intentionally left blank)

============================================================

                               TABLE OF CONTENTS

                                             PAGE
                                             -----
Prospectus Summary.........................      4
Risk Factors...............................     10
Terms of the Offering......................     19
Estimated Use of Proceeds..................     21
Dividends..................................     22
Management Compensation....................     23
Conflicts of Interest......................     30
Prior Offerings by Affiliates..............     35
Management.................................     39
Investment Objectives and Policies.........     49
Holders of Shares of the Company...........     62
Management Discussion and Analysis of
  Financial Condition......................     62
Description of Properties..................     68
Income Tax Aspects.........................    100
ERISA Considerations.......................    110
Description of Shares......................    113
The Offering...............................    118
Reports to Shareholders....................    122
Legal Opinions.............................    122
Experts....................................    122
Sales Literature...........................    123
Further Information........................    123
Glossary...................................    123
Financial Statements.......................    F-1
Prior Performance Tables...................    A-1
Specimen CPA(R): 12 Order
  Form-Exhibit B...........................    B-1
Supplement dated January 27, 1997..........    S-1

============================================================

============================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS UNLESS PRECEDED OR ACCOMPANIED BY THIS PROSPECTUS NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                                                                            LOGO
LOGO
CORPORATE PROPERTY
ASSOCIATES 12
Incorporated
A Maximum of 20,000,000 Shares of Common Stock

                                   PROSPECTUS

                          CAREY FINANCIAL CORPORATION
                                OCTOBER 21, 1996
============================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        SEC registration fee.................................................  $   68,966
        NASD filing fee......................................................      20,500
        Legal fees and expenses..............................................     405,000
        Printing and engraving...............................................     250,000
        Accounting fees and expenses.........................................     175,000
        Blue sky expenses....................................................     112,500
        Escrow and transfer agents' fees and expenses........................      40,000
        Advertising and sales literature.....................................     375,000
        Miscellaneous........................................................      20,000
                                                                               ----------
                  TOTAL......................................................  $1,466,966
                                                                               ==========

ITEM 31.  SALES TO SPECIAL PARTIES

     None.

ITEM 32.  RECENT SALES OF UNREGISTERED SECURITIES

     None.

ITEM 33.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Indemnification is provided for in Article VI of the Articles of Incorporation of the Registrant and in Article X of the Bylaws of the Registrant, and such provisions are incorporated herein by reference.

ITEM 34.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

     Not Applicable.

ITEM 35  FINANCIAL STATEMENTS AND EXHIBITS

  (a) 1. Consolidated Financial Statements

     The following consolidated financial statements are filed as part of this
Report:

Pro Forma Consolidated Balance Sheet as of June 30, 1996 (Unaudited).
Pro Forma Consolidated Statement of Income for the year ended December 31, 1995 (Unaudited).
Pro Forma Consolidated Statement of Income for the six months ended June 30, 1996 (Unaudited).
Pro Forma Consolidated Statement of Taxable Income and After Tax Cash Flow for
the year ended   December 31, 1995 (Unaudited).
Notes to Pro Forma Consolidated Statements.

CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED

Report of Independent Accountants.
Consolidated Balance Sheets of the Company as of December 31, 1994 and 1995. Consolidated Statements of Operations of the Company for the period from
inception (July 30, 1993) to   December 31, 1993 and for the years ended
December 31, 1994 and 1995.
Consolidated Statements of Shareholders' Equity of the Company for the period
from inception (July 30,   1993) to December 31, 1993 and for the years ended
December 31, 1994 and 1995.
Consolidated Statements of Cash Flows of the Company for the period from
inception (July 30, 1993) to   December 31, 1993 and for the years ended
December 31, 1994 and 1995.
Notes to Consolidated Financial Statements.

Schedule of Real Estate and Accumulated Depreciation.
Consolidated Balance Sheets of the Company as of December 31, 1995 and June 30, 1996 (Unaudited).
Consolidated Statements of Income (Unaudited) of the Company for the three and six months ended
  June 30, 1995 and 1996.
Consolidated Statement of Cash Flows (Unaudited) of the Company for the three and six months ended
  June 30, 1995 and 1996.
Notes to Consolidated Financial Statements (Unaudited).

BB PROPERTY COMPANY

Report of Independent Accountants.
Balance Sheets of BB Property Company as of December 31, 1994 and 1995. Statements of Income of BB Property Company for the period from inception (April 14, 1993) to
  December 31, 1993 (Unaudited) and for the years ended December 31, 1994 and 1995.
Statement of Partners' Capital of BB Property Company for the period from inception (April 14, 1993) to
  December 31, 1993 (Unaudited) and for the years ended December 31, 1994 and 1995.
Statement of Cash Flows of BB Property Company for the period from inception (April 14, 1993) to
  December 31, 1993 (Unaudited) and for the years ended December 31, 1994 and 1995.
Notes to Financial Statements of BB Property Company.
Schedule of Real Estate and Accumulated Depreciation.

GENA PROPERTY COMPANY

Report of Independent Accountants.
Balance Sheet of GENA Property Company as of December 31, 1994 and 1995. Statement of Operations of GENA Property Company for the period from inception (December 1, 1993) to
  December 31, 1993 (Unaudited) and for the years ended December 31, 1994 and 1995.
Statement of Partners' Capital of GENA Property Company for the period from inception
  (December 1, 1993) to December 31, 1993 (Unaudited) and for the years ended December 31, 1994 and 1995.
Statement of Cash Flows of GENA Property Company for the period from inception (December 1, 1993) to
  December 31, 1993 (Unaudited) and for the years ended December 31, 1994 and 1995.
Note to Financial Statements of Gena Property Company.
Schedule of Real Estate and Accumulated Depreciation.

  (b) Exhibits

EXHIBIT NO.                                          EXHIBIT
 3.1(0)       Articles of Incorporation of Registrant.
 3.2(0)       Form of Bylaws of Registrant.
 5(5)         Opinion of Piper & Marbury, L.L.P. as to legality of securities issued.
 8.1(6)       Opinion of Reed Smith Shaw & McClay as to certain tax matters.
 8.2(6)       Opinion of Reed Smith Shaw & McClay as to certain ERISA matters.
10.2(1)       Lease Agreement dated October 8, 1993 between ELWA-BV (NY) QRS 11-24, Inc. as
              Landlord and Big V Supermarkets, Inc., as Tenant.
10.3(1)       Amendment to Lease Agreement dated July 15, 1994 by and between ELWA-BV (NY) QRS
              11-24, Inc.
10.4(1)       Amended and Restated Mortgage and Security Agreement dated October 8, 1993 from ELWA-
              BV (NY) QRS 11-24, Inc., as Mortgagor, to Key Bank of New York.
10.5(1)       $7,500,000 Amended, Restated and Consolidated Bonds dated October 8, 1993.
10.6(1)       Modification and Assumption Agreement dated July 15, 1994 among ELWA-BV (NY) QRS
              11-24, Inc., ELWA-BV (NY) QRS 12-3, Inc. and Key Bank of New York, as Lender.

EXHIBIT NO.                                          EXHIBIT
10.7(1)       Lease dated April 15, 1993 between BB Property Company, as Lessor, and Best Buy Co.,
              Inc., as Lessee.
10.8(1)       Note Purchase Agreement dated April 15, 1993 among BB Property Company, Best Buy Co.,
              Inc., and Teachers Insurance and Annuity Association of America.
10.9(1)       $32,800,000 Note dated April 20, 1993 from BB Property Company, as Maker, to Teachers
              Insurance and Annuity Association of America, as Holder.
10.10(1)      Deed of Trust and Security Agreement dated April 15, 1993 from BB Property Company, as Grantor, to Frank E. Stevenson, II, Esq., Thomas P. Solheim, Esq., Charles D.
              Calvin, Esq., Wallace A. Richardson, Esq., Michael D. Miselamn, Esq. and Keleher &
              McLeod, P.A., as Trustee, and Teachers Insurance and Annuity Association of America,
              as Beneficiary.
10.11(1)      Owner's Lien Agreement dated April 15, 1993 by Corporate Property Associates 10
              Incorporated ("CPA(R):10") and Corporate Property Associates 11 Incorporated
              ("CPA(R):11"), Association of America.
10.12(1)      First Amendment to Owner's Lien Agreement dated May 27, 1994 by CPA(R):10, CPA(R):11 and Registrant for the benefit of Teachers Insurance and Annuity Association of
              America.
10.13(1)      $3,353,745 Limited Obligation Promissory Note dated May 13, 1994 from BBC (NE) QRS
              12-2, Inc., as Borrower, to Registrant, as Lender.
10.14(1)      Lease Agreement dated December 21, 1993 by and between GENA Property Company, as
              Landlord, and Gensia, Inc., as Tenant.
10.15(1)      Deed of Trust, Security Agreement and Financing Statement dated December 21, 1993 between GENA Property Company, as Trustor, and The Northwestern Mutual Life Insurance
              Company, as Trustee.
10.16(1)      $13,000,000 Promissory Note, dated December 21, 1993 from GENA Property Company, as
              Obligor, to The Northwestern Mutual Life Insurance Company, as Obligee.
10.17(2)      Lease Agreement dated February 1, 1995 by and between ESI (CA) QRS 12-6, Inc., as
              Landlord, and ETEC Systems, Inc., as Tenant.
10.18(2)      Deed of Trust, Assignment of Rents and Security Agreement dated February 1, 1995 by
              ESI (CA) QRS 12-6, Inc., as Trustor, in favor of First American Title Insurance
              Company, as Trustee, for the benefit of Creditanstalt-Bankverein, as Beneficiary.
10.19(2)      $6,350,000 Real Estate Note dated February 1, 1995 by ESI (CA) QRS 12-6, Inc., as
              Maker, to Creditanstalt-Bankverein, as Holder.
10.20(2)      Lease dated July 3, 1994 by and between Greenwalt Development, Inc., as Landlord, and
              Wal-Mart Stores, Inc., as Tenant.
10.21(2)      Assignment and Assumption of Lease dated February 10, 1995 by and between Greenwalt
              Development, Inc., as Assignor, and WALS (IN) QRS 12-5, Inc., as Assignee.
10.22(2)      Estoppel Certificate dated February 9, 1995 from Wal-Mart Stores, Inc. to WALS (IN)
              QRS 12-5, Inc.
10.23(2)      Lease Agreement dated June 8, 1995 by and between SFC (TX) QRS 12-7, Inc., as
              Landlord, and Sports & Fitness Clubs of America, Inc., as Tenant.
10.24(2)      Loan Agreement dated June 8, 1995 by and between SFC (TX) QRS 12-7, Inc., as
              Borrower, and Bank One, Texas, N.A.
10.25(2)      $2,750,000 Note dated June 8, 1995 from SFC (TX) QRS 12-7, Inc. to Bank One, Texas,
              N.A.
10.26(2)      Deed of Trust and Security Agreement dated June 8, 1995 from SFC (TX) QRS 12-7, Inc., as Mortgagor, to Mr. Brian J. Tuerff, as Trustee, for Bank One, Texas, N.A., as
              Mortgagee.
10.27(2)      Lease Agreement dated June 20, 1995, by and between Bud Limited Liability Company, as
              Landlord, and NK Lawn & Garden Co., as Tenant.

EXHIBIT NO.                                          EXHIBIT
10.28(5)      Form of Sales Agency Agreement.
10.29(5)      Form of Selected Dealer Agreement.
10.30(1)      Advisory Agreement.
10.31(5)      Form of Wholesaling Agreement.
10.32(0)      Form of Escrow Agreement.
10.33(5)      Lease Agreement dated October 31, 1995 by and between DELMO (PA) QRS 11-36 and DELMO
              (PA) QRS 12-10, together as Landlord, and Del Monte Corporation, as Tenant
10.34(5)      Lease Agreement dated November 13, 1995 by and between ABI (TX) QRS 12-11, Inc., as
              Landlord, and Pharmaco LSR International Inc., as Tenant.
10.35(5)      Lease Agreement dated December 26, 1995 by and between Cards Limited Liability
              Company, as Landlord, and The Upper Deck Company, as Tenant
10.36(5)      $15,000,000 Promissory Note dated January 3, 1996 from Cards Limited Liability
              Company to Column Financial, Inc.
10.37(7)      Lease Agreement dated February 23, 1996 by and between RSI (NJ) QRS 12-13, Inc., as
              Landlord, and Rheometric Scientific Inc., as Tenant.
10.38(7)      3,300,000 Promissory Note dated February 23, 1996 from RSI (NJ) QRS 12-13, Inc. To
              NatWest Bank NA,.
10.39(7)      Stock Purchase Warrant for 132,617 Shares of Rheometric, Scientific, Inc. Common
              Stock
10.40(7)      Stock Purchase Warrant for 331, 543 Shares of Rheometric, Scientific, Inc. Common
              Stock.
10.41(8)      Lease Agreement dated March 11, 1996 by and between TEL (VA) QRS 12-15, Inc., as
              Landlord, and Telos Corporation, a Maryland Corporation, Telos Corporation, a
              California Corporation, Telos Field Engineering, Inc., a Delaware Corporation and
              Telos International Corp., a Delaware Corporation, as Tenants.
10.42(9)      Lease Agreement dated March 28, 1996 by and between LAX (DE) QRS 12-16, Inc., as
              Landlord, and Lanxide Corporation, as Tenants.
10.43(9)      Stock Purchase Warrant for 15,500 Shares of Lanxide Corporation, Common Stock.
10.44(9)      Promissory Note dated March 28, 1996 given by LAX (DE) QRS 12-16, Inc. To Lanxide
              Corporation.
10.45(10)     Lease Agreement dated July 23, 1996 by and between SFC (TX) QRS 12-18, Inc., as
              Landlord, and Sports & Fitness Clubs of America, Inc. as Tenant.
10.46(10)     Stock Purchase Warrant for 5,089 Shares of Q Clubs Inc., Common Stock.
10.47(10)     Guaranty and Suretyship Agreement Made by Celadon Group, Inc. to QRS 12-17, Inc.
10.48(10)     Lease Agreement dated September 19, 1996 by and between CEL (IN) QRS 12-17, Inc., as
              Landlord, and Celadon Trucking Services, Inc. as Tenant.
10.49(11)     Lease Agreement dated November 19, 1996 by and between SPEC (CA) QRS 12-20, Inc., as
              Landlord, and Spectrian Corporation, as Tenants.
10.50(11)     Lease Agreement dated December 24, 1996 by and between NOG (NY) QRS 12-23, Inc., as
              Landlord, and Knogo North America Inc., as Tenants.
10.51(11)     Amendment to Lease dated December 14, 1996 by and between Weeds (OK) QRS 12-22, Inc., as Landlord, and Garden Ridge, L.P., as Tenant.
10.52(11)     Mortgage Assignment of Rents and Security Agreement dated December 27, 1996 between
              Weeds (OK) QRS 12-22, Inc., Mortgagor, and GMAC Commercial Mortgage Corporation.
10.53(11)     Lease Agreement dated January 23, 1997 by and between BUILD (CA) QRS 12-24, Inc., as
              Landlord, and Scott Corporation, as Tenants.
23            Consent of Coopers & Lybrand.

EXHIBIT NO.                                          EXHIBIT
28.1(1)       Limited Guaranty of Payment dated October 8, 1993 from CPA(R):11, as Guarantor, to
              Key Bank of New York, as Lender.
28.2(1)       Amendment to Limited Guaranty of Payment dated July 15, 1994 among CPA(R):11 and
              Registrant, Guarantors and Key Bank of New York, as Lender.
28.3(2)       Guaranty and Suretyship Agreement dated June 8, 1995 by Sports & Fitness Clubs, Inc., as Guarantor, to SFC (TX) QRS 12-7, Inc., as Landlord.
28.4(2)       Environmental Risk Agreement dated June 8, 1995 by SFC (TX) QRS 12-7, Inc., as
              Indemnitor, to Bank One, Texas, N.A., as Lender.
28.5(2)       Guaranty and Suretyship Agreement dated June 20, 1995 by The Garden Companies, Inc., as Guarantor, to Bud Limited Liability Company.
99.1(10)      Table VI: Acquisition of Properties by Prior Programs.


---------------
 (0) Filed with Form S-11 (Reg. No. 33-68728) filed on September 13, 1995.

 (1) Filed as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

 (2) Filed with Report on Form 8-K dated June 23, 1995.

 (3) Filed with Amendment No. 1 to Post Effective Amendment No. 1 to Form S-11 (Reg. No. 33-68728) filed on June 23, 1995.

 (5) Filed with Pre-Effective Amendment No. 1 to Form S-11 (Reg. No. 33-99994) filed on January 26, 1996.

 (6) Filed with Pre-Effective Amendment No. 2 to Form S-11 (Reg. No. 33-99994) filed on February 2, 1996.

 (7) Filed with Report on Form 8-K dated February 23, 1996.

 (8) Filed with Report on Form 8-K dated March 11, 1996.

 (9) Filed with Report on Form 8-K dated March 28, 1996.

(10) Filed with Post-Effective Amendment No. 2 to Form S-11(Reg. No. 33-99994) filed on October 11, 1996.

(11) Will be Filed by Amendment.

ITEM 36.  UNDERTAKINGS

     (a) Registrant undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section (10)(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at this time shall be deemed to be the initial bona fide offering thereof; (3) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed; and (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to foregoing provisions, or otherwise,

Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) Registrant undertakes to file a sticker supplement pursuant to rule 424(c) under the Securities Act during the distribution period describing each Property not identified in the Prospectus at such time as there arises a reasonable probability that such Property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Shareholders if such information has not previously been provided. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 or Regulation S-X only for properties acquired during the distribution period, if appropriate.

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 6th day of March, 1997.

                                       CORPORATE PROPERTY ASSOCIATES 12
                                         INCORPORATED

                                       By:        /s/ WILLIAM P. CAREY
                                         ---------------------------------------
                                                    William P. Carey
                                                        Chairman

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities indicated.


         /s/ WILLIAM POLK CAREY*            Chairman of the Board and Director (Principal
------------------------------------------    Executive Officer) of the Registrant
            William Polk Carey

          /s/ FRANCIS J. CAREY*             President of the Registrant
------------------------------------------
             Francis J. Carey

           /s/ RALPH G. COBURN*             Independent Director of the Registrant
------------------------------------------
             Ralph G. Coburn

            /s/ WILLIAM RUDER*              Independent Director Registrant
------------------------------------------
              William Ruder

        /s/ BARCLAY G. JONES III*           Executive Vice President of the Registrant
------------------------------------------
           Barclay G. Jones III

          /s/ CLAUDE FERNANDEZ*             Executive Vice President and Chief Administrative
------------------------------------------    Officer of the Registrant
             Claude Fernandez

         /s/ MICHAEL D. ROBERTS*            First Vice President and Controller of the Registrant
------------------------------------------
            Michael D. Roberts

         *By /s/ WILLIAM P. CAREY
------------------------------------------
             William P. Carey
              March 6, 1997

                                 EXHIBIT INDEX

                                                                                        SEQUENTIALLY
                                                                                          NUMBERED
EXHIBIT NO.                                   EXHIBIT                                       PAGE
 3.1(0)       Articles of Incorporation of Registrant.
 3.2(0)       Form of Bylaws of Registrant.
 5(5)         Opinion of Piper & Marbury, L.L.P. as to legality of securities issued.
 8.1(6)       Opinion of Reed Smith Shaw & McClay as to certain tax matters.
 8.2(6)       Opinion of Reed Smith Shaw & McClay as to certain ERISA matters.
10.2(1)       Lease Agreement dated October 8, 1993 between ELWA-BV (NY) QRS 11-24,
              Inc. as Landlord and Big V Supermarkets, Inc., as Tenant.
10.3(1)       Amendment to Lease Agreement dated July 15, 1994 by and between ELWA-BV
              (NY) QRS 11-24, Inc.
10.4(1)       Amended and Restated Mortgage and Security Agreement dated October 8,
              1993 from ELWA-BV (NY) QRS 11-24, Inc., as Mortgagor, to Key Bank of New
              York.
10.5(1)       $7,500,000 Amended, Restated and Consolidated Bonds dated October 8,
              1993.
10.6(1)       Modification and Assumption Agreement dated July 15, 1994 among ELWA-BV
              (NY) QRS 11-24, Inc., ELWA-BV (NY) QRS 12-3, Inc. and Key Bank of New
              York, as Lender.
10.7(1)       Lease dated April 15, 1993 between BB Property Company, as Lessor, and
              Best Buy Co., Inc., as Lessee.
10.8(1)       Note Purchase Agreement dated April 15, 1993 among BB Property Company,
              Best Buy Co., Inc., and Teachers Insurance and Annuity Association of
              America.
10.9(1)       $32,800,000 Note dated April 20, 1993 from BB Property Company, as
              Maker, to Teachers Insurance and Annuity Association of America, as
              Holder.
10.10(1)      Deed of Trust and Security Agreement dated April 15, 1993 from BB
              Property Company, as Grantor, to Frank E. Stevenson, II, Esq., Thomas P.
              Solheim, Esq., Charles D. Calvin, Esq., Wallace A. Richardson, Esq.,
              Michael D. Miselamn, Esq. and Keleher & McLeod, P.A., as Trustee, and
              Teachers Insurance and Annuity Association of America, as Beneficiary.
10.11(1)      Owner's Lien Agreement dated April 15, 1993 by Corporate Property
              Associates 10 Incorporated ("CPA(R):10") and Corporate Property
              Associates 11 Incorporated ("CPA(R):11"), Association of America.
10.12(1)      First Amendment to Owner's Lien Agreement dated May 27, 1994 by
              CPA(R):10, CPA(R):11 and Registrant for the benefit of Teachers
              Insurance and Annuity Association of America.
10.13(1)      $3,353,745 Limited Obligation Promissory Note dated May 13, 1994 from
              BBC (NE) QRS 12-2, Inc., as Borrower, to Registrant, as Lender.
10.14(1)      Lease Agreement dated December 21, 1993 by and between GENA Property
              Company, as Landlord, and Gensia, Inc., as Tenant.
10.15(1)      Deed of Trust, Security Agreement and Financing Statement dated December
              21, 1993 between GENA Property Company, as Trustor, and The Northwestern
              Mutual Life Insurance Company, as Trustee.
10.16(1)      $13,000,000 Promissory Note, dated December 21, 1993 from GENA Property
              Company, as Obligor, to The Northwestern Mutual Life Insurance Company,
              as Obligee.

                                                                                        SEQUENTIALLY
                                                                                          NUMBERED
EXHIBIT NO.                                   EXHIBIT                                       PAGE
10.17(2)      Lease Agreement dated February 1, 1995 by and between ESI (CA) QRS 12-6,
              Inc., as Landlord, and ETEC Systems, Inc., as Tenant.
10.18(2)      Deed of Trust, Assignment of Rents and Security Agreement dated February
              1, 1995 by ESI (CA) QRS 12-6, Inc., as Trustor, in favor of First
              American Title Insurance Company, as Trustee, for the benefit of
              Creditanstalt-Bankverein, as Beneficiary.
10.19(2)      $6,350,000 Real Estate Note dated February 1, 1995 by ESI (CA) QRS 12-6,
              Inc., as Maker, to Creditanstalt-Bankverein, as Holder.
10.20(2)      Lease dated July 3, 1994 by and between Greenwalt Development, Inc., as
              Landlord, and Wal-Mart Stores, Inc., as Tenant.
10.21(2)      Assignment and Assumption of Lease dated February 10, 1995 by and between Greenwalt Development, Inc., as Assignor, and WALS (IN) QRS
              12-5, Inc., as Assignee.
10.22(2)      Estoppel Certificate dated February 9, 1995 from Wal-Mart Stores, Inc.
              to WALS (IN) QRS 12-5, Inc.
10.23(2)      Lease Agreement dated June 8, 1995 by and between SFC (TX) QRS 12-7,
              Inc., as Landlord, and Sports & Fitness Clubs of America, Inc., as
              Tenant.
10.24(2)      Loan Agreement dated June 8, 1995 by and between SFC (TX) QRS 12-7,
              Inc., as Borrower, and Bank One, Texas, N.A.
10.25(2)      $2,750,000 Note dated June 8, 1995 from SFC (TX) QRS 12-7, Inc. to Bank
              One, Texas, N.A.
10.26(2)      Deed of Trust and Security Agreement dated June 8, 1995 from SFC (TX)
              QRS 12-7, Inc., as Mortgagor, to Mr. Brian J. Tuerff, as Trustee, for
              Bank One, Texas, N.A., as Mortgagee.
10.27(2)      Lease Agreement dated June 20, 1995, by and between Bud Limited
              Liability Company, as Landlord, and NK Lawn & Garden Co., as Tenant.
10.28(5)      Form of Sales Agency Agreement.
10.29(5)      Form of Selected Dealer Agreement.
10.30(1)      Advisory Agreement.
10.31(5)      Form of Wholesaling Agreement.
10.32(0)      Form of Escrow Agreement.
10.33(5)      Lease Agreement dated October 31, 1995 by and between DELMO (PA) QRS
              11-36 and DELMO (PA) QRS 12-10, together as Landlord, and Del Monte
              Corporation, as Tenant
10.34(5)      Lease Agreement dated November 13, 1995 by and between ABI (TX) QRS
              12-11, Inc., as Landlord, and Pharmaco LSR International Inc., as
              Tenant.
10.35(5)      Lease Agreement dated December 26, 1995 by and between Cards Limited
              Liability Company, as Landlord, and The Upper Deck Company, as Tenant
10.36(5)      $15,000,000 Promissory Note dated January 3, 1996 from Cards Limited
              Liability Company to Column Financial, Inc.
10.37(7)      Lease Agreement dated February 23, 1996 by and between RSI (NJ) QRS
              12-13, Inc., as Landlord, and Rheometric Scientific Inc., as Tenant.
10.38(7)      3,300,000 Promissory Note dated February 23, 1996 from RSI (NJ) QRS
              12-13, Inc. To NatWest Bank NA,.

                                                                                        SEQUENTIALLY
                                                                                          NUMBERED
EXHIBIT NO.                                   EXHIBIT                                       PAGE
10.39(7)      Stock Purchase Warrant for 132,617 Shares of Rheometric, Scientific,
              Inc. Common Stock
10.40(7)      Stock Purchase Warrant for 331, 543 Shares of Rheometric, Scientific,
              Inc. Common Stock.
10.41(8)      Lease Agreement dated March 11, 1996 by and between TEL (VA) QRS 12-15,
              Inc., as Landlord, and Telos Corporation, a Maryland Corporation, Telos
              Corporation, a California Corporation, Telos Field Engineering, Inc., a
              Delaware Corporation and Telos International Corp., a Delaware
              Corporation, as Tenants.
10.42(9)      Lease Agreement dated March 28, 1996 by and between LAX (DE) QRS 12-16,
              Inc., as Landlord, and Lanxide Corporation, as Tenants.
10.43(9)      Stock Purchase Warrant for 15,500 Shares of Lanxide Corporation, Common
              Stock.
10.44(9)      Promissory Note dated March 28, 1996 given by LAX (DE) QRS 12-16, Inc.
              To Lanxide Corporation.
10.45(10)     Lease Agreement dated July 23, 1996 by and between SFC (TX) QRS 12-18,
              Inc., as Landlord, and Sports & Fitness Clubs of America, Inc. as
              Tenant.
10.46(10)     Stock Purchase Warrant for 5,089 Shares of Q Clubs Inc., Common Stock.
10.47(10)     Guaranty and Suretyship Agreement Made by Celadon Group, Inc. to QRS
              12-17, Inc.
10.48(10)     Lease Agreement dated September 19, 1996 by and between CEL (IN) QRS
              12-17, Inc., as Landlord, and Celadon Trucking Services, Inc. as Tenant.
10.49(11)     Lease Agreement dated November 19, 1996 by and between SPEC (CA) QRS
              12-20, Inc., as Landlord, and Spectrian Corporation, as Tenants.
10.50(11)     Lease Agreement dated December 24, 1996 by and between NOG (NY) QRS
              12-23, Inc., as Landlord, and Knogo North America Inc., as Tenants.
10.51(11)     Amendment to Lease dated December 14, 1996 by and between Weeds (OK) QRS
              12-22, Inc., as Landlord, and Garden Ridge, L.P., as Tenant.
10.52(11)     Mortgage Assignment of Rents and Security Agreement dated December 27,
              1996 between Weeds (OK) QRS 12-22, Inc., Mortgagor, and GMAC Commercial
              Mortgage Corporation.
10.53(11)     Lease Agreement dated January 23, 1997 by and between BUILD (CA) QRS
              12-24, Inc., as Landlord, and Scott Corporation, as Tenants.
23            Consent of Coopers & Lybrand.
28.1(1)       Limited Guaranty of Payment dated October 8, 1993 from CPA(R):11, as
              Guarantor, to Key Bank of New York, as Lender.
28.2(1)       Amendment to Limited Guaranty of Payment dated July 15, 1994 among
              CPA(R):11 and Registrant, Guarantors and Key Bank of New York, as
              Lender.
28.3(2)       Guaranty and Suretyship Agreement dated June 8, 1995 by Sports & Fitness
              Clubs, Inc., as Guarantor, to SFC (TX) QRS 12-7, Inc., as Landlord.
28.4(2)       Environmental Risk Agreement dated June 8, 1995 by SFC (TX) QRS 12-7,
              Inc., as Indemnitor, to Bank One, Texas, N.A., as Lender.
28.5(2)       Guaranty and Suretyship Agreement dated June 20, 1995 by The Garden
              Companies, Inc., as Guarantor, to Bud Limited Liability Company.
99.1(10)          Table VI: Acquisition of Properties by Prior Programs.

---------------
 (0) Filed with Form S-11 (Reg. No. 33-68728) filed on September 13, 1995.

 (1) Filed as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

 (2) Filed with Report on Form 8-K dated June 23, 1995.

 (3) Filed with Amendment No. 1 to Post Effective Amendment No. 1 to Form S-11 (Reg. No. 33-68728) filed on June 23, 1995.

 (5) Filed with Pre-Effective Amendment No. 1 to Form S-11 (Reg. No. 33-99994) filed on January 26, 1996.

 (6) Filed with Pre-Effective Amendment No. 2 to Form S-11 (Reg. No. 33-99994) filed on February 2, 1996.

 (7) Filed with Report on Form 8-K dated February 23, 1996.

 (8) Filed with Report on Form 8-K dated March 11, 1996.

 (9) Filed with Report on Form 8-K dated March 28, 1996.

(10) Filed with Post-Effective Amendment No. 2 to Form S-11(Reg. No. 33-99994) filed on October 11, 1996.

(11) Will be Filed by Amendment.